UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Inovalon Holdings, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies: Class A Common Stock, par value $0.000005 per share Class B Common Stock, par value $0.000005 per share

(2)

Aggregate number of securities to which transaction applies:

73,154,564 shares of Class A Common Stock; (B) 78,081,076 shares of Class B Common Stock; (C) 97,932 options to purchase shares which would convert into 79, 202 issued shares (such amount determined using a weighted average exercise price per share of $7.84); (D) 14,549 shares of Class A Common Stock issuable upon settlement of Company RSUs; and (E) 5,012,005 shares of Class A Common Stock issuable upon settlement of Company RS Awards (assuming the maximum achievement of the performance goals applicable to performance-vesting Company RS Awards, and assuming the satisfaction of all other conditions to such delivery)

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): $41.00 per share In accordance with Exchange Act Rule 0-11(c), the filing fee of $698,240 was determined by multiplying 0.0001091 by the aggregate Merger Consideration of 6,400,000. The aggregate Merger Consideration was calculated as the sum of:

(A) 73,154,564 shares of Class A Common Stock multiplied by the Merger Consideration of $41.00 per share;

(B) 78,081,076 shares of Class B Common Stock multiplied by the Merger Consideration of $41.00 per share;

(C) 97,932 options to purchase Shares which would convert into 79, 202 issued Shares (such amount determined using a weighted average exercise price per share of $7.84 and the Merger Consideration of $41.00 per Share) multiplied by the Merger Consideration of $41.00 per share;

(D) 14,549 shares of Class A Common Stock issuable upon settlement of Company RSUs multiplied by the Merger Consideration of $41.00 per share; and

(E) 5,012,005 shares of Class A Common Stock issuable upon settlement of Company RS Awards multiplied by the Merger Consideration of $41.00 per share (assuming the maximum achievement of the performance goals applicable to performance-vesting Company RS Awards, and assuming the satisfaction of all other conditions to such delivery).

(4)	Proposed maximum aggregate value of transaction: $6,400,000,000

(5)	Total fee paid: $698,240

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

INOVALON HOLDINGS, INC.

4321 Collington Road

Bowie, MD 20716

301-809-4000

[                    ], 2021

Dear Stockholder:

You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Inovalon Holdings, Inc., a Delaware corporation (the “Company” or “Inovalon”), to be held virtually via live webcast on [                     ], 2021, at [     ] Eastern Time at [http://                     ]. In light of the ongoing coronavirus (COVID-19) pandemic, the Special Meeting will be held in a virtual meeting format only, via live webcast, without a physical meeting location. Please be sure to follow instructions found in the accompanying proxy statement and the accompanying notice of Special Meeting (the “Notice of Special Meeting”). Details regarding the business to be conducted at the Special Meeting are described in the accompanying proxy statement and the Notice of Special Meeting.

At the Special Meeting, you will be asked to consider and vote upon the proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 19, 2021 (as amended from time to time, the “Merger Agreement”) by and among the Company, Ocala Bidco, Inc., a Delaware corporation (“Parent”), and Ocala Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are entities that are affiliated with Nordic Capital Epsilon SCA, SICAV-RAIF, a société en commandite par actions — société d’investissement à capital variable — fonds d’investissement alternatif réservé, acting through and represented by its managing general partner Nordic Capital Epsilon GP SARL for and on behalf of its compartment Nordic Capital Epsilon SCA, SICAV-RAIF — Compartment 1 (“Nordic Capital X”). Nordic Capital X is leading a consortium of private equity investors providing equity financing for the Merger.

Under the terms of the Merger Agreement, the consortium of private equity investors led by Nordic Capital X will indirectly acquire the Company in an all-cash transaction with an enterprise value of approximately $7,300,000,000. Inovalon stockholders will receive $41.00 per share in cash without interest (the “Merger Consideration”) for each share of the Class A common stock, par value $0.000005, of the Company (the “Company Class A Common Stock”) or Class B common stock, par value $0.000005, of the Company (the “Company Class B Common Stock”) (subject to certain adjustments, as described further below), upon the closing of the transaction. The Company board of directors (the “Company Board”) (other than Dr. Dunleavy, who recused himself) believes this transaction, which is the result of a robust process undertaken by the Special Committee (as defined below), maximizes value for Inovalon stockholders and is in the best interest of the Company. Dr. Dunleavy will continue to be a substantial shareholder in the Company, serve on the Company Board and continue as Inovalon’s CEO. The Merger Agreement and the transactions contemplated thereby, including the Merger, are described further in the accompanying proxy statement.

Your vote is very important. Whether or not you plan to attend the virtual Special Meeting, you are urged to vote your shares as promptly as possible to ensure your representation at the Special Meeting. Please review the instructions in the accompanying Notice of Special Meeting and proxy statement regarding voting.

If the Merger is completed, each share of Inovalon common stock that is issued and outstanding immediately prior to the effective time of the Merger will be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive the Merger Consideration, except for: (i) certain shares held by affiliates of Dr. Dunleavy and Cape Capital SCSp, SICAR — Inovalon Sub-Fund, a Luxembourg special limited partnership (“Cape Capital” and together with Dr. Dunleavy, the “Rollover Stockholders”) who, as a condition to the willingness of Nordic Capital X and Parent to enter into the Merger Agreement, agreed pursuant to the terms of certain rollover agreements, dated as of August 19, 2021, to exchange a portion of such shares of Inovalon common stock for equity interests of Ocala Topco, Inc., a Delaware corporation, which in turn will be exchanged for equity interests of Ocala Topco, LP, a Delaware limited partnership, in each case subject to the terms and conditions of the applicable rollover agreement; (ii) shares held by Parent or Merger Sub (or any of their respective subsidiaries) or in the treasury of Inovalon; and (iii) shares held by a stockholder who properly exercises and perfects appraisal of his, her or its shares under Delaware law.

The proposed transaction constitutes a “going-private transaction” under the rules of the SEC.

The Company Board formed a special committee (the “Special Committee”) consisting solely of independent and disinterested directors of the Company Board to, among other things, consider, review, evaluate and negotiate the Merger Agreement and the transactions contemplated thereby, including the Merger, and any other alternatives available to the Company, including the possibility of not entering into any transaction or entering into an alternative transaction with another third party, and to provide its recommendations to the Company Board for its approval.

The Special Committee, as more fully described in the accompanying proxy statement, evaluated the Merger, in consultation with the Company’s management and its own independent legal and financial advisors and considered various material factors. After careful consideration, the Special Committee unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Company’s stockholders other than the Rollover Stockholders, their respective affiliates or any executive officer or director of the Company (the “Public Stockholders”); (ii) recommended that the Company Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby, including the Merger, and submit the Merger Agreement to the Inovalon stockholders for approval and adoption; and (iii) recommended that the Company Board approve the Merger Agreement, the Support Agreements and the Rollover Agreements (each as defined in the Merger Agreement) for purposes of Section 203 of the Delaware General Corporation Law (the “DGCL”).

Based in part on the unanimous recommendation of the Special Committee, the Company Board (other than Dr. Dunleavy, who recused himself): (i) determined and declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Public Stockholders (defined above) and recommended the adoption of the Merger Agreement by the Inovalon stockholders, subject to certain terms and conditions in the Merger Agreement; (ii) approved the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby, including the Merger, and ratified any and all actions theretofore taken or thereafter to be taken by the members of the Special Committee, or, at the direction of the Special Committee, in connection with the consummation of the transaction; and (iii) approved the Merger Agreement, the Support Agreements and the Rollover Agreements for purposes of Section 203 of the DGCL. In evaluating the Merger, the Company Board (other than Dr. Dunleavy, who recused himself) and the Special Committee also consulted with the Company’s management, legal and other advisors and considered various material factors.

The Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) recommends that you vote “FOR” the proposal to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

Your vote is very important, regardless of the number of shares you own. The approval of the proposal to adopt the Merger Agreement requires the affirmative vote of: (i) the holders of a majority of the voting power of Inovalon’s outstanding common stock entitled to vote in accordance with the DGCL, with holders of Company Class A Common Stock and Company Class B Common Stock voting together as a single class; (ii) the holders of a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL; (iii) the holders of a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL; and (iv) the holders of a majority of the voting power of outstanding Inovalon common stock held by the Public Stockholders, with holders of Company Class A Common Stock and Company Class B Common Stock (excluding the Rollover Stockholders and other affiliates of the Company) voting as a single class. Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B Common Stock owned of record on the Record Date. If you fail to vote on the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, the effect will be the same as a vote against such proposal.

Pursuant to rules of the SEC, you will also be asked to vote at the Special Meeting on (i) a non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger, which requires the affirmative vote of a majority of the voting power of the shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon; and (ii) a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement, which requires the affirmative vote of a majority of the voting power of the shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon, whether or not a quorum is present. For each of the two foregoing proposals, the holders of Company Class A Common Stock and Company Class B Common Stock vote together as a single class. Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the record date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B Common Stock owned of record on the record date.

The Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself), recommends that you vote “FOR” the advisory, non-binding, proposal regarding certain Merger-related executive compensation arrangements, and “FOR” the proposal to adjourn the Special Meeting, if necessary or appropriate.

In considering the recommendations of the Company Board (other than Dr. Dunleavy, who recused himself), Inovalon stockholders should be aware that the executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of Inovalon stockholders generally. Those interests are more fully described in the accompanying proxy statement. The Special Committee and the Company Board were aware of these interests and considered them, among other matters, in making their recommendations.

Dr. Dunleavy, Inovalon’s Chairman and Chief Executive Officer, who, directly and through certain entities affiliated with Dr. Dunleavy, namely, Keith R. Dunleavy Management Trust u/a dated December 22, 2008, as amended, Meritas Holdings, LLC, a Delaware limited liability company, and Meritas Group, Inc., a Delaware corporation (collectively with Dr. Dunleavy, the “Dunleavy Entities”), holds approximately 64% of the voting power of the Company’s outstanding capital stock, and André Hoffmann, an Inovalon stockholder, and Cape Capital, which collectively beneficially own approximately 23% of the voting power of the Company’s outstanding capital stock, have separately entered into voting and support agreements (the “Support Agreements”), pursuant to which they have agreed to vote their shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. Copies of the Support Agreements are attached as Annex B to the accompanying proxy statement. However, the adoption and approval of the Merger Agreement separately requires an affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, which excludes all shares of Company Common Stock held by Dr. Dunleavy, Mr. Hoffmann and Cape Capital.

On August 19, 2021, as a condition to the willingness of Nordic Capital X and Parent to enter into the Merger Agreement, each of the Rollover Stockholders entered into rollover agreements with Ocala Topco, LP and Ocala Topco, Inc. (the “Rollover Agreements”), pursuant to which, immediately prior to the effective time of the Merger, the Rollover Stockholders will exchange a portion of shares of Inovalon common stock for equity interests of Ocala Topco, Inc., which in turn will be exchanged for equity interests of Ocala Topco, LP, in each case subject to the terms and conditions of the applicable Rollover Agreement. Copies of the Rollover Agreements are attached as Annex C to the accompanying proxy statement.

The closing of the transactions contemplated by the Merger Agreement (including the Merger) is subject to the satisfaction or waiver (if such waiver is permissible under the Merger Agreement or under applicable law) of certain conditions set forth in the Merger Agreement.

The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in the accompanying proxy statement in their entirety. You may also obtain additional information about the Company from other documents we have filed with the Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” section beginning on page 20 in our annual report on Form 10-K for the fiscal year ended December 31, 2020 and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in the accompanying proxy statement in their entirety, for risks relating to our business and for a discussion of the risks you should consider in evaluating the proposed transactions and how they may affect you.

If you have any questions or need assistance voting your shares, please contact the Company’s proxy solicitor in connection with the Special Meeting:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Stockholders and brokers, banks and other nominees may call (800) 322-2885 (toll-free) or (212) 929-5500.

Thank you in advance for your cooperation and continued support.

Sincerely,

William J. Teuber, Jr.

Chairman of the Special Committee

The accompanying proxy statement is dated [                    ], 2021, and is first being mailed to the Company’s stockholders on or about [                    ], 2021.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT OR THE ACCOMPANYING PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INOVALON HOLDINGS, INC.

4321 Collington Road

Bowie, MD 20716

301-809-4000

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held virtually via the Internet on [                     ], 2021

Dear Stockholder:

You are cordially invited to attend a special meeting (such meeting, including any adjournments or postponements thereof, the “Special Meeting”) of the stockholders of Inovalon Holdings, Inc., a Delaware corporation (the “Company,” “Inovalon,” “we” or “us”), to be held virtually via live webcast on [                     ], 2021, at [    ] Eastern Time at [http://                     ]. In light of the ongoing coronavirus (COVID-19) pandemic, the Special Meeting will be held in a virtual meeting format only, via live webcast, without a physical meeting location. The Special Meeting is being held to consider and vote on the following proposals:

1.

a proposal to approve and adopt the Agreement and Plan of Merger, dated as of August 19, 2021 (as amended from time to time, the “Merger Agreement”) by and among the Company, Ocala Bidco, Inc., a Delaware corporation (“Parent”), and Ocala Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent, and to approve the transactions contemplated thereby, including the Merger (the “Merger Agreement Proposal”). The Merger Agreement Proposal requires the affirmative vote of: (i) the holders of a majority of the voting power of the Company’s outstanding common stock entitled to vote in accordance with the DGCL, with the holders of the outstanding shares of Class A common stock, par value $0.000005, of the Company (the “Company Class A Common Stock”) entitled to vote in accordance with the DGCL and the holders of the outstanding shares of Class B common stock, par value $0.000005, of the Company (the “Company Class B Common Stock” entitled to vote in accordance with the DGCL and, together with the Company Class A Common Stock, the “Company Common Stock”) voting together as a single class; (ii) the affirmative vote of holders of a majority of the outstanding shares of Company Class A Common Stock; (iii) the affirmative vote of holders of majority of the outstanding shares of Company Class B Common Stock; and (iv) the affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, with holders of Company Class A Common Stock and Company Class B Common Stock (excluding the Rollover Stockholders and other affiliates of the Company) voting as a single class;

2.	a non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger (the “Golden Parachute Proposal”); and

3.

a proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”).

Under the terms of the Merger Agreement, a consortium of private equity investors led by Nordic Capital Epsilon SCA, SICAV-RAIF, a société en commandite par actions — société d’investissement à capital variable — fonds d’investissement alternatif réservé, acting through and represented by its managing general partner Nordic Capital Epsilon GP SARL for and on behalf of its compartment Nordic Capital Epsilon SCA, SICAV-RAIF — Compartment 1 (“Nordic Capital X”), will indirectly acquire Inovalon in an all-cash transaction with an enterprise value of approximately $7,300,000,000. The Inovalon board of directors (the “Company Board”) (other than Dr. Dunleavy, who recused himself) has determined that this transaction, which is the result of a robust, independent process undertaken by a special committee of the Company Board consisting solely of independent and disinterested directors, is fair to and is in the best interest of the Company and its Public Stockholders.

These items of business are more fully described in the proxy statement accompanying this Notice of Special Meeting.

The record date for the Special Meeting is [                    ], 2021 (the “Record Date”). Only stockholders of record at the close of business on that date, or persons that hold a valid proxy, are entitled to notice of, and to virtually attend and vote at, the Special Meeting or any adjournment or postponement thereof. If you wish to vote the shares you own beneficially at the meeting, you must first request and obtain a “legal proxy” from your broker or other custodian. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf. Such proxy need not be a stockholder of the Company. You may vote on the Internet, by telephone, by mail or by attending the Special Meeting virtually. Online check-in will begin fifteen (15) minutes prior to commencement of the Special Meeting and you are encouraged to allow ample time for the online check-in procedures. A list of stockholders entitled to vote at the Special Meeting will be available for inspection during ordinary business hours at the Company’s principal executive office at least ten days prior to the date of the Special Meeting and continuing through the date thereof for any purpose germane to the Special Meeting. The list will also be available at the Special Meeting for inspection by any stockholder present at the Special Meeting at [http://                     ].

This Notice of Special Meeting and the accompanying proxy statement constitute notice of the availability of appraisal rights pursuant to Section 262 of the Delaware General Corporation Law (“Section 262”), a copy of which is attached as Annex F to the accompanying proxy statement. Any holder seeking to demand appraisal of its shares, or wishing to preserve its right to do so, should review Section 262 and the accompanying proxy statement.

The Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself), has approved the Merger Agreement and the transactions contemplated thereby, including the Merger, and recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.

The proposed transaction constitutes a “going-private transaction” under the rules of the SEC. The Rollover Stockholders include Dr. Dunleavy, Inovalon’s Chairman and Chief Executive Officer, and Cape Capital.

Your vote is very important, regardless of the number of shares you own. The approval of the Merger Agreement Proposal requires the affirmative vote of: (i) the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL; (ii) the holders of a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL; (iii) the holders of a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL; and (iv) the affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding Company Common Stock held by the Public Stockholders, with holders of Company Class A Common Stock and Company Class B Common Stock (excluding the Rollover Stockholders and other affiliates of the Company) voting as a single class. Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B common stock owned of record on the Record Date.

Your failure to vote on the proposal to adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, will have the same effect as a vote against such proposal.

The approval of the Golden Parachute Proposal requires the affirmative vote of a majority of the voting power of the shares present at the Special meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy at the Special Meeting, and entitled to vote thereon, whether or not a quorum is present.

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the record date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B common stock owned of record on the Record Date.

Your vote is very important. To ensure your representation at the Special Meeting, it is important that you submit a proxy for your shares promptly, whether or not you plan to attend the virtual Special Meeting. As promptly as possible, please complete, date, sign and return the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy over the Internet or by telephone by following the instructions set forth on the enclosed proxy card. Stockholders who attend the Special Meeting may revoke their proxies and vote by attending the Special Meeting virtually.

By order of the Board of Directors,

Kamyar Daneshvar

Corporate Secretary

[                    ], 2021

EXPLANATORY NOTE REGARDING THE MERGER AGREEMENT

The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference in this proxy statement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully in its entirety.

The Merger Agreement is described in this proxy statement and included as Annex A only to provide you with information regarding its terms and conditions and not to provide any other factual information regarding the Company, Parent or Merger Sub or their respective businesses. Such information can be found elsewhere in this proxy statement or, in the case of the Company, in the public filings that the Company makes with the SEC, which are available without charge through the SEC’s website at www.sec.gov. For additional information, see the section entitled “Where You Can Find More Information.”

The representations, warranties and covenants made in the Merger Agreement by and among the Company, Parent and Merger Sub are qualified and subject to important limitations agreed to by the Company, Parent and Merger Sub in connection with negotiating the terms of the Merger Agreement. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Merger Agreement and were negotiated with the principal purposes of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Merger Agreement. The representations and warranties may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission (the “SEC”) and in some cases were qualified by confidential disclosures that were made by the Company, which disclosures are not reflected in the Merger Agreement. The representations and warranties in the Merger Agreement will not survive completion of the Merger. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement, may have changed since the date of the Merger Agreement and subsequent developments or new information qualifying a representation or warranty may or may not have been included in the Company’s periodic and current reports, this proxy statement and other documents filed with the SEC. For the foregoing reasons, the representations, warranties and covenants or any descriptions of those provisions should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference in this proxy statement.

i

SUMMARY TERM SHEET

Special Factors (page [    ])

•	Background of the Merger. For a description of the background of the Merger, including our discussions with Nordic Capital X, see “Special Factors — Background of the Merger.”

•

Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger. After careful consideration, the Special Committee, pursuant to resolutions adopted at a meeting of the Special Committee held on August 18, 2021, unanimously recommended that the Company Board approve the execution by the Company of definitive transaction documents and recommend that the Company’s stockholders vote to adopt the Merger Agreement. In evaluating the Merger, the Special Committee consulted with the Company’s management and the Special Committee’s independent legal and financial advisors and considered various material factors.

Based in part on the unanimous recommendation of the Special Committee, the Company Board (other than Dr. Dunleavy, who recused himself), pursuant to resolutions adopted at a meeting of the Company Board (other than Dr. Dunleavy, who recused himself) held on August 18, 2021, unanimously (i) approved and declared advisable the Merger Agreement with affiliates of Nordic Capital X, the Merger and all of the other transactions contemplated by the Merger Agreement; (ii) declared that it is in the best interests of the Company and its stockholders that the Company enter into the Merger Agreement and consummate the Merger and all of the other transactions contemplated by the Merger Agreement; and (iii) recommended that stockholders of the Company vote in favor of the adoption of the Merger and the Merger Agreement. At the same meeting, the members of the Audit Committee of the Company Board unanimously approved, consistent with the Company’s Audit Committee Charter and applicable NASDAQ listing rules, the Merger Agreement and the transactions contemplated thereby as a proposed transaction between the Company and a related party. In evaluating the Merger, the Company Board (other than Dr. Dunleavy, who recused himself) also consulted with the Company’s management, legal and other advisors and considered various material factors.

Accordingly, the Company Board (other than Dr. Dunleavy, who recused himself) recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.

For a description of the purposes and reasons of the Company for the Merger, see “Special Factors —  Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger.”

•	Opinion of the Company’s Financial Advisor

•

In connection with the Merger, J.P. Morgan Securities LLC, the Company’s financial advisor, delivered to the Company Board an oral opinion, which was confirmed by delivery of a written opinion dated August 19, 2021, to the effect that, as of August 19, 2021 and based upon and subject to the assumptions made, procedures followed, matters considered, and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the consideration in the Merger was fair, from a financial point of view, to the Public Stockholders.

•

The full text of the written opinion of J.P. Morgan, dated August 19, 2021, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with such opinion, is attached as Annex D. The summary of J.P. Morgan’s opinion contained in this proxy statement is qualified in its entirety by reference to the full text of the written opinion. The Company’s public common stockholders are urged to read the opinion in its entirety. J.P. Morgan provided advisory services and its opinion for the information and assistance of the Company Board in connection with its consideration of the Merger. J.P. Morgan did not expressed any opinion as to the fairness of any consideration to be paid in connection with the Merger to the holders of any other class of securities, creditors or other constituencies of the Company, or as to the underlying decision by the Company to engage in the Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. J.P. Morgan’s opinion is not a recommendation as to how any holder of the Company common stock should vote with respect to the approval of the Merger or any other matter.

•

For additional information, see the section entitled “Special Factors — Opinion of the Company’s Financial Advisor” and the full text of the written opinion of J.P. Morgan attached as Annex D to this proxy statement.

•	Opinion of the Special Committee’s Financial Advisor

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The Special Committee retained Evercore Group L.L.C. (“Evercore”) to act as its financial advisor in connection with the Special Committee’s evaluation of strategic and financial alternatives, including the Merger. As part of this engagement, the Special Committee requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders. At a meeting of the Special Committee held on August 18, 2021, Evercore rendered to the Special Committee its opinion to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $41.00 per share to be received by the Public Stockholders in the Merger was fair, from a financial point of view, to the Public Stockholders.

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The full text of the written opinion of Evercore, dated August 18, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex E to this proxy statement and is incorporated herein by reference. The Company encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.

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For additional information, see the section entitled “Special Factors — Opinion of the Special Committee’s Financial Advisor” and the full text of the written opinion of Evercore attached as Annex E to this proxy statement.

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Purpose and Reasons of the Rollover Stockholders for the Merger; Position of the Rollover Stockholders as to the Fairness of the Merger. Under the SEC rules governing “going private” transactions, the Rollover Stockholders, including Dr. Dunleavy, through certain Dunleavy Entities, and Cape Capital may be deemed to be affiliates of the Company, and, therefore, required to express their purposes and reasons for the Merger to the Public Stockholders. For a description of the Rollover Stockholders’ purposes and reasons for the Merger, and their beliefs as to the fairness of the Merger to the Public Stockholders, see “Special Factors — Purpose and Reasons of the Rollover Stockholders for the Merger” and “Special Factors — Position of the Rollover Stockholders as to the Fairness of the Merger.”

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Certain Effects of the Merger; Treatment of the Shares. At the time at which the Merger becomes effective, being the time at which a certificate of merger substantially in the form attached to the Merger Agreement (the “Certificate of Merger”) is filed with the Office of the Secretary of State of the State of Delaware, or at such later time and date as may be agreed upon in writing by the parties to the Merger Agreement and specified in the Certificate of Merger in accordance with the DGCL (the “Effective Time”), each share of Company Class A Common Stock and each share of Company Class B Common Stock (the “Shares” and, each, a “Share”) outstanding immediately prior to the Effective Time (but excluding a portion of the Shares held by the Rollover Stockholders, including certain Shares held by Dr. Dunleavy and certain of his affiliates and certain holders of Company Class B Common Stock, that will, pursuant to the Rollover Agreements, each dated August 19, 2021, separately entered in by the Rollover Stockholders and Parent, as they may be amended from time to time (the “Rollover Agreements”), be exchanged for equity interests of Ocala Topco, Inc., which in turn will be exchanged for equity interests of Ocala Topco, LP, a Delaware limited partnership (the “Rollover Shares”), Shares held by Parent or Merger Sub (or any of their respective subsidiaries) or in the treasury of the Company (“Cancelled Shares”) and Shares that are issued and outstanding immediately prior to the Effective Time and that have not been voted in favor of the adoption of the Merger Agreement or consented thereto in writing and whose holders properly exercise and validly perfect appraisal rights with respect to such Shares in accordance with, and who comply with, Section 262 of the DGCL (the “Dissenting

Shares”)) will be converted into the right to receive the Merger Consideration, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such Shares will be cancelled and extinguished and shall cease to be outstanding and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement. For further information about the treatment of the Shares, see “Special Factors — Certain Effects of the Merger — Treatment of the Shares.”

•	Treatment of Equity Compensation Awards. Immediately prior to the Effective Time and as a result of the Merger:

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Each option to purchase Company Common Stock (a “Company Option”) that is outstanding and unexercised immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration, net of the exercise price, and the aggregate number of shares of Company Common Stock subject to such Company Option. If the exercise price per share of any Company Option is equal to or greater than the Merger Consideration, then such Company Option will automatically terminate and be cancelled without payment of any consideration to the holder thereof.

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Each award of restricted stock units, with respect to shares of Company Common Stock, that is subject to vesting or forfeiture (a “Company RSU Award”) that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock subject to such Company RSU Award.

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Each Cash-Out Company RS Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock subject to the Cash-Out Company RS Award (with any performance-based goals deemed to be achieved at the “target” level of performance). For the purpose of the Merger Agreement and this proxy statement, a “Cash-Out Company RS Award” means (a) with respect to Company RS Awards held by an employee that has signed a release prior to the Closing Date, 30% of any unvested portion of such employee’s Company RS Award, and (b) with respect to Company RS Awards held by any other person, none of the unvested portion of such employee’s Company RS Award; and “Company RS Award” means an award of restricted shares of Company Common Stock that is subject to vesting or forfeiture (including performance-vesting conditions).

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Each Conversion Company RS Award that remains outstanding immediately prior to the Effective Time will be converted into a cash-based retention award in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock subject to the RS Award which cash-based retention award will remain subject to the same vesting schedule that applied immediately prior to the Effective Time (including any applicable vesting criteria and requirements). For the purposes of the Merger Agreement and this proxy statement, “Conversion Company RS Award” means any Company RS Award that is not a Cash-Out Company RS Award.

All amounts will be paid less any applicable withholding taxes, and paid as soon as practicable following the Effective Time of the Merger (and in no case later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Effective Time of the Merger).

Following the date of the Merger Agreement, no new offering period will commence under the Inovalon 2015 Employee Stock Purchase Plan (the “ESPP”), each participant’s outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate on the day immediately prior to the day on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the ESPP) and the ESPP will be terminated no later than immediately prior to the Effective Time.

For a further description of the treatment of equity compensation awards, See “The Merger Agreement — Treatment of Equity Compensation Awards” and “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger.”

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Intent of the Directors and Executive Officers to Vote in Favor of the Merger. Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares

owned directly by them in favor of the approval of the Merger Agreement Proposal and each of the other proposals. As of [            ], 2021, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [            ] shares of Company Class A Common Stock and [            ] shares of Company Class B Common Stock entitled to vote at the Special Meeting, or collectively approximately [    ]% of the total voting power entitled to vote at the Special Meeting. For a further description of the voting intentions of the Company’s directors and executive officers, see “Special Factors — Intent of the Directors and Executive Officers to Vote in Favor of the Merger” and “Information about the Special Meeting — Voting Intentions of the Company’s Directors and Executive Officers.”

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Intent of the Certain Stockholders to Vote in Favor of the Merger. The Dunleavy Entities, who hold approximately 64% of the voting power of the Company’s outstanding capital stock, and Mr. André Hoffmann and Cape Capital, who collectively beneficially own approximately 23% of the voting power of the Company’s outstanding capital stock, have separately entered into support agreements with Parent, each dated August 19, 2021, as they may be amended from time to time (the “Support Agreements”), pursuant to which the Dunleavy Entities, Mr. André Hoffmann and Cape Capital have agreed to vote their shares of Company Common Stock in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. However, the adoption and approval of the Merger Agreement separately requires an affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, which excludes all shares of Company Common Stock held by Dr. Dunleavy, Mr. Hoffmann and Cape Capital. Copies of the Support Agreements are attached as Annex B to the accompanying proxy statement.

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Material US Federal Income Tax Consequences of the Merger. The exchange of the Shares for cash in the Merger will be a taxable transaction to US Holders (as defined below in “Special Factors — Material US Federal Income Tax Consequences of the Merger”) for US federal income tax purposes and may also be taxable under state, local and non-US tax laws. A US Holder who solely receives cash in exchange for Shares pursuant to the Merger will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received by such holder in the Merger and the adjusted tax basis in the Shares surrendered in exchange therefor. Stockholders who are Non-US Holders (as defined below in “Special Factors — Material US Federal Income Tax Consequences of the Merger”) will generally not be subject to US federal income tax on any gain recognized in connection with the Merger unless such Non-US Holder has certain connections to the United States. However, the tax consequences of the Merger to a stockholder will depend on the stockholder’s particular circumstances, and stockholders should consult their own tax advisors to determine the particular tax consequences to them (including the application of any US federal non-income, state, local and non-US tax laws) of the Merger. For further information about the material US Federal Income Tax Consequences of the Merger, see “Special Factors — Material US Federal Income Tax Consequences of the Merger.”

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Financing of the Merger. The Merger is not subject to any financing condition. Parent estimates that the total funds necessary to complete the Merger and the related transactions will be approximately $7,500,000,000. Parent expects this amount to be funded via approximately $3,175,000,000 from equity investments by Nordic Capital Epsilon SCA, SICAV-RAIF, acting through and represented by its managing general partner Nordic Capital Epsilon GP SARL for and on behalf of its compartment Nordic Capital Epsilon SCA, SICAV-RAIF — Compartment 1 (“Nordic Capital X”), 22C Capital I, L.P., 22C Capital I-A, L.P., Insight Partners XII, L.P., Insight Partners (Cayman) XII, L.P., Insight Partners (Delaware) XII, L.P., Insight Partners (EU) XII, S.C.Sp, Insight Partners XII (Co-Investors), L.P., Insight Partners XII (Co-Investors) (B), L.P., Insight Partners XII Buyout Annex Fund, L.P., Insight Partners (Cayman) XII Buyout Annex Fund, L.P., Insight Partners (Delaware) XII Buyout Annex Fund, L.P., Insight Partners (EU) XII Buyout Annex Fund, S.C.Sp, Insight Partners XII Buyout Annex Fund (Co-Investors) (B), L.P., Ashburton Investment Pte. Ltd. (each, an “Equity Investor” and, collectively, the “Equity Investors”), approximately $3,000,000,000 from debt financing by specified lenders and approximately $1,300,000,000 from the Rollover Stockholders pursuant to the transactions contemplated by the Rollover Agreements.

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Parent has delivered to the Company the Equity Commitment Letter, dated as of August 19, 2021, entered into by and among Parent and the Equity Investors (such letter, the “Equity Commitment Letter”), pursuant to which each Equity Investor has committed, subject to the terms and conditions contained therein, to provide equity financing in an aggregate amount of up to $3,175,000,000 to Parent on or prior to the closing of the Merger, subject to and in accordance with the terms and conditions of the Merger Agreement (the “Closing”) in connection with the funding of the transaction. The Company is a third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter (if and only if the Company is entitled to specific performance of Parent’s obligations to consummate the Merger) solely for the purpose of seeking specific performance of Parent’s right to cause the Equity Commitment to be funded in accordance with the terms of the Equity Commitment Letter (solely to the extent that Parent can cause the commitment to be funded pursuant to the terms of the Equity Commitment Letter). For further information about the financing of the Merger, see “Special Factors — Financing of the Merger.”

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Blackstone Credit (together with funds and accounts managed or advised by it or its affiliates), Owl Rock Capital Advisors LLC (together with its affiliates and its and their managed funds and accounts), Apollo Global Funding, LLC and Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts and other entities owned (in whole or in part), controlled, managed and/or advised by it or its affiliates (the “Debt Commitment Parties”) have agreed to provide Parent with debt financing in an aggregate principal amount of up to $3,000,000,000 on the terms set forth in the debt commitment letter, dated August 19, 2021, executed by the Commitment Parties and accepted by Parent (the “Debt Commitment Letter”). The obligations of the Commitment Parties to provide debt financing under the Debt Commitment Letter are subject to customary terms and conditions, including, but not limited to, the consummation of the Merger in accordance with all material respects with the terms of the Merger Agreement, and certain other customary closing conditions. Although the Merger is not conditioned on Parent’s receipt of the debt financing, the failure of Parent to obtain sufficient debt financing may result in the failure of the Merger to be completed. In such case, Parent may be required to pay the Company the Parent Termination Fee. For further information about the financing of the Merger, see “Special Factors — Financing of the Merger.”

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Limited Guarantee. Concurrently with the execution of the Merger Agreement, Parent has delivered to the Company a Limited Guarantee, dated as of August 19, 2021 (the “Limited Guarantee”), entered into by Nordic Capital X, 22C Capital I, L.P., 22C Capital I-A, L.P., Insight Partners XII, L.P., Insight Partners (Cayman) XII, L.P., Insight Partners (Delaware) XII, L.P., Insight Partners (EU) XII, S.C.Sp, Insight Partners XII (Co-Investors), L.P., Insight Partners XII (Co-Investors) (B), L.P., Insight Partners XII Buyout Annex Fund, L.P., Insight Partners (Cayman) XII Buyout Annex Fund, L.P., Insight Partners (Delaware) XII Buyout Annex Fund, L.P., Insight Partners (EU) XII Buyout Annex Fund, S.C.Sp, Insight Partners XII Buyout Annex Fund (Co-Investors) (B), L.P. and Ashburton Investment Pte. Ltd. (each, a “Guarantor” and, collectively, the “Guarantors”) in favor of the Company. Pursuant to the terms of the Limited Guarantee and subject to the terms and conditions set forth therein, Guarantors has agreed to guarantee Parent’s obligations under the Merger Agreement, capped at $376,305,000, with respect to payment of the Parent Termination Fee and certain interest payments and reimbursement obligations of Parent set forth in the Merger Agreement. For a further description of the Limited Guarantee, see “Special Factors  —  Limited Guarantee.”

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Regulatory Approvals. The Merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto (the “HSR Act”), which prevents the parties from completing the Merger until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and all statutory waiting period requirements have been satisfied and/or all applicable consents have been obtained. In addition, the Merger is subject to clearance of the Merger by the Committee of Foreign Investment in the United States (“CFIUS”), which requires that the parties file a declaration and furnish information to CFIUS in accordance with the Defense Production Act of 1950 (50 U.S.C.§ 4565), and its implementing regulations located at 31 C.F.R. Parts 800-802 (the “CFIUS Authorities”) and receive CFIUS Clearance (as defined in the Merger Agreement). For further information about the regulatory approvals required to complete the Merger, see “Special Factors — Regulatory Approvals.” Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure that these regulatory clearances and approvals will be timely obtained or obtained at all or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, create or modify contractual rights or obligations or enter into supply or services agreements. These conditions could result in the conditions to the Merger not being satisfied.

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Litigation Relating to the Merger. Lawsuits may be filed against the Company, the Company Board or the Company’s officers in connection with the Merger, which could prevent or delay completion of the Merger and result in substantial costs to the Company, including any costs associated with indemnification. As of the date of the preliminary version of this proxy statement, no such lawsuits have been filed. For a further description of litigation relating to the Merger, see “Special Factors — Litigation Relating to the Merger.”

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Effective Time of the Merger. Subject to the terms and conditions set forth in the Merger Agreement, the Closing will take place (i) on the date which is seven (7) Business Days after the date on which all conditions to the Closing set forth in applicable sections of the Merger Agreement are satisfied or waived (if such waiver is permissible under the Merger Agreement or under Applicable Law (as defined in the Merger Agreement)) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) (described in “The Merger Agreement — Conditions to the Completion of the Merger”) or (ii) such other time and place as Parent and the Company may mutually agree in writing. The Company, however, cannot assure Closing will occur by any particular date, if at all. If the closing conditions set forth in the Merger Agreement are satisfied or waived (if such waiver is permissible under the Merger Agreement or under Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) after December 15, 2021 but before December 22, 2021, then the Closing shall take place on December 30, 2021. In addition, Parent and Merger Sub will not be required to effect the Closing prior to October 3, 2021 unless otherwise agreed by Parent in writing in its sole discretion. For further information, see “Special Factors — Effective Time of the Merger.”

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Payment of Merger Consideration. At the Effective Time, each Share outstanding immediately prior to the Effective Time of the Merger (but excluding any Rollover Shares, Cancelled Shares and Dissenting Shares) will be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive the Merger Consideration, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration.

Upon the surrender of a certificate that immediately prior to the Effective Time represented outstanding Shares (a “Certificate”) (or delivery of a customary affidavit of loss in lieu thereof) or non-certificated Share represented by book-entry, (a “Book-Entry Share”), as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor and Parent will cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration pursuant to the provisions of the Merger Agreement, and the Certificates or Book-Entry Shares surrendered will forthwith be cancelled. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share. For further information about payment of the Merger Consideration, see “Special Factors — Payment of Merger Consideration.”

The Merger Agreement (page [    ])

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A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement in its entirety, is included in “The Merger Agreement.”

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Effective Time and Closing of the Merger. Subject to the terms and conditions set forth in the Merger Agreement, the Closing will take place on the date which is seven (7) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement — Conditions to the Completion of the Merger”) have been satisfied or waived (if such wavier is permissible under the Merger Agreement or under Applicable Law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing; provided that (i) that if the closing conditions set forth in the Merger Agreement are satisfied or waived after December 15, 2021 but before December 22, 2021, the Closing will take place on December 30, 2021 and (ii) notwithstanding the satisfaction or waiver of such closing conditions, no event will Parent or Merger Sub be required to effect the Closing prior to the forty-fifth (45th) day after the date of the Merger Agreement unless otherwise agreed by Parent in writing in its sole discretion. The Merger will become effective, at the Effective Time, upon the filing of the Certificate of

Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the Certificate of Merger in accordance with the DGCL.

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Conditions to the Completion of the Merger. The Closing of the Merger depends on a number of conditions being satisfied or waived. These conditions, which are described more fully in “The Merger Agreement — Conditions to the Completion of the Merger,” include:

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the affirmative vote to adopt the Merger Agreement from the holders of (a) a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, voting as a single class; (b) a majority of the voting power of the outstanding shares of Company Common Stock, voting as a single class, held by the holders of Shares other than Keith R. Dunleavy, André Hoffmann, Cape Capital, any other director of the Company, any other person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, Parent, Merger Sub or any other Person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any Person of which Merger Sub is a direct or indirect Subsidiary or any “immediate family member” (as defined in Item 404 of Regulation S-K) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any of the foregoing (the “Public Stockholders” and clause (b), the “Public Stockholder Approval”); (c) a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL; and (d) a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL to adopt the Merger Agreement (the “Required Company Stockholder Approval”);

•	the receipt of specified regulatory approvals, or expiration or termination of the applicable waiting period, under the HSR Act and pursuant to CFIUS;

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the absence of any order, litigation, injunction or similar proceeding that remains in effect or any action restraining, enjoining or otherwise prohibiting or making illegal the consummation of the Merger and the absence of any law that prohibits or otherwise makes illegal the consummation of the Merger;

•	the accuracy of each party’s representations and warranties in the Merger Agreement (subject to materiality qualifiers);

•	the performance in all material respects by each party of all obligations required to be performed by it under the Merger Agreement;

•	the absence of a Company Material Adverse Effect; and

•	the delivery of an officers’ certificate by each party with respect to representation and warranties and performance of obligations under the Merger Agreement.

For more information about the conditions to completion of the Merger, see “The Merger Agreement — Conditions to the Completion of the Merger.”

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Solicitation of Company Acquisition Proposals. Pursuant to the Merger Agreement, the Company agreed to cease, and cause its Subsidiaries and each of its and their respective directors, officers and employees to, and to instruct and direct and use its reasonable best efforts to cause their other Representatives to, (x) immediately cease and cause to be terminated all existing solicitations, discussions or negotiations with any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal from and after August 19, 2021, (y) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations were occurring prior to the execution of the Merger Agreement or who make an Acquisition Proposal after the execution of the Merger Agreement of the Company’s obligations pursuant to Section 6.02(a) of the Merger Agreement and (z) promptly request in writing that each Third Party that has previously executed a confidentiality or similar agreement with the Company promptly return or destroy all confidential information concerning the Company and its Subsidiaries provided by the Company and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto and ensure that no such Third Party has any continued access to any electronic data room. The Company has agreed that, until the Effective Time or the date, if any, on which the Merger Agreement is validly terminated, and subject to certain exceptions, the Company will not, and will cause its Subsidiaries and each of its and their respective directors, officers and employees not to, and will instruct and direct and use its reasonable best efforts to cause their other Representatives not to, directly or indirectly, (i) solicit, initiate, seek, propose or knowingly facilitate or engage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (ii) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any non-public information or data relating to the Company or each of its Subsidiaries (collectively, the “Acquired Companies”) to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal, (iii) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or Contract with respect to or relating to any Acquisition Proposal (other than a customary confidentiality agreement with such Third Party that contains provisions that in the aggregate are no less favorable to the Company than those contained in the Confidentiality Agreement and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to the Merger Agreement (each, an “Acceptable Confidentiality Agreement”)) or require the Company to abandon, terminate, breach or fail to consummate the transactions contemplated by the Merger Agreement or (iv) resolve, commit or agree to do any of the foregoing.

If the Company receives an Acquisition Proposal after August 19, 2021 and before the receipt of the Required Company Stockholder Approval (which Acquisition Proposal did not result from a breach of the Company’s non-solicitation obligations under the Merger Agreement), and the Company Board (upon recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), that (i) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) the Special Committee determines in good faith, after consultation with outside counsel, that failure to (A) furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and (B) engage in discussions and negotiations with such Third Party with respect to the Acquisition Proposal, in each case, would be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company and its Representatives may furnish certain non-public information to and engage in discussions and negotiations with such Third Party in respect of the Acquisition Proposal as set forth in the Merger Agreement.

The Company Board and the Special Committee, as applicable, are prohibited from taking certain actions enumerated in the Merger Agreement that would constitute an Adverse Recommendation Change unless, prior to obtaining the Required Company Stockholder Approval, (i) there occurs an Intervening Event or the Company Board (upon recommendation of the Special Committee) will have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor) that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; (ii) the Company Board (or Special Committee, if applicable) provides Parent with at least three (3) Business Days’ advance written notice that the Company intends to make an Adverse Recommendation Change and, if requested by Parent in good faith, the Company has negotiated in good faith with respect to any revisions to the terms of the Merger Agreement so that an Adverse Recommendation Change would no longer be necessary; and (iii) after giving effect to clause (ii), as required, the Company Board (upon recommendation of the Special Committee) will have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor) that the failure to effect and Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law.

For more information about the restrictions on the Company’s solicitation of Acquisition Proposals and Adverse Recommendation Changes, see “The Merger Agreement — No Solicitation by the Company.”

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Termination. The Merger Agreement contains certain termination rights, including, but not limited to, the right of (i) the Company to terminate the Merger Agreement to accept a Superior Proposal or (ii) Parent to terminate the Merger Agreement upon an Adverse Recommendation Change, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement, and provides that, upon termination of the Merger Agreement by the Company or Parent as set forth above, the Company will be required to pay Parent (or one or more of its designees) a Company Termination Fee of $176,385,000 in cash. Upon termination of the Merger Agreement by the Company or Parent under specified conditions, Parent will be required to pay the Company a Parent Termination Fee of $368,805,000 in cash. In addition, subject to specified exceptions and limitations, either the Company or Parent may terminate the Merger Agreement if the Merger is not consummated by January 16, 2022. We refer to January 16, 2022 as the End Date (the “End Date”). For more information about the termination rights and terminations fees payable under the Merger Agreement, see “The Merger Agreement — Termination” and “The Merger Agreement — Termination Fees.”

Parties to the Merger (page [    ])

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The Company. The Company’s original predecessor was founded in 1998, and the Company was incorporated in Delaware on September 11, 2014. The Company is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real-time and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its Platform, proprietary datasets and industry-leading subject matter expertise, Inovalon enables better care, efficiency and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device and diagnostics companies, Inovalon’s unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” The principal executive office is located at 4321 Collington Road, Bowie, MD 20716 and the telephone number of our principal executive office is 301-809-4000. For more information about the Company, see “Parties to the Merger — The Company.”

•

Ocala Bidco, Inc. Parent was formed on August 5, 2021, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Parent is a direct, wholly owned subsidiary of Ocala Topco LP and has not engaged in any business except as contemplated by the Merger Agreement, the Rollover Agreements, the Support Agreements and the other documents, instruments and agreements delivered in connection with the Transactions. The principal office address of Parent is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The telephone number at the principal office is 46 8 440 50 50. For more information about Parent, see “Parties to the Merger — The Parent Entities.”

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Ocala Merger Sub, Inc. Merger Sub was formed on August 5, 2021, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement, the Rollover Agreements, the Support Agreements and the other documents, instruments and agreements delivered in connection with the Transactions. The principal office address of Merger Sub is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The telephone number at the principal office is 46 8 440 50 50. For more information about Merger Sub, see “Parties to the Merger — The Parent Entities.”

Other Interested Parties in the Merger (page [    ])

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Nordic Capital X. Nordic Capital X is a private equity investment vehicle which has focused on investments in non-cyclical growth companies in the healthcare, technology & payments and financial services sectors. For more information about Nordic Capital X, see “Other Interested Parties in the Merger — Nordic Capital X.”

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Keith R. Dunleavy, M.D. and the Dunleavy Entities. Dr. Dunleavy, one of the Rollover Stockholders, has served as the Company’s Chief Executive Officer since his organization of the Company’s predecessor companies in 1998, as Chairman of the Company Board since the creation of the Company Board in 2006, and as President from the Company’s foundation until May of 2014. Dr. Dunleavy is responsible for the overall execution of the Company’s business plan, strategic relationships, and the identification and realization of the Company’s product strategy and vision. Each of the Dunleavy Entities is controlled by Dr. Dunleavy for the purpose of holding one or more investments of Dr. Dunleavy. For more information about Dr. Dunleavy, see “Other Interested Parties in the Merger — Dr. Dunleavy and the Dunleavy Entities.”

•

Cape Capital. Cape Capital, one of the Rollover Stockholders, is a Luxembourg special limited partnership organized as an investment company in risk capital under Luxembourg law. For more information about Cape Capital, see “Other Interested Parties in the Merger — Cape Capital.”

The Special Meeting (page [    ])

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Date, Time, Place and Purpose of the Special Meeting. The Special Meeting of stockholders of the Company will be held virtually via live webcast on [            ], 2021, at [            ] Eastern Time at [http://            ]. At the Special Meeting, Company stockholders will be asked to consider and vote upon:

•	the Merger Agreement Proposal;

•	the Golden Parachute Proposal; and

•	the Adjournment Proposal.

For more information about the Special Meeting, see “Information about the Special Meeting — Date, Time, Place and Purpose of the Special Meeting.”

•

Record Date and Quorum. Stockholders of record as of the close of business on [                    ], 2021, the Record Date for the Special Meeting, are entitled to receive notice of, and to attend and vote at, the Special Meeting, or any adjournment or postponement thereof.

The representation of the holders of a majority of the outstanding Shares of each of the Class A Common Stock and of the Class B Common Stock as of the Record Date must be present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business. For more information about the Record Date and quorum, see “Information about the Special Meeting — Record Date and Quorum.”

•	Vote Required.

•

The Merger Agreement Proposal. The approval of the Merger Agreement Proposal requires the affirmative vote of: (i) the holders of a majority of the voting power of the outstanding shares of Company Class A Common Stock and Company Class B Common Stock (the “Company Common Stock” or the “Shares”) entitled to vote in accordance with the DGCL, voting as a single class; (ii) the affirmative vote of holders of a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL; (iii) the holders of a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL; and (iv) the affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding Company Common Stock, voting as a single class, held by the Public Stockholders. The Company’s certificate of incorporation requires that in connection with certain transactions the shares of Class A Common Stock and Class B Common Stock be treated equally, identically and ratably, on a per share basis, unless different treatment of the shares of each class is approved by the affirmative vote of the holders of a majority of the shares of Class A Common Stock and a majority of the Shares of Class B Common Stock. Because the Rollover Stockholders may be deemed to receive different consideration in connection with the Merger pursuant to the Rollover Agreements, the Merger Agreement Proposal requires the approvals described in clauses (ii) and (iii) in the preceding sentence.

•

The Golden Parachute Proposal. The approval of the Golden Parachute Proposal requires the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon.

•

The Adjournment Proposal. The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon, whether or not a quorum is present.

•

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B Common Stock owned of record on the Record Date.

•	For more information about the vote required to approach each of the proposals, see “Information about the Special Meeting — Vote Required.”

Other Important Information Regarding the Company (page [    ])

•

Market Price of Shares and Dividends. On [            ], 2021, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the Shares on the Nasdaq was $[            ] per share of Company Class A Common Stock. You are encouraged to obtain current market quotations for the Shares in connection with voting your Shares. For more information about the market price of Shares and dividends, see “Other Important Information Regarding the Company — Market Price of Shares and Dividends.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS AND THE SPECIAL MEETING

The following questions and answers are intended to briefly address some commonly asked questions regarding the Special Meeting, the Merger Agreement and the transactions contemplated thereby, including the Merger. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully in their entirety. See “Where You Can Find More Information.”

Q.	Why am I receiving this document?

A.

On August 19, 2021, the Company entered into the Merger Agreement. Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.” Parent and Merger Sub are entities that are affiliated with a consortium of private equity investors led by Nordic Capital X. If the Merger is completed, each Share issued and outstanding immediately prior to the Effective Time (but excluding any Rollover Shares, Cancelled Shares and any Dissenting Shares) will be cancelled and extinguished and automatically converted into and thereafter represent the right to receive the Merger Consideration, subject to and in accordance with the terms and conditions set forth in the Merger Agreement. A copy of the Merger Agreement is attached to this proxy statement as Annex A and is incorporated by reference in this proxy statement in its entirety.

Based in part on the unanimous recommendation of the Special Committee, the Company Board (other than Dr. Dunleavy, who recused himself): (i) determined and declared that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and the Public Stockholders and recommended the adoption of the Merger Agreement by the Inovalon stockholders, subject to certain terms and conditions in the Merger Agreement; (ii) approved the Merger Agreement, the terms and conditions thereof and the transactions contemplated thereby, including the Merger; and (iii) approved the Merger Agreement, the Support Agreements and the Rollover Agreements for purposes of Section 203 of the Delaware General Corporation Law (the “DGCL”). In evaluating the Merger, the Company Board (other than Dr. Dunleavy, who recused himself) and Special Committee also consulted with the Company’s management, legal and other advisors (including, in the case of the Special Committee, Evercore) and considered various material factors.

The Company is holding the Special Meeting so that the Inovalon stockholders may vote to approve the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal.

The Company is soliciting proxies for the Special Meeting. You are receiving this proxy statement because you own Shares. This proxy statement contains important information about the Merger and the Special Meeting, and you should read it carefully. The enclosed proxy card allows you to vote your Shares without attending the Special Meeting.

Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your Shares, please see the section of this proxy statement entitled “Information about the Special Meeting.”

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the Merger of Merger Sub with and into the Company, subject to and in accordance with the terms and conditions of the Merger Agreement.

Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent. If the Merger is completed, each Share issued and outstanding immediately prior to the Effective Time (but excluding any Rollover Shares, Cancelled Shares and any Dissenting Shares) will be cancelled and extinguished and automatically converted into and thereafter represent the right to receive the Merger Consideration, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

In addition, following completion of the Merger, there will be no further market for the Shares and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Company’s securities will be delisted from the Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), upon application to the SEC. As a result of the Merger, the Company will no longer be an independent public company, the Shares will no longer be listed on any exchange or quotation system, price quotations will no longer be available and the Company’s registration and reporting obligation under the Exchange Act will cease.

Following completion of the Merger, your Shares will represent only the right to receive the Merger Consideration, subject to and in accordance with the terms and conditions of the Merger Agreement, and you will no longer have any interest in the Company’s future earnings, growth or value.

For more information about the Merger Agreement and the transactions contemplated thereby, including the Merger, see “The Merger Agreement.”

Q.	What happens if the Merger is not completed?

A.

If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their Shares in connection with the Merger. Instead, unless the Company is sold to a third party, the Company will remain an independent public company, and the Shares will continue to be listed and traded on the Nasdaq, so long as the Company continues to meet the applicable listing requirements. In addition, if the Merger is not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your Shares, including the risk that the market price of Shares may decline to the extent that the current market price of Shares reflects a market assumption that the Merger will be completed. For more information about what happens if the Merger is not completed, see “Special Factors — Certain Effects on the Company if the Merger is Not Completed.”

Under certain circumstances, if the Merger is not completed, the Company may be required to pay Parent the Company Termination Fee, as well as pay certain enforcement costs and, under certain circumstances, reimburse up to $10,000,000 of Parent’s out-of-pocket costs incurred in connection with the transactions contemplated by the Merger Agreement, or Parent may be required to pay the Company the Parent Termination Fee, as well as pay certain enforcement costs. For more information about termination fees, see “The Merger Agreement — Termination Fees.”

Q.	When and where is the Special Meeting?

A.

The Special Meeting of stockholders of the Company will be held virtually via live webcast on [                ], 2021, at [                ] Eastern Time at [http://                ]. Stockholders of the Company will be able to attend the Special Meeting by visiting the Special Meeting website. If you choose to attend the Special Meeting and vote your Shares via the Special Meeting website, you will need the control number included on your proxy card. For more information about the Special Meeting, see “Information about the Special Meeting.”

Q.	Who can vote at the Special Meeting?

A.

All record holders of Shares as of the close of business on [                ], 2021, the Record Date, are entitled to notice of, and to virtually attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of Shares at the close of business on the Record Date.

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.

If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, and you wish to vote by attending the Special Meeting virtually, you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank or other nominee, along with proper identification. Please note that if you are a beneficial owner and wish to vote by attending the Special Meeting virtually, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.

For more information about who can vote at the Special Meeting, see “Information about the Special Meeting — Voting.”

Q.	What is the difference between being a “stockholder of record” and a “beneficial owner” of Shares held in “street name”?

A.

If your Shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those Shares, the stockholder of record or record holder. This proxy statement and proxy card have been sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote by attending the Special Meeting virtually.

If your Shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those Shares held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your Shares by following their instructions for voting. You are also invited to attend the Special Meeting virtually. However, since you are not the stockholder of record, you may not vote these Shares electronically at the virtual Special Meeting unless you provide a legal proxy from your broker, bank or other nominee.

For more information about the stockholders of record and beneficial owners of Shares held in “street name,” see “Information about the Special Meeting — Voting.”

Q.	What am I being asked to vote on at the Special Meeting?

A.	You are being asked to consider and vote on the following:

•

Merger Agreement Proposal: A proposal to approve and adopt the Merger Agreement, and the transactions contemplated thereby, including the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

•

Golden Parachute Proposal: A non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger, as disclosed in the “Potential Change-in-Control Payments to Named Executive Officers” table contained in the section captioned “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Golden Parachute Compensation.”

•

Adjournment Proposal: A proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal.

For more information on each of these proposals, see “The Merger (The Merger Proposal — Proposal 1),” “Merger Related Executive Compensation Arrangements (The Golden Parachute Proposal — Proposal 2)” and “Adjournment of the Special meeting (The Adjournment Proposal — Proposal 3).”

Q.	What is a quorum?

A.

The representation of the holders of a majority of the outstanding Shares of each of the Class A Common Stock and of the Class B Common Stock as of the Record Date must be present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business. For more information about the quorum of the Special Meeting, see “Information about the Special Meeting  — Record Date and Quorum.”

Q.	What votes are required for the Company’s stockholders to approve the Merger Agreement Proposal?

A.

The approval of the Merger Agreement Proposal requires the affirmative vote of: (i) a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, with holders of Company Class A Common Stock and Company Class B Common Stock voting together as a single class; (ii) holders of a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL; (iii) holders of a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL; and (iv) the affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, with holders of Company Class A Common Stock and Company Class B Common Stock voting as a single class. Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B Common Stock owned of record on the Record Date.

As of the close of business on [                ], 2021, which is the Record Date, there were [                ] shares of Company Class A Common Stock and [                ] shares of Class B Common Stock outstanding.

As of the date of the filing of this proxy statement, none of Parent, Merger Sub or any of their respective affiliates (as defined under Rule 405 of the Securities Act of 1933, 15 U.S.C. § 77a et seq., and the rules and regulations promulgated thereunder (the “Securities Act”)) own any Shares.

The Dunleavy Entities, who hold approximately 64% of the voting power of the Company’s outstanding capital stock, and Mr. André Hoffmann and Cape Capital, who collectively beneficially own approximately 23% of the voting power of the Company’s outstanding capital stock, have separately entered into the Support Agreements, pursuant to which they have agreed to vote their Shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. However, the adoption and approval of the Merger Agreement separately requires an affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, which excludes all shares of Company Common Stock held by Dr. Dunleavy, Mr. Hoffmann and Cape Capital. Copies of the Support Agreements are attached as Annex B to the accompanying proxy statement.

For more information, see “The Merger (The Merger Proposal — Proposal 1).”

Q.	What vote is required for the Company’s stockholders to approve the Golden Parachute Proposal?

A.

Approval of the non-binding, advisory proposal to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger requires the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon.

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each share of Class B Common Stock owned of record on the Record Date.

For more information on each of these proposals, see “Merger Related Executive Compensation Arrangements (The Golden Parachute Proposal — Proposal 2).”

Q.	What vote is required for the Company’s stockholders to approve the Adjournment Proposal?

A.

Approval of the proposal to approve one or more adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal, requires the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon, whether or not a quorum is present.

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Class B Common Stock is entitled to ten (10) votes for each share of Class B Common Stock owned of record on the Record Date.

For more information on each of these proposals, see “Adjournment of the Special meeting (The Adjournment Proposal — Proposal 3).”

Q.	How are the votes counted?

A.

For each of the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention will have the same effect as an “AGAINST” vote for these proposals and will count for purposes of determining if a quorum is present at the Special Meeting. For more information, see “Information about the Special Meeting.”

Q.	How does the Company Board recommend that I vote?

A.	Based in part on the unanimous recommendation of the Special Committee, the Company Board (other than Dr. Dunleavy, who recused himself) recommends that you vote:

•	“FOR” the Merger Agreement Proposal;

•	“FOR” the Golden Parachute Proposal; and

•	“FOR” the Adjournment Proposal.

For more information, you should read “Special Factors — Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger.”

Q.	How will the Rollover Stockholders vote on the Merger Agreement Proposal?

A.

Concurrently with the execution and delivery of the Merger Agreement, the Dunleavy Entities, who hold approximately 64% of the voting power of the Company’s outstanding capital stock, and Mr. André Hoffmann and Cape Capital, who collectively beneficially own approximately 23% of the voting power of the Company’s outstanding capital stock, separately entered into Support Agreements with Parent.

Under the Support Agreements, the Rollover Stockholders agreed to vote their Shares in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. The obligations of the Rollover Stockholders under the Support Agreements will automatically terminate upon the earliest to occur of: (i) the mutual agreement of the parties thereto to terminate the applicable Support Agreement; (ii) the End Date; (iii) the Effective Time; and (iv) the valid termination of the Merger Agreement in accordance with its terms.

In the event the Company makes an Adverse Recommendation Change, in compliance with the Merger Agreement, prior to the Company’s receipt of the Required Company Stockholder Approval, the obligation of the Rollover Stockholders to vote the Shares listed in the Support Agreements as described above will be modified such that the Rollover Stockholders will each have the right to so vote (x) in favor of the Merger or (y) such proportion of Shares as votes cast by the Inovalon stockholders other than the Dunleavy Entities, Mr. André Hoffmann or Cape Capital, as applicable, with respect to the applicable matter (such proportion determined without the inclusion of the votes cast by the Dunleavy Entities, Mr. André Hoffmann or Cape Capital, as applicable).

Copies of the Support Agreements are attached as Annex B to the proxy statement and are incorporated by reference in the proxy statement in its entirety. For more information about the voting intentions of the Rollover Stockholders, see “Special Factors — Intent of the Rollover Stockholders to Vote in Favor of the Merger” and “Special Factors — Support Agreement.”

Q.	How do I vote?

A.	If you are a stockholder of record as of the Record Date, you may vote your Shares on matters presented at the Special Meeting in any of the following ways:

•	by attending the Special Meeting virtually and casting your vote electronically;

•	by proxy (stockholders of record have a choice of voting by proxy);

•	on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;

•	by telephone, using the telephone number printed on the enclosed proxy card; or

•	by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your Shares voted. Those instructions will identify which of the above choices are available to you in order to have your Shares voted. Please note that if you are a beneficial owner and wish to vote electronically by attending the Special Meeting virtually, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.

The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your Shares, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone in advance of the Special Meeting.

Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone in advance of the Special Meeting. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Corporate Secretary by the time the Special Meeting begins.

For more information about voting, see “Information about the Special Meeting — How to Vote.”

Q.	What is a proxy?

A.

A proxy is your legal designation of another person to vote your Shares. This written document describing the matters to be considered and voted on at the Special Meeting is called a proxy statement. The document used to designate a proxy to vote your Shares is called a proxy card. For more information about voting by proxy, see “Information about the Special Meeting — How to Vote.”

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?

A.

If you do not attend the Special Meeting and fail to vote, either electronically at the virtual Special Meeting or by proxy, your Shares will not be voted at the Special Meeting and will not be counted as present for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, electronically at the virtual Special Meeting or by proxy, your failure to vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal, with respect to the approval threshold requiring the affirmative vote of holders of (i) a majority of the voting power of Inovalon’s outstanding common stock, voting as a single class; (ii) a majority of outstanding Company Class A Common Stock; (iii) a majority of outstanding Class B Common Stock; and (iv) a majority of the voting power of outstanding common stock, voting as a single class, held by the Public Stockholders; and (b) have no effect on the Golden Parachute Proposal (so long as a quorum is present) or the Adjournment Proposal (regardless of whether a quorum is present). For more information, see “Information about the Special Meeting.”

Q.	If my Shares are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my Shares for me?

A.

Your broker, bank or other nominee will only be permitted to vote your Shares if you instruct your broker, bank or other nominee as to how to vote. You should follow the instructions provided by your broker, bank or other nominee regarding the voting of your Shares. Under applicable stock exchange rules, absent your instructions, a broker, bank or other nominee does not have discretionary authority to vote on “non-routine” matters and all of the matters to be considered at the Special Meeting are, under such rules, “non-routine.” As a result, absent specific instructions from the beneficial owner of such Shares, your broker, bank or other nominee is not empowered to vote such Shares.

If you instruct your broker, bank or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your Shares will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each other proposal for which you did not provide voting instructions to your broker, bank or other nominee.

A failure to provide instructions with respect to any of the proposals or a broker non-vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval thresholds requiring the affirmative vote of holders of (i) a majority of the voting power of the outstanding Company Common Stock; (ii) a majority of outstanding Company Class A Common Stock; (iii) a majority of outstanding Company Class B Common Stock; or (iv) a majority of the voting power of outstanding Company Common Stock, voting as a single class, held by the Public Stockholders; (b) have no effect on the Golden Parachute Proposal; and (c) have no effect on the Adjournment Proposal (regardless of whether a quorum is present). For more information, see “Information about the Special Meeting — Voting.”

Q.	If a stockholder gives a proxy, how are the Shares voted?

A.

If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, will vote your Shares in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your Shares should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly execute your proxy card but do not mark the boxes indicating how your Shares should be voted on a matter, the Shares represented by your properly executed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal. For more information, see “Information about the Special Meeting — How to Vote.”

Q.	Can I change or revoke my vote?

A.

Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (i) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy; (ii) giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins; or (iii) attending the Special Meeting virtually and voting electronically. If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy will be considered. Please cast your vote “FOR” each of the proposals, following the instructions set forth on your enclosed proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible. For more information, see “Information about the Special Meeting  — Proxies and Revocation.”

Q.	What do I do if I receive more than one proxy or set of voting instructions?

A.

If, as of the Record Date, you hold Shares as the beneficial owner of Shares held in “street name,” or through more than one broker, bank or other nominee, and also directly as the stockholder of record or otherwise, you may receive more than one proxy card or voting instruction forms relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement in order to ensure that all of your Shares are voted.

Q.	Should I send in my stock certificates or other evidence of ownership now?

A.

No. After the Merger is completed, you will be sent a letter of transmittal with detailed written instructions for exchanging your Shares for the Merger Consideration. If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your Shares in exchange for the Merger Consideration. Please do not send in your certificates now.

Q.	What happens if I sell my Shares before the Special Meeting?

A.

The Record Date for stockholders entitled to vote at the Special Meeting is prior to both the date of the Special Meeting and the consummation of the Merger. If you transfer your Shares before the Record Date, you will not be entitled to vote at the Special Meeting and will not be entitled to receive the Merger Consideration. If you transfer your Shares after the Record Date but before the Special Meeting you will, unless special arrangements are made, retain your right to vote at the Special Meeting, but will transfer the right to receive the Merger Consideration to the person to whom you transfer your Shares. Unless special arrangements are made, the person to whom you transfer your Shares after the Record Date will not have a right to vote those Shares at the Special Meeting. For more information, see “Information about the Special Meeting  — How to Vote.”

Q.	Who will solicit and pay the cost of soliciting proxies?

A.

The Company has engaged MacKenzie Partners, Inc. to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay MacKenzie Partners, Inc. a fee of approximately $50,000 – $75,000, and to reimburse MacKenzie Partners, Inc. for certain out-of-pocket fees, charges and expenses. The Company will indemnify MacKenzie Partners, Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks, other nominees, custodians and fiduciaries representing beneficial owners of the Shares for their expenses in forwarding soliciting materials to beneficial owners of our Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies. For more information, see “Information about the Special Meeting — Solicitation of Proxies; Payment of Solicitation Expenses.”

Q.	What is householding and how does it affect me?

A.

The SEC rules permit companies and intermediaries such as brokers, banks and other nominees to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement. This process is commonly referred to as “householding” and can result in significant cost savings for the Company. To take advantage of this opportunity, the Company, brokers, banks and other nominees who hold your Shares may deliver only one proxy statement to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. For more information, see “Information about the Special Meeting  — Householding of the Proxy Statement.”

Q:	What rights do I have to seek an appraisal of my Shares?

A.

Each holder of Shares will have the right to seek appraisal of the fair value of such holder’s Shares as determined by the Delaware Court of Chancery, but only if such holder does not vote such Shares in favor of a Merger Agreement

Proposal and otherwise complies with the statutory requirements and procedures for demanding and perfecting appraisal rights set forth in Section 262 of the DGCL, which is the appraisal rights statute applicable to Delaware corporations. Failure to follow precisely any of the statutory requirements and procedures will result in the loss of appraisal rights. A copy of Section 262 of the DGCL is included as Annex F to this proxy statement and is incorporated by reference in its entirety. The requirements and procedures are also summarized in this proxy statement. For more information about appraisal rights, see “Information about the Special Meeting — Dissenters’ Rights” and Annex F to this proxy statement.

Q.	What are the material US federal income tax consequences of the Merger to me if I am a US Holder?

A.

If you are a US Holder (as defined below in “Special Factors — Material US Federal Income Tax Consequences of the Merger”), receipt of cash in exchange for Shares pursuant to the Merger generally will be a taxable transaction for US federal income tax purposes. Generally, you will recognize gain or loss equal to the difference, if any, between the amount of cash you receive and the adjusted tax basis of your Shares. However, the tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Merger will affect you. For a more detailed summary of the tax consequences of the Merger, see the section below “Special Factors — Material US Federal Income Tax Consequences of the Merger.”

Q.	What are the material US federal income tax consequences of the Merger to me if I am a Non-US Holder?

A.

If you are a Non-US Holder (as defined below in “Special Factors — Material US Federal Income Tax Consequences of the Merger”), you generally will not be subject to US federal income tax on any gain recognized in connection with the Merger unless you have certain connections to the United States. However, the tax consequences of the Merger to you will depend on your particular circumstances, and you should consult your own tax advisors to determine how the Merger will affect you. For a more detailed summary of the tax consequences of the Merger, see the section below “Special Factors — Material US Federal Income Tax Consequences of the Merger.”

Q.	What do I need to do now?

A.

We urge you to read this proxy statement carefully, including its annexes and the documents referred to as incorporated by reference in this proxy statement, as well as the related Schedule 13E-3, including the exhibits thereto, filed with the SEC, and to consider how the Merger affects you. For more information, see “Where You Can Find More Information.”

Even if you plan to attend the Special Meeting virtually, after carefully reading and considering the information contained in this proxy statement, please submit your proxy promptly to ensure that your Shares are represented at the Special Meeting.

If you are a stockholder of record, please submit your proxy for your Shares:

•	on the Internet, by following the Internet proxy instructions printed on the enclosed proxy card;

•	by telephone, using the telephone number printed on the enclosed proxy card; or

•	by mail, by marking the enclosed proxy card, dating and signing it, and returning it in the accompanying prepaid reply envelope.

If you decide to attend the Special Meeting virtually and vote electronically, your vote at the Special Meeting will revoke any proxy previously submitted.

If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, please refer to the instructions provided by your broker, bank or other nominee to see which of the above choices are available to you in order to have your Shares voted.

For more information, see “Information about the Special Meeting” and “Where You Can Find More Information.”

Q.	Who can help answer my other questions?

A.

If you have additional questions about the Special Meeting, the Merger or this proxy statement, need assistance in submitting your proxy or voting your Shares, or need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact the Company’s proxy solicitor in connection with the Special Meeting:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, New York 10018

Stockholders and brokers, banks and other nominees may call (800) 322-2885 (toll-free) or (212) 929-5500.

SPECIAL FACTORS

The following, together with the summary of the Merger Agreement set forth under the section titled “The Merger Agreement,” is a description of the material aspects of the Merger. While we believe that the following description covers the material aspects of the Merger, the description may not contain all of the information that is important to you. We encourage you to read carefully this entire document, including the Merger Agreement attached to this proxy statement as Annex A, for a more complete understanding of the Merger. The following description is subject to, and is qualified in its entirety by reference to, the Merger Agreement. You may obtain additional information without charge as described in the section titled “Where You Can Find More Information.”

We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of Shares (other than the holders of Cancelled Shares and except for any Dissenting Shares and Rollover Shares) will have the right to receive an amount in cash equal to $41.00 per share of Company Common Stock in cash (the “Merger Consideration”), without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement.

Background of the Merger

The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among members of the Special Committee, the Company Board, the Company’s representatives, Nordic Capital X, Nordic Capital X’s representatives and advisors, and other parties. Other than as described below, there have been no material contacts between the Company and Nordic Capital X in the past two years.

The Company Board, together with the Company’s management and with the assistance of the Company’s advisors, has periodically reviewed and assessed the Company’s operations, financial performance, competitive position, and growth opportunities in the context of the Company’s long-term strategic goals and plans. The Company Board, together with the Company’s management, regularly reviews potential opportunities to enhance stockholder value and considers various strategic alternatives.

Beginning in September 2019, the Company Board, together with the Company’s management, commenced a detailed strategic review that included an assessment of the Company’s operations, financial performance, leverage profile, competitive position, new product innovation opportunities, and long-term plans and an exploration of potential opportunities to further strengthen the Company’s market position and enhance stockholder value, including various alternatives to help achieve its plans such as raising equity or convertible debt, refinancing existing debt, add-on acquisitions, joint ventures, collaborations and business combinations. In connection with this strategic review, the Company Board was briefed on contacts from various potential strategic partners and the ensuing discussions of potential future opportunities for acquisitions, joint ventures and strategic partnerships, but none of these discussions led to any specific proposals.

In connection with this strategic review and as part of the Company Board’s ongoing governance and review practices, the Nominating & Corporate Governance Committee of the Company Board sought advice from outside counsel regarding fiduciary duties of directors, appropriate approaches to identify and manage potential conflicts of interest, as well as specific considerations when a director is a large stockholder, including the circumstances in which it would be prudent to form a special committee of independent directors. The Nominating & Corporate Governance Committee requested that outside counsel prepare a memorandum summarizing its advice, which was presented and discussed extensively at the regularly-scheduled meeting of the Company Board on June 17, 2020.

On August 27, 2020, the management presented to the Company Board an overview of the Company’s capital structure, which included a discussion of potential sources of strategic capital and other methods to support organic and inorganic growth opportunities. The Company Board instructed management to continue its review of sources of strategic capital and strategies for helping the Company to further accelerate and expand the achievement of its corporate objectives and mission.

On November 11, 2020, a Managing Partner at a private equity firm (referred to as “PE Firm A”) contacted Keith R. Dunleavy, the Company’s Chairman and Chief Executive Officer, via e-mail to inquire about whether the Company would be interested in a potential transaction between PE Firm A and the Company. On December 2, 2020, Dr. Dunleavy held a videoconference with representatives of PE Firm A to discuss PE Firm A’s expression of interest. Following this telephone conference, on December 4, 2020, Dr. Dunleavy informed William L. Teuber, Jr., the current lead independent director of the

Company Board, of PE Firm A’s indication of interest and informed Mr. Teuber that he would keep him and the Company Board informed of future developments with respect to PE Firm A. Following the December 2 discussion, there were no further communications between PE Firm A and the Company, its management or the Company Board until May 2021 (as described below).

On February 1, 2021, Dr. Dunleavy was introduced to an Executive Vice President of a large technology company (referred to as “Company A”) to discuss future opportunities for strategic partnerships, commercial arrangements or other transactions between Company A and the Company.

On February 11, 2021, during a regularly scheduled meeting of the Company Board, Dr. Dunleavy provided an overview of various debt and equity financings undertaken by peer group companies in the technology and healthcare industries and other strategic transactions announced by such peer group companies. The members of the Company Board discussed various strategic alternatives with management, including raising additional capital to fund acquisitions and research and development via an offering of additional equity or convertible debt or an expansion of the Company’s revolving credit facility, strategic partnerships, and additional strategies for helping the Company accelerate achievement of its corporate objectives and mission. Dr. Dunleavy also provided an overview of his engagement with PE Firm A and Company A to date (as described above). The independent members of the Company Board then met in executive session. Following this discussion and executive session, the Company Board authorized management to engage in discussions with financial advisors who could potentially assist the Company Board with an exploration of various strategic alternatives, including methods for raising strategic capital. At this time, the Company Board and management were focused on the evaluation of potential capital markets and debt transactions, but the Company Board nonetheless specifically instructed management to select a financial advisor who would be capable of advising on any and all potential strategic alternative transactions being considered.

From mid-March 2021 to mid-April 2021, Dr. Dunleavy participated in several follow-up conversations with representatives of Company A to further discuss opportunities for strategic partnerships, commercial arrangements or other transactions between the Company and Company A. On April 14, 2021, Dr. Dunleavy and five (5) additional members of the Company’s executive and senior management participated in a videoconference with representatives of Company A during which the Company and Company A discussed the Company’s data, connectivity, analytical, and broader cloud platform capabilities, as well as potential strategic opportunities for the two companies to partner in the future.

On April 20, 2021, Daniel Berglund, a Partner at one of the entities that provides advice and makes recommendations to the investment manager of Nordic Capital X (collectively, the “Nordic Capital Advisors”), arranged for an introduction via email to Dr. Dunleavy.

On May 3, 2021, at a meeting of the Company Board, J.P. Morgan presented a preliminary evaluation of the Company’s financial position and leverage profile, an assessment of market conditions generally and a preliminary comparison of the Company to other peer group companies. At the meeting J.P. Morgan discussed its views on various potential strategic alternatives, including capital markets transactions, a refinancing of the Company’s revolving credit facility, strategic partnerships, a sale of the Company and additional strategies for helping the Company accelerate and achieve its corporate objectives and mission. After extensive discussion, the Company Board concluded that the Company’s management should explore potential market interest in an acquisition of the Company before proceeding with any capital markets or debt transactions due to the potentially dilutive effect of such transactions on stockholder value. Dr. Dunleavy stated that, should the Company explore a sale, Dr. Dunleavy would only support a transaction as a stockholder in which all stockholders received the same amount and type of consideration. The independent members of the Company Board then met in executive session. Following the presentation and ensuing discussion and executive session, the Company Board authorized the engagement of J.P. Morgan in order for J.P. Morgan to pursue a multi-track exploration of: (i) a potential equity offering facilitated by one or more investment banks, (ii) a potential increase in the Company’s current credit line or revolver or both, and (iii) the initial exploration and assessment of potential strategic partnerships that could further accelerate the Company’s achievement of its corporate objectives and mission, as well as a potential sale of the Company. J.P. Morgan was selected by management and the Company Board based, in part, on J.P. Morgan’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the Company’s industry and its ability to manage a multi-track process that involved exploration of multiple strategic alternatives in parallel.

On May 18, 2021, the Company hosted a virtual investor day in which members of the Company’s management presented a detailed overview of the Company’s vision, growth strategy, markets, cloud-based platform capabilities, and financial information, including earnings guidance for fiscal year 2021. Members of the public were invited to attend the virtual investor day, and a replay of the event, as well as a copy of all presentation materials, were posted to the Company’s website following the event.

During the period from early May 2021 through July 2021, at the direction of the Company Board and under the oversight of the Company’s management, representatives of J.P. Morgan contacted over 20 potential counterparties, including PE Firm A and Company A and other potential strategic counterparties and financial sponsors (but not including Nordic Capital X), to gauge their interest in potential transactions with the Company, including a sale of the Company. J.P. Morgan, at the direction of the Company Board and under the oversight of the Company’s management, informed each party that any proposals involving an acquisition of the Company should be structured such that all of the Company’s stockholders receive the same amount and type of consideration. The Company entered into 13 confidentiality agreements (all but one of which contained standstills) with interested parties, including PE Firm A and Company A. Representatives of J.P. Morgan, along with Dr. Dunleavy and Jonathan Boldt, Chief Financial Officer of the Company, participated in management meetings with 13 of the parties that signed confidentiality agreements to provide further information regarding the Company and its financial performance. Among the parties, three large technology companies (including Company A, with the latter two referred to as “Company B” and “Company C”) conveyed interest in an acquisition or strategic partnership with the Company.

On May 26, 2021, Dr. Dunleavy participated in a videoconference with multiple representatives of the Nordic Capital Advisors, including Mr. Berglund and Fredrik Näslund, during which they mentioned that Nordic Capital X may be interested in exploring an acquisition of the Company.

On June 4, 2021, Dr. Dunleavy received an unsolicited, non-binding indication of interest addressed to Dr. Dunleavy and the Company from a private equity firm (referred to as “PE Firm B”) containing a summary of terms under which PE Firm B would be interested in acquiring the Company. J.P. Morgan had not included PE Firm B in their initial outreach to strategic counterparties and financial sponsors, and prior to receiving PE Firm B’s indication of interest, neither J.P. Morgan nor the Company had any discussions with PE Firm B regarding strategic transactions or a potential acquisitions of the Company. PE Firm B’s letter included a valuation range of $36.00 to $39.00 per share, payable in cash. On the basis of the non-binding indication of interest, Dr. Dunleavy instructed J.P. Morgan to invite PE Firm B to execute a confidentiality agreement and commence due diligence on the Company. On June 6, 2021, PE Firm B executed a confidentiality agreement (which contained a standstill) and commenced due diligence.

On June 8, 2021, J.P. Morgan received a preliminary, non-binding indication of interest addressed to Dr. Dunleavy and the Company from PE Firm A. PE Firm A’s indication of interest outlined a potential transaction in which the Company’s stockholders would receive $35.00 per share in cash, subject to further due diligence and negotiations.

On June 9, 2021, J.P. Morgan received a preliminary, non-binding indication of interest addressed to Dr. Dunleavy and the Company from a private equity firm participating in the process based on J.P. Morgan’s original outreach to financial sponsors (referred to as “PE Firm C”). PE Firm C’s indication of interest outlined a potential transaction in which the Company’s stockholders would receive $34.00 per share, payable in cash, subject to further due diligence and negotiations.

On June 9, 2021, J.P. Morgan received an updated non-binding indication of interest addressed to Dr. Dunleavy and the Company from PE Firm B. PE Firm B’s letter included a valuation range of $38.00 to $40.00 per share, payable in cash, subject to further due diligence and negotiations, which cash consideration would be financed with a mixture of debt and equity.

On June 9, 2021, at a meeting of the Company Board, J.P. Morgan presented an update on the Company’s multi-track exploration of: (i) a potential equity offering facilitated by one or more investment banks; (ii) a potential increase in the Company’s current credit line or revolver or both; and (iii) interest in a strategic partnership with or acquisition of the Company sought via outreach to various potential acquirers of the Company, including public companies and private equity firms. J.P. Morgan also presented a preliminary summary of valuation perspectives on the Company, including historical trading data and equity value per share derived from trading multiples, transaction multiples and a discounted cash flow analysis. Representatives of J.P. Morgan also provided an update on: (i) the three preliminary, non-binding indications of interest received from PE Firm A, PE Firm B, and PE Firm C, respectively, all of which remained subject to various contingencies, including ongoing diligence of the Company and continued engagement with Company management, and (ii) continuing engagement with several large technology companies (including Company B and Company C). Representatives of J.P. Morgan also informed the Company Board that Company A had indicated that it would no longer be participating in the process. Dr. Dunleavy reiterated his commitment to support potential sale transactions as a stockholder only if all of the Company’s stockholders received the same amount and type of consideration. The independent members of the Company Board then met in executive session. Following the presentation and ensuing discussion and executive session, the Company Board authorized the engagement of Latham & Watkins LLP (referred to as “Latham & Watkins”) as legal counsel to the Company in connection with its exploration of, among other options, a potential equity offering and/or refinancing of its revolving credit facility and a potential sale of the Company or strategic partnership with the Company. The Company Board selected Latham & Watkins based, in part, on its experience representing companies engaged in a multi-track strategic alternatives review that could involve one or more capital markets and M&A transactions.

On June 11, 2021, the Company retained Latham & Watkins as legal counsel to the Company.

On June 17, 2021, at a meeting of the Company Board, Dr. Dunleavy presented an update on the three preliminary, non-binding indications of interest received from PE Firm A, PE Firm B, and PE Firm C. Dr. Dunleavy informed the Company Board that: (i) PE Firm A had informed J.P. Morgan that it was unwilling to increase the price per share from what was included in its original indication of interest and (ii) PE Firm B was continuing its due diligence review of the Company. Additionally, Dr. Dunleavy informed the board that J.P. Morgan, at the direction of the Company’s management, and the Company’s management continued to engage with several large companies in the software and technology industries (including Company B and Company C) regarding their potential interest in an acquisition of the Company. The independent members of the Company Board then met in executive session. Following the presentation and ensuing discussion and executive session, the Company Board instructed the Company’s management to continue its exploration of potential strategic alternatives for the Company.

During the period from mid-June through mid-July 2021, the Company’s management and representatives of J.P. Morgan, at the direction of the Company’s management, continued discussions with Company B and Company C. While both companies initially expressed interest in potentially acquiring the Company, both later determined that they would instead be interested in participating in the equity financing consortium of other potential bidders.

To date, J.P. Morgan had not included Nordic Capital X in its outreach to strategic counterparties and financial sponsors. In late June 2021, based on the preliminary conversation held between Dr. Dunleavy and representatives of the Nordic Capital Advisors (as described above), Dr. Dunleavy instructed J.P. Morgan to reach out to Nordic Capital X and invite it to participate in the ongoing strategic alternatives review. On June 24, 2021, Nordic Capital X executed a confidentiality agreement (which contained a standstill) and commenced due diligence.

On July 1, 2021, PE Firm B submitted an updated non-binding indication of interest revising its proposed price to $38.00 per share in cash. At the direction of the Company’s management and based on discussions of the Company Board at the meeting held on June 17, 2021, J.P. Morgan informed PE Firm B that it would need to increase its proposed price per share in order to proceed in the process. PE Firm B responded that it would not increase its price, and that representatives of J.P. Morgan should notify it if circumstances change and there was an opportunity to move forward at PE Firm B’s proposed price.

On July 2, 2021, Dr. Dunleavy met with the CEO of a company in the healthcare industry (referred to as “Company D”) to discuss the capabilities and industry vision of the Company. Based on the initial discussion, the parties agreed to meet again on July 3, 2021. During a follow-up discussion between Dr. Dunleavy and the CEO of Company D on July 12, 2021, the CEO of Company D expressed an interest in exploring an acquisition of the Company. On July 13, 2021, Company D executed a confidentiality agreement (which contained a standstill) and commenced due diligence.

On July 5, 2021, Dr. Dunleavy met with representatives of the Nordic Capital Advisors (including Kristoffer Melinder, Mr. Naslund and Mr. Berglund) in person to discuss a potential transaction in which Nordic Capital X would acquire the Company. Detailed terms of the potential transaction (including price and structure) were not discussed, but representatives of the Nordic Capital Advisors indicated that Nordic Capital X would follow up with a written indication of interest. During the meeting, representatives of the Nordic Capital Advisors observed that, in transactions of a similar size and assuming an advanced stage of discussions, Nordic Capital X would typically request that members of management participate in a rollover of their investment. Dr. Dunleavy stated that he could not consider any rollover at this point but he understood Nordic Capital Advisors’ position, and he would only be willing to discuss the matter further if Nordic Capital X’s rollover proposal was supported by the Company Board.

On July 6, 2021, Dr. Dunleavy received an unsolicited email from an additional private equity firm (referred to as “PE Firm D”) expressing an interest submitting an indication of interest in acquiring the Company. Dr. Dunleavy forwarded the email to representatives of J.P. Morgan, who, at the direction of the Company’s management, invited PE Firm D to participate in the sale process. On July 7, 2021, PE Firm D executed a confidentiality agreement (which contained a standstill) and commenced due diligence.

On July 12, 2021, J.P. Morgan received a written preliminary, non-binding indication of interest from Nordic Capital X addressed to the Company Board. Nordic Capital X’s indication of interest outlined a potential transaction in which the Company’s stockholders would receive $43.00 per share in cash, subject to further due diligence and negotiations, which cash consideration would be financed with a mixture of debt and equity. Nordic Capital X’s indication of interest expressly stated that it was not contingent on any member of management participating in a rollover of their holdings and also expressly stated that, if the contemplated equity financing for the transaction were to include any material participation by the Company’s significant stockholders, then Nordic Capital X’s indication of interest was conditioned on (1) the Company Board forming a special committee of independent directors to consider Nordic Capital X’s proposal and such special committee making a favorable recommendation to the Company Board and indicated that Nordic Capital X would not move forward with their proposal unless it is recommended by such a special committee, and (2) adoption of the Merger Agreement by a fully informed vote of a majority of shareholders who are not affiliated with such significant shareholders. The indication of interest requested that the Company enter into an exclusivity agreement with Nordic Capital X for a period of up to four weeks in order for Nordic Capital X to complete its due diligence and negotiate a definitive agreement, which request for exclusivity was not granted by the Company or the Company Board.

On July 13, 2021, the Company Board held a meeting attended by the Company’s management and representatives of J.P. Morgan and Latham & Watkins to discuss the indication of interest received from Nordic Capital X and the preliminary outreach from PE Firm D. J.P. Morgan advised the Board that PE Firm D indicated verbally that it was prepared to submit a preliminary, non-binding indication of interest in the low $40 per share, payable in cash, but that PE Firm D would require an additional six weeks to complete its due diligence review of the Company. Additionally, J.P. Morgan informed the Company Board that J.P. Morgan, at the direction of the Company’s management, and the Company’s management continued to seek out and engage with other potential buyers or strategic partners of the Company, including companies in the software and technology industries, and while no other party had submitted an indication of interest in acquiring the Company, certain potential strategic partners (including Company B and Company C) suggested that they would be interested in participating in an equity financing consortium of other potential bidders. The Company Board discussed the possibility of requesting that Nordic increase its offer price to $44.00 per share and provide further details on its sources of debt and equity financing in exchange for the Company accepting its request for a period of exclusivity. The Company Board also discussed the likelihood that Nordic Capital X may request that Dr. Dunleavy participate in a rollover of a portion of his shareholding in the Company in light of the Company Board’s understanding of typical market practices for financial sponsors and the statements made during the July 5 meeting between Dr. Dunleavy and representatives of the Nordic Capital Advisors and in Nordic Capital X’s July 12, 2021 indication of interest with regard to a rollover. After extensive discussions with J.P. Morgan and Latham & Watkins, including regarding its fiduciary duties in considering proposals for a possible acquisition or merger and appropriate approaches to identify and manage potential conflicts of interest as originally discussed by the Company Board in June 2020 after consultation with outside counsel, the Company Board decided to form a special committee of the Company Board in the event that Nordic Capital X proposed transaction terms that would include Dr. Dunleavy or any affiliate of the Company receiving different consideration than the Public Stockholders. The Company Board also authorized J.P. Morgan and the Company’s management to continue discussions with Nordic Capital X and propose a price of $44.00 per share in exchange for the Company considering entering into an exclusivity agreement. The Company Board instructed Latham & Watkins to prepare a form of exclusivity agreement that could be used in the event that the Company Board decided to accommodate Nordic Capital X’s request for exclusivity.

On July 14, 2021, Nordic Capital X submitted to J.P. Morgan an updated, written non-binding indication of interest addressed to the Company Board outlining a potential transaction in which the Company’s stockholders would receive $44.00 per share in cash, subject to further due diligence, which cash consideration would be financed with a mixture of debt and equity, including equity that Nordic Capital X expected to raise from third parties. While the updated indication of interest did not include any discussion of a potential rollover by members of the Company’s management or the Company’s significant stockholders, the indication of interest again expressly conditioned any rollover structure on (1) the Company Board forming a special committee to consider Nordic Capital X’s proposal and such special committee making a favorable recommendation to the Company Board, and (2) adoption of the Merger Agreement by a fully informed vote of a majority of shareholders who are not affiliated with such shareholders participating in such rollover (the “Approval Conditions”). The updated indication of interest reiterated Nordic Capital X’s request for a period of exclusive negotiations.

On July 14, PE Firm D informed representatives of J.P. Morgan that it would no longer be participating in the process.

On July 15, 2021, in response to Nordic Capital X’s updated indication of interest, representatives of J.P. Morgan shared a draft exclusivity agreement that was prepared by Latham & Watkins with representatives of the Nordic Capital Advisors.

On July 15, 2021, representatives of Company D participated in a management presentation with Dr. Dunleavy and Mr. Boldt to provide information regarding the Company and its financial performance.

On July 16, 2021, representatives from Latham & Watkins participated in a call with representatives of Kirkland & Ellis LLP, outside counsel for the investment manager of Nordic Capital X (referred to here as “Kirkland & Ellis”) in which the parties discussed process matters and due diligence information. During this call representatives of Latham & Watkins and Kirkland & Ellis discussed the fact that the Company Board was meeting soon to consider and approve the establishment of a special committee and also that they would each expect the special committee would need to evaluate whether the Company should enter into any exclusivity arrangement with Nordic Capital X.

On July 18, 2021, the CEO of Company D informed Dr. Dunleavy that Company D would require at least 90 days to complete its due diligence review of the Company and was therefore was not able to submit an indication of interest on a timeline that would be competitive with other potential bidders. However, the CEO of Company D noted that it would be interested in participating in the equity financing consortium of other potential bidders in an amount up to $500 million, and Company D planned to continue its due diligence review in order to potentially participate in such an investment.

On July 18, 2021, the Company Board held a meeting attended by the Company’s management and representatives of J.P. Morgan and Latham & Watkins to discuss and receive an update on discussions with Nordic Capital X and other potential acquirers and strategic partners. Based on discussions that occurred following the July 13, 2021 meeting of the Company Board, J.P. Morgan indicated that they were increasingly confident that Nordic Capital X would be able to assemble an equity financing consortium to support a $3.5 billion equity commitment and secure $3 billion of debt financing commitments that was outlined in its most recent indication of interest. Dr. Dunleavy also noted that Company D had stated it expected to participate in the equity financing consortium of other potential bidders. While the updated indication of interest did not include any discussion of a potential rollover by members of the Company’s management or the Company’s significant stockholders, the Company Board again discussed the possibility that Nordic Capital X may request that Dr. Dunleavy participate in a rollover and determined that such a request from Nordic Capital X was reasonably likely. Accordingly, representatives of Latham & Watkins reviewed with the Company Board its fiduciary duties in considering proposals for a possible acquisition or merger, appropriate approaches to identify and manage potential conflicts of interest, as well as specific considerations when a director is a large stockholder. Following extensive discussions with its legal and financial advisors and consistent with its discussions on June 17, 2020 and July 13, 2021, the independent members of the Company Board unanimously passed resolutions, effective as of July 18, 2021, to form the Special Committee, with Mr. Teuber, William D. Green and Mark A. Pulido as its members. The Company Board determined each member of the Special Committee to be unaffiliated with, and otherwise independent from, Dr. Dunleavy and to be otherwise independent and disinterested with respect to the Special Committee’s mandate. The Special Committee was delegated the full power and authority of the Company Board to review, evaluate and negotiate potential strategic alternatives, including the power to reject one or more proposals and not engage in any transaction, to retain its own advisors and to make a recommendation to the Company Board regarding any such transaction. The resolution also provided that the Company Board would not recommend any potential transaction to the Company’s stockholders without a prior favorable recommendation by the Special Committee. Dr. Dunleavy expressed his full support for the establishment of the Special Committee while abstaining from the vote itself.

On July 20, 2021, the Special Committee held a meeting attended by representatives of Latham & Watkins to discuss, among other topics, organizational matters to facilitate the Special Committee’s work, including the election of Mr. Teuber as its chairman. After discussion and deliberation, the Special Committee approved the selection of Latham & Watkins as legal counsel to the Special Committee. The Special Committee selected Latham & Watkins based, in part, on their industry knowledge and experience, experience representing special committees in circumstances similar to that of the Special Committee and the absence of conflicts of interest with the Company’s management (including Dr. Dunleavy) and Nordic Capital X. The Special Committee determined that, although Latham & Watkins had been retained in June 2021 as counsel to the Company, Latham & Watkins was not the Company’s historic counsel and was independent of Company management and Dr. Dunleavy. Additionally, the Special Committee approved the selection of Morris, Nichols, Arsht & Tunnell LLP (referred to as “Morris Nichols”) as special Delaware counsel to the Special Committee based, in part, on their experience with matters of Delaware Law and the absence of conflicts of interest with the Company’s management and potential bidders. The Special Committee also discussed the various potential financial advisors that the Special Committee would consider for engagement as independent financial advisors to the Special Committee. After discussing multiple potential financial advisors to the Special Committee, the Special Committee directed Mr. Teuber to work with Latham & Watkins to contact Evercore and another experienced financial advisor with a national reputation to present their credentials to the Special Committee. The Special Committee also discussed the Company’s efforts through J.P. Morgan to seek out and engage with potential strategic and private equity acquirers of the Company, the projections that were prepared by management of the Company and Nordic Capital X’s most recent indication of interest. The Special Committee noted Nordic Capital X’s request for a period of exclusive negotiations and the fact that a draft form of exclusivity agreement had previously been shared with Nordic Capital X. The Special Committee determined that it would not authorize the Company to enter into an exclusivity agreement until Nordic Capital X provided greater clarity on its sources of financing necessary to support the economic terms outlined in its indication of interest, including any contemplated rollover by members of management and significant stockholders. The Special Committee authorized Latham & Watkins to contact Kirkland & Ellis to inform them of the decision.

Following the Special Committee meeting, representatives of Latham & Watkins participated in a call with representatives of Kirkland & Ellis in which Latham & Watkins confirmed to Kirkland & Ellis that the Company Board had formed the Special Committee and that the Special Committee would need to authorize and approve any exclusivity agreement.

On July 21, 2021, representatives of the Nordic Capital Advisors requested (via J.P. Morgan) that Dr. Dunleavy participate in a rollover of a portion of his investment in the Company. On the same date, Dr. Dunleavy informed the Special Committee of this request and indicated that he would be willing to consider a potential rollover of some portion of investment in the Company if discussions with Nordic Capital X were to progress favorably and if the Special Committee was supportive of Nordic Capital X’s indication of interest. Dr. Dunleavy also indicated that be believed that Mr. Andre Hoffmann (a holder of Company Class A Shares and a beneficial interest in the Company Class B Shares held by Cape Capital) would be willing to consider a potential rollover of some portion of Cape Capital’s investment in the Company. Following deliberations, the Special Committee determined that it was unlikely that Nordic Capital X would proceed with the acquisition without securing a rollover commitment from Dr. Dunleavy. Accordingly, based on the Special Committee’s understanding that Nordic Capital X would not proceed with a transaction unless Dr. Dunleavy participated in a rollover, the Special Committee authorized Dr. Dunleavy to commence preliminary negotiations with Nordic Capital X regarding a potential rollover of a portion of Dr. Dunleavy’s and Cape Capital’s investment in the Company.

On July 22, 2021, the Special Committee held a meeting attended at various times by representatives of Evercore and another experienced financial advisor to further evaluate each financial advisor’s capabilities. During the portion of the meeting attended by representatives of Evercore, the Special Committee inquired about any material relationships that Evercore may have with the Company or potential counterparties that may impair its independence. Evercore confirmed that it had no material relationships with the Company and committed to delivering a written memorandum summarizing its material relationships with potential counterparties, including Nordic Capital X and Dr. Dunleavy. Following the presentations by Evercore and the other potential financial advisor, the members of the Special Committee and representatives of Latham & Watkins had further discussions about the qualifications, experience and independence (including any material relationships with the Company and potential counterparties, including Nordic Capital X and Dr. Dunleavy, disclosed by each financial advisor during the meeting) of each potential financial advisor, and the financial analyses and other actions to be performed by the Special Committee’s financial advisor. After discussion and deliberation, the Special Committee directed Mr. Teuber working with Latham & Watkins to obtain engagement proposals from each potential financial advisor.

On July 23, 2021, the Special Committee held a meeting attended by representatives of Latham & Watkins to discuss the engagement proposals and presentations of each potential financial advisor to the Special Committee. After discussion and deliberation, the Special Committee approved the selection of Evercore as independent financial advisor to the Special Committee, based in part on Evercore’s qualifications, expertise and reputation, its knowledge of and involvement in recent transactions in the Company’s industry and take-private transactions generally, its knowledge of the Company’s business and affairs. The Special Committee directed Mr. Teuber to communicate the engagement selection to Evercore that day and have them commence work. The Special Committee entered into an engagement letter with Evercore on August 10, 2021.

On July 23, 2021, the CEO of Company D called representatives of the Nordic Capital Advisors and Dr. Dunleavy to inform each of them that Company D was no longer interested in participating in the equity financing consortium of other bidders and would instead focus on other initiatives.

On July 25, 2021, at a meeting of the Special Committee attended by representatives of J.P. Morgan, Evercore and Latham & Watkins, J.P. Morgan presented a detailed preliminary summary of the bidder outreach conducted and indications of interest received to date and the criteria used to seek out these potential bidders. After J.P. Morgan left the meeting, the Special Committee discussed the presentation and its overall assessment of bidder outreach extensively with representatives of Evercore and Latham & Watkins.

In late July 2021 and August 2021, the Special Committee held a total of 23 meetings with its advisors in which they discussed updates on the sale process, the due diligence being conducted by Nordic, the Company’s management’s financial forecast, Evercore’s preliminary financial analyses of the Company, the Company’s management’s proposal regarding treatment of equity incentives for employees, and key issues in a draft Merger Agreement and ancillary documents. All meetings included discussion among the members of the Special Committee with representatives of Latham & Watkins. During these meetings, the Special Committee again discussed Nordic Capital X’s request for a period of exclusive negotiations and determined that no period of exclusivity would be granted unless Nordic Capital X provided detailed information on sources of financing. Additionally, the Special Committee and its advisors discussed the proposed terms of a Merger Agreement that would be provided to Nordic Capital X. The draft expressly stated that in addition to the stockholder vote required by Delaware law, the Special Committee would, consistent with Nordic Capital X’s prior proposals, further require that the majority of Public Stockholders also approve the transaction. The Special Committee and its advisors discussed that this so-called “majority of the minority” vote would, consistent with Nordic Capital X’s prior proposals, be a non-waivable condition for the transaction, and that such vote requirement would also be communicated to Dr. Dunleavy and Cape Capital in the event they agreed to roll over any of their shares of the Company. Additionally, the Special Committee and its advisors discussed various provisions in the Merger Agreement that were designed to maximize value and certainty for the Public Stockholders, including a “go shop” that would allow the Company to continue to solicit acquisition proposals following the signing of a definitive Merger Agreement.

During this same period, following the discussions with representatives of the Nordic Capital Advisors that were authorized by the Special Committee on July 21, 2021, Dr. Dunleavy informed the Special Committee that he had originally indicated to Nordic Capital X that, if the Special Committee was supportive of Nordic Capital X’s proposal to acquire the Company, that he would be willing to consider participating in a rollover in an amount up to $400 million, but representatives of the Nordic Capital Advisors had informed him that Nordic Capital X would not be likely to proceed with a transaction unless Dr. Dunleavy increased the proposed size of his rollover to $700 million. Dr. Dunleavy also informed the Special Committee that Mr. Hoffmann would be willing to consider coordinating a rollover by Cape Capital in an amount up to $300 million. The Special Committee authorized Dr. Dunleavy to negotiate with Nordic Capital X about the size of his and Cape Capital’s rollover and to initiate negotiations regarding agreements relating to the rollover arrangements, subject to the Special Committee’s review and approval. Members of the Special Committee also recommended that Dr. Dunleavy, Mr. Hoffmann and Cape Capital retain independent legal advisors.

On July 26, 2021, the Company Board held a meeting attended by Dr. Dunleavy and Mr. Boldt to discuss the 2021-2023 financial projections for the Company prepared by management (the “Projections”) and the assumptions underlying such Projections. Also in attendance were representatives of Latham & Watkins. Mr. Boldt provided an overview of the models, projections and assumptions included in the Projections and confirmed that such Projections were consistent with metrics used in ordinary-course quarterly presentations to the Company Board and the guidance shared with the public during the May 18 2021 virtual investor day. Mr. Boldt also confirmed that the Projections were consistent with the diligence materials shared with Nordic Capital X and all other potential bidders and strategic partners. After extensive discussion, the independent members of the Company Board approved the Projections for use in valuation analyses conducted by J.P. Morgan and Evercore. During this meeting, the members of the Special Committee and Latham & Watkins updated the independent directors of the Board who are not on the Special Committee about the analyses and activities undertaken by the Special Committee.

On July 26, 2021, the Special Committee with representatives of Evercore and Latham & Watkins in attendance, discussed the process of evaluating alternatives, Nordic Capital X’s due diligence and the projections presented by the Company’s management at the Company Board meeting earlier in the day.

On July 27, 2021, Bloomberg published an article reporting that Nordic Capital X was in discussions to acquire the Company. In light of the preliminary stage of negotiations and the absence of specific details, neither the Company nor Nordic Capital X issued a comment on the Bloomberg article.

On July 28, 2021, representatives of J.P. Morgan transmitted to the Company Board a written memorandum disclosing J.P. Morgan’s material relationships with respect to the Company and Nordic Capital X.

On July 29, 2021, representatives of Evercore transmitted to the Special Committee a written memorandum disclosing Evercore’s material relationships with respect to several potential counterparties, including Nordic Capital X and Dr. Dunleavy.

On July 30, 2021, Dr. Dunleavy informed the Special Committee that he, Mr. Hoffmann and Cape Capital had retained Morgan, Lewis & Bockius LLP (referred to as “Morgan Lewis”) as their legal counsel.

On August 1, 2021, the Company Board held a meeting attended by Dr. Dunleavy and Mr. Boldt to discuss the 2024-2025 financial extrapolations for the Company prepared by management (based on the previously-approved Projections) and the assumptions underlying such extrapolations. Also in attendance were representatives of Latham & Watkins. Mr. Boldt provided an overview of the models, projections and assumptions included in the extrapolations. After Dr. Dunleavy and

Mr. Boldt left the meeting and extensive discussion among the independent directors, the independent members of the Company Board approved the extrapolations for use in valuation analyses conducted by J.P. Morgan and Evercore. During this meeting, the members of the Special Committee and Latham & Watkins updated the independent directors of the Board who are not on the Special Committee about the Special Committee’s activities, Evercore’s views regarding the outreach to potential acquirers of the Company conducted by J.P. Morgan and Nordic Capital X’s ongoing due diligence efforts and equity and debt financing activities.

On August 2, 2021, the Special Committee, with representatives of Evercore and Latham & Watkins in attendance, discussed the sale process and the projections presented by management at the Company Board meeting on August 1, 2021. At the end of the meeting, the Special Committee invited Dr. Dunleavy to join the meeting to provide his views to the Special Committee regarding the potential treatment of equity incentive compensation in connection with a potential sale transaction.

On August 4, 2021, after extensive review by the Special Committee, the Special Committee instructed Latham & Watkins to circulate to Kirkland & Ellis LLP an initial draft of the Merger Agreement relating to the proposed transaction which contained, among other terms favorable to the Company, a “go shop” provision. Acting on the Special Committee’s instructions, Latham & Watkins circulated the initial draft of the Merger Agreement to Kirkland & Ellis.

On August 5, 2021, the Special Committee, with representatives of Evercore and Latham & Watkins in attendance, reviewed the 2024-2030 financial extrapolations for the Company prepared by the Company’s management (based on the previously-approved Projections) and the assumptions underlying such extrapolations. After extensive review and discussion, the Special Committee approved the ten-year extrapolations for use in valuation analyses conducted by J.P. Morgan and Evercore.

On August 6, 2021, independent members of the Company Board with representatives of Evercore and Latham & Watkins in attendance, reviewed the 2024-2030 financial extrapolations for the Company prepared by the Company’s management (based on the previously-approved Projections) and the assumptions underlying such extrapolations. After extensive review and discussion, the independent members of the Company Board approved the ten-year extrapolations for use in valuation analyses conducted by J.P. Morgan and Evercore (such 2024-2030 financial extrapolations, as approved by the Special Committee and the independent members of the Company Board for use in valuation analyses conducted by J.P. Morgan and Evercore, the “Extrapolations”). During this meeting the Special Committee also provided an update on the proposal received from Nordic Capital X, Nordic Capital X’s due diligence and financing, and the progress of negotiations of the Merger Agreement and ancillary documents. Latham & Watkins provided an overview of the key terms of the Merger Agreement that was previously shared with Kirkland & Ellis to the independent members of the Company Board who are not on the Special Committee.

On August 10, 2021, Kirkland & Ellis circulated to Latham & Watkins a revised draft of the Merger Agreement which removed the “go shop” provision, proposed a Company Termination Fee representing 3.5% of the Company’s equity value and revised other key terms. Kirkland & Ellis also circulated to Latham & Watkins initial drafts of the Debt Commitment Letter, Equity Commitment Letter and Limited Guarantee.

On August 10, 2021, the Special Committee held a meeting attended by representatives of Evercore and Latham & Watkins in which representatives of Evercore reviewed its preliminary financial analysis.

On the evening of August 10, 2021, representatives of the Nordic Capital Advisors verbally informed J.P. Morgan that Nordic Capital X was unable to assemble an equity financing consortium at a price of $44.00 per share and accordingly Nordic Capital X would be unable to proceed with the proposed transaction on the economic terms previously outlined in its non-binding indication of interest. Representatives of the Nordic Capital Advisors stated that Nordic Capital X planned to send an updated indication of interest that would outline a potential transaction in which the Company’s stockholders would receive $40.50 per share in cash, which cash consideration would be financed with a mixture of debt and equity. Representatives of the Nordic Capital Advisors also informed J.P. Morgan that Nordic Capital X expected to request that Dr. Dunleavy increase his rollover amount to $1 billion to help provide additional equity financing necessary to fund the proposed transaction.

On August 11, 2021, the Special Committee held a meeting attended by representatives of J.P. Morgan, Evercore and Latham & Watkins to discuss the update provided by representatives of the Nordic Capital Advisors. The Special Committee instructed the representatives of J.P. Morgan and Evercore to reach out to a specified list of other potential buyers and strategic partners, in addition to those that had been contacted previously, to assess whether another party would be willing to offer a price that exceeded Nordic Capital X’s updated proposal. The Special Committee also instructed the representatives of J.P. Morgan and Evercore to re-solicit interest of the strategic and private equity bidders who had previously shown interest in exploring a transaction with the Company, including PE Firm B. The Special Committee also instructed the representatives of J.P. Morgan to inform Nordic Capital X that a price of $40.50 was inadequate and that the Special Committee would not approve any transaction in which Dr. Dunleavy rolled over more than the $700 million contemplated in connection with Nordic Capital X’s prior proposal, as the Special Committee viewed any transaction that included a lower price and an increased investment by Dr. Dunleavy as problematic. The Special Committee also instructed J.P. Morgan and Latham & Watkins to discontinue Merger Agreement negotiations with Nordic Capital X until Nordic Capital X submitted a revised indication of interest in writing with terms the Special Committee believed it could approve, including a detailed sources and uses table outlining the debt and equity financing for a transaction.

On August 11, 2021, Nordic Capital X submitted an updated non-binding written indication of interest outlining a potential transaction in which the Company’s stockholders would receive $40.25 per share in cash, subject to further due diligence and negotiations, which cash consideration would be financed with a mixture of debt and equity, including a combined rollover amount by Dr. Dunleavy and Cape Capital of $1.1 billion. Nordic Capital X’s updated indication of interest reiterated that given the rollover Nordic Capital X was requiring from Dr. Dunleavy and Mr. Hoffmann, that Nordic Capital X’s non-binding offer (and any subsequent offer) would be conditioned on the satisfaction of the Approval Conditions and that the Approval Conditions would not be waivable. Based on prior instructions from the Special Committee, J.P. Morgan informed representatives of the Nordic Capital Advisors that this proposal was unacceptable and that the Special Committee would not consider any further proposal from Nordic Capital X unless it included a higher price per share and Dr. Dunleavy’s proposed rollover would not exceed the previously contemplated $700 million.

Between August 11, 2021 and August 13, 2021, J.P. Morgan, at the direction of the Company’s management, engaged in discussions with representatives of the Nordic Capital Advisors regarding revised economic terms for a potential transaction. As instructed by the Special Committee, representatives of Evercore and J.P. Morgan also reached out to 10 potential counterparties, including PE Firm B and Company D as well as other strategic counterparties and financial sponsors, to gauge their interest in a potential acquisition of the Company at a price at or above $41.00 per share.

On August 13, 2021, Nordic Capital X submitted an updated non-binding written indication of interest outlining a potential transaction in which the Company’s stockholders would receive $41.00 per share in cash, which cash consideration would be financed with a mixture of debt and equity, including a rollover by Dr. Dunleavy of $700 million and Cape Capital of $300 million.

The Special Committee held a meeting on August 13, 2021 with representatives of J.P. Morgan, Evercore and Latham & Watkins to discuss, among other items, an update on J.P. Morgan’s discussions with representatives of the Nordic Capital Advisors and Nordic Capital X’s revised economic terms for the transaction. Representatives of J.P. Morgan and Evercore also provided an update on their outreach to other potential counterparties that may be interested in an acquisition of the Company. Representatives of J.P. Morgan and Evercore reported that certain potential counterparties declined to participate further in a sale process, other potential counterparties responded with varying degrees of interest, but no potential counterparty had expressed an interest in offering a price at or above $41.00 per share. As a result, the Special Committee authorized J.P. Morgan and Latham & Watkins to resume discussions with Nordic Capital X and Kirkland & Ellis regarding the terms of a potential transaction on the revised economic terms proposed in Nordic Capital X’s August 13 indication of interest.

On August 15, 2021, Nordic Capital X submitted an updated non-binding indication of interest that provided greater detail on its sources of debt and equity financing for the transaction, including a rollover by Dr. Dunleavy of $700 million (consistent with the amount that Nordic Capital X had previously indicated was required in order for them to proceed with the transaction and the amount that the Special Committee had previously supported) and an increased rollover by Cape Capital to $600 million (which increase was determined by the Special Committee at a subsequent meeting to be necessary in order to finance all required payments in connection with the transaction). Nordic Capital X’s updated indication of interest included the Approval Conditions.

The Special Committee held a meeting on August 16, 2021 with representatives of J.P. Morgan, Evercore and Latham & Watkins to discuss, among other items, the status of the communications with other parties who may be interested in a transaction with the Company at price at or above $41.00 per share, the ongoing negotiations with Nordic Capital X and the open issues in the draft Merger Agreement. Representatives of Latham & Watkins stated that, after extensive negotiations, the remaining material open issues in the Merger Agreement included: (i) whether a “go shop” provision allowing the Company to continue to solicit acquisition proposals following the signing of a definitive Merger Agreement would be included, (ii) the relative sizes of the Company Termination Fee and Parent Termination Fees, and (iii) the date on which the parties could terminate the Merger Agreement if the closing conditions have not been satisfied at such time (other than as a result of breach by a party). Latham & Watkins explained that Kirkland & Ellis had informed them that Nordic Capital X would be unwilling to proceed with any transaction that included a “go shop” provision in the Merger Agreement. After extensive discussions, and noting: (1) the extensive bidder outreach activity by J.P. Morgan and Evercore since May 2021 (including outreach to over 30 potential bidders, 14 of which signed confidentiality agreements and commenced due diligence), (2) the Bloomberg article published almost three weeks earlier, (3) the fact that the Company had not granted exclusivity to any potential bidder, (4) the fact that no other potential bidder had offered to acquire the Company at a price at or in excess of $41.00 per share, (5) Nordic Capital X’s willingness to reduce the size of the Company Termination Fee to an amount representing to 2.75% of the Company’s equity value, (6) the high degree of deal certainty reflected in the terms of the Merger Agreement, including the size of the Parent Termination Fee, the Equity Commitment Letter, Debt Commitment Letter and the Limited Guarantee, and (7) the fact that Nordic Capital X was unwilling to proceed with any transaction that included a “go shop” provision, the Special Committee determined that it would be reasonable to accept the removal of the “go shop” provision in exchange for Nordic Capital X agreeing to a smaller Company Termination Fee, a longer Merger Agreement termination date and other Company-favorable terms in the Merger Agreement. The Special Committee instructed Latham & Watkins to continue to negotiate the terms of the Merger Agreement and finalize all ancillary documents.

Between August 16, 2021 and August 18, 2021, the Special Committee and Nordic Capital X through their respective legal advisors continued to engage in ongoing negotiations of various definitive transaction documents, including the Merger Agreement, the Equity Commitment Letter, the Limited Guarantee, and various ancillary agreements.

The Company Board held a meeting on the afternoon of August 17, 2021, at which time it reviewed with the Company’s management, together with the Company’s and the Special Committee’s legal and financial advisors, a status update on negotiations of the definitive transaction. At the meeting, Latham & Watkins reported on the resolution of certain key economic terms of the transaction and the remaining open issues in the definitive documentation. Representatives of Latham & Watkins reviewed the terms of the Merger Agreement and other ancillary agreements. Representatives of J.P. Morgan and Evercore reviewed the terms of the transaction, the sources and uses of funds in the transaction, and their respective financial analyses of the Company. The independent members of the Company Board then met in executive session and received a briefing from the members of the Special Committee.

On August 18, 2021, representatives of Evercore transmitted to the Special Committee an update to its written memorandum disclosing Evercore’s material relationships with respect to several potential counterparties, including Nordic Capital X and Dr. Dunleavy.

The Company Board met again on the afternoon of August 18, 2021 with the Company’s management, together with the Company’s and the Special Committee’s legal and financial advisors to receive an update on the status of negotiations. The independent members of the Company Board then met in executive session and received a briefing from the members of the Special Committee.

The Special Committee met again on the evening of August 18, 2021, at which time it reviewed with representatives from Evercore and Latham & Watkins the final outcome of negotiations. Representatives of Evercore delivered to the Special Committee its opinion, subsequently confirmed by delivery of a written opinion that, based upon and subject to the assumptions, limitations, qualifications and conditions set forth in its opinion, as of August 18, 2021, the Merger Consideration of $41.00 per share to be received by the Public Stockholders in the Merger was fair, from a financial point of view, to the Public Stockholders. After discussing the final terms of the Merger Agreement, the Special Committee ultimately unanimously recommended that the Company Board approve the execution by the Company of definitive transaction documents and recommend that the Company’s stockholders vote to adopt the Merger Agreement.

The Company Board met again on the evening of August 18, 2021, at which time the Special Committee conveyed its recommendation that the Company Board approve the execution by the Company of definitive transaction documents and recommend that the Company’s stockholders vote to adopt the Merger Agreement. The Company Board then reviewed with the Company’s management, together with the Company’s legal and financial advisors, including representatives of J.P. Morgan, Evercore and Latham & Watkins, the final outcome of negotiations. Representatives of J.P. Morgan, as financial advisor to the Company rendered an oral opinion, subsequently confirmed by delivery of a written opinion, dated August 19, 2021, that, based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, as of August 18, 2021, the Merger Consideration of $41.00 per share to be received by the Public Stockholders in the Merger was fair, from a financial point of view, to the Public Stockholders.

After discussing potential reasons for and against the proposed merger described below and in the section entitled “Purpose and Reasons of the Company for the Merger,” the independent members of Company Board (consisting of all members of the Company Board other than Dr. Dunleavy, who recused himself) unanimously approved and declared advisable the Merger Agreement with affiliates of Nordic Capital X, the Merger and all of the other transactions contemplated by the Merger Agreement; declared that it is in the best interests of the Company and its stockholders that the Company enter into the Merger Agreement and consummate the Merger and all of the other transactions contemplated by the Merger Agreement; and recommended that stockholders of the Company vote in favor of the adoption of the Merger and the Merger Agreement.

At the same meeting, the members of the Audit Committee of the Company Board unanimously approved, consistent with the Company’s Audit Committee Charter and applicable NASDAQ listing rules, the Merger Agreement and the transactions contemplated thereby as a proposed transaction between the Company and a related party.

On August 19, 2021, the Company, Parent, Merger Sub and the other parties thereto executed the Merger Agreement. On the same day, before the opening of trading on NASDAQ, the Company issued a press release announcing the execution of the Merger Agreement.

Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger

As described in the section entitled “Background of the Merger,” the Company Board duly established the Special Committee and delegated to it the exclusive power and authority, among other things, to (i) review and evaluate the terms and conditions, and determine the advisability of any potential transactions with respect to the Company and any alternatives thereto, (ii) negotiate with the counterparties to any such potential transaction or any other party the Special Committee deems appropriate with respect to the terms and conditions of any such potential transaction or any alternatives thereto and, if the Special Committee deems appropriate, but subject to the limitations of applicable law, approve the execution and delivery of documents pertaining to a given transaction or any alternative transaction on behalf of the Company, (iii) determine whether such proposed transaction or any alternative thereto negotiated by the Special Committee is fair to, and in the best interests of, the Company and its stockholders (and to the extent the Rollover Stockholders were determined to have an interest in such proposed transaction different from the interests of the other shareholders, other than the Rollover Stockholders), (iv) recommend to the full Company Board what action, if any, should be taken by the Company Board with respect to such proposed transaction or any alternative thereto, and (v) retain independent legal counsel and such other consultants and agents, including, without limitation, independent investment bankers, as the Special Committee deems necessary or appropriate to perform such services and render such opinions as may be necessary or appropriate in order for the Special Committee to discharge its duties.

The Special Committee, acting with the advice and assistance of its independent legal and financial advisors, evaluated and negotiated the Merger Agreement and the transactions contemplated thereby, including the Merger, and after careful consideration, at a meeting of the Special Committee held on August 18, 2021, the Special Committee, among other things, unanimously:

•	determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Public Stockholders;

•

recommended that the Company Board approve the Merger Agreement and the transactions contemplated thereby, including the Merger, and declare the Merger Agreement and the transactions contemplated thereby, including the Merger, advisable, fair to and in the best interests of the Company and the Company’s stockholders; and

•

recommended that, subject to approval by the Company Board, the Company Board resolve to recommend that the holders of Company Common Stock vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

On August 18, 2021, after careful consideration, based in part on the unanimous recommendation of the Special Committee, the Company Board (other than Dr. Dunleavy, who recused himself), pursuant to resolutions adopted at a meeting of the Company Board (other than Dr. Dunleavy, who recused himself), among other things:

•	determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders;

•	adopted and approved the Merger Agreement and the transactions contemplated thereby, including the Merger;

•	directed that the Merger Agreement be submitted to the holders of Company Common Stock for their adoption and approval; and

•	resolved to recommend that the holders of Company Common Stock vote to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger.

Accordingly, the Company Board (other than Dr. Dunleavy, who recused himself) recommends that you vote “FOR” the Merger Agreement Proposal, to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, at the Special Meeting.

In considering the recommendations of the Company Board (other than Dr. Dunleavy, who recused himself) with respect to the Merger, you should be aware that executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee, consisting entirely of independent directors, and the Company Board were aware of these interests and considered them, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger and in making its decision to recommend that the Company Board adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger. For more information about these interests, refer to the section entitled “Interests of Executive Officers and Directors of the Company in the Merger.” The Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) believe that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to the Public Stockholders.

The Special Committee engaged its own legal and financial advisors and received advice throughout the negotiations from such advisors. Since the members of the Special Committee are disinterested with respect to the transactions contemplated by the Merger Agreement, independent of, and not affiliated with, the Parent Entities or the Rollover Stockholders, the Special Committee believed that it could effectively represent the interests of the Public Stockholders in negotiating the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger and in making its decision to recommend that the Company Board adopt and approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations described above, the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) considered, among other things, the following potentially positive factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

the current and historical market prices of the Company Class A Shares, including as set forth in the table under “Other Important Information Regarding the Company — Market Price of Common Stock and Dividends,” taking into account the market performance of the Company Class A Shares relative to the common stock of other participants in the industry in which the Company operates and general market indices;

•	certain factors related to the Company’s business, financial condition and results of operations, and the Company’s prospects and plans, including:

•

the reviews undertaken by, and understandings of, the Special Committee and the Company Board with respect to the Company’s business, operations, assets, financial condition, earnings, ownership structure, management, strategy, competitive position, current, historical and projected financial performance, prospects and plans, as well as the associated risks involved achieving such projections, prospects and plans;

•

the reviews undertaken by, and understandings of, the Special Committee and the Company Board with respect to economic and market conditions and trends, as well as the challenges and uncertainty surrounding such conditions and trends, both on a historical and prospective basis, in the near term and the long term, such as:

•	the nature of the industry in which the Company operates, including anticipated industry trends and rapidly changing competitive and regulatory dynamics;

•

the risks and uncertainties relating to ongoing industry consolidation and competition, including the ability of the Company to be able to compete effectively in the markets in which the Company operates or may operate in the future without significant further investment by the Company;

•

the risks and uncertainties relating to potential increases in interest rates and the impact on debt and equity markets arising from inflationary pressures, changes in monetary policies and other factors affecting global economic activity;

•	the low barriers to entry in the technology industry generally, which increase the potential for challenges from new industry competitors; and

•	the risks and uncertainties relating to anticipated structural changes in the Company’s industry due to technological changes;

•

the risks and uncertainties relating to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on the Company’s business, financial position, results of operations and/or cash flows;

•

the potential risks to the Company of continuing to have publicly traded common stock, including the risks of market volatility and the risks relating to the Company’s dual class stock structure, including the risk that the holding of lower voting Class A Common Stock may not be permitted by the investment policies of certain institutional investors or may be less attractive to managers of certain institutional investors;

•	certain compliance costs and obligations imposed on the Company as a result of having publicly traded common stock;

•	the risks and uncertainties relating to the Company’s concentrated stock ownership;

•	the management forecasts prepared by the Company’s management for, or otherwise made available to, the Special Committee and the Company Board; and

•

certain challenges and limitations on the Company of continuing as a standalone public company, including the execution risk associated with, and potential for business disruption and negative stock price reaction in connection with capital markets transactions or a refinancing of the company’s revolving credit facility;

•

the fact that the Merger Consideration consists solely of cash, providing the Company’s stockholders with certainty of value and immediate liquidity at an attractive per Share equity value without the market or execution risks associated with continued independence;

•

the conclusions of the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) that the Merger represents the best transaction reasonably available for Company stockholders in light of the foregoing factors as well as, among other things:

•

the views of the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) that the Merger Consideration to be paid to the holders of Company Common Stock in accordance with the Merger Agreement represented the highest per Share consideration that could reasonably be obtained;

•

the conclusion of the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) that the per Share Merger Consideration to be paid to the holders of Company Common Stock, was more favorable to such holders than the potential value that might result from other alternatives reasonably available to the Company, including the alternative of remaining an independent company and pursuing the Company’s current strategic plan, and other strategic or financial alternatives that might be undertaken as an independent company, in light of a number of factors, including the risks and uncertainties associated with those alternatives, and the administrative and compliance costs associated with operating the Company as a publicly traded company;

•

that the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself), with the assistance of their respective independent legal and other advisors, had considered alternatives, including continuing to operate the Company on a standalone basis, other potential value creating options or a sale to an alternative buyer, and considered the risks and uncertainties associated with such alternatives, and each respectively formed the view that no other alternatives were reasonably likely to create greater value for the Company’s stockholders than the Merger, taking into account the alternatives reasonably available to the Company and the risk of execution, as well as business, competitive, industry and market risks (as more fully described under “Special Factors — Background of the Merger”);

•

the conclusions of the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) that, after a thorough process, including extensive outreach to and negotiations with potential buyers, conducted at the direction of the Special Committee, with the assistance of experienced independent legal and financial advisors, the Company obtained the best terms and highest price that Parent is willing to pay for the Company and that further negotiations would have created a risk of causing Parent to abandon the Merger altogether or materially delay the entry into definitive transaction agreements with respect to the Merger;

•

the fact that since the public announcement of the Merger Agreement, none of the Company, Parent, the Special Committee, the Company Board, nor any of their respective independent legal and financial advisors, as applicable, has received any inbound inquiries from third parties related to potential alternative acquisition proposals; and

•

the reviews undertaken by the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) of the Merger Agreement and the structure of the transactions contemplated thereby, including, among others, the specific financial and other terms and conditions set out below;

•

the terms of the Merger Agreement permitting the Company to receive unsolicited Acquisition Proposals (as defined in the Merger Agreement) that do not result from any breach of the non-solicitation obligations in the Merger Agreement, and the other terms and conditions of the Merger Agreement, including:

•

that the Company may, in certain circumstances (i) furnish any information or access thereto to any third party making such an Acquisition Proposal and its representatives and potential financing sources and (ii) participate or engage in negotiations or discussions with such third party and its representatives and potential financing sources regarding such Acquisition Proposal, provided, in each case, the Acquisition Proposal is received prior to obtaining the requisite Company Stockholder Approval with respect to the Merger Agreement Proposal;

•

that the Merger Agreement may be terminated, in certain circumstances, including, among others, by the Company to accept and enter into a definitive agreement with respect to a Superior Proposal, provided that the Company pay Parent a Company Termination Fee of $176,385,000 and expense reimbursement of up to $10,000,000, which amount the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) believe to be reasonable under the circumstances and taking into account the range of such termination fees in similar transactions, and the unlikelihood that a fee of such size would be a meaningful deterrent to other acquisition proposals;

•

that the Company Board may, upon the recommendation of the Special Committee, in certain circumstances, make an Adverse Recommendation Change, including in response to (i) a Intervening Event, or (ii) a bona fide written Acquisition Proposal that the Company Board determines constitutes a Superior Proposal; and

in each case, subject to and in accordance with the terms and conditions of the Merger Agreement;

•	the likelihood of the Merger being completed, based on, among other matters:

•

Parent having delivered to the Company a true, complete and correct copy of the executed Equity Commitment Letter to which the Company is a third party beneficiary, pursuant to which Nordic Capital X and its equity financing sources have committed to provide, subject to and in accordance with the terms and conditions of the Equity Commitment Letter, equity financing in an aggregate amount of up to $3,175,000,000 to be used solely for the purpose of providing the financing for the transactions contemplated by the Merger Agreement at the Closing of the Merger, including the fees and expenses related thereto, noting that the aggregated amount represents the amount estimated to be required to fund the Required Amount, as defined in the Merger Agreement, at the Closing;

•	the absence of a financing condition in the Merger Agreement;

•	the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance of Parent’s obligation to cause the Merger to occur;

•

the requirement that, in the event of a failure of the Merger to be consummated under certain circumstances, Parent pay the Company a Parent Termination Fee of $368,805,000 and certain enforcement expenses in cash, subject to and in accordance with the terms and conditions of the Merger Agreement (as more fully described under “The Merger Agreement — Termination Fees”);

•

the Limited Guaranty, provided by the Guarantors, in favor of the Company, pursuant to which the Guarantors have agreed to guarantee Parent’s obligations under the Merger Agreement, capped at $376,305,000, with respect to payment of the Parent Termination Fee and certain expense reimbursement obligations of Parent;

•

the requirement that Parent and Merger Sub use their respective reasonable best efforts to obtain the regulatory approvals required to consummate the Merger, subject to and in accordance with the terms and conditions of the Merger Agreement; and

•

the likelihood and anticipated timing of completing the proposed Merger in light of the scope of the conditions to completion, including that there were no anticipated substantive issues expected in connection with the required regulatory approvals;

•	other terms and conditions of the Merger Agreement, including:

•

the conclusions of the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) that the Company Termination Fee is reasonable in light of, among other matters, the benefit of the Merger to the Company’s stockholders, the size of such termination fee in similar transactions and the enterprise value of the Company;

•

the terms of the Merger Agreement providing the Company sufficient operating flexibility to conduct its business in the ordinary course until the earlier of the consummation of the Merger or the termination of the Merger Agreement;

•	the Company’s ability, under circumstances specified in the Merger Agreement, to seek specific performance to prevent certain breaches of the Merger Agreement by Parent and Merger Sub; and

•	the scope of the representations, warranties and covenants being made by the Company and Parent;

•

the opinion of Evercore, dated August 18, 2021, to the Special Committee to the effect that, as of that date and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $41.00 per share to be received by the Public Stockholders in the Merger was fair, from a financial point of view, to the Public Stockholders (as more fully described under “Special Factors — Opinion of the Special Committee’s Financial Advisor”). The full text of the written opinion of Evercore, dated August 18, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex E to this proxy statement and is incorporated herein by reference;

•

the fact that J.P. Morgan rendered to the Company Board its August 18, 2021 oral opinion, which was confirmed by delivery of a written opinion, dated August 19, 2021, to the effect that as of such date, August 19, 2021, and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the Merger Consideration to be received by the Public Stockholders pursuant to the Merger Agreement was fair from a financial point of view to such Public Stockholders in the aggregate (as more fully described under “Special Factors — Opinion of the Company’s Financial Advisor”). The full text of the written opinion of J.P. Morgan, dated August 19, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference;

•

the conclusions of the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) that they were fully informed about the extent to which the interests of the Rollover Stockholders in the Merger differ from those of the Company’s other stockholders;

•

the fact that the Rollover Stockholders, who hold approximately 87% of the voting power of the Company’s outstanding capital stock, have duly executed and entered into a Support Agreement, pursuant to which they have agreed to vote their Shares in favor of the adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the Support Agreement;

•

the fact that the Support Agreement terminates in the event that the Merger Agreement is validly terminated in accordance with its terms, as more fully described in the section titled “Special Factors — Support Agreements”;

•

the fact that the Merger Agreement is subject to, among other approvals, approval and adoption by the affirmative vote of holders of (i) a majority of the voting power of all outstanding Shares entitled to vote, voting as a single class and (ii) a majority of the voting power of all outstanding Shares, voting as a single class, that are not owned, beneficially or of record, by the Rollover Stockholders, their respective affiliates, or any executive officer or director of the Company; and

•

the right of Company stockholders to exercise their statutory appraisal rights under the Section 262 of the DGCL and receive payment of the fair value of their Shares in lieu of the Merger Consideration to be paid per Share, subject to and in accordance with the terms and conditions of the Merger Agreement and the DGCL, unless and until any such Company stockholder fails to perfect or effectively withdraws or loses his, her, its or their rights to appraisal and payment under the DGCL.

In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations described above, the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) considered, among other things, a number of procedural safeguards that they believed were and are present to ensure the fairness of the Merger Agreement and the transactions contemplated thereby, including the Merger, and to permit the Special Committee to represent effectively the interests of the Public Stockholders. These procedural safeguards include, among other things, the following, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

that the Special Committee was formed at the outset of the Company Board’s consideration of a potential transaction that included a rollover by the Rollover Stockholders and prior to any consideration of the terms of the Merger Agreement;

•

that the Special Committee consists entirely of directors who are independent of, and not affiliated with, the Parent Entities or the Rollover Stockholders or any of their respective affiliates, and who are not members of the Company’s management;

•

that the members of the Special Committee are disinterested with respect to the transactions contemplated by the Merger Agreement, including the Merger and had no financial interest in the Merger different from, or in addition to, the Public Stockholders generally (other than as described in “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger”);

•	that the Special Committee had exclusive authority to decide whether or not to proceed with a transaction or any alternative thereto, subject to the Company Board’s approval of the transactions;

•	that the Special Committee retained and was advised by its own experienced legal and financial advisors;

•

that the Special Committee had the exclusive power and authority, among other things, to (i) review and evaluate the terms and conditions, and determine the advisability of any potential transactions with respect to the Company and any alternative thereto, (ii) negotiate with the counterparties to any such potential transaction or any other party the Special Committee deems appropriate with respect to the terms and conditions of any such potential transaction or any alternatives thereto and, (iii) determine whether such proposed transaction or any alternative thereto negotiated by the Special Committee is fair to, and in the best interests of, the Company and all of its stockholders (and to the extent Dr. Dunleavy is determined to have an interest in such proposed transaction different from the interests of the other shareholders, other than Dr. Dunleavy) and (iv) recommend to the full Company Board what action, if any, should be taken by the Company Board with respect to such proposed transaction or any alternative thereto;

•

that the Company Board was not permitted to recommend any potential transaction or any alternative thereto for approval by the Company’s stockholders or otherwise approve any proposed transaction or any alternative thereto without a prior favorable recommendation of such proposed transaction or alternative thereto by the Special Committee;

•

that the Special Committee had no obligation to recommend any transaction, including a transaction with Parent, and that the Special Committee had the authority to reject any proposals made by Parent or any other person;

•

that prior to the entry into the Merger Agreement, the Special Committee was permitted to solicit, initiate, propose or introduce the making, submission or announcement of, or encourage, facilitate or assist, any proposal or offer that could constitute a potential transaction with respect to the Company from any person;

•

that the Special Committee, in consultation with its independent financial and legal advisors, conducted an extensive process, involving frequent and extensive deliberations and negotiations over a period of time, to consider:

•	potential transactions and alternatives thereto, including engaging with potential counterparties; and

•	the Merger Agreement and the transactions contemplated thereby, including the Merger,

•

and, in each case, each member of the Special Committee was actively engaged in that process on a regular basis and was provided with full access to the Company’s management and its advisors in connection with the evaluation process (as more fully described under “Special Factors — Background of the Merger”);

•

the consummation of the transactions contemplated by the Merger Agreement is subject to Company Stockholder Approval, which includes a “majority of the minority” voting requirement, pursuant to which the Merger Agreement must be approved and adopted by the affirmative vote of holders of a majority of the voting power of all outstanding share held by the Public Stockholders, in addition to approval and adoption by the affirmative vote of a majority of the voting power of all outstanding Shares entitled to vote, voting as a single class;

•

that, the terms of the Merger Agreement, including the Merger Consideration, were the product of extensive negotiations between the Special Committee in consultation with its legal and financial advisors, on the one hand, and Nordic Capital X and its affiliates and advisors, on the other hand, that resulted in the improvement, from the perspective of the Company, of other terms of the Merger and the Merger Agreement, including the operating covenants, treatment of employee equity incentives and the amount of the termination fees, relative to Parent’s initial proposed terms;

•	the various terms of the Merger Agreement that are intended to help ensure that the Company’s stockholders receive the highest price per Share reasonably available, including:

•

that the Merger Agreement may be terminated, in certain circumstances, including, among others, by the Company to accept and enter into a definitive agreement with respect to a Superior Proposal (as more fully described under “The Merger Agreement”), provided that the Company pay Parent the Company Termination Fee;

•

that the Company Board may, upon the recommendation of the Special Committee, in certain circumstances, make an Adverse Recommendation Change, including in response to (i) a Intervening Event, or (ii) a bona fide written Acquisition Proposal that the Company Board determines constitutes a Superior Proposal;

•	in each case, subject to and in accordance with the terms and conditions of the Merger Agreement; and

•

that the Special Committee made its evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger, based upon the factors discussed in this proxy statement and with the full knowledge of the interests of the Rollover Stockholders in the Merger.

In evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger, and making the decisions, determinations and recommendations described above, the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) also considered, among other things, certain countervailing factors, including the following uncertainties, risks and other potentially negative factors, which are not intended to be exhaustive and are not presented in any relative order of importance:

•

that, following the completion of the Merger, the Company will no longer exist as an independent public company and that the consummation of the Merger and receipt of the Merger Consideration, while providing relative certainty of value, will not allow the Company’s stockholders (other than the Rollover Stockholders) to participate in potential further growth in the Company’s assets, future earnings growth, future appreciation in value of the Company Class A Shares or any future dividends after the Merger;

•

the risk that the transactions contemplated by the Merger Agreement, including the Merger may not be consummated in a timely manner or at all, for a variety of reasons, and the consequences thereof, including (i) the potential loss of value to the Company’s stockholders, including the reduction of the trading price of the Company Class A Shares (ii) the potential negative impact on the operations and prospects of the Company, including the risk of loss of key personnel and certain key members of senior management, and (iii) the market’s perception of the Company’s prospects could be adversely affected if such transactions were delayed or were not consummated;

•

the possible effects of the pendency or consummation of the transactions contemplated by the Merger Agreement, including the potential for suits, actions or proceedings in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement, the risk of any loss or change in the relationship of the Company and its subsidiaries with their respective employees, agents, customers and other business relationships, and any possible effect on the Company’s ability to attract and retain key employees, including that certain key members of senior management might choose not to remain employed with the Company prior to the completion of the Merger;

•	the risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may arise in the future;

•

the risks and potentially negative factors described in “Special Factors — Certain Effects of the Merger” and “Special Factors — Certain Effects on the Company if the Merger is not Completed,” respectively;

•

that the Company’s directors, officers and employees have expended and will expend extensive efforts attempting to complete the transactions contemplated by the Merger Agreement and such persons have experienced and will experience significant distractions from their work during the pendency of such transactions and that the Company has incurred and will incur substantial costs in connection with such transactions, even if such transactions are not consummated;

•	that the receipt of the Merger Consideration in exchange for shares pursuant to the Merger Agreement will be a taxable transaction for U.S. federal income tax purposes;

•

the restrictions imposed by the Merger Agreement on the Company’s solicitation of acquisition proposals from third parties, and that prospective bidders may perceive Parent’s right under the Merger Agreement to negotiate with the Company to match the terms of any Superior Proposal prior to the Company being able to terminate the Merger Agreement and accept a Superior Proposal to be a deterrent to making alternative proposals;

•

that the Rollover Stockholders’ existing ownership interest in the Company and obligations under the Support Agreement would likely be taken into account by third parties considering whether to make alternative proposals;

•

the possibility that the Company may be required to pay Parent a Company Termination Fee of $176,385,000 and expense reimbursement of up to $10,000,000 in cash under certain circumstances, including upon termination of the Merger Agreement to accept a Superior Proposal (as more fully described under “The Merger Agreement — Termination Fees”);

•

the possibility that the Parent Termination Fee of $368,805,000 and certain enforcement expenses in cash payable by Parent to the Company, together with other specified amounts, may be the Company’s sole and exclusive remedy in the event that the Merger Agreement is terminated by the Company due to (a) Parent’s breach of, or failure to perform its representations, warranties or obligations under the Merger Agreement or (b) Parent’s failure to consummate the Merger at such time at which all of the applicable conditions to Closing have been satisfied (subject to certain conditions);

•

that Parent and Merger Sub are newly formed entities with essentially no assets and the Limited Guaranty, provided by Guarantors, is capped at $376,305,000, with respect to payment of the Parent Termination Fee and certain expense reimbursement obligations of Parent;

•

that, if the Merger Agreement is terminated in connection with the Company’s entry into a definitive agreement with respect to a Superior Proposal, the Rollover Stockholders have not agreed to vote their Shares in favor of such Superior Proposal;

•

the understanding that the Rollover Stockholders, their affiliates and various executive officers and directors have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally (as discussed under “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger”); and

•

the restrictions placed on the conduct of the Company’s business prior to the completion of the Merger pursuant to the terms of the Merger Agreement, which could delay or prevent the Company from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company absent the pending completion of the Merger.

The Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) concluded that, overall, the potentially positive factors outweighed the uncertainties, risks and potentially negative factors relevant to the Merger Agreement and the transactions contemplated thereby, including the Merger. Accordingly, the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders.

Accordingly, the Company Board (other than Dr. Dunleavy, who recused himself) recommends that you vote “FOR” the Merger Agreement Proposal, to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger, at the Special Meeting.

The Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) are not aware of any firm offer for a merger, sale of all or a substantial part of the Company’s assets, or a purchase of a controlling amount of the Company securities having been received by the Company from anyone other than a filing person in the two (2) years preceding the signing of the Merger Agreement.

The foregoing discussion is not exhaustive, but is intended to summarize the material information and factors considered by the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) in their consideration of the Merger Agreement and the transactions contemplated thereby, including the Merger. The Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) reached the decision to approve the entry into the Merger Agreement and recommend its adoption by the Company’s stockholders in light of the factors described above and other factors that the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) believed were appropriate. In view of the variety of factors and the quality and amount of information considered, the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching their determinations. In addition, each of the directors of the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) may have given different weight to different factors. The Special Committee and the Company Board conducted an overall review of the factors described above, including through discussions with the Company’s management and their respective legal and financial advisors, and considered the factors overall to be favorable to, and to support, their decisions, determinations and recommendations. It should be noted that this explanation of the reasoning of the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) and certain information presented in this section is forward looking in nature and should be read in light of the factors set forth in the section entitled “Cautionary Statement Concerning Forward Looking Information.”

Certain Unaudited Prospective Financial Information

Except for annual and quarterly guidance, the Company does not, as a matter of course, publicly disclose forecasts or projections as to future performance, earnings or other results due to the inherent uncertainty, unpredictability and subjectivity of the underlying assumptions, estimates and projections. In connection with its consideration of the Company’s stand-alone prospects and potential strategic transactions available to the Company, management of the Company prepared and provided to the Special Committee, the Company Board, Evercore and J.P. Morgan the Projections and Extrapolations. The Special Committee subsequently directed Evercore, and the Company Board subsequently directed J.P. Morgan, to use the Projections and Extrapolations in connection with rendering their fairness opinions to the Special Committee and to the Company, respectively and performing their related financial analysis, as described above under the headings “— Opinion of the Special Committee’s Financial Advisor” and “— Opinion of the Company’s Financial Advisor.” The summary of the Projections and Extrapolations is included in this proxy statement solely to give the Company’s stockholders access to certain financial projections that were made available to the Special Committee, the Company Board, Evercore and J.P. Morgan. The summary of the Projections and Extrapolations may not be appropriate for other purposes and is not being included in this proxy statement to influence a Company stockholder’s decision whether to vote to adopt the Merger Agreement and approve the Merger.

The Projections and Extrapolations were prepared by our management for internal use. The Projections and Extrapolations were not prepared with a view toward public disclosure or with a view toward complying with GAAP (as detailed below), the published guidelines of the SEC regarding projections, the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants with respect to prospective financial information, but, in the view of the Company’s management, were prepared on a reasonable basis, reflected the best available estimates and judgments at the time of preparation and presented as of the time of preparation, to the best of the Company’s management’s knowledge and belief, the reasonable projections of the future financial performance of the Company.

Neither the Company’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information. The reports of the Company’s independent registered public accounting firm incorporated by reference in this proxy statement relate to the Company’s historical financial information. None of those reports extend to any of the Projections or Extrapolations described below and should not be read to do so.

The Projections and Extrapolations, while presented with numerical specificity, necessarily were based on numerous variables and assumptions that are inherently uncertain and many of which are beyond the control of the Company’s management. Because the Projections and Extrapolations cover multiple years, by their nature, they also become subject to greater uncertainty with each successive year. A number of important factors with respect to the Company’s business and the industry in which it participates may affect actual results and result in the Projections and Extrapolations not being achieved. For a description of some of these factors, the Company’s stockholders are urged to review the Company’s most recent SEC filings as well as the discussion entitled “Cautionary Statement Concerning Forward Looking Statements” and other risk factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. In addition, the Projections and Extrapolations may be affected by the Company’s inability to achieve strategic goals, objectives and targets over the applicable period. Accordingly, there can be no assurance that the prospective results are indicative of the future performance of the Company or that actual results will not differ materially from those presented in the prospective financial information.

The inclusion of the Projections and Extrapolations in this proxy statement should not be regarded as an indication that the Company or any of its affiliates, advisors, officers, directors or representatives considered or considers the Projections and Extrapolations to be necessarily predictive of actual future events, and the Projections and Extrapolations should not be relied upon as such. Neither the Company nor any of its respective affiliates, advisors, officers, directors or representatives has made or makes any representation to any of the Company’s stockholders or any other person regarding the ultimate performance of the Company compared to the information contained in the Projections and Extrapolations or can give any assurance that actual results will not differ materially from the Projections and Extrapolations, and none of them undertakes any obligation to update or otherwise revise or reconcile the Projections and Extrapolations to reflect circumstances existing after the date the Projections and Extrapolations were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections and Extrapolations are shown to be in error. The Company does not intend to make publicly available any update or other revision to the Projections and Extrapolations, except as otherwise required by law.

The Projections and Extrapolations include non-GAAP financial measures, such as Adjusted EBITDA, EBIT and Unlevered Free Cash Flow, which were presented because management believed they could be useful indicators of the Company’s projected future operating performance. The Company prepared the Projections and Extrapolations on a non-GAAP basis. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. As used herein, “GAAP” means generally accepted accounting principles.

All financial projections are forward looking statements. These and other forward looking statements are expressly qualified in their entirety by the risks and uncertainties identified above and the cautionary statements contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020, and subsequent quarterly and current reports on Form 10-Q and Form 8-K. Please consider carefully the discussion entitled “Cautionary Statement Concerning Forward Looking Information” elsewhere in the proxy statement.

In light of the foregoing factors and the uncertainties inherent in the Projections and Extrapolations, the Company’s stockholders are cautioned not to place undue, if any, reliance on the Projections and Extrapolations.

The following is a summary of the Projections and Extrapolations (unaudited):

	Management forecast			Management extrapolation
	2021E	2022E	2023E	2024E	2025E	2026E	2027E	2028E	2029E	2030E
Revenue	$775	$902	$1,040	$1,200	$1,385	$1,573	$1,759	$1,935	$2,065	$2,137
Adjusted EBITDA(1)	$271	$330	$404	$492	$594	$675	$755	$830	$886	$917
EBIT(2)	$153	$210	$284	$372	$474	$546	$620	$692	$749	$786
Unlevered Free Cash Flow(3)	$124	$163	$214	$264	$322	$367	$411	$454	$490	$514

All numbers in millions, except for percentages.

(1)

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is defined as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items.

(2)

EBIT is defined as net income or loss calculated in accordance with GAAP, adjusted for the impact of interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items.

(3)

Unlevered Free Cash Flow is defined as Adjusted EBITDA excluding stock-based compensation, taxes, capital expenditures, and changes in net working capital. Net working capital is defined as the difference between current assets and current liabilities.

Opinion of the Company’s Financial Advisor

Pursuant to an engagement letter, the Company retained J.P. Morgan as its financial advisor in connection with the proposed Merger.

At the meeting of the Company Board on August 18, 2021, J.P. Morgan rendered its oral opinion to the Company Board that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, the consideration to be paid to the Public

Stockholders in the proposed Merger was fair, from a financial point of view, to the Public Stockholders. J.P. Morgan has confirmed its August 18, 2021 oral opinion by delivering its written opinion to the Company Board, dated August 19, 2021, that, as of such date, the consideration to be paid to the Public Stockholders in the proposed Merger was fair, from a financial point of view, to the Public Stockholders.

The full text of the written opinion of J.P. Morgan dated August 19, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the review undertaken by J.P. Morgan in preparing its opinion, is attached as Annex D to this proxy statement and is incorporated herein by reference. The summary of the opinion of J.P. Morgan set forth in this proxy statement is qualified in its entirety by reference to the full text of such opinion. The Company’s public common stockholders are urged to read the opinion in its entirety. J.P. Morgan’s opinion was addressed to the Company Board (in its capacity as such) in connection with and for the purposes of its evaluation of the proposed Merger, was directed only to the consideration to be paid in the Merger and did not address any other aspect of the Merger. J.P. Morgan expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by Company to engage in the proposed Merger. The issuance of J.P. Morgan’s opinion was approved by a fairness committee of J.P. Morgan. The opinion does not constitute a recommendation to any stockholder of the Company as to how such stockholder should vote with respect to the proposed Merger or any other matter.

In arriving at its opinion, J.P. Morgan, among other things:

•	reviewed the Merger Agreement;

•	reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates;

•

compared the proposed financial terms of the Merger with the publicly available financial terms of certain transactions involving companies J.P. Morgan deemed relevant and the consideration paid for such companies;

•

compared the financial and operating performance of the Company with publicly available information concerning certain other companies J.P. Morgan deemed relevant and reviewed the current and historical market prices of the Company Class A Common Stock and certain publicly traded securities of such other companies;

•	reviewed the Projections and Extrapolations; and

•	performed such other financial studies and analyses and considered such other information as J.P. Morgan deemed appropriate for the purposes of its opinion.

In addition, J.P. Morgan held discussions with certain members of the management of the Company and Parent with respect to certain aspects of the Merger, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters J.P. Morgan believed necessary or appropriate to its inquiry.

In giving its opinion, J.P. Morgan relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with J.P. Morgan by the Company or otherwise reviewed by or for J.P. Morgan. J.P. Morgan did not independently verify any such information or its accuracy or completeness and, pursuant to its engagement letter with the Company, J.P. Morgan did not assume any obligation to undertake any such independent verification. J.P. Morgan did not conduct or was not provided with any valuation or appraisal of any assets or liabilities, nor did J.P. Morgan evaluate the solvency of the Company or Parent under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to J.P. Morgan or derived therefrom, J.P. Morgan assumed that they were reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. J.P. Morgan expressed no view as to such analyses or forecasts or the assumptions on which they were based. J.P. Morgan also assumed that the Merger and the other transactions contemplated by the Merger Agreement will have the tax consequences described in discussions with, and materials furnished to J.P. Morgan by, representatives of the Company, and will be consummated as described in the Merger Agreement and pursuant to the certificate of incorporation. J.P. Morgan also assumed that the representations and warranties made by the Company and Parent in the Merger Agreement and the related agreements were and will be true and correct in all respects material to its analysis. J.P. Morgan is not a legal, regulatory or tax expert and relied on the assessments made by advisors to the Company with respect to such issues. J.P. Morgan further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or on the contemplated benefits of the Merger.

The Projections and Extrapolations furnished to J.P. Morgan were prepared by the Company’s management, as discussed more fully under “Certain Unaudited Prospective Financial Information.” The Company does not publicly disclose internal management Projections and Extrapolations of the type provided to J.P. Morgan in connection with J.P. Morgan’s analysis of the proposed Merger, and such Projections and Extrapolations were not prepared with a view toward public disclosure. These Projections and Extrapolations were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of the Company’s management, including, without limitation, factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such Projections and Extrapolations. For more information regarding the use of Projections and Extrapolations and other forward-looking statements, please refer to the section entitled “Certain Unaudited Prospective Financial Information.”

J.P. Morgan’s opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to J.P. Morgan as of, the date of such opinion. J.P. Morgan’s opinion noted that subsequent developments may affect J.P. Morgan’s opinion, and that J.P. Morgan does not have any obligation to update, revise or reaffirm such opinion. J.P. Morgan’s opinion is limited to the fairness, from a financial point of view, of the consideration to be paid to the Company’s public common stockholders in the proposed Merger, and J.P. Morgan has expressed no opinion as to the fairness of any consideration to be paid in connection with the proposed Merger to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Merger. Furthermore, J.P. Morgan expressed no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the proposed Merger, or any class of such persons relative to the consideration to be paid to the Company’s public common stockholders in the proposed Merger or with respect to the fairness of any such compensation. J.P. Morgan expressed no opinion as to the price at which the Company’s common stock will trade at any future time.

The terms of the Merger Agreement, including the consideration to be paid to the Company’s public common stockholders, were determined through arm’s length negotiations between the Company and Parent, and the decision to enter into the Merger Agreement was solely that of the Company Parent. J.P. Morgan’s opinion and financial analyses were only one of the many factors considered by the Company Board in its evaluation of the proposed Merger and should not be viewed as determinative of the views of the Company Board or management with respect to the proposed Merger or the consideration, including the consideration to be paid to the Company’s public common stockholders.

In accordance with customary investment banking practice, J.P. Morgan employed generally accepted valuation methodologies in rendering its opinion to the Company Board on August 18, 2021 and in the financial analysis presented to the Company Board on such date in connection with the rendering of such opinion. The following is a summary of the material financial analyses utilized by J.P. Morgan in connection with rendering its opinion to the Company Board and does not purport to be a complete description of the analyses or data presented by J.P. Morgan. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone, and in order to more fully understand the financial analyses used by J.P. Morgan, the tables must be read together with the full text of each summary. Considering the data set forth below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of J.P. Morgan’s analyses.

Public Trading Multiples. Using publicly available information, J.P. Morgan compared selected financial data of the Company with similar data for selected publicly traded companies engaged in businesses which J.P. Morgan judged to be sufficiently analogous to those engaged by the Company. The companies selected by J.P. Morgan were as follows:

•	NICE LTD.

•	PTC Inc.

•	Black Knight, Inc.

•	GoDaddy Inc.

•	Datto Holding Corp.

•	Qualys, Inc.

•	Mimecast Limited

•	Omnicell, Inc.

•	R1 RCM Inc.

•	Health Equity, Inc.

These companies were selected, among other reasons, because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, were considered in its judgment sufficiently similar in certain respects to those of the Company based on business sector participation, operational characteristics and financial metrics. However, none of the selected companies reviewed is identical or directly comparable to the Company and certain of these companies may have characteristics that are materially different from those of the Company. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies differently than they would affect the Company.

Using publicly available information, J.P. Morgan calculated, for each selected company, the ratio of firm value to the Wall Street research analyst consensus estimate of earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”). Based on the results of this analysis and other factors J.P. Morgan considered appropriate, J.P. Morgan selected a multiple reference range of 18.5x – 24.0x. After applying such range to the projected Adjusted EBITDA for the Company for the year ending December 31, 2022, the analysis indicated a range of implied per share equity value (rounded to the nearest $0.25) for the common stock of the Company of $34.00 to $45.75, which was compared to (i) the unaffected closing price of the Company common stock of $32.71 as of July 26, 2021, (ii) the closing price of the Company common stock of $37.22 as of August 18, 2021 and (iii) the implied per share consideration of $41.00.

Selected Transaction Multiple Analysis. Using publicly available information, J.P. Morgan examined selected transactions involving businesses which J.P. Morgan judged to be sufficiently analogous to the Company’s business (or aspects thereof) based on J.P. Morgan’s experience and familiarity with the industries in which the Company operates (the “J.P. Morgan Selected Transactions”). The following transactions were selected by J.P. Morgan as relevant to the evaluation of the proposed Merger:

Announcement Date	Target	Acquiror
April 23, 2021	Blue Yonder Group, Inc.	Panasonic Corporation
April 12, 2021	Nuance Communications, Inc.	Microsoft Corporation
August 22, 2019	Carbon Black, Inc.	VmWare, Inc.
June 12, 2019	Medidata Solutions, Inc.	Dassault Systèmes
June 10, 2019	Tableau Software, Inc.	Salesforce.com, Inc.
October 28, 2018	Red Hat, Inc.	International business Machines Corporation
June 19, 2018	Cotiviti Holdings, Inc.	Verscend Technologies, Inc.
January 30, 2018	Callidus Software Inc.	SAP SE
April 26, 2021	Proofpoint, Inc.	Thoma Bravo, L.P.
December 21, 2020	RealPage, Inc.	Thoma Bravo, L.P.
November 10, 2020	Planview Inc.	TA Associates
February 6, 2020	Forescout Technologies, Inc.	Advent International
October 14, 2019	Sophos Group plc	Thoma Bravo, L.P.
February 4, 2019	Ultimate Software Group Inc.	Hellman & Friedman LLC
February 12, 2019	Ellie Mae, Inc.	Thoma Bravo, LLC
November 11, 2018	Apptio, Inc.	Vista Equity Partners

None of the J.P. Morgan Selected Transactions reviewed was identical to the proposed Merger. Certain of these transactions may have characteristics that are materially different from those of the proposed Merger. However, the J.P. Morgan Selected Transactions were chosen because certain aspects of the transactions, for purposes of J.P. Morgan’s analysis, may be considered similar to the proposed Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the transactions differently than they would affect the proposed Merger.

Using publicly available information, J.P. Morgan calculated, for each J.P. Morgan Selected Transaction, the multiple of the target company’s firm value implied in the relevant transaction to the target company’s revenue for the next twelve-month period following announcement (the “NTM”) of the applicable transaction (the “FV/NTM Revenue Multiple”).

Based on the above analysis, J.P. Morgan selected a FV/NTM Revenue Multiple reference range for the Company of 7.0x to 11.0x. J.P. Morgan then applied such reference range to the Company’s projected revenue for the NTM as of August 3, 2021. The analysis indicated a range of implied equity values per share (rounded to the nearest $0.25) of $32.75 to $54.50, which J.P. Morgan compared to (i) the unaffected closing price of the Company common stock of $32.71 as of July 26, 2021, (ii) the closing price of the Company common stock of $37.22 as of August 18, 2021 and (iii) the implied per share consideration of $41.00.

Discounted Cash Flow Analysis. J.P. Morgan conducted a discounted cash flow analysis for the purpose of determining an implied fully diluted equity value per share for the Company common stock. J.P. Morgan calculated the unlevered free cash flows that the Company is expected to generate during fiscal years 2021E through 2030E based upon the financial Projections and Extrapolations prepared by Company management (as set forth in the section entitled “Certain Unaudited Prospective Financial Information”, which was discussed with, and approved by, the Company Board for use by J.P. Morgan in connection with its financial analyses). J.P. Morgan also calculated a range of terminal values for the Company at the end of this period by applying perpetual growth rates ranging from 3.0% to 4.0%, based on guidance provided by the Company’s management and on J.P. Morgan’s professional judgment and experience, to estimates of the unlevered terminal free cash flows for the Company at the end of fiscal-year 2030E, as provided in the Company management Projections and Extrapolations. J.P. Morgan then discounted the unlevered free cash flow estimates and the range of terminal values to present value as of August 3, 2021 using discount rates ranging from 8.00% to 9.00% for the Company, which range was chosen by J.P. Morgan based upon an analysis of the weighted average cost of capital of the Company. The present value of the unlevered free cash flow estimates and the range of terminal values were then adjusted by subtracting net debt and other adjustments for the Company as of August 3, 2021.

Based on the foregoing, this analysis indicated a range of implied per share equity value (rounded to the nearest $0.25) for the Company common stock of $34.00 to $51.75, which was compared to (i) the unaffected closing price of the Company common stock of $32.71 as of July 26, 2021, (ii) the closing price of the Company common stock of $37.22 as of August 18, 2021 and (iii) the implied per share consideration of $41.00.

Miscellaneous. The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by J.P. Morgan. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. J.P. Morgan believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of its analyses as a whole, could create an incomplete view of the processes underlying the analyses and its opinion. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of J.P. Morgan with respect to the actual value of the Company. The order of analyses described does not represent the relative importance or weight given to those analyses by J.P. Morgan. In arriving at its opinion, J.P. Morgan did not attribute any particular weight to any analyses or factors considered by it and did not form an opinion as to whether any individual analysis or factor (positive or negative), considered in isolation, supported or failed to support its opinion. Rather, J.P. Morgan considered the totality of the factors and analyses performed in determining its opinion.

Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by J.P. Morgan are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, J.P. Morgan’s analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be acquired or sold. None of the selected companies reviewed as described in the above summary is identical to the Company, and none of the J.P. Morgan Selected Transactions reviewed was identical to the Merger. However, the companies selected were chosen because they are publicly traded companies with operations and businesses that, for purposes of J.P. Morgan’s analysis, may be considered similar to those of the Company. The transactions selected were similarly chosen because their participants, size and other factors, for purposes of J.P. Morgan’s analysis, may be considered similar to the Merger. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company and the transactions compared to the Merger.

As a part of its investment banking business, J.P. Morgan and its affiliates are continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, investments for passive and control purposes, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. J.P. Morgan was selected to advise the Company with respect to the Merger and deliver an opinion to the Company Board with respect to the Merger on the basis of, among other things, such experience and its qualifications and reputation in connection with such matters and its familiarity with the Company and the industries in which it operates.

For financial advisory services rendered in connection with the Merger, the Company has agreed to pay J.P. Morgan an estimated fee of $42 million, $3.0 million of which became payable to J.P. Morgan at the time J.P. Morgan delivered its opinion and the remainder of which is contingent and payable upon the consummation of the Merger. In addition, the Company has agreed to reimburse J.P. Morgan for its reasonable costs and expenses incurred in connection with its services, including the reasonable fees and expenses of counsel, and will indemnify J.P. Morgan against certain liabilities arising out of J.P. Morgan’s engagement. During the two years preceding the date of J.P. Morgan’s opinion, neither J.P. Morgan nor its affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company, Parent, Meritas Group, Inc., which holds approximately 30% of the capital stock of the Company, GIC Pte. Ltd., Insight Venture Partners, L.P. or 22C Capital LLC. During the two years preceding the date of J.P. Morgan’s opinion, J.P. Morgan and its affiliates have had and continue to have commercial or investment banking relationships with certain affiliates of Parent, including Parent’s parent company, Nordic Capital X, as well as certain affiliates of each of GIC Pte. Ltd., Insight Venture Partners, L.P. and 22C Capital LLC, for which J.P. Morgan and such affiliates have received, or will receive, customary compensation. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain affiliates of GIC Pte. Ltd. and certain affiliates of Insight Venture Partners, L.P., for which it receives customary compensation or other financial benefits. In addition, J.P. Morgan and its affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. During the two year period preceding delivery of its opinion ending on August 18, 2021, the aggregate fees recognized by J.P. Morgan from Nordic Capital X were approximately $15.2 million. During the two year period preceding delivery of its opinion ending on August 18, 2021, J.P. Morgan did not recognize any fees from the Company or Parent. In the ordinary course of their businesses, J.P. Morgan and its affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for their own accounts or for the accounts of customers and, accordingly, they may at any time hold long or short positions in such securities or other financial instruments.

Opinion of the Special Committee’s Financial Advisor

The Special Committee retained Evercore to act as its financial advisor in connection with the Merger. As part of this engagement, the Special Committee requested that Evercore evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the Public Stockholders. At a meeting of the Special Committee held on August 18, 2021, Evercore rendered to the Special Committee its opinion to the effect that, as of August 18, 2021 and based upon and subject to the assumptions, limitations, qualifications and conditions described in Evercore’s opinion, the Merger Consideration of $41.00 per share to be received by the Public Stockholders in the Merger was fair, from a financial point of view, to the Public Stockholders.

The full text of the written opinion of Evercore, dated August 18, 2021, which sets forth, among other things, the procedures followed, assumptions made, matters considered and qualifications and limitations on the scope of review undertaken in rendering its opinion, is attached as Annex E to this proxy statement and is incorporated herein by reference. The Special Committee encourages you to read this opinion carefully and in its entirety. Evercore’s opinion was addressed to, and provided for the information and benefit of, the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of shares of Company Common Stock should vote or act in respect of the Merger. Evercore’s opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger.

In connection with rendering its opinion Evercore, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that Evercore deemed to be relevant, including publicly available research analysts’ estimates;

(ii)	reviewed the Projections and Extrapolations prepared and furnished to us by management of the Company, as approved for Evercore’s use by the Special Committee;

(iii)

discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Projections and Extrapolations (including their views on the risks and uncertainties of achieving the Projections and Extrapolations);

(iv)	reviewed the reported prices and the historical trading activity of shares of the Company common stock;

(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that Evercore deemed relevant;

(vi)

compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that Evercore deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated August 18, 2021, of the Merger agreement; and

(viii)	performed such other analyses and examinations and considered such other factors that Evercore deemed appropriate.

Set forth below is a summary of the material financial analyses reviewed by Evercore with the Special Committee on August 18, 2021 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Evercore. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Evercore. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before August 13, 2021, and is not necessarily indicative of current market conditions.

For purposes of its analyses and reviews, Evercore considered general business, economic, market and financial conditions, industry sector performance, and other matters, as they existed and could be evaluated as of the date of its opinion, many of which are beyond the control of the Company. The estimates contained in Evercore’s analyses and reviews, and the ranges of valuations resulting from any particular analysis or review, are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by Evercore’s analyses and reviews. In addition, analyses and reviews relating to the value of companies, businesses or securities do not purport to be appraisals or to reflect the prices at which companies, businesses or securities actually may be sold. Accordingly, the estimates used in, and the results derived from, Evercore’s analyses and reviews are inherently subject to substantial uncertainty.

The following summary of Evercore’s financial analyses includes information presented in tabular format. In order to fully understand the analyses, the tables should be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute a complete description of Evercore’s financial analyses. Considering the tables below without considering the full narrative description of Evercore’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses.

Summary of Evercore’s Financial Analyses

Discounted Cash Flow Analysis

Evercore performed a discounted cash flow analysis of the Company to calculate the estimated present value of the standalone unlevered, free cash flows, defined as Adjusted EBITDA excluding stock-based compensation, taxes, capital expenditures, and changes in net working capital. Net working capital is defined as the difference between current assets and current liabilities, that the Company was forecasted to generate during the Company’s fiscal years 2021 through 2030 based on the Projections and Extrapolations. Evercore calculated terminal values for the Company by applying perpetuity growth rates of 3.00% to 4.00%, which range was selected based on Evercore’s professional judgment and experience, to a terminal year estimate of the unlevered, after-tax free cash flows that the Company was forecasted to generate based on the Projections and Extrapolations. The cash flows and terminal values in each case were then discounted to present value as of August 3, 2021 using discount rates ranging from 8.00% to 9.00%, which were based on an estimate of the Company’s weighted average cost of capital. Based on this range of implied enterprise values, the Company’s estimated net debt (calculated as total debt (including capitalized leases) less cash and cash equivalents) as of August 3, 2021, and the number of fully diluted shares of Company common stock, in each case as provided by or based on information provided by the Company’s management, this analysis indicated a range of implied equity values per share of Company common stock of $33.83 to $51.31, compared to the Merger Consideration of $41.00 per share of Company common stock.

Selected Public Company Trading Analysis

Evercore reviewed and compared certain financial information of the Company to corresponding financial multiples and ratios for the following selected publicly traded companies in the Healthcare Payor Technology, Healthcare Provider Technology and Technology/Software industries (the “Selected Companies”):

Healthcare Payor Technology

•	HealthEquity, Inc.

•	SignifyHealth, Inc.

•	Multiplan Corporation

Healthcare Provider Technology

•	Omnicell, Inc.

•	R1 RCM Inc.

•	Vocera Communications, Inc.

•	Tabula Rasa Healthcare, Inc.

•	Healthstream, Inc.

Technology/Software

•	NICE Ltd.

•	PTC Inc.

•	Dropbox, Inc.

•	Cerence Inc.

•	Datto Holding Corp.

•	Qualys, Inc.

•	SPS Commerce, Inc.

•	Mimecast Limited

•	Cornerstone OnDemand, Inc. (market data as of August 5, 2021, last trading day prior to the announcement of acquisition by Clearlake Capital Group, L.P.)

•	Mitek Systems, Inc.

For each of the selected companies, Evercore calculated enterprise value (defined as equity market capitalization plus total debt, plus preferred equity and minority interest, less cash and cash equivalents) as (i) a multiple of estimated calendar year 2021 and calendar year 2022 Adjusted EBITDA (defined as net income or loss calculated in accordance with GAAP, adjusted for the impact of depreciation and amortization, interest income, interest expense, other expense, net, provision for income taxes, stock-based compensation, acquisition costs, restructuring expense, tax on equity exercises, and other non-comparable items), in each case, based on the Projections and Extrapolations, which we refer to as “2021E Adjusted EBITDA” and “2022E Adjusted EBITDA”, respectively, based on closing share prices as of August 13, 2021 (except as otherwise noted) and (ii) a multiple of estimated revenue for the calendar year 2021 and calendar year 2022 (“Revenue”), in each case, based on the Projections and Extrapolations, which we refer to as “2021E Revenue” and “2022E Revenue”, respectively. Estimated financial data of the selected companies were based on publicly available filings with the SEC and equity research analysts’ estimates.

This analysis indicated the following:

Benchmark	High	Low	Median
2021E Adjusted EBITDA
Healthcare Payor Technology	37.3x	11.3x	25.2x
Healthcare Provider Technology	51.0x	18.8x	31.1x
Technology/Software	39.0x	14.8x	27.5x
Company			25.0x
Company (as of 7/26/21, the last trading day prior to the public report of rumored sale of the Company to Nordic Capital X)			22.1x
2022E Adjusted EBITDA
Healthcare Payor Technology	28.9x	10.9x	22.3x
Healthcare Provider Technology	38.7x	16.1x	25.6x
Technology/Software	32.5x	12.6x	23.7x
Company			21.7x
Company (as of 7/26/21, the last trading day prior to the public report of a rumored sale of the Company to Nordic Capital X)			19.1x
2021E Revenue
Healthcare Payor Technology	8.3x	7.9x	8.1x
Healthcare Provider Technology	7.2x	3.5x	4.4x
Technology/Software	12.8x	5.4x	8.8x
Company			8.7x
Company (as of 7/26/21, the last trading day prior to the public report of a rumored sale of the Company to Nordic Capital X)			7.7x

Benchmark	High	Low	Median
2022E Revenue
Healthcare Payor Technology	7.9x	6.6x	7.5x
Healthcare Provider Technology	6.3x	3.0x	3.8x
Technology/Software	10.9x	5.0x	7.8x
Company			7.8x
Company (as of 7/26/21, the last trading day prior to the public report of a rumored sale of the Company to Nordic Capital X)			6.8x

Based on the multiples it derived for the selected companies and based on its professional judgment and experience, Evercore applied (i) an enterprise value/Adjusted EBITDA multiple reference range of 22.0x – 28.0x to the Company’s estimated Adjusted EBITDA in calendar year 2021, (ii) an enterprise value/Adjusted EBITDA multiple reference range of 19.0x – 25.0x to the Company’s estimated Adjusted EBITDA in calendar year 2022, (iii) an enterprise value/Revenue multiple reference range of 7.0x – 10.0x to the Company’s estimated Revenue in calendar year 2021 and (iv) an enterprise value/Revenue multiple reference range of 6.0x – 9.0x to the Company’s estimated Revenue in calendar year 2022, in each case, based on the Projections and Extrapolations. Based on these ranges of implied enterprise values, the Company’s estimated net debt (calculated as total debt (including capitalized leases) less cash and cash equivalents) as of August 13, 2021 (except as otherwise noted), and the number of fully diluted shares of Company common stock, in each case as provided by the Company’s management, this analysis indicated ranges of implied equity values per share of Company common stock as set forth below in more detail, compared to the Merger Consideration of $41.00 per share of Company Common Stock.

Benchmark	Implied Equity Values Per Share
	Low	High
2021E Adjusted EBITDA Multiple Range: 22.0x – 28.0x	$32.76	$43.16
2022E Adjusted EBITDA Multiple Range: 19.0 – 25.0x	$34.71	$47.36
2021E Revenue Multiple Range: 7.0 – 10.0x	$29.32	$44.19
2022E Revenue Multiple Range: 6.0 – 9.0x	$29.24	$46.54

Although none of the selected companies is directly comparable to the Company, Evercore selected these companies because they are publicly traded Healthcare Technology and Technology / Software companies that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected companies, Evercore made judgments and assumptions with regard to general business, economic and market conditions affecting the selected companies and other matters, as well as differences in the selected companies’ financial, business and operating characteristics. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the selected companies and the multiples derived from the selected companies. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected companies.

Selected Transactions Analysis

Evercore reviewed, to the extent publicly available, financial information related to the following selected transactions involving target companies in the Healthcare Platform Technology and Technology industry announced since 2018 (the “selected transactions”). The selected transactions reviewed by Evercore, and the month and year each was announced, were as follows:

Healthcare	Platform	Technology
Month and Year Announced	Acquiror	Target
January 2021	UnitedHealth Group Incorporated	Change Healthcare Inc.
December 2020	Gainwell Technologies	HMS Holdings Corp.
June 2019	Dassault Systemes SE	Medidata Solutions, Inc.
November 2018	Veritas Capital	athenahealth, Inc.
June 2018	Verscend Technologies, Inc.	Cotiviti Holdings, Inc.

Technology
Month and Year Announced	Acquiror	Target
April 2021	Thoma Bravo, L.P.	Proofpoint, Inc.
April 2021	Microsoft Corporation	Nuance Communications, Inc.
April 2021	Panasonic Corporation	Blue Yonder, Inc.
December 2020	Thoma Bravo, L.P.	RealPage, Inc.
February 2020	Advent International Corporation	Forescout Technologies, Inc.
October 2019	Thoma Bravo, LLC	Sophos Group plc
August 2019	VMware, Inc.	Carbon Black, Inc.
June 2019	salesforce.com, inc.	Tableau Software, Inc.
February 2019	Hellman & Friedman LLC	The Ultimate Software Group, Inc.
November 2018	Vista Equity Partners	Apptio, Inc.
October 2018	International Business Machines Corporation	Red Hat, Inc.
January 2018	SAP SE	Callidus Software Inc.

For each selected transaction, Evercore calculated the implied enterprise value (defined as the target company’s implied equity value based on the consideration paid in the applicable transaction plus total debt (including capitalized leases), less cash and cash equivalents) as (i) a multiple of last twelve-month Revenue for the target company at the time of the announcement of the applicable transaction, which we refer to as “LTM Revenue” and (ii) a multiple of next twelve-month estimated Revenue for the target company at the time of the announcement of the applicable transaction, which we refer to as “NTM Revenue”. Estimated financial data of the selected transactions were based on publicly available information at the time of announcement of the relevant transaction.

This analysis indicated the following:

Benchmark	High	Low	Median
LTM Revenue
Healthcare Platform Technology	8.8x	4.3x	5.1x
Technology	13.2x	4.6x	9.0x
NTM Revenue
Healthcare Platform Technology	7.6x	4.1x	4.4x
Technology	13.4x	3.9x	7.6x

Based on the multiples it derived from the selected transactions and based on its professional judgment and experience, Evercore selected a reference range of enterprise value to LTM Revenue multiples of 7.0x to 11.0x and a reference range of enterprise value to NTM Revenue multiples of 6.0x to 10.0x and applied these ranges of multiples to the Company’s LTM Revenue as of June 30, 2021 based on the financial results for the Company provided by the Company’s management and to the Company’s NTM Revenue as of June 30, 2021 based on the Projections and Extrapolations. Based on this range of implied enterprise values, the Company’s estimated net debt (calculated as total debt (including capitalized leases) less cash and cash equivalents) as of August 13, 2021, and the number of fully diluted shares of Company common stock, in each case as provided by the Company’s management, this analysis indicated ranges of implied equity values per share of Company common stock as set forth below in more detail, compared to the Merger Consideration of $41.00 per share of Company common stock.

Benchmark	Implied Equity Values Per Share
	Low	High
LTM Revenue Multiple Range: 7.0x – 11.0x	$26.81	$45.20
NTM Revenue Multiple Range: 6.0x – 10.0x	$26.80	$48.25

Although none of the target companies or businesses reviewed in the selected transactions analysis is directly comparable to the Company and none of the selected transactions is directly comparable to the Merger, Evercore selected these transactions because they involve companies or businesses that Evercore, in its professional judgment and experience, considered generally relevant to the Company for purposes of its financial analyses. In evaluating the selected transactions, Evercore made judgments and assumptions with regard to general business, economic and market conditions and other factors existing at the time of the selected transactions, and other matters, as well as differences in financial, business and operating characteristics and other factors relevant to the target companies or businesses in the selected transactions. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments regarding many factors that could affect the relative values of the target companies or businesses in the selected transactions and the multiples derived from the selected transactions. Mathematical analysis, such as determining the mean or median, is not in itself a meaningful method of using the data of the selected transactions.

Other Factors

Evercore also noted certain other factors, which were not considered material to its financial analyses with respect to its opinion, but were referenced for informational purposes only, including, among other things, the following:

Last 52-Week Trading Range

Evercore reviewed historical trading prices of shares of Company common stock during the twelve month period ended July 26, 2021, the last trading day prior to the public report of a rumored sale of the Company to Nordic Capital X, noting that the low and high closing prices during such period ranged from $17.56 to $34.47 per share of Company Common Stock, respectively.

Equity Research Analyst Price Targets

Evercore reviewed selected public market trading price targets for the shares of Company Common Stock prepared and published by equity research analysts that were publicly available as of August 13, 2021. These price targets reflect analysts’ estimates of the future public market trading price of the shares of Company common stock at the time the price target was published. As of August 13, 2021, the range of selected equity research analyst price targets per share of Company Common Stock was $23.00 to $45.00. Public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for the shares of Company Common Stock and these target prices and the analysts’ earnings estimates on which they were based are subject to risk and uncertainties, including factors affecting the financial performance of the Company and future general industry and market conditions.

Premiums Paid Analysis

Using publicly available information, Evercore reviewed 21 selected transactions and announced bids for control of US public targets with an aggregate transaction value between $1 billion and $15 billion in the healthcare and technology industries since January 1, 2019. Using publicly available information, Evercore calculated the premiums paid as the percentage by which the per share consideration paid or proposed to be paid in each such transaction exceeded the unaffected market prices per share of the target companies prior to announcement of each transaction.

Based on the results of this analysis and its professional judgment and experience, Evercore applied a premium range of 20% to 35% (based on the 25th and 75th percentile of the premiums paid in the selected transactions) to the closing price per share of Company Common Stock of $32.71 as of July 26, 2021, the last trading day prior to the public report of a rumored sale of the Company to Nordic Capital X. This analysis indicated a range of implied equity values per share of Company Common Stock of $39.25 to $44.16, compared to the Merger Consideration of $41.00 per share of Company Common Stock.

Preliminary Presentations

In addition to the presentation and financial analyses, dated August 17, 2021, made to the Special Committee described above in connection with its opinion, dated August 18, 2021, a copy of such presentation has been attached as Exhibit (c)(ix) to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the Merger, Evercore also delivered preliminary written and oral presentation materials to the Special Committee on August 10, 2021 and August 16, 2021 (collectively, the “Preliminary Presentation Materials”). A copy of the Preliminary Presentation Materials has been attached as Exhibits (c)(vii) and (c)(viii) to the Transaction Statement on Schedule 13E-3 filed with the SEC in connection with the Merger. Information contained in the Preliminary Presentation Materials was substantially similar to the information provided in Evercore’s presentation and financial analyses made to the Special Committee described above in connection with its written opinion. The financial analyses in the Preliminary Presentation Materials were based on market, economic and other conditions as they existed as of the date of such presentation(s) as well as other information that was available at such time. Accordingly, the results of the financial analyses differed due to changes in those conditions. Finally, Evercore continued to refine various aspects of its financial analyses with respect to the Company over time.

The Preliminary Presentation Materials were for discussion purposes only and did not present any findings or make any recommendations or constitute an opinion of Evercore with respect to the fairness of the Merger Consideration or otherwise. The financial analyses performed by Evercore in relation to its opinion dated August 18, 2021 superseded all analyses and information presented in the Preliminary Presentation Materials.

Miscellaneous

The foregoing summary of Evercore’s financial analyses does not purport to be a complete description of the analyses or data presented by Evercore to the Special Committee. In connection with the review of the Merger by the Special Committee, Evercore performed a variety of financial and comparative analyses for purposes of rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary described above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Evercore’s opinion. In arriving at its fairness determination, Evercore considered the results of all the analyses and did not draw, in isolation, conclusions from or with regard to any one analysis or factor considered by it for purposes of its opinion. Rather, Evercore made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all the analyses. In addition, Evercore may have given various analyses and factors more or less weight than other analyses and factors, and may have deemed various assumptions more or less probable than other assumptions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above should not be taken to be the view of Evercore with respect to the actual value of the shares of Company common stock. Rounding may result in total sums set forth in this section not equaling the total of the figures shown.

Evercore prepared these analyses for the purpose of providing an opinion to the Special Committee as to the fairness, from a financial point of view, of the Merger Consideration to the Public Stockholders. These analyses do not purport to be appraisals or to necessarily reflect the prices at which the business or securities actually may be sold. Any estimates contained in these analyses are not necessarily indicative of actual future results, which may be significantly more or less favorable than those suggested by such estimates. Accordingly, estimates used in, and the results derived from, Evercore’s analyses are inherently subject to substantial uncertainty, and Evercore assumes no responsibility if future results are materially different from those forecasted in such estimates.

Evercore’s financial advisory services and its opinion were provided for the information and benefit of the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Merger. The issuance of Evercore’s opinion was approved by an Opinion Committee of Evercore.

Evercore did not recommend any specific amount of consideration to the Special Committee or the Company’s management or that any specific amount of consideration constituted the only appropriate consideration in the Merger for the holders of Company Common Stock.

Pursuant to the terms of Evercore’s engagement letter with the Special Committee, the Company has agreed to pay Evercore a retainer fee for its services equal to $3 million which was payable upon execution of Evercore’s engagement letter with the Special Committee. The Company also agreed to pay Evercore an opinion fee equal to $1 million upon delivery of Evercore’s opinion which is fully creditable against the $3 million retainer fee. The Evercore engagement letter also provides for, at the conclusion of the assignment thereunder, an additional discretionary fee in an amount not to exceed $7 million, based upon, among other things, the resources expended by Evercore in the course of the assignment, the Special Committee’s satisfaction with the services rendered and the benefit to the Special Committee of the successful conclusion of the assignment, to be determined by the Special Committee in its sole and absolute discretion. In addition, the Evercore engagement letter provides for additional fees to be paid to Evercore if the Special Committee and Evercore agree to expand the scope of Evercore’s services, which fees shall be mutually agreed between the parties. The Company has also agreed to reimburse Evercore for its expenses and to indemnify Evercore against certain liabilities arising out of its engagement.

During the period January 1, 2019 to August 18, 2021, Evercore and its affiliates have not been engaged to provide financial advisory or other services to the Company and Evercore has not received any compensation from the Company during such period. During the period January 1, 2019 to August 18, 2021, Evercore and its affiliates have provided financial advisory services to Nordic Capital X and/or certain of its affiliates and received fees for the rendering of these services in the amount of approximately $9 million. During the period January 1, 2019 to August 18, 2021, Evercore and its affiliates have provided financial advisory services to GIC and certain of its affiliates and received fees for the rendering of these services in the amount of approximately $46 million. During the period January 1, 2019 to August 18, 2021, Evercore and its affiliates have provided financial advisory services to Insight and certain of its affiliates and received fees for the rendering of these services in the amount of approximately $57 million. Evercore may provide financial advisory or other services to the Company and the Acquiror and their respective affiliates, including Nordic Capital X, GIC, Insight and their respective affiliates, in the future, and in connection with any such services Evercore may receive compensation.

Evercore and its affiliates engage in a wide range of activities for its and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore and its affiliates and/or its or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, Parent and/or any of their respective affiliates, including Nordic Capital X, GIC, Insight and their respective affiliates, or persons that are competitors, customers or suppliers of the Company, Parent or their respective affiliates, including Nordic Capital X, GIC, Insight and their respective affiliates.

The Special Committee engaged Evercore to act as a financial advisor based on Evercore’s qualifications, experience and reputation. Evercore is an internationally recognized investment banking firm and regularly provides fairness opinions to its clients in connection with mergers and acquisitions, leveraged buyouts and valuations for corporate and other purposes.

Position of Parent Entities as to the Fairness of the Merger

Under a possible interpretation of the SEC rules governing “going-private” transactions, Nordic Capital X, Parent and Merger Sub (together, the (“Parent Entities”)) may be deemed to be affiliates of the Company and, therefore, required to express their beliefs as to the fairness of the proposed Merger to the Public Stockholders. Parent and Merger Sub are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of Parent and Merger Sub as to the fairness of the Merger should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the proposal to adopt the Merger Agreement. Parent and Merger Sub have interests in the Merger that are different from, and in addition to, those of the other stockholders of the Company.

Parent and Merger Sub did not participate in the deliberations of the Special Committee or the Company Board (other than Dr. Dunleavy, who recused himself) regarding, nor receive advice from the respective legal or other advisors of the Special Committee or the Company Board (other than Dr. Dunleavy, who recused himself) as to, the fairness of the Merger. The Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analysis for the purposes of assessing the fairness of the Merger to the Public Stockholder. Based on, among other things, the factors considered by, and the analysis and resulting conclusions of, the Company Board (other than Mr. Dunleavy, who recused himself) and the Special Committee discussed in “Special Factors — Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger” (which analysis and resulting conclusions Parent and Merger Sub adopt), Parent and Merger Sub believe that the Merger is substantively fair to the Public Stockholders. In particular, the Parent Entities considered the following:

•

the fact that the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and the Company’s stockholders;

•

the fact that no member of the Company’s senior management other than Dr. Dunleavy has a substantial financial interest in the Merger that is different from, or in addition to, the interests of the Public Stockholders generally, although the Merger Agreement does include customary provisions for indemnity and the continuation of liability insurance for the Company’s officers and directors;

•

the fact that the Merger Consideration is all cash, thus allowing the Company’s stockholders to immediately realize a certain and fair value for their Shares, which value represents a significant premium over the closing price of the Shares on July 26, 2021, the last trading day prior to the public report of a rumored sale of the Company to Nordic Capital X;

•

the fact that the Merger will provide liquidity for the Public Stockholders without the delays that would otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales; and

•

the fact that the Merger is not conditioned on any financing being obtained by Parent, increasing the likelihood that the Merger will be consummated and that the consideration to be paid to the Public Stockholders in the Merger will be received.

The Parent Entities further believe that the Merger is procedurally fair to the Public Stockholders based upon, among other things, the following factors:

•	the fact that the Special Committee retained, and had the benefit of advice from, nationally recognized legal and financial advisors;

•	that the Special Committee had the authority to reject any proposals made by Parent or any other person;

•	the fact that the Merger Consideration was the result of the Special Committee’s extensive arm’s-length negotiations with Parent;

•	the fact that the closing of the Merger is conditioned on the Company’s receipt of the Required Company Stockholder Approval;

•

the Company’s ability, under certain circumstances as set out in the Merger Agreement, to provide information to, or participate in discussions or negotiations with, third parties regarding Acquisition Proposals that constitute Superior Proposals;

•

the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement related to a Superior Proposal, subject to paying Parent a Company Termination Fee of $176,385,000 in cash, subject to and in accordance with the terms and conditions of the Merger Agreement; and

•

the availability of appraisal rights to the Company’s stockholders (other than the Rollover Stockholders) who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their Shares.

The Parent Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Merger, including:

•

that the stockholders of the Company (other than the Rollover Stockholders) will not participate in any future earnings, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future;

•	the risk that the Merger might not be completed in a timely manner or at all;

•	that Parent and Merger Sub are newly formed corporations with essentially no assets other than the equity and funding commitments of the Equity Investors and Debt Commitment Parties;

•

the restrictions on the conduct of the Company’s business prior to the completion of the Merger set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company pending completion of the Merger;

•	the negative effect that the pendency of the Merger, or a failure to complete the Merger, could potentially have on the Company’s business and relationships with its employees, vendors and customers;

•

that the Company and its subsidiaries are restricted from soliciting, initiating, or encouraging the submission of Acquisition Proposals from Third Parties or the making of any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

•

the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, including payment to Parent of a Company Termination Fee of $176,385,000 in cash, and the processes required to terminate the Merger Agreement, including the opportunity for Parent to make revisions to its Merger proposal, could discourage other potential acquirors from making a competing bid to acquire the Company;

•

the potential negative effect that the pendency of the Merger, or a failure to complete the Merger, could have on the Company’s business and relationships with its employees, vendors and customers; and

•

the fact that an all cash transaction would be taxable to the Company’s stockholders (other than the Rollover Stockholders with respect to the Rollover Shares) that are U.S. holders for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered and given weight by the Parent Entities in connection with the fairness of the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Merger. Rather, the Parent Entities reached their position as to the fairness of the Merger after considering all of the foregoing as a whole. The Parent Entities believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Merger to the Public Stockholders. This position should not, however, be construed as a recommendation to any Company stockholder to approve the Merger Agreement. The Parent Entities make no recommendation as to how stockholders of the Company should vote their Shares relating to the Merger. The Parent Entities attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the stockholders of the Company, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such stockholders. None of the Parent Entities believes that it has or had any fiduciary duty to the Company or its stockholders, including with respect to the Merger and its terms.

Based on the Parent Entities’ knowledge and analysis of available information regarding the Company, the Special Committee and the Company Board, as well as discussions with members of the Company’s senior management regarding the Company and its business and the factors considered by, and findings of, the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) and discussed in this proxy statement in the section entitled “Special Factors — Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger,” the Parent Entities believe that the Merger is fair to the Public Stockholders.

Purpose and Reasons of the Parent Entities for the Merger

Under a possible interpretation of the SEC rules governing “going-private” transactions, each of the Parent Entities may be deemed to be affiliates of the Company and, therefore, required to express their reasons for the Merger to the Company’s Unaffiliated Stockholders, as defined in Rule 13e-3 of the Exchange Act. The Parent Entities are making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. For the Parent Entities, the primary purpose of the Merger is to allow Parent to own equity interests in the Company and to bear the rewards and risks of such ownership after the Merger is completed and the Shares cease to be publicly traded. The Parent Entities believe that structuring the transaction in such manner is preferable to other transaction structures because it (i) will enable Parent to acquire all of the Shares at the same time, (ii) will allow the Company to cease to be a publicly registered and reporting company, and (iii) represents an opportunity for the Public Stockholders (other than the holders of Cancelled Shares and Dissenting Shares and the Rollover Stockholders with respect to the Rollover Shares) to receive the Merger Consideration in cash, without interest and less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement.

Position of the Rollover Stockholders as to the Fairness of the Merger

Under the SEC rules governing “going-private” transactions, the Rollover Stockholders, including Dr. Dunleavy, through certain Dunleavy Entities, and Cape Capital may be deemed to be affiliates of the Company and, therefore, required to express their beliefs as to the fairness of the proposed Merger to the Public Stockholders. The Merger is the Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. As described below, the Rollover Stockholders believe that the Merger is fair to the Public Stockholders on the basis of the factors described under “Special Factors — Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger” and “Special Factors — Position of the Parent Entities as to the Fairness of the Merger.” Dr. Dunleavy did not participate in the deliberations of the Special Committee or the Company Board regarding the Merger, and did not receive advice from the legal or other advisors of the Company or the Special Committee as to the fairness of the Merger. As disclosed under “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger,” the Rollover Stockholders have interests in the Merger both the same as those of the Public Stockholders by virtue of the expected receipt of the per Share Merger Consideration for a portion of the Rollover Stockholders’ equity interests in the Company upon completion of the Merger, and not identical to those of the Public Stockholders by virtue of the Rollover Stockholders’ ability to roll over a portion of their ownership stake in the Company (such rollover being valued with the same per Share valuation of the Shares used to determine the Merger Consideration) in exchange for a continuing ownership stake in Parent.

The Public Stockholders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement on their behalf, with the assistance of the Special Committee’s independent legal and financial advisors. The Merger was approved by the directors of the Company Board (other than Dr. Dunleavy, who recused himself). Based on the knowledge and analysis of the Rollover Stockholders of available information regarding the Company, as well as discussions with the Company’s management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself), the Rollover Stockholders believe that the Merger is substantively and procedurally fair to the Public Stockholders based upon substantially the same factors considered by the Parent Entities with respect to the substantive and procedural fairness of the proposed Merger to such Public Stockholders. See “Special Factors — Position of the Parent Entities as to the

Fairness of the Merger” The Rollover Stockholders agree with the analyses, determinations and conclusions described under “Special Factors — Position of the Parent Entities as to the Fairness of the Merger,” and “Special Factors — Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger.”

While Dr. Dunleavy is an officer and director of the Company, because of the interests described under the section captioned “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger,” he did not serve on the Special Committee or participate in the Special Committee’s evaluation of the Merger Agreement and the transactions contemplated thereby, including the Merger, and he recused himself from and did not participate in, or vote in connection with, the Company Board’s evaluation or approval of the Merger Agreement and the transactions contemplated thereby, including the Merger. For these reasons, the Rollover Stockholders do not believe that their interests in the Merger influenced the decisions or recommendations of the Special Committee or the Company Board with respect to the Merger Agreement or the Merger.

The foregoing discussion of the information and factors considered and given weight by the Rollover Stockholders in connection with the fairness of the Merger Agreement and transactions contemplated thereby, including the Merger, is not intended to be exhaustive but is believed to include all material factors considered by the Rollover Stockholders. The Rollover Stockholders did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Merger Agreement and transactions contemplated thereby, including the Merger. Rather, the Rollover Stockholders made the fairness determinations after considering all of the foregoing as a whole. The Rollover Stockholders believe these factors provide a reasonable basis upon which to form the belief that the Merger is fair to the Public Stockholders. This belief should not, however, be construed as a recommendation to any Company stockholder to adopt the Merger Agreement. The Rollover Stockholders do not make any recommendation as to how stockholders of the Company should vote their Shares relating to the Merger.

Purpose and Reasons of the Rollover Stockholders for the Merger

Under the SEC rules governing “going private” transactions, the Rollover Stockholders, including Dr. Dunleavy, through the Dunleavy Entities, and Cape Capital may be deemed to be affiliates of the Company, and, therefore, required to express their purposes and reasons for the Merger to the Public Stockholders. The Rollover Stockholders are making the statements in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the Rollover Stockholders do not make any recommendations as to how stockholders of the Company should vote their Shares relating to the Merger.

Dr. Dunleavy has served as the Company’s Chief Executive Officer since his organization of the company’s predecessor companies in 1998, as Chairman of the Company Board since the creation of the board in 2006, and as President from the Company’s foundation until May of 2014. The Rollover Stockholders considered favorable current market conditions, and concluded that a take-private transaction that would provide fair value to all of the Company’s stockholders, including the Public Stockholders, could be attractive.

The Rollover Stockholders believe that it is in the best interests of the Company’s stockholders to effect a liquidity transaction while market conditions remain favorable, as well as in the best interests of the Company to operate as a privately held entity. The Rollover Stockholders believe that, as a privately held entity, the Company will have greater operational flexibility to pursue alternatives than it would have as a public company, and management of the Company will be able to concentrate on long-term growth, reducing the focus on the quarter-to-quarter performance often emphasized by the public equity market’s valuation of the Shares. Although the Rollover Stockholders believe that there may be substantial opportunities associated with their contribution to Ocala Topco, LP of the Rollover Shares, the Rollover Stockholders recognize that there may also be substantial risks (including the risks and uncertainties relating to the prospects of the Company) and that such opportunities may not ever be fully realized.

If the Merger is completed, the Company will become a wholly owned subsidiary of Parent, and the Shares will cease to be publicly traded. For the Rollover Stockholders, the purpose of the Merger is to effectuate the transactions contemplated by the Merger Agreement and the separate Rollover Agreements, which will allow the Rollover Stockholders to realize the value of a portion of their Shares by receiving $41.00 per Share in cash for a portion of their investment in the Company and own equity interests of Parent and to bear the rewards and risks of such ownership after the Merger is completed and the Shares cease to be publicly traded. The Rollover Stockholders believe that structuring the transaction in such a manner is preferable to other alternative transaction structures because (i) it will enable Parent to acquire all of the outstanding Shares of the Company at the same time; (ii) it represents an opportunity for the Public Stockholders to immediately realize the value of their investment in the Company and for the Rollover Stockholders to immediately realize the value of a significant portion of their investment in the Company at a price of $41.00 per Share in cash, without interest, less any applicable withholding taxes, in accordance with and subject to the terms and conditions set forth in the Merger Agreement; and (iii) it allows the Rollover Stockholders to continue to own indirect equity interests in the Company after the Merger and to bear the rewards and risks of such ownership after the Merger.

Plans for the Company After the Merger

Following completion of the Merger, Merger Sub will have been merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent. The Shares of the Company are currently listed on the Nasdaq and registered under the Exchange Act. Following completion of the Merger, there will be no further market for the Shares and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Company’s securities will be delisted from the Nasdaq and deregistered under the Exchange Act.

The Parent Entities currently anticipate that the Company’s operations initially will be conducted following completion of the Merger substantially as they are currently being conducted (except that the Company will cease to be a public company and will instead be a wholly owned subsidiary of Parent). The Parent Entities are currently conducting a review of the Company and its business and operations with a view towards determining how to redirect the Company’s operations to improve the Company’s long-term earnings potential as a private company (including by reducing the Company’s costs and expenses following the Merger) and expect to complete such review following completion of the Merger. Further, following completion of the Merger, the Parent Entities will continue to assess the Company’s assets, corporate and capital structure, capitalization, operations, business, properties and personnel to determine what additional changes, if any, would be desirable following the Merger to enhance the business and operations of the Company. In addition, Parent may seek to buy or combine the Company with target companies that provide earnings and growth synergies; however, no definitive contracts, arrangements, plans, proposals, commitments or understanding currently exist. Although presently there are no definitive contracts, arrangements, plans, proposals, commitments or understandings regarding any such transactions, the Parent Entities and certain of their affiliates may seek, from and after the Effective Time, to acquire target companies or assets that operate in the Company’s industry.

From and after the Effective Time, the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

Certain Effects of the Merger

If the Required Company Stockholder Approval is obtained and all other conditions to the Closing of the Merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent and the following will occur.

Treatment of the Shares

At the Effective Time, each Share outstanding immediately prior to the Effective Time (but excluding any Rollover Shares, Cancelled Shares and Dissenting Shares) will be cancelled and extinguished and automatically converted into the right to receive the Merger Consideration, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration, subject to and in accordance with the terms and conditions of the Merger Agreement.

Treatment of Equity Compensation Awards

Effective as of immediately prior to the Effective Time and as a result of the Merger:

•

Unless otherwise agreed between Parent and the applicable holder of a Company Option in writing, each Company Option that is outstanding and unexercised immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration, net of the exercise price, and the aggregate number of shares of Company Common Stock subject to such Company Option. If the exercise price per share of any Company Option is equal to or greater than the Merger Consideration, then such Company Option will automatically terminate and be cancelled without payment of any consideration to the holder thereof.

•

Unless otherwise agreed between Parent and the applicable holder of a Company RSU Award in writing, each Company RSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of Company Common Stock subject to such Company RSU Award.

•

Unless otherwise agreed between Parent and the applicable holder of a Cash-Out Company RS Award in writing, each Cash-Out Company RS Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock subject to the Cash-Out Company RS Award (with any performance-based goals deemed to be achieved at the “target” level of performance).

•

Unless otherwise agreed between Parent and the applicable holder of a Conversion Company RS Award in writing, each Conversion Company RS Award that remains outstanding immediately prior to the Effective Time, will be converted into a cash-based retention award in an amount, without interest equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock subject to the RS Award which cash-based retention award will remain subject to the same vesting schedule that applied immediately prior to the Effective Time (including any applicable vesting criteria and requirements).

All amounts will be paid less any applicable withholding taxes, and paid as soon as practicable following the Effective Time of the Merger (and in no case later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Effective Time of the Merger).

Following the date of the Merger Agreement, no new offering period will commence under the ESPP, each participant’s outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate on the day immediately prior to the day on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the ESPP) and the ESPP will be terminated no later than immediately prior to the Effective Time.

Benefits of the Merger for the Company’s Public Stockholders

The primary benefit of the Merger to the Public Stockholders (other than the holders of any Cancelled Shares or Dissenting Shares) will be their right to receive the Merger Consideration of $41.00 per Share in cash, without interest, less any applicable withholding taxes, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, representing a premium of 25.3% over the closing price of Company Class A Common Stock on July 26, 2021, the last unaffected trading day prior to media speculation regarding a potential transaction, and a premium of 24.4% over the volume-weighted average price of the Shares over the thirty (30) trading days leading up to the unaffected trading day. Additionally, such Public Stockholders will avoid the risk after the Merger of any possible decrease in the Company’s future earnings, growth or value.

Detriments of the Merger to the Company’s Public Stockholders

The primary detriments of the Merger to the Public Stockholders include the lack of an interest of such Public Stockholders in the potential future earnings, growth, or value realized by the Company after the Merger. In addition, the Public Stockholders will not benefit from any sale of the Company or its assets to a third party in the future.

Certain Effects of the Merger for the Parent Entities

Following the Merger, all the equity interests in the Company will be beneficially owned, indirectly through Parent, by the Rollover Stockholders, the Equity Investors and additional members of a consortium of private equity investors led by Nordic Capital X and their affiliates. If the Merger is completed, the Parent Entities, the Rollover Stockholders, the Equity Investors and additional members of the consortium of private equity investors led by Nordic Capital X and their affiliates will be the sole beneficiaries of the Company’s future earnings and growth, if any, and they will be the only ones entitled to vote on corporate matters affecting the Company following the Merger.

Certain Effects on the Company if the Merger is Not Completed

If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Merger is not completed for any other reason, the Company’s stockholders will not receive any payment for their Shares in connection with the Merger. Instead, unless the Company is sold to a third party, the Company will remain an independent public company, and the

Shares will continue to be listed and traded on the Nasdaq, so long as the Company continues to meet the applicable listing requirements. In addition, if the Merger is not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today, and that the Company’s stockholders will continue to be subject to the same risks and opportunities to which they are currently subject. There is no assurance as to the effect of these risks and opportunities on the future value of your Shares, including the risk that the market price of Shares may decline to the extent the current market price of Shares reflects a market assumption that the Merger will be completed.

Under certain circumstances, if the Merger is not completed, the Company may be required to pay Parent the Company Termination Fee, as well as pay certain enforcement costs and, under certain circumstances, reimburse up to $10,000,000 of Parent’s out-of-pocket costs incurred in connection with the transactions contemplated by the Merger Agreement, or Parent may be required to pay the Company the Parent Termination Fee, as well as pay certain enforcement costs. See “The Merger Agreement — Termination Fees.”

Interests of Executive Officers and Directors of the Company in the Merger

In considering the recommendations of the Company Board (other than Dr. Dunleavy, who recused himself) with respect to the Merger, the Company’s stockholders should be aware that the executive officers and directors of the Company have certain interests in the Merger that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee, consisting solely of independent and disinterested directors of the Company Board, and the Company Board were aware of these interests and considered the interests described below, among other matters, in evaluating the Merger Agreement and the transactions contemplated thereby, including the Merger and in making their recommendations.

Special Committee Fees

Consistent with past practice of the Company Board and its committees, the members of the Special Committee, consisting solely of independent directors who (i) are not affiliated with Dr. Dunleavy (other than by virtue of serving as a director of the Company), (ii) otherwise do not have a material interest in the Merger (other than an interest by virtue of their ownership of capital stock of the Company) and (iii) are disinterested with respect to the Merger, will not receive additional compensation in connection with their services to the Company as members of the Special Committee with respect to the Merger.

Payments to Executive Officers in Respect of Equity Awards; Shares and Equity Awards Held by Directors and Executive Officers

The Merger Agreement provides for the treatment set forth below with respect to the Company equity awards that are outstanding at the Effective Time.

Company Options. Unless otherwise agreed between Parent and the applicable holder of a Company Option in writing, each Company Option that is outstanding and unexercised immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration, net of the exercise price, and the aggregate number of shares of Company Common Stock subject to such Company Option, less any applicable withholding taxes. Amounts payable in respect of Company Options will be paid as soon as practicable following the Effective Time of the Merger (and in no case later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Effective Time of the Merger).

The following sets forth, for each Company executive officer, the aggregate number of shares of Company Common Stock subject to outstanding Company Options held by such executive officer assuming (i) the closing price of a Company Common Stock is $41.00 (the “Estimated Closing Value”), (ii) a closing date of September 8, 2021, and (iii) such executive officer remains continuously employed with the Company or a subsidiary until the Effective Time.

	Numbers of Shares Subject to
Name of Named Executive Officer	Vested Stock Options (#)	Unvested Stock Options (#)	Estimated Value of Vested Stock Options($)	Estimated Value of Unvested Stock Options ($)
Keith R. Dunleavy, M.D	0	0	$0	$0
Robert A. Wychulis	61,569	0	$2,524,329	$0
Eron Kelly	0	0	$0	$0
Jonathan R. Boldt	0	0	$0	$0
Jason B. Capitel	0	0	$0	$0
Peter De Bock	0	0	$0	$0

Company RSU Awards. Unless otherwise agreed between Parent and the applicable holder of a Company RSU Award in writing, each Company RSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Inovalon common stock subject to such Company RSU Award, less any applicable withholding taxes. Amounts payable in respect of Company RSU Award will be paid as soon as practicable following the Effective Time of the Merger (and in no case later than the next regularly scheduled payroll run of the Surviving Corporation).

The following sets forth, for each Company member of the board of directors, the aggregate number of shares of Company Common Stock subject to outstanding Company RSU Awards held by such director, assuming (i) the closing price of a Company Common Stock is the Estimated Closing Value, (ii) a closing date of September 8, 2021 and (iii) such executive officer remains continuously employed with the Company or a subsidiary until the Effective Time. No executive officer holds Company RSU Awards.

Name of Board Member	Number of Shares Subject to Unvested Company RSU Awards (#)	Estimated Value of Unvested Company RSU Awards ($)
Keith R. Dunleavy, M.D.	0	$0
Denise K. Fletcher	2,305	$94,505
William D. Green	2,305	$94,505
Isaac S. Kohane	2,305	$94,505
Mark. A. Pulido	2,305	$94,505
Lee D. Roberts	2,305	$94,505
William J. Teuber, Jr.	3,024	$123,984

Company RS Awards. Unless otherwise agreed between Parent and the applicable holder of a Cash-Out Company RS Award in writing, each Cash-Out Company RS Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock, subject to the Cash-Out Company RS Award (with any performance-based goals deemed to be achieved at the “target” level of performance), less any applicable withholding taxes. Amounts payable in respect of Cash-Out Company RS Award will be paid as soon as practicable following the Effective Time of the Merger (and in no case later than the next regularly scheduled payroll run of the Surviving Corporation).

Unless otherwise agreed between Parent and the applicable holder of a Conversion Company RS Award in writing, each Conversion Company RS Award that remains outstanding immediately prior to the Effective Time, will be converted into a cash-based retention award in an amount, without interest equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock subject to the RS Award, which cash-based retention award will remain subject to the same vesting schedule that applied immediately prior to the Effective Time (including any applicable performance vesting criteria and requirements).

The following sets forth, for each Company executive officer, the number of shares of Cash-Out Company RS Awards and Conversion Company RS Awards, and the value of such awards, assuming (i) the closing price of a Company Common Stock is the Estimated Closing Value, (ii) a closing date of September 8, 2021 and (iii) such executive officer remains continuously employed with the Company or a subsidiary until the Effective Time.

Name of Named Executive Officer	Cash-Out Company RS Awards (#)	Estimated Value of Cash-Out Company RS Awards ($)	Conversion Company RS Awards (#)	Estimated Value of Conversion Company RS Awards ($)
Keith R. Dunleavy, M.D.	0	$0	0	$0
Robert A. Wychulis	76,986	$3,156,426	179,609	$7,363,969
Eron Kelly	71,345	$2,925,145	166,470	$6,825,270
Jonathan R. Boldt	118,309	$4,850,669	276,007	$11,316,287
Jason B. Capitel	162,467	$6,661,147	379,070	$15,541,870
Peter De Bock	38,069	$1,560,829	88,819	$3,641,579

Change in Control Agreements; Change in Control Policy

In accordance with the requirements of Item 402(t) of Regulation S-K, the table below sets forth the amount of payments and benefits (on a pre-tax basis) that each named executive officer would receive in connection with the Merger, assuming (i) that the Merger were consummated and each such named executive officer experienced a qualifying termination of employment on September 8, 2021 (which is the assumed date solely for purposes of this golden parachute compensation disclosure), (ii) a per Share price of $41.00 in cash, without interest and less any applicable withholding taxes, (iii) that each named executive officer’s base salary rate and annual target bonus remain unchanged from those in effect as of the date of this proxy statement and (iv) the equity awards described below are the only equity awards outstanding as of closing. The calculations in the table below do not include any amounts that the named executive officers were entitled to receive or that were vested as of the date hereof. In addition, these amounts do not attempt to forecast any additional awards, grants or forfeitures that may occur prior to the Effective Time of the Merger, or any awards that, by their terms, vest irrespective of the Merger prior to September 8, 2021. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by a named executive officer may differ materially from the amounts set forth below.

For an estimate of the value of the payments and benefits described above that would become payable under the Change in Control Policy to the named executive officers, see “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Golden Parachute Compensation” below.

Indemnification Benefits

Each of the Company’s executive officers and directors is entitled to the indemnification benefits in favor of the Company’s directors and executive officers, as described in more detail in “The Merger Agreement — Indemnification; Directors’ and Officers’ Insurance.”

Golden Parachute Compensation

Name of Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)	Tax Reimbursement ($)	Other ($)	Total ($)
Keith R. Dunleavy, M.D	$0	$0	$0	$0	$0	$0
Robert A. Wychulis	$0	$3,156,426	$0	$0	$0	$3,156,426
Eron Kelly	$0	$2,925,145	$0	$0	$0	$2,925,145
Jonathan R. Boldt	$0	$4,850,095	$0	$0	$0	$4,850,095
Jason B. Capitel	$0	$6,660,901	$0	$0	$0	$6,660,901
Peter De Bock	$0	$1,560,706	$0	$0	$0	$1,560,706

(1)

Cash. The Company entered into an employment agreement with Robert Wychulis on December 3, 2014, Jason Capitel on January 23, 2018 and Peter De Bock on January 12, 2019, and a promotion letter with Jonathan Boldt on January 14, 2019 (such employment agreements, collectively, the “Employment Agreements”). If we terminate the employment of a named executive officer other than for “cause” (as defined in their Employment Agreements), subject to the named executive officer’s execution and non-revocation of a release of claims in favor of us, we will provide him with a lump-sum cash severance benefit equal to the greater of (i) one month’s base salary or (ii) one month’s base salary per each full year of his service with us, subject to a maximum of six months’ base salary. However, as a condition of agreeing to changes to the vesting of outstanding equity awards, including the treatment of Company RS Awards as Cash-Out Company RS Awards, each named executive officer agreed that any amounts that would have been payable under the Employment Agreements prior to the closing date will reduce the amount payable in respect of the Cash-Out Company RS Awards that are single-trigger payments as described below. If a named executive officer’s employment is terminated without “cause” on the closing date, the full amount of the Cash-Out Company RS Award would be payable and no severance would be owed.

In addition, each participant in our 2021 annual bonus program, including our named executive officers, would be entitled to his or her 2021 annual bonus if and when annual bonuses are paid under the 2021 annual bonus program and the participant is eligible and an employee as of the 2021 annual bonus payment. These amounts would represent double trigger payments, which would be payable as a result of the occurrence of both the consummation of the Merger and the relevant individual experiencing a qualifying termination of employment. The target bonus opportunities for the 2021 annual bonus program for each of our named executive officers are: Dr. Dunleavy, $0, Mr. Capitel, $900,000, Mr. De Bock, $306,425, and Mr. Boldt, $281,250.

(2)

Equity. These amounts represent single-trigger payments that will occur solely as a result of the consummation of the Merger. Based on the Merger Agreement, unless otherwise agreed between Parent and the applicable securityholder in writing (i) each Company Option that is outstanding and unexercised immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration, net of the exercise price, and the aggregate number of shares of Inovalon common stock subject to such Company Option, less any applicable withholding taxes; and (ii) each Cash-Out Company RS Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Inovalon common stock subject to the Cash-Out Company RS Award (with any performance-based goals deemed to be achieved at the “target” level of performance), less any applicable withholding taxes. Set forth above in the Section “Interests of Executive Officers and Directors of the Company — Payments to Executive Officers in Respect of Equity Awards” are the values of each type of unvested Company equity award held by each named executive officer as of the date of this proxy statement that would become vested upon the consummation of the Merger based on an assumed effective time of September 8, 2021.

Intent of the Directors and Executive Officers to Vote in Favor of the Merger

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them in favor of the approval of the Merger Agreement Proposal and each of the other proposals. As of [            ], 2021, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [            ] shares of Company Class A Common Stock and [            ] shares of Company Class B Common Stock entitled to vote at the Special Meeting, or collectively approximately [            ]% of the total voting power entitled to vote at the Special Meeting. For purposes of clarity, the Shares directly owned by the directors and executive officers shall be (i) included in determining whether the Merger Agreement has been approved by (x) a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, (y) a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL and (z) a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL; and (ii) excluded from determining whether the Merger Agreement has been approved by a majority of the voting power of the outstanding shares of Company Common Stock, voting as a single class, held by the Public Stockholders.

Intent of the Certain Stockholders to Vote in Favor of the Merger

The Dunleavy Entities, who hold approximately 64% of the voting power of the Company’s outstanding capital stock, and Mr. André Hoffmann and Cape Capital, who collectively beneficially own approximately 23% of the voting power of the Company’s outstanding capital stock, separately entered into Support Agreements with Parent, pursuant to which the Dunleavy Entities, Mr. André Hoffmann and Cape Capital have agreed to vote their Shares in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. Copies of the Support Agreements are attached as Annex B of this proxy statement and are incorporated by reference in this proxy statement in their entirety. See “Special Factors — Support Agreements.” However, the adoption and approval of the Merger Agreement separately requires an affirmative vote of Public Stockholders holding a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, which excludes all shares of Company Common Stock held by Dr. Dunleavy, Mr. Hoffmann and Cape Capital.

In the event the Company makes an Adverse Recommendation Change, in compliance with the Merger Agreement, prior to the Company’s receipt of the Required Company Stockholder Approval, the obligation of the Rollover Stockholders to vote the Shares listed in the Support Agreements as described above will be modified such that the Rollover Stockholders will each have the right to so vote (x) in favor of the Merger or (y) such proportion of Shares as votes cast by the Inovalon stockholders other than the Dunleavy Entities, Mr. André Hoffmann or Cape Capital, as applicable, with respect to the applicable matter (such proportion determined without the inclusion of the votes cast by the Dunleavy Entities, Mr. André Hoffmann or Cape Capital, as applicable).

Material US Federal Income Tax Consequences of the Merger

The following discussion is a summary of material US federal income tax consequences of the Merger to US Holders (as defined below) of the Shares. This summary is general in nature and does not discuss all aspects of US federal income taxation that may be relevant to a holder of the Shares in light of their particular circumstances. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code, judicial authority, published administrative positions of the Internal Revenue Service, which we refer to as the IRS, and other applicable authorities, all as in effect as of the date of this proxy statement, and all of which are subject to change or differing interpretations at any time, with possible retroactive effect. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following discussion, and no assurance can be given that the IRS will agree with the views expressed herein, or that a court will not sustain any challenge by the IRS in the event of litigation. This discussion does not describe any tax consequences arising under the laws of any state, local or non-US jurisdiction, and does not consider any aspects of US federal tax law other than income taxation, nor does it address any aspects of the unearned income Medicare contribution tax. In addition, this discussion only applies to the Shares that are held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code, and does not address tax considerations applicable to any holder of the Shares that may be subject to special treatment under US federal income tax law, including:

•	a bank or other financial institution;

•	a tax-exempt organization;

•	a retirement plan or other tax-deferred account;

•	an S corporation or other pass-through entity (or an investor in an S corporation or other pass-through entity);

•	a person holding a direct or an indirect interest in Parent or Merger Sub;

•	an insurance company;

•	a mutual fund;

•	a regulated investment company or real estate investment trust;

•	a dealer or broker in commodities, stocks, securities or in currencies;

•	a dealer or trader in securities that elects mark-to-market treatment;

•	a controlled foreign corporation;

•	a passive foreign investment company;

•	a stockholder that owns, or has owned, actually or constructively, more than 5% of the Shares;

•	a stockholder subject to the alternative minimum tax provisions of the Code;

•	a stockholder that received the Shares through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	a person that has a functional currency other than the US dollar;

•	a person that is required to report income no later than when such income is reported in an “applicable financial statement”;

•	a person that holds the Shares as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a stockholder that is not exchanging its Shares for cash pursuant to the Merger; and

•	certain former US citizens or long-term residents.

If a partnership (including any entity or arrangement treated as a partnership for US federal income tax purposes) holds the Shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partner and the partnership. Any such partnership (including any entity or arrangement treated as a partnership for US federal income tax purposes), and any partners thereof, that hold the Shares should consult their own tax advisors regarding the tax consequences of exchanging the Shares pursuant to the Merger. In addition, holders of Shares who are not US Holders may be subject to different tax consequences than those described below, and are urged to consult their tax advisors regarding their tax treatment under US and non-US tax laws.

The following summary is for general informational purposes only and is not a substitute for careful tax planning and advice. Holders of Shares are urged to consult their own tax advisor with respect to the specific tax consequences to them of the Merger in light of their own particular circumstances, including US federal estate, gift and other non-income tax consequences, and tax consequences under state, local and non-US tax laws.

US Holders

The following is a summary of the material US federal income tax consequences of the Merger that will apply to US Holders. For purposes of this discussion, the term US Holder refers to a beneficial owner of the Shares that is, for US federal income tax purposes:

•	an individual who is a citizen or resident in the United States;

•

a corporation (or any other entity or arrangement treated as a corporation for US federal income tax purposes) created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to US federal income taxation regardless of its source; or

•

a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more US persons have the authority to control all substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a “United States person” under applicable Treasury regulations.

Exchange of the Shares for Cash Pursuant to the Merger Agreement. The exchange of the Shares by a US Holder for cash in the Merger (or for cash upon exercise of appraisal rights) will generally be a taxable transaction for US federal income tax purposes. A US Holder will generally recognize gain or loss equal to the difference, if any, between the amount of cash received in the Merger (or cash received upon exercise of appraisal rights) and the holder’s adjusted tax basis in the Shares exchanged therefor. Gain or loss will generally be determined separately for each block of the Shares (generally, the Shares acquired at the same cost in a single transaction) held by such US Holder. Such gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if such US Holder’s holding period for the Shares is more than one (1) year at the time of the exchange. Long-term capital gains recognized by a non-corporate US Holder are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.

Non-US Holders

For purposes of this discussion, a “Non-US Holder” is a beneficial owner of Shares that is neither a US Holder nor an entity or arrangement classified as a partnership for US federal income tax purposes.

A Non-US Holder generally will not be subject to US federal income tax on any gain realized on the receipt of cash in exchange for Shares pursuant to the Merger, unless:

•

the gain is effectively connected with the Non-US Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, such gain is attributable to a permanent establishment maintained by the Non-US Holder in the United States); or

•

the Non-US Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition of Shares pursuant to the Merger, and certain other requirements are met.

Gain described in the first bullet point above generally will be subject to US federal income tax on a net income basis at generally applicable US federal income tax rates in the same manner as if such Non-US Holder were a US Holder. A Non-US Holder that is a corporation also may be subject to a branch profits tax at a rate of 30%, or lower rate specified in an applicable income tax treaty, on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above generally will be subject to US federal income tax at a rate of 30% (or such lower rate as may be specified under an applicable income tax treaty), which may be offset by US-source capital losses of the Non-US Holder (even though the individual is not considered a resident of the United States), provided the Non-US Holder has timely filed US federal income tax returns with respect to such losses.

Information Reporting and Backup Withholding Tax

Proceeds from the exchange of the Shares pursuant to the Merger (or as a result of exercising appraisal rights) generally will be subject to information reporting. In addition, backup withholding tax at the applicable rate (currently 24%) generally will apply unless the applicable US Holder or other payee provides a valid taxpayer identification number and complies with certain certification procedures (generally, by providing a properly completed IRS Form W-9), or otherwise establishes an exemption from backup withholding tax. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules from a payment to a US Holder will be allowed as a credit against that holder’s US federal income tax liability, and may entitle the holder to a refund, provided, that, the required information is timely furnished to the IRS. Each US Holder should duly complete, sign and deliver to the exchange agent an appropriate IRS Form W-9 to provide the information and certification necessary to avoid backup withholding tax, unless an exemption applies and is established in a manner satisfactory to the exchange agent.

A Non-US Holder generally certifies its status as such by providing a properly completed and signed IRS Form W-8BEN or W-BEN-E (or other applicable IRS Form W-8). A Non-US Holder that does not provide such form generally will be presumed to be a US Holder, subject to backup withholding tax as described above.

Financing of the Merger

Equity Financing

The Merger Agreement does not contain any financing-related contingencies or financing conditions to consummation of the Merger. In connection with the Merger, Parent delivered to the Company the Equity Commitment Letter, dated as of August 19, 2021, entered into by and among Parent and Nordic Capital X, 22C Capital I, L.P., 22C Capital I-A, L.P., Insight Partners XII, L.P., Insight Partners (Cayman) XII, L.P., Insight Partners (Delaware) XII, L.P., Insight Partners (EU) XII, S.C.Sp, Insight Partners XII (Co-Investors), L.P., Insight Partners XII (Co-Investors) (B), L.P., Insight Partners XII Buyout Annex Fund, L.P., Insight Partners (Cayman) XII Buyout Annex Fund, L.P., Insight Partners (Delaware) XII Buyout Annex Fund, L.P., Insight Partners (EU) XII Buyout Annex Fund, S.C.Sp, Insight Partners XII Buyout Annex Fund (Co-Investors) (B), L.P. and Ashburton Investment Pte. Ltd. (each, an “Equity Investor” and, collectively, the “Equity Investors”). Pursuant to the Equity Commitment Letter, each Equity Investor has committed, subject to the terms and conditions contained therein, it will make, or cause to be made, directly or indirectly through Parent, as directed by Nordic Capital X, to provide a capital investment to the Parent of up to its pro rata percentage of USD $3,175,000,000 (the “Commitment”) (in the case of each Equity Investor, such Equity Investor’s “Equity Investment”) on or prior to the Closing of the Merger in connection with the funding of the Transaction.

The Equity Investment will be paid in immediately available funds, subject to: (i) the terms of the Equity Commitment Letter; (ii) the satisfaction or waiver of each of the conditions to completion of the Closing set forth in the Merger Agreement (other than conditions that, by their nature, can only be satisfied by actions taken at the Closing, provided that each such condition is capable of and would be satisfied assuming a Closing would occur at such time prior to the Closing); (iii) the substantially simultaneous funding by each Equity Investor of the entirety of its Equity Investment to be funded pursuant to the Equity Commitment Letter; (iv) the substantially simultaneous funding of the Debt Financing; (v) the Merger Agreement not being terminated in accordance with its terms; and (vi) the substantially simultaneous occurrence of the Closing, solely for the purpose of funding, and solely to the extent necessary to fund (together with the Rollover Amount (if the rollover contemplated by the Merger Agreement is consummated), debt and cash on hand of the Acquired Companies), (A) the payments required to be made at the Closing pursuant to the Merger Agreement and (B) the payment of any and all out-of-pocket fees and expenses required to be paid by Parent and its Subsidiaries in connection with the transactions to be consummated at the Closing.

The Equity Commitment Letter will terminate on the earlier of:

(a)	the consummation of the transactions to be consummated at the Closing in accordance with the terms of the Merger Agreement (at which time the obligations thereunder will be satisfied in full);

(b)	in respect of each Equity Investor, such Equity Investor having satisfied in full its obligation under the Equity Commitment Letter to fund its Equity Investment;

(c)	the valid termination of the Merger Agreement in accordance with the Merger Agreement;

(d)

the date that Company or any of its Affiliates, direct or indirect equityholders, or Representatives asserts in any litigation or other proceeding any claim against any Equity Investor or a Related Person (as defined below) relating to the Equity Commitment Letter, the Merger Agreement or any of the transactions contemplated thereby (including in respect of any oral representations made or alleged to be made in connection therewith) other than a claim against any Equity Investor (i) under the Limited Guarantee pursuant to the terms thereof and subject to the limitations set forth therein, (ii) seeking specific performance of an Equity Investor’s obligation to fund its Equity Investment in accordance with the terms thereof pursuant to, and subject to the limitations set forth in, the Merger Agreement or (iii) relating to a breach or seeking to prevent a breach of the Confidentiality Agreement; and

(e)	any judgment against the Parent in any action permitted under clause (d) above that includes any award of money damages or the payment of any amount due pursuant to the Limited Guarantee.

The Company is a third-party beneficiary of the Equity Commitment Letter if it seeks specific performance of Parent’s obligation to cause the Equity Investors to fund the Equity Investment, in each case, if and only to the extent permitted by, and subject to the limitations set forth in the Merger Agreement. Other than the Company, there are no third-party beneficiaries to the Equity Commitment Letter. The Equity Commitment Letter may only be enforced by (i) Parent and (ii) the Company, pursuant to its right to seek specific performance of each Equity Investor’s obligation to fund its Equity Investment to the extent permitted by, and subject to the limitations set forth in the Merger Agreement and for no other purpose (including, without limitation, any claim for monetary damages thereunder), and no other third party, including Parent’s creditors, will have any right to enforce the Equity Commitment Letter or to cause Parent to enforce the Equity Commitment Letter. Each Equity Investor acknowledges and agrees that the Company may seek specific performance of the obligations of such Equity Investor to fund its Equity Investment to Parent (and not to the Company or any other Person) to the extent permitted by, and subject to, the limitations set forth in the Merger Agreement. The parties to the Equity Commitment Letter agree that, notwithstanding any other provision of the Equity Commitment Letter, and for the avoidance of doubt, the Equity Investors will, under no circumstances, whether following an enforcement by the Company of any of its rights under the Equity Commitment Letter (if any) or otherwise, be required to pay or cause to be paid any funds (whether comprising all or some of the Equity Investment or otherwise) to the Company directly, and that any such funds will require to be paid to the Parent only in accordance with the provisions of the Equity Commitment Letter.

Debt Financing

Blackstone Credit (together with funds and accounts managed or advised by it or its affiliates, “Blackstone”), Owl Rock Capital Advisors LLC (together with its affiliates and its and their managed funds and accounts, “Owl Rock”), and Apollo Global Funding, LLC (“AGF”) and Apollo Capital Management, L.P., on behalf of one or more investment funds, separate accounts, and other entities owned (in whole or in part), controlled, managed, and/or advised by it or its affiliates (in such capacity, “ACM” and, together with AGF, “Apollo”, and, together with Blackstone and Owl Rock, the “Debt Commitment Parties”) have agreed to provide Parent with debt financing in an aggregate principal amount of up to $3,000,000,000 on the terms set forth in the Debt Commitment Letter.

The Debt Commitment Parties have committed to provide, subject to the terms and conditions of the Debt Commitment Letter, (i) a seven (7) year senior secured term loan facility in an aggregate principal amount equal to $2,340,000,000 (the “Initial Term Facility”), (ii) a five (5) year, $250,000,000 super senior secured revolving credit facility (the “Revolving Facility”), (iii) a seven (7) year senior secured delayed draw term loan facility in an aggregate principal amount equal to $250,000,000 (the “Delayed Draw Term Loan Facility”, together with the Initial Term Facility and the Revolving Facility, the “Unitranch Facilities”) and (iv) a twelve (12) year second lien PIK term loan facility in an aggregate principal amount equal to $660,000,000 (the “Second Lien PIK Term Facility”).

The commitments will be secured by a perfected first-priority (in the case of the Unitranche Facilities and the guarantees in respect thereof) or second priority (in the case of the Second Lien PIK Term Facility and the guarantees in respect thereof) security interest in substantially all of the present and after-acquired tangible and intangible assets of Parent, the direct parent company of Parent, and each of Parent’s direct and indirect wholly owned domestic subsidiaries, subject to customary exceptions, exclusion and permitted liens.

The obligations of the Commitment Parties to provide debt financing under the Debt Commitment Letter are subject to customary terms and conditions, including, but not limited to, the consummation of the Merger in accordance with all material respects with the terms of the Merger Agreement, the execution and delivery of definitive documentation consistent with the Debt Commitment Letter, the absence of any Company Material Adverse Effect, and certain other customary closing conditions.

If any portion of the debt financing becomes unavailable, on the terms and conditions contemplated in the Debt Commitment Letter, or there is a breach or repudiation by any Debt Commitment Party, Parent must use its reasonable best efforts to promptly obtain sufficient alternative financing from the same or alternative financing sources, on terms containing no new or additional conditions to the consummation of such financing. There are currently no such alternative financing arrangements or alternative financing plans in place.

The Merger Agreement provides that Parent and Merger Sub will use reasonable best efforts to do all things necessary or advisable to arrange or obtain the debt financing as promptly as practicable following the date of the Merger Agreement and to consummate the debt financing on or prior to the Closing Date (as defined below). Although the Merger is not conditioned on Parent’s receipt of the debt financing, the failure of Parent to obtain sufficient debt financing may result in the failure of the Merger to be completed. In such case, Parent may be required to pay the Company the Parent Termination Fee.

Parent intends to repay the loans obtained in the debt financing by cash generated by the operations of the Company and its subsidiaries.

Limited Guarantee

Subject to the terms and conditions set forth in the Limited Guarantee, Nordic Capital Epsilon SCA, SICAV-RAIF, acting through and represented by its managing general partner Nordic Capital Epsilon GP SARL for and on behalf of its compartment Nordic Capital Epsilon SCA, SICAV-RAIF—Compartment 1, 22C Capital I, L.P., 22C Capital I-A, L.P., Insight Partners XII, L.P., Insight Partners (Cayman) XII, L.P., Insight Partners (Delaware) XII, L.P., Insight Partners (EU) XII, S.C.Sp, Insight Partners XII (Co-Investors), L.P., Insight Partners XII (Co-Investors) (B), L.P., Insight Partners XII Buyout Annex Fund, L.P., Insight Partners (Cayman) XII Buyout Annex Fund, L.P., Insight Partners (Delaware) XII Buyout Annex Fund, L.P., Insight Partners (EU) XII Buyout Annex Fund, S.C.Sp, Insight Partners XII Buyout Annex Fund (Co-Investors) (B), L.P. and Ashburton Investment Pte. Ltd. (each, a “Guarantor” and collectively, the “Guarantors”) have guaranteed the due and punctual payment of such Guarantor’s Pro Rata Share of (A) the obligation of Parent to pay the Parent Termination Fee to the Company in accordance with the Merger Agreement, if, as and when due, and subject to the conditions and limitations set forth in the Merger Agreement (the “Termination Fee Obligation”), (B) the obligation of Parent to pay to the Company the reasonable out-of-pocket fees, cost and expenses incurred by the Guaranteed Party in connection with any suit contemplated by, and solely to the extent reimbursable under the Merger Agreement, which in no event will exceed $7,500,000 in the aggregate (collectively, the “Enforcement Costs”), and (C) the obligations of Parent to pay for the reasonable out-of-pocket cost and expenses incurred by the Acquired Companies pursuant to, and solely to the extent reimbursable under the Merger Agreement (the “Debt Financing Cooperation Payment Obligations” and, together with the Termination Fee Obligation and Enforcement Costs, the “Payment Obligations”) in an amount up to and not to exceed such Guarantor’s Maximum Commitment.

Guarantors’ obligations under the Limited Guarantee are subject to a maximum aggregate cap of $376,305,000 (the “Cap”), and each Guarantor is subject to Guarantor’s Pro Rata Share of the Cap (as such term is defined in the Limited Guarantee) (such Guarantor’s “Maximum Commitment”).

The Company has no right of recovery against, and no personal liability will attach to, certain related persons and affiliates of any Guarantor and Parent and certain related persons and affiliates of any of the foregoing, in each case, not including the Parent (such parties (excluding, for the avoidance of doubt, the Guarantor with respect to the rights of the Guaranteed Party hereunder and the Parent), each a “Non-Recourse Party” and, collectively the “Non-Recourse Parties”), with respect to the Limited Guarantee, the Merger Agreement or the transactions contemplated by the Limited Guarantee or the Merger Agreement, through Parent or otherwise, whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise ) by or on behalf of the Company against any Non-Recourse Party by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or Applicable Law, or otherwise, except for its rights under the Confidentiality Agreement with the General Partner or the rights of the Company under the Equity Commitment Letter. Except under the Confidentiality Agreement with the General Partner, the Equity Commitment Letter to which the Guarantors are a party (subject to the limitations set forth therein) and the Merger Agreement (subject to the limitations set forth therein), the Company and all of its controlled Affiliates recourse against the Guarantors pursuant to the Limited Guarantee (subject to the terms and conditions set forth therein) is the sole and exclusive remedy against the Guarantors and Non-Recourse Parties in respect of any liabilities or obligations arising under or in connection with, the Merger Agreement or the transactions contemplated thereby or in respect of any oral representations made or alleged to be made in connection with the Limited Guarantee or the Merger Agreement.

The Limited Guarantee will terminate and no Guarantor will have any further obligations under the Limited Guarantee as of the earliest of (a) the Closing, (b) receipt in full by the Company (or its designee(s) if the Company has given its prior written consent to such receipt by such designee(s)) of the Payment Obligations of each Guarantor, (c) the valid termination of the Merger Agreement in accordance with its terms (other than under circumstances in which Parent would be obligated to pay any of its Payment Obligations) and (d) the three (3)-month anniversary of the termination of the Merger Agreement in accordance with its terms under circumstances in which Parent would be obligated to pay the Parent Termination Fee if, by such three (3)-month anniversary, the Company has not presented a written claim for payment of any Payment Obligation to the Parent or any Guarantor by the end of such three (3)-month period, setting forth in reasonable detail the basis of such claim. Notwithstanding the foregoing, in the event that the Company or any of its Affiliates asserts in writing in any pleading or filing with, or orally before, any Governmental Authority (as defined in the Merger Agreement) in any litigation or other proceeding that the provisions thereof limiting any Guarantor’s liability to its Maximum Commitment or the provisions thereof are illegal, invalid or unenforceable, in whole or in part, asserts in writing in any pleading or filing with, or orally before, any Governmental Authority in any litigation or other proceeding that any Guarantor is liable for Payment Obligations in excess of, or to a greater extent than, its Maximum Commitment or asserts in writing in any pleading or filing with, or orally before, any Governmental Authority in any litigation or other proceeding any theory of liability against any Guarantor or any Non-Recourse Party with respect to the transactions contemplated by the Merger Agreement other than liability of (w) Parent or Ocala Topco LP under the Rollover Agreement and Support Agreement, if any, to the other parties to such agreements pursuant to the terms and conditions therein, (x) the General Partner under the Confidentiality Agreement, (y) any Guarantor under the Limited Guarantee (as limited by the provisions thereof), or (z) any Guarantor for specific performance of such Guarantor’s obligation under the Equity Commitment Letter to fund its commitment in accordance with the terms thereof pursuant to, and subject to the limitations in the Merger Agreement, then unless within five (5) Business Days within making any such assertion, the Company or applicable Affiliate withdraws such assertion, (i) the obligations of each Guarantor under the Limited Guarantee will terminate ab initio and be null and void, (ii) if any Guarantor has previously made any payments under the Limited Guarantee, it will be entitled to recover such payments and (iii) neither any Guarantor nor any Non-Recourse Party will have any liability to the Company with respect to the transactions contemplated by the Merger Agreement or under the Limited Guarantee.

Fees and Expenses

The estimated fees and expenses incurred or expected to be incurred by the Company in connection with the Merger are as follows:

Description	Amount
Financial advisory fees and expenses	$	[	]
Legal fees and expenses	$	[	]
Accounting and tax advisory fees	$	[	]
SEC filing fees		$698,240
Appraisal fees	$	[	]
Printing, proxy solicitation and mailing costs	$	[	]
Miscellaneous	$	[	]
Total	$	[	]

The Company will be responsible for paying all fees and expenses incurred by it in connection with the Merger, whether or not the Merger is consummated. It is also expected that Merger Sub and/or Parent will incur approximately $133 million of legal, financial, accounting and other advisory fees and financing fees.

Provisions for Public Stockholders

No provision has been made (a) to grant the Company’s stockholders access to the corporate files of (i) the Company, (ii) any party to the Merger other than Parent (and certain of its affiliates and representatives), (iii) Nordic Capital X, or (iv) any of their respective affiliates; or (b) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate. On September 2, 2021, the Company received a letter from counsel for Steamfitters Local 449 Pension Plan and Steamfitters Local 449 Retirement Security Plan seeking disclosure of certain Company records pursuant to Section 220 of the Delaware General Corporation Law.

Accounting Treatment

The Parent Entities anticipate that Parent will be considered the acquirer for accounting purposes. If so, Parent will use the acquisition method of accounting to allocate the purchase consideration to the Company assets acquired and liabilities assumed, which will be recorded at fair value.

Regulatory Approvals

HSR Approval

The Merger is subject to the requirements of the HSR Act, which prevents the parties from completing the Merger until required information and materials are furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission, and all statutory waiting period requirements have been satisfied and/or all applicable consents have been obtained. The requisite notification and report forms under the HSR Act were filed with the Antitrust Division of the Department of Justice and the Federal Trade Commission on September 2, 2021 and the applicable waiting period will expire on 11:59 pm, October 4, 2021, unless extended by a request for additional information.

CFIUS Clearance

The Merger is subject to clearance of the Merger by CFIUS, which requires that the parties (i) file a declaration and furnish information to CFIUS in accordance with the CFIUS Authorities and (ii) receive CFIUS Clearance, which requires that (a) CFIUS concludes that the Merger is not a “Covered Transaction” and is not subject to review under the CFIUS Authorities; (b) CFIUS issues a written notice that it has completed a review or investigation of the filed declaration, and concludes all action under the CFIUS Authorities; (c) CFIUS informs the parties that it is unable to conclude action under the CFIUS Authorities with respect to the Merger on the basis of the declaration, but CFIUS does not request that the parties file a written notice of the Merger and the thirty (30)-day assessment period established by CFIUS for the assessment of the declaration elapses; (d) if CFIUS requests that the parties file a written notice of the Merger, CFIUS then concludes action pursuant to the CFIUS Authorities with respect to such written notice; or (e) if CFIUS sends a report to the President of the United States requesting the President’s decision, (x) the President then announces a decision not to take any action to suspend or prohibit the Merger or (y) having received a report from CFIUS requesting the President’s decision, the President does not take any action after fifteen (15) days from the earlier of the date the President receives such report from CFIUS or the end of the investigation period. A declaration was filed with CFIUS on September 2, 2021.

Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure that these regulatory clearances and approvals will be timely obtained or obtained at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Merger, including the requirement to divest assets, create or modify contractual rights or obligations, or enter into supply or services agreements. These conditions could result in the conditions to the Merger not being satisfied.

Litigation Relating to the Merger

Lawsuits may be filed against the Company, the Company Board or the Company’s officers in connection with the Merger, which could prevent or delay completion of the Merger and result in substantial costs to the Company, including any costs associated with indemnification. As of the date of the preliminary version of this proxy statement, no such lawsuits have been filed.

Appraisal Rights

If the Merger is consummated and certain conditions are met, stockholders who continuously hold Shares through the Effective Time, who do not vote such Shares in favor of the adoption of the Merger Agreement, who properly demand appraisal of such Shares and who do not effectively withdraw their demands or otherwise lose their rights to seek appraisal, will be entitled to an appraisal of such Shares in connection with the Merger under Section 262 of the DGCL. This means that holders of Shares who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal and who follow the procedures in the manner prescribed by Section 262 of the DGCL, will be entitled to have such Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such Shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest to be paid on the amount determined to be fair value, if any, (or in certain circumstances described in further detail in the section of this proxy statement captioned “Information about the Special Meeting — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their Shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their Shares as determined pursuant to Section 262 of the DGCL, could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Shares.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the Shares for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such Shares of record on and from the date of the making of the demand through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Company Class A Common Stock, unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex F to this proxy statement and incorporated by reference in this proxy statement in its entirety. If you hold your Shares through a broker, bank or other nominee, and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee. For more information, please see the section of this proxy statement captioned “Information about the Special Meeting —  Appraisal Rights.”

Support Agreement

Concurrently with the execution and delivery of the Merger Agreement, the Dunleavy Entities, which hold approximately 64% of the voting power of the Company’s outstanding capital stock, and Mr. André Hoffmann and Cape Capital, which collectively beneficially own approximately 23% of the voting power of the Company’s outstanding capital stock, separately entered into Support Agreements with Parent.

Under the Support Agreements, the Dunleavy Entities, Mr. André Hoffmann and Cape Capital have agreed to vote their Shares in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to and in accordance with the terms and conditions of the applicable Support Agreement. The obligations of the Dunleavy Entities, Mr. André Hoffmann and Cape Capital under the Support Agreements will automatically terminate upon the earliest to occur of (i) the mutual agreement of the parties thereto to terminate the applicable Support Agreement, (ii) the Effective Time and (iii) the termination of the Merger Agreement in accordance with its terms.

In the event the Company makes an Adverse Recommendation Change, in compliance with the Merger Agreement, prior to the Company’s receipt of the Required Company Stockholder Approval, the obligation of the Dunleavy Entities, Mr. André Hoffmann and Cape Capital to vote the Shares listed in the Support Agreements, as described above, will be modified such that the Dunleavy Entities, Mr. André Hoffmann and Cape Capital will each have the right to so vote (x) in favor of the Merger or (y) such proportion of Shares as votes cast by the Inovalon stockholders other than the Dunleavy Entities, Mr. André Hoffmann or Cape Capital, as applicable, with respect to the applicable matter (such proportion determined without the inclusion of the votes cast by the Dunleavy Entities or, Mr. André Hoffmann or Cape Capital, as applicable).

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Support Agreements, copies of which are attached as Annex B to this proxy statement and which are incorporated by reference in this proxy statement in their entirety.

Rollover Agreement

On August 19, 2021, each of the Rollover Stockholders separately entered into the Rollover Agreements, pursuant to which, immediately prior to the Effective Time, the Rollover Stockholders will exchange their Shares for equity interests of Ocala Topco, Inc., which in turn will be exchanged for equity interests of Ocala Topco, LP, a Delaware limited partnership, in each case subject to the terms and conditions of the applicable Rollover Agreement.

The “Rollover Shares” are comprised of 31,707,318 shares of Class B Common Stock in aggregate, consisting of a 17,073,171 shares of Class B Common Stock contributed by Meritas Group, Inc. and 14,634,147 shares of Class B Common Stock contributed by Cape Capital, such Rollover Shares having an aggregate value of $1,300,000,000. The equity interests of Ocala Topco, Inc. to be received by the Rollover Holders consist of shares of common stock, par value $0.01 per share, having an aggregate value equal to $1,300,000,000 based on the per share Merger Consideration, which will be contributed by the Rollover Holders to Ocala Topco, LP in exchange for Class A Units of Ocala Topco, LP having an aggregate value equal to $1,300,000,000.

The foregoing description of the Rollover Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of the Rollover Agreements, copies of which are attached as Annex C to this proxy statement and which are incorporated by reference in this proxy statement in their entirety.

Effective Time of the Merger

Subject to the terms and conditions set forth in the Merger Agreement, the Closing will take place on the date which is seven (7) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement — Conditions to the Completion of the Merger”) have been satisfied or waived (if such wavier is permissible under the Merger Agreement or under Applicable Law) (other than any such conditions that, by their terms, are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing; provided that, (i) if the closing conditions set forth in the Merger Agreement are satisfied or waived after December 15, 2021 but before December 22, 2021, the Closing will take place on December 30, 2021 and (ii) notwithstanding the satisfaction or waiver of such closing conditions, in no event will Parent or Merger Sub be required to effect the Closing prior to the forty-fifth (45th) day after the date of the Merger Agreement unless otherwise agreed by Parent in writing in its sole discretion. The date on which the Closing actually occurs is referred to in the Merger Agreement as the “Closing Date.”

The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the Certificate of Merger in accordance with the DGCL.

Payment of Merger Consideration

At the Effective Time, each Share outstanding immediately prior to the Effective Time of the Merger (but excluding any Rollover Shares, Cancelled Shares and Dissenting Shares) will be converted into the right to receive the Merger Consideration, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, whereupon all such Shares will cease to be outstanding and will cease to exist, and the holders of such Shares will cease to have any rights with respect thereto, other than the right to receive the Merger Consideration.

At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid by the Paying Agent in accordance with the Merger Agreement, for the benefit of holders of (i) a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (a “Certificate”) and (ii) each non-certificated Share represented by book-entry and issued and outstanding immediately prior to the Effective Time (a “Book-Entry Share”), in each case, other than the Cancelled Shares and except for any Dissenting Shares and Rollover Shares.

Promptly following the Effective Time, and in any event not later than the second (2nd) Business Day thereafter, Parent will direct the Paying Agent to send to each holder of record (as of immediately prior to the Effective Time) of a Certificate or Book-Entry Share (other than the Cancelled Shares and except for any Dissenting Shares and Rollover Shares), (i) a letter of transmittal (which specifies that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or customary and effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of Shares to the Paying Agent and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof) or Book-Entry Share, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor, and Parent will cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but, in any event, within three (3) Business Days), the Merger Consideration pursuant to the provisions of the Merger Agreement, and the Certificates or Book-Entry Shares surrendered will forthwith be cancelled.

The Paying Agent will accept such Certificates and transferred Book-Entry Shares upon compliance with such reasonable terms and conditions as the Paying Agent may impose to cause an orderly exchange thereof in accordance with normal exchange practices. The Paying Agent may reduce the amount of any Merger Consideration paid in respect of Shares by any applicable withholding taxes. No interest will be paid or accrued for the benefit of holders of the Certificates and Book-Entry Shares on the Merger Consideration payable upon the surrender of such Certificates and Book-Entry Shares. Until so surrendered, outstanding Certificates and Book-Entry Shares will be deemed from and after the Effective Time to evidence only the right to receive the Merger Consideration, without interest, less any applicable withholding taxes, and certain dividends or other distributions pertaining to Shares formerly represented by such Certificates or Book-Entry Shares, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement. Notwithstanding anything to the Merger Agreement, no holder of Book-Entry Shares will be required to provide a Certificate or an executed letter of transmittal to the Paying Agent in order to receive the payment that such holder is entitled to receive pursuant to the terms and conditions of the Merger Agreement.

After the completion of the Merger, you will cease to have any rights as a stockholder of the Company, other than the right to receive the Merger Consideration and the right to receive certain dividends and other distributions, in each case, subject to and in accordance with the terms and conditions of the Merger Agreement.

None of the Surviving Corporation, Parent, Merger Sub or the Paying Agent will be liable to any holder of Shares for any amount of Merger Consideration properly delivered to a public official pursuant to any applicable abandoned property law, escheat law or similar law. If any Certificate or Book-Entry Share has not been surrendered prior to the time that is immediately prior to the time at which Merger Consideration in respect of such Certificate or Book-Entry Share would otherwise escheat to, or become, the property of any governmental entity, any such Shares, cash, dividends or distributions in respect of such Certificate or Book-Entry Share will, to the extent permitted by Applicable Law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

THE MERGER AGREEMENT

The Merger Agreement

The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference herein in its entirety. The descriptions in this section and elsewhere in this proxy statement are subject to, and qualified in their entirety by, reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read carefully the Merger Agreement in its entirety before making any decisions regarding the Merger because it is the principal document governing the Merger.

The Merger Agreement and this summary of its terms have been included to provide you with information regarding the terms of the Merger Agreement, and are not intended to provide you with any factual information about us or to modify or supplement any factual disclosures about us contained in this proxy statement or in our public reports filed with the SEC. In particular, the Merger Agreement and this summary are not intended to be, and should not be relied upon as, disclosures regarding the actual state of any facts and circumstances relating to the Company. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section titled “Where You Can Find More Information.”

The Merger Agreement contains representations and warranties by and covenants of each of the parties to the Merger Agreement that were made only for the purposes of the Merger Agreement and as of specified dates. Those representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement and as of specified dates. Those representations, warranties and covenants were made solely for the benefit of the parties to the Merger Agreement, were qualified and subject to important limitations in connection with the negotiation of the Merger Agreement (including by being qualified by confidential disclosure schedules and certain other disclosures exchanged between the parties to the Merger Agreement, which are not reflected in the Merger Agreement) and may be subject to contractual standards of materiality which may differ from what may be viewed as material by you or other investors. In particular, in your review of the representations and warranties contained in the Merger Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing the circumstances in which a party to the Merger Agreement may have the right not to close the transactions contemplated thereby if the representations and warranties of the other party prove to be untrue due to a change in circumstances or otherwise, and allocating risk between the parties to the Merger Agreement, rather than establishing matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company. As of the date of this proxy statement, except as set forth in the Company’s public disclosures, there are no specific material facts that exist that the Company believes materially contradicts its representations and warranties in the Merger Agreement. The Company will provide additional disclosure in its public reports to the extent it becomes aware of the existence of any specific material facts that are required to be disclosed under US federal securities laws and might contradict its representations and warranties contained in the Merger Agreement. In any event, the representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference herein. See the section titled “Where You Can Find More Information.”

Capitalized terms used herein and not otherwise defined in this proxy statement have the meanings set forth in the Merger Agreement. Stockholders and other interested parties should read the Merger Agreement for a more complete description of the provisions summarized below.

The Merger

The Merger Agreement provides that, at the Effective Time, subject to the terms and conditions of the Merger Agreement, Merger Sub will be merged with and into the Company in accordance with the DGCL. Upon completion of the Merger, the separate existence of Merger Sub will automatically cease and the Company will continue its existence as a wholly owned Subsidiary of Parent under the Laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this proxy statement as the “Surviving Corporation.”

Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation will possess all rights, privileges, powers, properties and franchises of the Company and Merger Sub, and all of the obligations, liabilities, debts and duties of the Company and Merger Sub will become the obligations, liabilities and duties of the Surviving Corporation.

The Merger Consideration

At the Effective Time:

•

each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (but excluding any Rollover Shares, Cancelled Shares and any Dissenting Shares) will be cancelled and extinguished and automatically converted into and will thereafter represent the right to receive the Merger Consideration, payable to the holder thereof, without any interest thereon, in accordance with the terms and conditions of the Merger Agreement. From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration will no longer be outstanding and will automatically be cancelled and retired and will cease to exist, and each holder of a certificate (each, a “Certificate”) and each holder of a non-certificated share of Company Common Stock, represented by book-Entry (each, a “Book-Entry Share”), in each case, outstanding as of immediately prior to the Effective Time previously representing any such shares of Company Common Stock will thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry Shares, the Merger Consideration, without interest;

•

all shares of Company Common Stock (other than the Rollover Shares) that are owned directly by Parent, Merger Sub or any of their wholly owned Subsidiaries immediately prior to the Effective Time or held in treasury of the Company will, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof, and will cease to exist and no payment will be made in respect thereof; and

•

by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time will be automatically converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Impact of Stock Splits, Etc.

If at any time during the period between the date of the Merger Agreement and the Effective Time, any change in the outstanding shares of Company Common Stock and the Company Preferred Stock (together, the “Company Capital Stock”) occurs by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, will be equitably adjusted to provide the same economic effect as contemplated by the Merger Agreement, subject to any restrictions or prohibitions contained elsewhere in the Merger Agreement.

Treatment of Equity Compensation Awards

Effective as of immediately prior to the Effective Time and as a result of the Merger:

•

unless otherwise agreed between Parent and the applicable holder of a Company Option in writing, each Company Option that is outstanding and unexercised immediately prior to the Effective Time will be cancelled and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration, net of the exercise price, and the aggregate number of shares of Company Common Stock subject to such Company Option; provided, that if the exercise price per share of any Company Option is equal to or greater than the Merger Consideration, then such Company Option will automatically terminate and be cancelled without payment of any consideration to the holder thereof;

•

unless otherwise agreed between Parent and the applicable holder of a Company RSU Award in writing, each Company RSU Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock subject to such Company RSU Award;

•

Unless otherwise agreed between Parent and the applicable holder of a Cash-Out Company RS Award in writing, each Cash-Out Company RS Award that is outstanding immediately prior to the Effective Time will automatically be cancelled and terminated and converted into the right to receive a cash payment in an amount, without interest, equal to the product of the Merger Consideration and the aggregate number of shares of Company Common Stock subject to the Cash-Out Company RS Award (with any performance-based goals deemed to be achieved at the “target” level of performance); and

•

each Conversion Company RS Award that remains outstanding immediately prior to the Effective Time, will be converted into a cash-based retention award in an amount, without interest equal to the product of the Merger Consideration, and the aggregate number of shares of Company Common Stock subject to the RS Award which cash-based retention award will remain subject to the same vesting schedule that applied immediately prior to the Effective Time (including any applicable vesting criteria and requirements).

All amounts will be paid less any applicable withholding taxes, and paid as soon as practicable following the Effective Time of the Merger (and in no case later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Effective Time of the Merger).

Following the date of the Merger Agreement, no new offering period will commence under the ESPP, each participant’s outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate on the day immediately prior to the day on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the ESPP) and the ESPP will be terminated no later than immediately prior to the Effective Time.

Exchange Procedures and Payment Procedures

Prior to the Effective Time, Parent will enter into an agreement with a nationally recognized financial institution selected by Parent and reasonably acceptable to the Company (the “Paying Agent”) to act as agent for payment of the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and except for any Dissenting Shares and Rollover Shares. At or prior to the Effective Time, Parent will deposit or cause to be deposited (i) with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid by the Paying Agent in accordance with the Merger Agreement (such cash, the “Exchange Fund”), (ii) with the Company, cash in an amount sufficient to pay aggregate Option consideration, RSU Consideration and RSA Consideration in accordance with the Merger Agreement (such cash, the “Compensatory Award Fund”); provided that the Company will, and will cause its Subsidiaries to, at the written request of Parent, deposit with the Paying Agent at the Closing such portion of the Merger Consideration, Option Consideration, RSU Consideration or RSA Consideration from the Company Cash on Hand, as specified in such request. In the event the Exchange Fund or the Compensatory Award Fund is insufficient to make the payments in connection with the Merger that are set forth in the Merger Agreement, Parent will promptly deposit or cause to be deposited additional funds with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent will, pursuant to irrevocable instructions, deliver the Merger Consideration out of the Exchange Fund. Parent will cause the Surviving Corporation to pay the Option Consideration, RSU Consideration, and RSA Consideration out of the Compensatory Award Fund. The Exchange Fund and the Compensatory Award Fund will not be sued for any other purpose.

As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will direct the Paying Agent to send to each holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented shares of Company Common Stock (other than the Cancelled Shares and except for any Dissenting Shares and Rollover Shares) (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title will pass, only upon proper delivery of the Certificates (or customary and effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof) or Book-Entry Shares, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of such Certificate or Book-Entry Share will be entitled to receive in exchange therefor, and Parent will cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration, and the Certificates or Book-Entry Shares surrendered will forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate is properly endorsed or otherwise in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such

Book-Entry Share is properly transferred. No interest will be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

If any Certificate will have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without interest, to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by the Merger Agreement.

Prior to the Effective Time, Parent and the Company will reasonably cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 2:00 p.m. Eastern time (or such other time as may be mutually agreed in writing by Parent and the Company) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time (other than the Cancelled Shares and except for any Dissenting Shares and Rollover Shares) multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after such time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

Withholding

Each of Parent, Merger Sub, the Surviving Corporation, its Subsidiaries and the Paying Agent will be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to the Merger Agreement, including, without limitation consideration payable to any holder or former holder of Company Compensatory Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law. Parent and Merger Sub must use commercially reasonable efforts to provide prior notice to the Company of any such deduction or withholding (other than (i) withholding because of the compensatory nature of the applicable payment or (ii) US backup withholding) and must reasonably cooperate with the Company to minimize or eliminate such deduction or withholding to the extent permitted by Law. To the extent amounts are so deducted or withheld and timely and properly paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation, its Subsidiaries or the Paying Agent, as the case may be, such deducted or withheld amounts will be treated for all purposes of the Merger Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Dissenters’ Rights

Notwithstanding anything in the Merger Agreement to the contrary, the Dissenting Shares, if any, will not be converted into a right to receive any portion of the Merger Consideration and the holders thereof will be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL will receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (x) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, effectively withdraws or loses (through failure to perfect or otherwise) its right for appraisal of such Dissenting Shares, (y) if any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL, or (z) if a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, such holder or holders (as the case may be) will forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock will thereupon cease to constitute Dissenting Shares, and each such share of Company Common Stock will, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been automatically converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration.

The Company will give Parent prompt written notice of all written demands received by the Company for appraisal of any shares of Company Common Stock, withdrawals or attempted withdrawals of such demands and any other instruments, notices or demands served pursuant to pursuant to Section 262 of the DGCL. Prior to the Effective Time, the Company will not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or otherwise agree to do any of the foregoing. Parent will have the right to participate in and direct all negotiations and proceedings with respect to such demands.

Organizational Documents, Directors and Officers of the Surviving Corporation

At the Effective Time:

•

the certificate of incorporation of the Company in effect immediately prior to the Effective Time will be amended and restated to read in its entirety in the form attached to the Certificate of Merger attached as Exhibit A to the Merger Agreement, which will be the form of the certificate of incorporation of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will be the name of the Company, and provisions naming the initial board of directors or relating to the incorporator will be omitted) and, as so amended, will be the certificate of incorporation of the Surviving Corporation, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance with its terms and the DGCL;

•

the bylaws of the Company in effect immediately prior to the Effective Time will be amended and restated in their entirety in the form of the bylaws of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation will be the name of the Company) and, as so amended, will be the bylaws of the Surviving Corporation, until, subject to certain terms of the Merger Agreement, thereafter amended in accordance its terms, the certificate of incorporation of the Surviving Corporation and the DGCL; and

•

the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal, or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

Closing of the Merger

Subject to the terms and conditions set forth in the Merger Agreement, the Closing will take place on the date which is seven (7) Business Days after the date on which all conditions to the Closing (see “The Merger Agreement — Conditions to the Completion of the Merger”) have been satisfied or waived (if such wavier is permissible under the Merger Agreement or under Applicable Law) (other than any such conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing; provided that, (i) if the closing conditions set forth in the Merger Agreement are satisfied or waived after December 15, 2021 but before December 22, 2021, the Closing will take place on December 30, 2021 and (ii) notwithstanding the satisfaction or waiver of such closing conditions, in no event will Parent or Merger Sub be required to effect the Closing prior to the forty-fifth (45th) day after the date of the Merger Agreement, unless otherwise agreed by Parent in writing in its sole discretion.

Effective Time of the Merger

The Merger will become effective, at the Effective Time, upon the filing of the Certificate of Merger with the Office of the Secretary of State of the State of Delaware, or at such later time specified in the Certificate of Merger in accordance with the DGCL. The Company, however, cannot assure that the Effective Time will occur by any particular date, if at all.

Delisting

If the Merger is completed, there will be no further market for the Shares and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Company’s securities will be delisted from the Nasdaq and deregistered under the Exchange Act. The Company, however, cannot assure Closing of the Merger by any particular date, if at all.

Representations and Warranties

In the Merger Agreement, the Company made customary representations and warranties to Parent and Merger Sub, including with respect to corporate existence, organization and qualification, capital structure, general authority and standing, subsidiaries and equity interests, authority, enforceability, the absence of conflicts and necessary consents, SEC documents and financial statements, absence of undisclosed liabilities, absence of certain changes or events, taxes, title to properties, litigation, compliance with laws, healthcare regulatory matters, permits, employee benefits and ERISA matters, labor relations, environmental matters, material contracts and commitments, intellectual property rights, international trade and anti-corruption, privacy and data security, brokers’ and advisors’ fees, the Required Company Stockholder Approval, the opinion of the Special Committee’s financial advisors, insurance, related party transactions, the Company’s use of “Affiliated Practices” (as defined in the Merger Agreement), material customers and suppliers, and no other representations or warranties and reliance. Parent and Merger Sub have made customary representations and warranties to the Company, including with respect to, among other matters, organization and qualification, general authority and standing, authority, enforceability, the absence of conflicts and necessary consents, financing, litigation, brokers’ and advisors’ fees, ownership and activities of Merger Sub, investment intention, solvency, the Equity Commitment Letter, the absence of certain arrangements, no other representations or warranties and reliance.

Some of the representations and warranties in the Merger Agreement made by the Company are qualified as to “materiality” or by reference to a “Company Material Adverse Effect.” For purposes of the Merger Agreement, a “Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event (each, an “Effect”) that, individually or in the aggregate, had, has or would reasonably be expected to (A) prevent the Company from performing its obligations under the Merger Agreement or (B) result in a material adverse effect on the business, assets, results of operations or financial condition of the Acquired Companies, taken as a whole, except that, solely for purposes of a Company Material Adverse Effect under clause (B), in no event will any of the following, alone or in combination, be deemed to constitute, nor would any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”:

A.	any change in Applicable Law, U.S. generally accepted accounting principles (“GAAP”) or any applicable accounting standards or any interpretation thereof;

B.

general economic, political or business conditions or changes therein, or acts of terrorism, epidemics or pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or any response of any Governmental Authority (including requirements for business closures or “sheltering-in-place”), related to any of the foregoing;

C.	financial and capital markets conditions in the United States, including interest rates and currency exchange rates, and any changes therein;

D.	seasonal fluctuations in the business of the Acquired Companies;

E.	any change generally affecting the industries in the geographical markets in which the Acquired Companies operate;

F.

the negotiation, entry into or announcement of the Merger Agreement, the pendency or consummation of the Merger, the Rollover and the other transactions contemplated by the Merger Agreement (the “Transactions”) or the performance of the Merger Agreement (including (i) the initiation of litigation by any Person with respect to the Merger Agreement or the Transactions, (ii) any termination or loss of, reduction in or similar negative impact on our reputation or relationships, contractual or otherwise, with any actual or potential customers, suppliers, distributors, partners or employees of the Acquired Companies, or (iii) any loss or diminution of rights or privileges, or any creation of, increase in or acceleration of obligations, pursuant to Contract or otherwise, on the part of any Acquired Company, in each case, due to the negotiation, entry into, announcement, pendency or performance of the Merger Agreement or identity of the parties to the Merger Agreement or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of the business of the Acquired Companies) (other than, in each case, for the purposes of certain representations or warranties regarding non-contravention, Company material contracts and employees and employee benefit plans to the extent the purpose of such representation or warranty is to address the consequences resulting from the Merger Agreement or the consummation of the Transactions);

G.

the compliance with the terms of the Merger Agreement or the taking of any action (or the omission of any action) required or specifically contemplated by the Merger Agreement or requested in writing by Parent;

H.	any act of God or natural disaster;

I.

any change in the price or trading volume of the Company’s securities or other financial instruments, in and of itself (provided that this item will not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from the definition of Company Material Adverse Effect));

J.

any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided that this item will not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from the definition of Company Material Adverse Effect)); or

K.	any action to which Parent consents in writing;

provided, further, that, in the case of the foregoing items (A), (B), (C), (E) and (H), except to the extent that such matters disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.

Subject to certain limited exceptions such as in the case of fraud, the representations and warranties will not survive consummation of the Merger, and cannot be the basis for claims under the Merger Agreement by any party after the Effective Time.

Covenants Related to the Company’s Conduct of Business

During the period from the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement in accordance with its terms, and except (w) as expressly set forth in the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of the Merger Agreement (the “Company Disclosure Letter”), (x) as required by Applicable Law, (y) expressly required by the Merger Agreement or (z) otherwise with the prior written consent of Parent (which must not be unreasonably withheld, conditioned or delayed), the Merger Agreement obligates the Company to, and obligates the Company to cause each of its Subsidiaries to, (i) conduct its operations, in all material respects, in the ordinary course of business, and (ii) use its commercially reasonable efforts to preserve the goodwill and current relationships of the Acquired Companies with employees, customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations.

Without limiting the foregoing, the Merger Agreement also contains specific restrictive covenants as to certain activities of the Company and its Subsidiaries from the date of the Merger Agreement until the earlier of the Effective Time and the termination of the Merger Agreement, as applicable. These covenants provide that, subject to clauses (w) through (z) in the immediately preceding paragraph, the Company will not, and will not permit any of its Subsidiaries to, and will use reasonable efforts to cause each of the professional corporations, professional associations and professional limited liability companies to which Acquired Companies engage either directly or indirectly for the provision of supplemental member encounters not to (as applicable), from the date of the Merger Agreement until the earlier of the Effective Time or the valid termination of the Merger Agreement in accordance with its terms:

A.	amend the certificate of incorporation, bylaws or other organizational documents of the Acquired Companies;

B.

issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Company Capital Stock or other Equity Securities, other than (i) shares of Company Common Stock issuable (x) upon exercise of the Company Options set forth in the Company Disclosure Letter in accordance with their terms or (y) in connection with the vesting and/or settlement of Company RSU Awards set forth in the Company Disclosure Letter in accordance with their terms; or (ii) grants of Company Options, Company RS Awards and/or Company RSU Awards to new hires or in connection with promotions (with the aggregate and individual grant date fair values of such grants not to exceed certain amounts set forth in the Company Disclosure Letter);

C.

establish a record date for, authorize, declare, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Company Common Stock or other Equity Securities of the Company or any of its Subsidiaries;

D.

other than in the ordinary course of business, (x) modify or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Company Material Contract, (y) enter into any Contract that would be a Company Material Contract or a Real Property Lease if in existence on the date hereof or (z) waive, release or assign any material rights, claims or benefits under any Company Material Contract or Real Property Lease; provided, that the foregoing will not restrict any such action with respect to any Company Material Contract taken in the ordinary course of business;

E.

sell, assign, transfer, convey, lease or otherwise dispose or create any material Lien on any of the Company’s or its Subsidiaries’ assets or properties, except in the ordinary course of business, or disclose any material Trade Secret (except pursuant to a written confidentiality agreement in the ordinary course of business with reasonable protections);

F.

except as required by (x) Applicable Law or (y) the terms (as in effect on the date of the Merger Agreement) of a Plan in existence as of the date of the Merger Agreement and set forth in the Company Disclosure Letter: (i) grant any material change in control or severance or termination or similar pay to (or amend any such existing arrangement with) any current or former employee, director, officer or other individual service provider of any Acquired Company; (ii) modify, extend or enter into any CBA, or recognize or certify any labor union, labor organization, works council, or group of employees of the Acquired Companies as the bargaining representative for any employees of the Acquired Companies; (iii) establish, enter into, adopt or materially amend or terminate any Plan or any plan, program, policy, agreement or arrangement that would be a Plan if in effect on the date hereof (which, for the avoidance of doubt, excludes offer letters for “at will” employment with employees with total annual compensation less than $300,000 that do not deviate in any material respect from the standard form offer letter previously provided to Parent, do not provide for any severance, change in control or similar benefits, are terminable upon notice without liability and are entered into in the ordinary course of business consistent with past practice); (iv) accelerate the timing of vesting, payment or funding of, or materially increase, any compensation (including any Company Compensatory Award), bonus, commission or other benefits payable or provided to any current or former employee, director, officer or any individual service provider of any Acquired Company; or (v) hire or terminate any individual with total annual compensation greater than $300,000;

G.

other than the Merger, merge or consolidate any Acquired Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company, except with respect to any wholly owned Subsidiary of the Company;

H.

make any material loans or material advances of money to any Person (other than for transactions among the Acquired Companies), except for (A) advances to employees or officers of the Acquired Companies for expenses or (B) extensions of credit to customers, in each case, incurred in the ordinary course of business;

I.

implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other similar action, to the extent such actions implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar Laws;

J.

waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement or other restrictive covenant obligation of any current or former employee or independent contractor;

K.

(A) make, change or rescind any material Tax election, file any amended Tax Return with respect to any material Tax (except as contemplated by certain provisions of the Merger Agreement related to Transaction Tax deductions), adopt or change any annual Tax accounting period or method of Tax accounting, enter into any material closing agreement with respect to Taxes, settle any material Tax claim or assessment, surrender any right to claim, or knowingly take or fail to take any action that would reasonably be expected to delay receipt by the Acquired Companies of, a material Tax refund or credit, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment (other than an extension in the ordinary course), in each case, to the extent such action would reasonably be expected to have an adverse and material effect on Parent or the Acquired Companies, or (B) except as required or permitted by GAAP, change any material accounting principles, methods or practices;

L.

split, combine or reclassify any Equity Securities of the Company or any of its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries, other than ordinary course repurchases in connection with the termination of any employee or service provider;

M.

make or commit to any capital expenditures in excess of $5,000,000 in any individual payment, or $10,000,000 in the aggregate, except as disclosed in the Company Disclosure Letter or pursuant to the Company’s annual capital expenditures budget;

N.

make any acquisition (whether by merger, consolidation or acquisition of stock or assets) of any interest in any Person or any division or assets thereof or any divestiture of any of the Company’s Subsidiaries or any material assets thereof;

O.

incur, issue, become liable for, amend or modify in any material respect the terms of any indebtedness or assume, guarantee or endorse, or otherwise become responsible for or grant any Lien on any assets of the Acquired Companies with respect to, the obligations of any Person for indebtedness (in each case, for the avoidance of doubt, excluding trade payables, immaterial capital lease obligations incurred in the ordinary course of business or obligations issued or assumed as consideration for services or property, including inventory), in each case, in excess of $2,500,000;

P.	except as required by GAAP, make any material changes to any Acquired Company’s accounting policies or principles;

Q.

compromise, settle or agree to settle any claims (A) involving amounts in excess of $250,000 individually or $1,500,000 in the aggregate or (B) (x) with respect to any obligations of criminal wrongdoing, (y) that would impose any material non-monetary obligations on the Company or its Subsidiaries that would continue after the Effective Time or (z) involving an admission of guilt or liability by the Company or any of its Subsidiaries;

R.	enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;

S.

(x) fail, cancel, reduce, terminate or fail to maintain insurance coverage under material insurance policies (other than replacements thereof providing similar coverage on substantially similar terms) or (y) fail to file claims in a timely manner as required under the Insurance Policies with respect to all material matters and material occurrences for which it has coverage; or

T.	commit, enter into any agreement or otherwise become obligated to do any action prohibited in this section of this proxy statement entitled “Covenants Related to the Company’s Conduct of Business.”

Notwithstanding anything to the contrary in the preceding items: (i) any action taken, or omitted to be taken, by any of the Acquired Companies in good faith pursuant to any Applicable Law or any other directive, pronouncement or guideline issued by a Governmental Authority providing for business closures, “sheltering-in-place” or other similar restrictions that relate to or arise out of COVID-19 will in no event be deemed to constitute a breach of this section of this proxy statement entitled “Covenants Related to the Company’s Conduct of Business.” The Acquired Companies must, to the extent practicable under the circumstances, notify Parent in writing before taking any such action and reasonably consult with Parent with respect thereto. Nothing contained in the Merger Agreement will give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of the Company and Parent will exercise, consistent with the other terms and conditions of the Merger Agreement, complete control and supervision over their respective businesses.

Employee Matters

In event the Closing Date occurs prior to the payment of annual bonuses under the Company’s 2021 annual bonus program, Parent and its Affiliates will cause each employee of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Surviving Corporation or any of their Subsidiaries post-Closing (each, a “Continuing Employee”) to be paid such Continuing Employee’s 2021 annual bonus pursuant to the terms and conditions set forth in such 2021 annual bonus program. Such 2021 annual bonuses will be paid no later than the earlier of the date on which such 2021 annual bonuses would have otherwise been paid in accordance with the terms of the 2021 annual bonus program, subject to the Continuing Employee’s continued employment through the payment date or the occurrence of a qualifying termination prior to that date, subject to such Continuing Employee’s execution and nonrevocation of a general release of claims.

No Solicitation by the Company

The Company has agreed that, during the term of the Merger Agreement and subject to certain exceptions set forth in the Merger Agreement:

•

the Company will, and will cause its Subsidiaries and each of its and their respective directors, officers and employees to, and will instruct and direct, and use its reasonable best efforts to cause, its other Representatives to (x) immediately as of the date of the Merger Agreement cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal, (y) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of the Merger Agreement, of the obligations set forth this section of the proxy statement titled “The Merger Agreement — No Solicitation by the Company” and (z) promptly (and in any event within two (2) Business Days of the date of the Merger Agreement), request in writing that each Third Party that has previously executed a confidentiality or similar agreement promptly return or destroy all confidential information concerning the Company and its Subsidiaries provided by the Company and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto and ensure that no such Third Party has any continued access to any electronic data room; and

•

from and after the execution of the Merger Agreement until the Effective Time or the date, if any, on which the Merger Agreement is validly terminated in accordance with its terms, the Company will not, directly or indirectly

(A) solicit, initiate, seek, propose, or knowingly facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any non-public information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal; provided, that, notwithstanding the foregoing, the Company is be permitted to grant a waiver of or terminate any “standstill” or similar bona fide agreement or obligation of any Third Party with respect to the Acquired Companies to allow such Third Party to submit an Acquisition Proposal if the Special Committee has determined that failure to so waive or terminate would be inconsistent with the Company’s directors’ fiduciary duties under Applicable Law, (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or Contract with respect to or relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate, breach or fail to consummate the Transactions (an “Alternative Acquisition Agreement”), or (D) resolve, commit or agree to do any of the foregoing.

For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to (i) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any Third Party, whether from the Company or any other Person(s), of assets that constitute or account for fifteen percent (15%) or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole; (ii) any direct or indirect purchase or other acquisition, in a single transaction or series of related transactions, by any Third Party, whether from the Company or any other Person(s), of beneficial ownership (or right to acquire beneficial ownership) of securities representing fifteen percent (15%) or more of the outstanding voting power or fifteen percent (15%) or more of any class of Company Capital Stock of the Company, including pursuant to a tender offer or exchange offer that if consummated would result in any Person other than Parent acquiring beneficial ownership of fifteen percent (15%) or more of the combined voting power or fifteen percent (15%) or more of any class of Company Capital Stock of the Company; (iii) any merger, consolidation, business combination, recapitalization, liquidation, amalgamation, reorganization, dividend, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Third Party or its shareholders, if consummated, would acquire fifteen percent (15%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity; or (iv) any combination of the foregoing.

Notwithstanding anything to the contrary in the Merger Agreement, but subject to compliance with the provisions of the Merger Agreement described in the section titled “The Merger Agreement — No Solicitation by the Company,” if, after the date of the Merger Agreement and prior to the receipt of the Required Company Stockholder Approval (i) the Company has received a written Acquisition Proposal from a Third Party that did not result from a breach of Section 6.02(a) and that is not withdrawn and (ii) the Company Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), that (x) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (y) the Special Committee determines in good faith, after consultation with outside counsel, that failure to take the actions contemplated by clauses (A) and (B) below would be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company and its Representatives may, subject to the execution of an Acceptable Confidentiality Agreement (A) furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and (B) engage in discussions and negotiations with such Third Party with respect to the Acquisition Proposal; provided, that any non-public information concerning the Acquired Companies made available to any Third Party will, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after it is made available to such Third Party. Notwithstanding anything to the contrary set forth in the Merger Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board (upon the recommendation of the Special Committee) or the Special Committee having to make the determination in clause (ii) of the preceding sentence), contact any Third Party to (i) seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Third Party solely to, and only to the extent necessary to, determine whether such inquiry or proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) inform such Third Party that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal, of the relevant provisions of the Merger Agreement.

For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Superior Proposal” means an Acquisition Proposal (except the references therein to “fifteen percent (15%)” will be replaced by “fifty percent (50%)”)

made by a Third Party that the Company Board (upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Company Board (upon the recommendation of the Company Special Committee) or the Special Committee considers to be appropriate, including all financing, legal and regulatory aspects of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal but, for the sake of clarity, not taking into account the fact that such Acquisition Proposal may be subject to a lower threshold for stockholder approval than the Merger, and taking into account any changes to the terms of the Merger Agreement proposed by Parent to the Company in response to such Acquisition Proposal pursuant to the Merger Agreement, is reasonably likely to be consummated in accordance with its terms, and, if such Acquisition Proposal were consummated, would result in a transaction that is more favorable from a financial point of view to the Company’s stockholders than the Transactions.

Except as expressly permitted by the provisions of the Merger Agreement described in the section titled “The Merger Agreement — No Solicitation by the Company,” neither the Company Board nor the Special Committee, as applicable, will (i) withhold, withdraw, modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Parent, the recommendation that the stockholders of the Company adopt the Merger Agreement (the “Company Board Recommendation”); (ii) fail to include the Company Board Recommendation in this proxy statement or fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after the commencement of a tender offer providing for such Acquisition Proposal; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal; (iv) following receipt by the Company of an Acquisition Proposal, fail to reaffirm publicly the Company Board Recommendation within five (5) Business Days after Parent requests in writing that the Company Board Recommendation be reaffirmed publicly, provided that, other than any reaffirmation following receipt of an Acquisition Proposal, Parent may only request one (1) reaffirmation (provided that any Acquisition Proposal that is modified in any material respect will be considered a new and separate Acquisition Proposal); (v) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Company Board (or the Special Committee, if applicable) pursuant to Rule 14d-9(f) of the Exchange Act, provided that the Company does not make any recommendation or public statement in connection therewith other than a recommendation against any Acquisition Proposal (any of the actions described in clauses (i) through (v) of this sentence, an “Adverse Recommendation Change”); or (vi) authorize, cause or permit the Company to enter into any Alternative Acquisition Agreement.

Notwithstanding anything to the contrary set forth in the Merger Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, but not after, the Company Board (upon the recommendation of the Special Committee) will be permitted, so long as the Company is not in material violation of and subject to compliance with this section of the proxy statement titled “No Solicitation by the Company” (x) to terminate the Merger Agreement to concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to the terms of the Merger Agreement and/or (y) to effect an Adverse Recommendation Change or Notice of Adverse Recommendation Change in connection with such Superior Proposal.

The Company Board or the Special Committee, as applicable, will only be entitled to effect an Adverse Recommendation Change or terminate the Merger Agreement pursuant to its terms if, prior to the time the Required Company Stockholder Approvals are obtained, but not after:

•

(A) the Company has provided, at least three (3) Business Days advance written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company intends to take such action in response to a Superior Proposal pursuant to Section 6.02(c) of the Merger Agreement (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes, as applicable, written notice of the material terms of such Superior Proposal, and which enabled the Company Board or the Special Committee, as applicable, to make the determination that the Acquisition Proposal is a Superior Proposal, the identity of the Person who made such Superior Proposal and which notice will attach the most current version of the relevant transaction agreement, and, if applicable, copies of all relevant documents relating thereto including any related financing commitments, (B) during the three (3) Business Day period following the time of Parent’s receipt of the Notice of Adverse Recommendation Change, the Company will have, and will have caused its directors, officers, employees and Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement and the Commitment Letters and Guaranty so that such Superior Proposal ceases to constitute a Superior Proposal; and (C) following the end of the three (3) Business Day period described in the preceding clause (B), the Company Board (upon the recommendation of the Special Committee) will have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), taking into account any changes to the Merger Agreement and the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal; provided, however, that, in the event that the Acquisition Proposal to which this sentence applies is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company will provide written notice of and the material terms with respect to such modified Acquisition Proposal to Parent and must again comply with this sentence and the following sentence and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change or effecting a termination pursuant to Section 8.01(h) of the Merger Agreement (and must do so for each such subsequent amendment or modification).

•

(A) an Intervening Event has occurred; (B) the Company Board (upon the recommendation of the Special Committee) has determined in good faith, after consultation with the Company’s financial and outside legal counsel (including the Special Committee Financial Advisor), that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; (C) prior to effecting an Adverse Recommendation Change, the Company Board (or the Special Committee, if applicable) has provided, at least three (3) Business Days’ advance written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event and the reasons for the Company taking such action; (D) during such three (3) Business Day period following the time of Parent’s receipt of the Notice of Intervening Event, the Company will have, and will have caused its directors, officers, employees and Representatives to, and will have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of the Merger Agreement, the Commitment Letters and Guaranty in response to such Intervening Event; (E) following the end of such three (3) Business Day period described in the preceding clause (D), the Company Board (upon the recommendation of the Special Committee) will have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), taking into account any changes to the Merger Agreement, the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided that if the Intervening Event to which this provision applies thereafter changes in any material respect or another Intervening Event occurs, the Company will provide written notice of such modified or other Intervening Event to Parent and will again comply with this sentence and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change.

For the purposes of this proxy statement and the Merger Agreement, unless otherwise stated, “Intervening Event” means any Effect (other than an Acquisition Proposal or Superior Proposal or any inquiry, discussion, proposal, request or offer which constitutes, or would reasonably be expected to facilitate, encourage or lead to an Acquisition Proposal or Superior Proposal) that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, that is not known to nor reasonably foreseeable by the Company Board or Special Committee as of the date of the Merger Agreement, which Effect (or the material consequences of which) becomes known to or by the Company Board or Special Committee prior to adoption of the Merger Agreement by the Required Company Stockholder Approval; provided that in no event will the following constitute, or be taken into account in determining the existence of an Intervening Event: (a) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period, or any changes alone after the date of the Merger Agreement in the market price or trading volume of shares of Company Common Stock or (b) any event, fact or circumstance relating to or involving Parent or its Affiliates.

From and after the execution of the Merger Agreement until the Effective Time or the date, if any, on which the Merger Agreement is terminated in accordance with its terms, (i) as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after (x) receipt of any Acquisition Proposal by the Company or any of its Subsidiaries or Representatives or (y) any request for non-public information or inquiry or any discussions or negotiations are sought to be initiated with, the Company or any of its Subsidiaries or Representatives in connection with a potential Acquisition Proposal, the Company must provide Parent with written notice, which notice will include, in the case of clause (x), the identity of the Person making the Acquisition Proposal and the material terms and conditions thereof (including, if applicable, copies of any written documentation constituting the Acquisition Proposal, including proposed Alternative Acquisition Agreements and any related financing commitments), and in the case of (y) the identity of the Person seeking such information or discussions or negotiations, and (ii) in the event that any such party modifies its Acquisition Proposal in any material respect, the Company will provide Parent with written notice within twenty-four (24) hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the terms of such modification or proposed modification (including, if applicable, copies of any written documentation reflecting such modification or proposed modification). The Company will keep Parent reasonably informed of the status of the discussions or negotiations referenced in clauses (i) and (ii) above.

Nothing contained in the Merger Agreement will prohibit the Company or the Company Board (upon the recommendation of the Special Committee), directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), or (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of the Merger Agreement with respect thereto; provided that the foregoing will in no way eliminate or modify the effect that any such statement or disclosure would otherwise have under the Merger Agreement.

Any breach of the provisions of the Merger Agreement described in the section titled “No Solicitation by the Company,” by any director, officer or Subsidiary of the Company or any action by any Representative acting on the Company’s behalf in breach of the provisions of the Merger Agreement described in the section titled “No Solicitation by the Company,” will be deemed to be a breach of the Merger Agreement by the Company.

Parent Financing and Company Cooperation

Parent and Merger Sub have represented to the Company that the aggregate proceeds of the Debt Financing, the Equity Financing, Company Cash on Hand and the Rollover Amount will be sufficient to consummate the Transactions, including (i) the payment of the aggregate Merger Consideration, Option Consideration and RSU Consideration to which holders of Company Common Stock, Company Options, Company RSU Awards and Company RS Awards will be entitled at the Effective Time pursuant to the Merger Agreement, (ii) repayment or refinancing of the Company Credit Agreement and (iii) the payment of all fees and expenses required to be paid by Parent or Merger Sub at Closing in connection with the Transactions.

The Company has agreed to, and to cause its Subsidiaries to, use commercially reasonable efforts to provide (or cause its Subsidiaries to provide) such cooperation in connection with the arrangement of the Financing as is reasonably requested by Parent, except that the Company will not be required to provide (or cause its Subsidiaries to provide) such assistance that in the good faith judgment of the Company would unreasonably interfere with its or its Subsidiaries’ business operations. Such assistance will include using its commercially reasonable efforts to assist Parent in connection with arranging the Debt Financing, including using commercially reasonable efforts to do the following, each of which will be at Parent’s written request with reasonable prior notice and at Parent’s sole cost and expense:

•	deliver to Parent the Debt Financing Deliverables; and

•

facilitate and assist in the preparation and negotiation of the Debt Financing Documents, including one or more credit agreements, pledge and security agreements, guarantees, certificates (including a solvency certificate) and other definitive financing documents as may be reasonably requested by Parent (including furnishing all (A) information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates and (B) stock certificates and any other pledged collateral to the extent held by the Company and its Subsidiaries); provided that (x) the foregoing documentation (or, as applicable, the pledge of such pledged collateral) will be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date, (y) cooperating in satisfying the conditions precedent set forth in any definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control of, the Company, its Subsidiaries or their respective representative and (z) in no event will the Company or any of its officers, director or employees be required to approve, ratify or execute any of the Debt Financing Documents prior to consummation of the Merger (unless contingent on the consummation of the Merger).

Notwithstanding the foregoing, (v) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with the Financing (other than this proxy statement and Schedule 13E-3), (w) nothing in this section of the proxy statement titled “The Merger Agreement — Parent Financing and Company Cooperation” will require any such action to the extent it would (1) unreasonably interfere with the business or operations of the Acquired Companies or require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not promptly reimburse or indemnify it, as the case may be, under the Merger Agreement or (2) require the Company, any Company Party or their respective Representatives or financing sources to execute, deliver or enter into, or perform any Debt Financing Document prior to the Closing, (x) none of the board of directors (or other similar governing body) of any Acquired Company will be required to adopt resolutions approving the Debt Financing Documents prior to the Closing and consummation of the Merger (and any such adoption or approval at Closing will be performed by such board of directors (or other similar governing body) as constituted after the Effective Time and Closing), (y) the Company’s obligations under this section of the proxy statement titled “The Merger Agreement — Parent Financing and Company Cooperation” will be subject to the Financing Related Persons (as applicable) being bound by confidentiality agreements in accordance with customary market practice, and (z) none of the Acquired Companies will be required to provide any information to the extent it would (1) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (2) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party, (3) jeopardize any attorney-client or other legal privilege or (4) violate any applicable confidentiality obligation of any Acquired Company so long as that the Company provides Parent written notice of any information so withheld and reasonably cooperates with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to cause such competitive harm, violate Applicable Law or Contract, jeopardize such attorney-client or other legal privilege or violate any such confidentiality obligation.

Neither the obtaining of the Debt Financing under the Debt Commitment Letter nor the obtaining of the Equity Financing under the Equity Commitment Letter are conditions to the Closing. The parties agreed that the conditions precedent related to the Company’s obligations in the provisions of the Merger Agreement relevant to financing cooperation would be deemed satisfied unless the Debt Financing has not been obtained as a direct result of the Company’s Willful Breach of its obligations under such provisions.

Company Stockholder Approval

The Merger Agreement provides that, as promptly as reasonably practicable (and in any event within twenty (20) Business Days) after the execution of the Merger Agreement, (i) the Company will use reasonable best efforts to prepare and cause to be filed with the SEC a preliminary proxy statement and (ii) the Company and Parent will jointly prepare and file with the SEC a Schedule 13E-3. This proxy statement fulfills the obligation referenced in clause (i) of the foregoing sentence. The Company will promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) with respect to this proxy statement or Schedule 13E-3 or any request from the SEC (or the staff of the SEC) for amendments or supplements to the proxy statement or Schedule 13E-3. Prior to filing or mailing the proxy statement or Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company must provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and will include any such comments reasonably proposed by Parent; provided, however, that the Company may amend or supplement the proxy statement without the review or comment of Parent in the event of an Adverse Recommendation Change.

The Company agreed to use reasonable best efforts to duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the date on which this proxy statement is mailed to holders of the Company Common Stock as of the Record Date (and in no event later than the thirtieth (30th) day following the first mailing of the proxy statement to the stockholders of the Company), subject to certain scenarios for postponement, for the purposes of obtaining the affirmative vote of holders of (i) a majority of the voting power of all outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, voting as a single class, (ii) a majority of the voting power of the outstanding Shares of Company Common Stock, voting as a single class, held by the Public Stockholders (item (ii), the “Public Stockholder Approval”), (iii) a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL and (iv) of a majority of the outstanding shares of Company Class B Stock entitled to vote in accordance with the DGCL (items (i) – (iv), the “Required Company Stockholder Approval”). Once the Company has established the record date, the Company cannot change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by Applicable Law.

Unless the Special Committee has withdrawn, modified, amended or qualified its recommendation thereof or otherwise effected an Adverse Recommendation Change in accordance with the applicable provisions of the Merger Agreement, the Company will (i) through the Company Board, recommend, including through a recommendation in the proxy statement, that the stockholders of the Company vote in favor of the adoption of the Merger Agreement and (ii) solicit from stockholders of the Company proxies in favor of the adoption of the Merger Agreement.

Without the prior written consent of Parent (which must not be unreasonably withheld, conditioned or delayed), (i) the adoption of the Merger Agreement, (ii) the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act and (iii) adjournment of the Company Stockholder Meeting will be the only matters (other than matters of procedure and matters required by Applicable Law to be voted on by the Company’s stockholders in connection with the adoption of the Merger Agreement) that the Company will propose to be acted on by the stockholders of the Company at the Company stockholders meeting. The Company Stockholder Meeting may be adjourned or postponed, subject to and in accordance with the terms and conditions of the Merger Agreement.

Regulatory Approvals; Third Party Consents

Each party agreed to use reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including Antitrust Law and the CFIUS Authorities, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, or to avoid any action or Proceeding by any Governmental Authority (including those in connection with the Antitrust Laws and the CFIUS Authorities), in connection with the authorization, execution and delivery of the Merger Agreement and the consummation of the Transactions and (iii) (A) as promptly as reasonably practicable, and in any event within ten (10) Business Days after the date the Merger Agreement, make, and use commercially reasonable efforts to cause its direct or indirect shareholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under the HSR Act, (B) as promptly as reasonably practicable after the date of the Merger Agreement, make, and use commercially reasonable efforts to cause its direct or indirect shareholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under any other applicable Antitrust Laws and the CFIUS Authorities, and (C) as promptly as reasonably practicable after the date of the Merger Agreement, make, and use commercially reasonable efforts to cause its direct or indirect shareholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to the Merger Agreement required under any other Applicable Law. The Company and Parent will furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.

Each party also agreed to: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Merger or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or Proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Merger or any of the other Transactions; (iv) respond as promptly as practicable to any additional requests for information received by any party from any Antitrust Authority any other Governmental Authority with respect to the Transactions or filings contemplated by Section 6.03(a); and (v) use reasonable best efforts to (A) obtain termination or expiration of the waiting period under the HSR Act, CFIUS Clearance and such other approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws, including any other applicable Antitrust Laws and (B) prevent the entry in any action or Proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. Parent will take the lead with respect to (w) the scheduling of, and strategic planning for, any meeting with any Governmental Authority under the HSR Act or any other Applicable Law, (x) the making of any filings under the HSR Act or any other Applicable Law, (y) the process for the receipt of any necessary approvals and (z) the resolution of any investigation or other inquiry of any such Governmental Authority. Each party further agreed to consult and reasonably cooperate with the other parties and consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other Transactions. In addition, except as may be prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or Proceeding, each party agreed to permit Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or Proceeding.

Notwithstanding anything to the contrary in the Merger Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent will cooperate in good faith with the Governmental Authorities and will undertake promptly any and all action to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including:

•

proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business (a “Regulatory Remedy Action”); and

•

promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date. Notwithstanding anything to the contrary in the Merger Agreement, Parent will be entitled to make additional commitments to, or agreements with, Governmental Authorities to delay the Closing following the expiration or termination of the waiting period under the HSR Act or any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date (but in no event to delay the Closing beyond the End Date) if such delay is reasonably necessary in order to prevent a Governmental Authority from continuing to investigate the Transactions, imposing conditions or remedies with respect to the Transactions or commencing a Proceeding.

Takeover Laws

The parties agreed to use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any other transaction contemplated by the Merger Agreement and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by the Merger Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute and Section 203 of the DGCL on the Merger and the Transaction. Unless the Merger Agreement is otherwise terminated pursuant to the section of this proxy statement titled “The Merger Agreement — Termination,” no Adverse Recommendation Change will change, or be deemed to change, the approval of the Special Committee for purposes of causing any Takeover Statute to be inapplicable to the Merger or the other transactions contemplated hereby.

Indemnification; Directors’ and Officers’ Insurance

The Merger Agreement provides that, for a period of six (6) years after the Effective Time, Parent will cause the Surviving Corporation to indemnify and hold harmless each present and former director, officer and employee of the Acquired Companies against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements as in effect on the date of the Merger Agreement and that have been made available to Parent (an “Indemnification Agreement”) or other organizational documents of the Company and its Subsidiaries in effect on the date of the Merger Agreement to indemnify such person. Parent also agreed to promptly advance expenses as incurred by each present and former director, officer and employee of the Acquired Companies to the fullest extent permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, Indemnification Agreements or other organizational documents of the Company and its Subsidiaries in effect on the date of the Merger Agreement to advance expenses incurred by such Person upon receipt of a written undertaking by such Person or on such Person’s behalf to repay the amount paid or reimbursed if it is ultimately determined that such Person is not permitted to be indemnified under Applicable Law, organizational documents of the Company and its Subsidiaries or Indemnification Agreement. Parent also agreed to cause the Surviving Corporation (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in the Acquired Companies’ respective certificates of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Acquired Companies’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of Applicable Law and the certificates of incorporation, bylaws, Indemnification Agreements, and other organizational documents of the Acquired Companies, as applicable, in each case, as of the date of the Merger Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

For a period of six (6) years from the Effective Time, Parent will cause the Surviving Corporation to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) the Company may and (if the Company does not) Parent and the Surviving Corporation must cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining at or prior to the Closing Date a prepaid, non-cancelable six (6)-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time and (ii) if any Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained pursuant to this section of the proxy statement will be continued in respect of such claim until the final disposition thereof, except that in no event will Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate or total premium amount in excess of 350% of the amount per annum the Company paid for such coverage in its last full fiscal year.

The provisions regarding indemnification of directors and officers set forth the provisions of the Merger Agreement described in this section titled “The Merger Agreement – Indemnification; Directors’ and Officers’ Insurance” will survive the consummation of the Merger indefinitely and will be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, will succeed to the obligations set forth in the preceding two (2) paragraphs. In addition, Parent and the Surviving Corporation agreed not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under the provisions of the Merger Agreement described in this section titled “The Merger Agreement — Indemnification; Directors’ and Officers’ Insurance.”

Stockholder Litigation

The Company has agreed to keep Parent reasonably informed on a current basis regarding any stockholder litigation or similar Proceeding against the Company or its directors or officers relating to the Transactions (the “Merger Litigation”), whether commenced prior to or after the execution and delivery of the Merger Agreement. The Company will give Parent (a) the right to review and comment on all filings or responses to be made before such filings or responses are made by the Company in connection with the Merger Litigation (and the Company will in good faith take such comments into account) and (b) the opportunity to participate, at its expense, in the defense or settlement of any such Merger Litigation, and the Company will not settle, or offer to settle, any such Merger Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

Notwithstanding the foregoing provisions of this section titled “The Merger Agreement — Stockholder Litigation,” nothing in the Merger Agreement will require the Acquired Companies to disclose any information to Parent or its Representatives if such disclosure would, in the reasonable judgment of the Company, jeopardize any attorney-client or other legal privilege, in each case, so long as that the Company provides Parent written notice of any information so withheld and reasonably cooperates with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to jeopardize such attorney-client or other legal privilege.

For the avoidance of doubt, any Proceeding related to Dissenting Shares will be governed by the provisions described under section titled “The Merger Agreement — Dissenters’ Rights” above.

Other Covenants

The Merger Agreement contains other customary covenants, including, but not limited to, covenants relating to public announcements and other public statements, notice of certain events, Section 16 matters, resignation of directors and officers, termination of contracts, access to information and confidentiality.

Conditions to the Completion of the Merger

Mutual Closing Conditions

The respective obligations of each of the parties to consummate the Merger are subject to the satisfaction (or written waiver by all parties and in the case of the Company, upon the approval of the Special Committee, if permissible under

Applicable Law and except for the condition referenced in the first bullet point immediately below, which may not be waived by any party) at or prior to the Effective Time of each of the following conditions:

•	the Required Company Stockholder Approval will have been obtained in accordance with Applicable Law and the certificate of incorporation and bylaws of the Company.

•

(i) the waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act will have expired or been terminated and any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date, will have been terminated or expired and (ii) the CFIUS Clearance will have been obtained.

•

the consummation of the Merger will not then be enjoined, restrained or prohibited by any Proceeding, Governmental Order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority. No Law will have been enacted, issued, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger and continues to be in effect.

Additional Company Closing Conditions

The obligation of the Company to consummate the Merger is further conditioned upon the satisfaction (or written waiver by the Company, if permissible under Applicable Law) at or prior to the Closing of each of the following conditions:

•

each of the representations and warranties of the Parent and Merger Sub (without giving effect to any references to materiality qualifications) being true and correct in all respects, in each case, at and as of the date of the Merger Agreement and at and as of the Closing as if made at and as of the Closing, in each case, (i) except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date and (ii) except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger or perform their respective obligations under the Merger Agreement;

•

each of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing having been complied with and performed in all material respects; and

•	the Company will have received a certificate executed on behalf of Parent by its authorized representative and to the effect that the conditions set forth in the preceding bullets have been satisfied.

Additional Parent Closing Conditions

The obligation of Parent and Merger Sub to consummate the Merger are further subject to the satisfaction (or waiver by each of Parent and Merger Sub, if so permissible under Applicable Law) at or prior to the Closing of each of the following conditions:

•	the representations and warranties of the Company:

•

regarding certain elements of our corporate existence and power, corporate authorization and the Required Company Stockholder Approval (the “Company Fundamental Representations”) being true and correct in all material respects, in each case, at and as of the date of the Merger Agreement and at and as of the Closing as if made at the and as of the Closing, except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date;

•

made by the Company in the Merger Agreement other than the Company Fundamental Representations (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) and the representations and warranties made by the Company regarding certain elements of our capital structure, the absence of a Company Material Adverse Effect since December 31, 2020 and the absence of brokers’ and advisors’ fees being true and correct in all respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing, in each case, (A) except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•

regarding certain elements of our capital structure and the absence of brokers’ and advisors’ fees being true and correct in all respects, except for de minimis inaccuracies, in each case at and as of the date hereof and at and as of the Closing as if made at and as of the Closing, except for representations and warranties that speak as of a particular date, which must be true and correct in all respects as of such date; and

•	regarding the absence of a Company Material Adverse Effect since December 31, 2020 being true and correct in all respects;

•	each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing will have been complied with and performed in all material respects;

•	since the date of the Merger Agreement, there must not have occurred any Company Material Adverse Effect; and

•	Parent will have received a certificate executed on behalf of the Company by its authorized representative to the effect that the conditions described in the preceding bullets have been satisfied.

No party may rely on the failure of any condition to closing set forth above to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub, on one hand, or the Company, on the other hand to perform any of its material obligations under the Merger Agreement.

Termination

The Merger Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted below), only as follows:

A.	By mutual written agreement of the Company (upon approval of the Special Committee) and Parent;

B.	By either the Company (upon approval of the Special Committee) or Parent, if:

i.

the Closing will not have occurred on or before the End Date, whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that the right to terminate the Merger Agreement pursuant to this item may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date; provided, further, that if any of the conditions to the Closing related to the HSR Act or the CFIUS Clearance (or with respect to any Proceeding, Governmental Order, judgment, decree, injunction or ruling relating to the HSR Act or the CFIUS Clearance) has not been satisfied or waived on or prior to January 16, 2022, but all other conditions to Closing set forth in the section of this proxy statement titled “The Merger Agreement — Conditions to the Completion of the Merger” have been satisfied or validly waived (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the End Date), then the End Date will automatically and without the need for any further action by any Person become 5:00 p.m. (New York Time) on April 16, 2022;

ii.

any Governmental Authority has issued, promulgated or enacted prior to the Effective Time (x) any Law that prohibits or makes illegal the consummation of the Merger or (y) any Governmental Order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Merger, and such Governmental Order, decree or ruling will have become final and nonappealable; provided, however, that the right to terminate the Merger Agreement pursuant to this to this Item (ii) may not be exercised by any party whose failure to perform any covenant or obligation under the Merger Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling;

iii.	the Company Stockholder Meeting (including any adjournments and postponements thereof) will have been held and the Required Company Stockholder Approval will not have been obtained;

C.

by Parent, (i) if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in the Merger Agreement, such that the conditions to Parent’s obligations related to the Company’s representations and warranties and covenants would not be satisfied at the Closing (a “Terminating Company Breach”), (ii) Parent will have delivered written notice to the Company of such Terminating Company Breach and (iii) such Terminating Company Breach is not capable of cure prior to the End Date or at least thirty (30) days will have elapsed since the date of delivery of such written notice to the Company and such Terminating Company Breach will not have been cured during such period or prior to the End Date; provided, however, that Parent will not have the right to terminate the Merger Agreement pursuant to this Item C if Parent or Merger Sub is then in material breach of any of its material obligations under the Merger Agreement such that the Company has the right to terminate the Merger Agreement pursuant to the following Item D;

D.

by the Company (upon approval of the Special Committee), (i) if there is any breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in the Merger Agreement, such that the conditions to the Company’s obligations related to the Parent’s representations and warranties and covenants would not be satisfied at the Closing (a “Terminating Parent Breach”), (ii) the Company will have delivered written notice to Parent of such Terminating Parent Breach and (iii) such Terminating Parent Breach is not capable of cure prior to the End Date or at least thirty (30) days have elapsed since the date of delivery of such written notice to Parent and such Terminating Parent Breach will not have been cured during such period or prior to the End Date; provided, however, that the Company will not have the right to terminate the Merger Agreement pursuant to this Item D if the Company is then in material breach of any of its material obligations under the Merger Agreement such that Parent has the right to terminate the Merger Agreement pursuant to Section 8.01(e);

E.

by Parent, if, prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change has occurred; provided that Parent’s right to terminate the Merger Agreement pursuant to this Item E will expire upon receipt of the Required Company Stockholder Approval;

F.

by the Company (upon approval from the Special Committee), at any time prior to the receipt of the Required Company Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided, that, prior to any such termination, (i) the Company Board (or Special Committee, as applicable) authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, the section of this proxy statement titled “The Merger Agreement — Non-Solicitation by the Company,” (ii) substantially concurrently with the termination of the Merger Agreement, the Company enters into an Alternative Acquisition Agreement providing for such Superior Proposal, (iii) the Company has complied in all material respects with, and is not in material breach of, the provisions of the section of this proxy statement titled “The Merger Agreement — Non-Solicitation” and (iv) that the Company pays to Parent (or one or more of its designees) the Company Termination Fee prior to or concurrently with such termination; or

G.

by the Company (upon approval from the Special Committee), if (i) all of the conditions described under the headings “The Merger Agreement — Conditions to the Completion of the Merger — Mutual Closing Conditions” and “The Merger Agreement — Conditions to the Completion of the Merger — Additional Parent Closing Conditions” (other than conditions which are to be satisfied by actions taken at the Closing, but which will then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (ii) the Company has notified Parent in writing that all of the conditions described under the headings “The Merger Agreement — Conditions to the Completion of the Merger — Mutual Closing Conditions” and “ — Conditions to the Completion of the Merger — Additional Parent Closing Conditions” have been satisfied or, with respect to the conditions described under the heading “ — Conditions to the Completion of the Merger — Additional Parent Closing Conditions”, validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the receipt of the Required Company Stockholder Approval, which may not be waived by any party) and it stands ready, willing and able to consummate the Merger at such time, (iii) the Company will have given Parent written notice at least three (3) Business Days prior to such termination stating that the Company’s intention is to terminate the Merger Agreement pursuant to this Item G and (iv) Parent fails to consummate the Closing at the end of such three (3) Business Day period.

The party desiring to terminate the Merger Agreement (other than pursuant to Item A above) must give a written notice of such termination to the other party setting forth the basis on which such party is terminating the Merger Agreement.

Except as described set forth in this sentence, the following sentence and under the heading “ — Termination Fees,” in the event of the valid termination of the Merger Agreement pursuant to the provisions described in this section “ — Termination,” the Merger Agreement will forthwith become void and have no effect, without any liability on the part of any party hereto or the Financing Related Persons or any of their respective Affiliates, officers, directors or stockholders, other than (subject to the provisions described under the heading “ — Termination Fees” below) liability of the Company, Parent or Merger Sub, as the case may be, for fraud or any Willful Breach of the Merger Agreement occurring prior to such termination; provided, that notwithstanding anything in the Merger Agreement to the contrary (including, for clarity, anything described in this sentence and the following sentence), in no event will the Parent Parties have any monetary liability or obligation under the Merger Agreement in the event the Merger Agreement is validly terminated pursuant to the provisions described in this section “ — Termination” (including any monetary liability or obligation pursuant to provisions related to the indemnification obligations of Parent regarding the financing cooperation, the Financing, described in this proxy statement under the heading “ — Termination” or described in this proxy statement under the heading “ — Expenses and Termination Fees”) in an aggregate amount greater than the sum of (i) the amount of the Parent Termination Fee and (ii) $7,500,000 (such sum, the “Parent Liability Limit”). Subject to the previous sentence, in determining losses or damages recoverable upon termination by a party hereto for the other party’s breach, the parties acknowledged and agreed that such losses and damages will not be limited to reimbursement of expenses or out-of-pocket costs and may include the benefit of the bargain lost by such party or, in the case of the Company, the holders of Company Common Stock (taking into consideration relevant matters, including the total amount payable to such holders under the Merger Agreement, lost stockholder premium, and the time value of money), which will be deemed to be damages payable to such party. Certain provisions specified in the Merger Agreement (including provisions described under the heading “ — Other Covenants”, provisions related to the indemnification obligations of Parent regarding the financing cooperation, provisions described in this proxy statement under the heading “ — Termination,” and provisions described in this proxy statement under the heading “ — Expenses and Termination Fees”) and the Confidentiality Agreement will survive any termination of the Merger Agreement.

Termination Fees

As used in this proxy statement, “Company Termination Fee” means an amount of cash equal to $176,385,000. In the event that the Merger Agreement is validly terminated:

•

(i) by Parent or the Company pursuant to Item (B)(i) of the preceding section before obtaining the Required Company Stockholder Approval or Item (B)(iii) of the preceding section or by Parent pursuant to Item (C) of the preceding section and (y) (A) an Acquisition Proposal has been made to the Company after the date of the Merger Agreement and, if public, has not been withdrawn prior to the earlier of (1) the date of the Company Stockholder Meeting (including any adjournments and postponements thereof) and (2) the date of such termination and (B) within twelve (12) months of the termination of the Merger Agreement, the Company enters into a definitive agreement for the consummation of any Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the twelve (12)-month period), then the Company will pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee on the date of the consummation of such transaction involving any Acquisition Proposal (provided, however, that for purposes of this bullet, the references to “fifteen percent (15%)” in the definition of Acquisition Proposal will be deemed to be references to “fifty percent (50%)”);

•

(ii) by Parent pursuant to Item (E) of the preceding section, then the Company will pay, or cause to be paid, to Parent (or one or more of its designees) the Company Termination Fee within five (5) Business Days following such termination;

•

(iii) by the Company pursuant to Item (F) of the preceding section, then the Company will pay, or cause to be paid, to Parent (or one or more of its designees) the Company Termination Fee prior to or substantially concurrently with such termination; or

•

(iv) by the Company or Parent pursuant to Item (B)(iii) of the preceding section, then the Company will pay to Parent (or one or more of its designees) by wire transfer of immediately available funds an amount equal to that required to reimburse Parent, Merger Sub and their respective Affiliates of all fees and expenses incurred in connection with the Merger Agreement and the Transactions (including all fees and expenses of financing sources, counsel, accountants, investment banks, advisors and consultants to Parent and Merger Sub) at or prior to the time of such termination, up to $10,000,000 (the “Reimbursement Payment”). If, following the payment of any Reimbursement Payment, the Company Termination Fee becomes payable to Parent, the amount of the Reimbursement Payment actually paid prior to such time will offset the amount of the Company Termination Fee payable by the Company to Parent.

As used in this proxy statement, “Parent Termination Fee” means a cash amount equal to $368,805,000. In the event that the Merger Agreement is validly terminated by the Company pursuant to Items (D) or (G) of the preceding section, or is otherwise terminated when terminable pursuant to Items (D) or (G) of the preceding section, then Parent will pay, or cause to be paid, to the Company the Parent Termination Fee within five (5) Business Days following such termination.

The maximum aggregate liability of the Parent Parties and any Financing Related Person in the event Parent or Merger Sub fails to consummate the Transactions or otherwise fails to comply with or breaches any covenant or other obligation or representation and warranty in the Merger Agreement will not exceed the Parent Liability Limit. In no event will the Company or any other Company Party seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Parent Party or any Financing Related Person with respect to the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Guaranty, the Confidentiality Agreement or the Transactions (including any breach by any Guarantor or Parent Party), the termination of the Merger Agreement, the failure to consummate the Transactions or thereby or any claims, Proceedings or actions under Applicable Laws arising out of any such breach, termination or failure (including in the event of a fraud or Willful Breach), other than from Parent or Merger Sub to the extent expressly provided for in the Merger Agreement or any Guarantor to the extent expressly provided for in the Guaranty.

The Company, Parent and Merger Sub acknowledged and agreed that neither the Company Termination Fee, the Parent Termination Fee or the Reimbursement Payment is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, on the one hand, and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating the Merger Agreement and in reliance on the Merger Agreement and on the expectation of the consummation of the Merger. In no event will (x) the Company be required to pay the Company Termination Fee on more than one occasion or (y) Parent be required to pay the Parent Termination Fee on more than one occasion. While the Company may pursue both a grant of specific performance of the type contemplated by the provisions described under the heading “— Specific Performance” and the payment of the Parent Termination Fee pursuant to the provisions described under the heading “ — Expenses,” as the case may be, under no circumstances will the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by the provisions described under the heading “— Specific Performance” and monetary damages, including all or any portion of the Parent Termination Fee or Enforcement Expenses.

Expenses

Except as described under the headings “— Termination Fees” and “— Regulatory Approvals; Third Party Consents,” each party to the Merger Agreement will bear its own expenses incurred in connection with the Merger Agreement and the Transactions whether or not such Transactions will be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent will pay all fees and expenses in connection with any financing arrangements, regardless of whether such financing fees and expenses were to be incurred by the Company or any of its Subsidiaries; provided, further, that except in situations where cash payments are to be made to a Person other than the Person whose name the applicable surrender Certificate or Book-Entry Share is registered, Parent will bear and timely pay all Transfer Taxes and will prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

Specific Performance

The parties agreed that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it under the Merger Agreement to consummate the Transactions). Accordingly, the parties are entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agreed that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement will not be required to provide any bond or other security in connection with any such order or injunction. The parties further agreed not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy.

Notwithstanding the foregoing, it is explicitly agreed that the right of the parties to seek an injunction, specific performance or other equitable remedies in connection with the Company’s enforcing Parent’s and Merger Sub’s obligations to effect the Closing will be subject to the following requirements:

•

all conditions to the consummation of the Merger described under the headings “— Conditions to the Completion of the Merger — Mutual Closing Conditions” and “— Conditions to the Completion of the Merger — Additional Parent Closing Conditions” have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which will be capable of being satisfied at the Closing and will be satisfied at the Closing);

•	the Debt Financing has been funded or will be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded;

•

the Company has irrevocably confirmed in a written notice that (i) the Company is ready, willing and able to consummate the Closing and (ii) all of the conditions to the consummation of the Merger described under the headings “— Conditions to the Completion of the Merger — Mutual Closing Conditions” and “— Conditions to the Completion of the Merger — Additional Parent Closing Conditions” have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which are capable of being satisfied at the Closing and will be satisfied at the Closing) and that the specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Company would take such actions required of it by the Merger Agreement to cause the Closing to occur; and

•

Parent and Merger Sub have failed to consummate the Closing prior to the third (3rd) Business Day following the delivery of such confirmation specified in the immediately preceding bullet above (it being understood that the conditions to the obligations of Parent and Merger Sub to the consummation of the Merger described under the headings “— Conditions to the Completion of the Merger — Mutual Closing Conditions” and “— Conditions to the Completion of the Merger — Additional Parent Closing Conditions” (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which will be capable of being satisfied and will be satisfied at the Closing) will remain satisfied at the close of business on such third (3rd) Business Day).

Amendment and Waiver

Any provision of the Merger Agreement may be amended or waived prior to the Effective Time (except for the provision containing the closing condition that the Required Company Stockholder Approval will have been obtained prior to Closing in order for the Company, Parent or Merger Sub to be required to fulfill their respective obligations, which may not be waived by any party) if, but only if, the Company Special Committee approves of such amendment or waiver and such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that the requirement that the Required Company Stockholder Approval include the Public Stockholder Approval must not be amended or waived; provided, further, that (i) no amendment or waiver will be made subsequent to receipt of the Required Company Stockholder Approval or receipt of approval of the Merger Agreement by Parent as the sole stockholder of Merger Sub which requires further approval of the stockholders of the Company or of the sole stockholder of Merger Sub pursuant to the DGCL or otherwise without such further stockholder approval and (ii) any amendment or waiver with respect to the Company must first be approved by the Company Special Committee. Notwithstanding anything to the contrary contained in the Merger Agreement, the Lender Protective Provisions (or any defined term used in any such Lender Protective Provision, to the extent of the application of such defined term to such Lender Protective Provision) contained in the Merger Agreement may not be amended, waived or otherwise modified in any manner that adversely affects the Debt Financing or any Financing Related Person without the prior written consent of the Financing Sources.

No failure or delay by any party in exercising any right, power or privilege hereunder will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Merger Agreement will be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Governing Law

The Merger Agreement is governed by the laws of the State of Delaware.

CAUTIONARY STATEMENT CONCERNING FORWARD LOOKING INFORMATION

All statements and assumptions in this communication that do not directly and exclusively relate to historical facts could be deemed “forward-looking statements.” Forward-looking statements are often identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “may,” “could,” “should,” “forecast,” “goal,” “intends,” “objective,” “plans,” “projects,” “strategy,” “target” and “will” and similar words and terms or variations of such. These statements represent current intentions, expectations, beliefs or projections, and no assurance can be given that the results described in such statements will be achieved. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; and the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction as well as any assumptions underlying any of the foregoing. Such statements are subject to numerous assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those described in such statements, many of which are outside of the Company’s control. Important factors that could cause actual results to differ materially from those described in forward-looking statements include, but are not limited to, (i) the ability to obtain the requisite approval from stockholders of the Company; (ii) uncertainties as to the timing of the proposed transaction; (iii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iv) the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the proposed transaction may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations or the loss of one or more members of the management team; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; (x) various risks related to health epidemics, pandemics and similar outbreaks, such as the COVID-19 pandemic, which may have material adverse effects on the Company’s business, financial position, results of operations and/or cash flows; (xi) failure to comply with numerous laws, regulations and rules, including regarding employment, anti-bribery, foreign investment, tax, privacy, and data protection laws and regulations; (xii) problems or delays in the development, delivery and transition of new products and services or the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; (xiii) failure of third parties to deliver on commitments under contracts with the Company; (xiv) misconduct or other improper activities from the Company’s employees or subcontractors; (xv) failure of the Company’s internal control over financial reporting to detect fraud or other issues; (xvi) failure or disruptions to the Company’s systems, due to cyber-attack, service interruptions or other security threats; (xvii) uncertainty from the expected discontinuance of the London Interbank Offered Rate and transition to any other interest rate benchmark; and (xviii) other factors as set forth from time to time in the Company’s filings with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as may be updated or supplemented by any subsequent Quarterly Reports on Form 10-Q or other filings with the SEC. Readers are cautioned not to place undue reliance on such statements that speak only as of the date they are made. The Company does not undertake any obligation to update or release any revisions to any forward-looking statement or to report any events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events except as required by law.

PARTIES TO THE MERGER

The Company

Inovalon Holdings, Inc.

4321 Collington Road

Bowie, MD 20716

Attention: Investor Relations

Telephone: 301-809-4000

The Company is a leading provider of cloud-based platforms empowering data-driven healthcare. Through the Inovalon ONE® Platform, Inovalon brings to the marketplace a national-scale capability to interconnect with the healthcare ecosystem, aggregate and analyze data in real-time, and empower the application of resulting insights to drive meaningful impact at the point of care. Leveraging its Platform, proprietary datasets and industry-leading subject matter expertise, Inovalon enables better care, efficiency and financial performance across the healthcare ecosystem. From health plans and provider organizations, to pharmaceutical, medical device and diagnostics companies, Inovalon’s unique achievement of value is delivered through the effective progression of “Turning Data into Insight, and Insight into Action®.” Supporting thousands of clients, including all 25 of the top 25 U.S. health plans, 25 of the top 25 global pharma companies, 24 of the top 25 US healthcare provider systems, and many of the leading pharmacy organizations, device manufacturers and other healthcare industry constituents, Inovalon’s technology platforms and analytics are informed by data pertaining to more than one million physicians, 584,000 clinical facilities, 338 million Americans, and 63 billion medical events. The Company generates the substantial majority of our revenue through the sale or subscription licensing of our platform solutions, as well as revenue from related arrangements for advisory, implementation and support services. The principal executive office is located at 4321 Collington Road, Bowie, MD 20716 and the telephone number of our principal executive office is 301-809-4000.

Parent and Merger Sub

Ocala Bidco, Inc.

Ocala Merger Sub, Inc.

251 Little Falls Drive

Wilmington, Delaware 19808

Attention: Corporation Service Company

Telephone: 46 8 440 50 50

Parent. Parent was formed on August 5, 2021, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Parent is a direct, wholly owned subsidiary of Ocala Topco LP and has not engaged in any business except as contemplated by the Merger Agreement, the Rollover Agreements, the Support Agreements and the other documents, instruments and agreements delivered in connection with the Transactions. The principal office address of Parent is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The telephone number at the principal office is 46 8 440 50 50.

Merger Sub. Merger Sub was formed on August 5, 2021, solely for the purpose of completing the proposed Merger and has conducted no business activities other than those related to the structuring and negotiation of the Merger and arranging financing therefor. Merger Sub is a direct, wholly owned subsidiary of Parent and has not engaged in any business except as contemplated by the Merger Agreement, the Rollover Agreements, the Support Agreements and the other documents, instruments and agreements delivered in connection with the Transactions. The principal office address of Merger Sub is c/o Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808. The telephone number at the principal office is 46 8 440 50 50.

OTHER INTERESTED PARTIES IN THE MERGER

Nordic Capital X

Nordic Capital X

8 Rue Lou Hemmer

L-1748 Senningerberg

Grand Duchy of Luxembourg

Telephone: 46 8 440 50 50

Nordic Capital X is a private equity investment vehicle which has focused on investments in non-cyclical growth companies in the healthcare, technology & payments and financial services sectors. Parent and Merger Sub are indirect subsidiaries of Nordic Capital X. The general partner of Nordic Capital X is Nordic Capital Epsilon GP SARL. The business address of the directors and officers of Nordic Capital X and Nordic Capital Epsilon GP SARL is: 8 Rue Lou Hemmer, L-1748 Senningerberg, Grand Duchy of Luxembourg. The telephone number at the principal office is 352 661 124 125.

The name and material occupation, position, office or employment of the directors of Nordic Capital X and Nordic Capital Epsilon GP SARL are listed below. Nordic Capital X and Nordic Capital Epsilon GP SARL do not have any officers.

Name:	Title:

Claes Johan Gustaf Geijer	Class A Manager
Monica Morsch	Class B Manager
Andreas Demmel	Class B Manager
Ian Charoub	Class A Manager
Wilhelmina Steennis	Class A Manager

Dr. Dunleavy and the Dunleavy Entities

Keith R. Dunleavy, M.D.

Chairman and Chief Executive Officer

Inovalon Holdings, Inc.

4321 Collington Road

Bowie, MD 20716

Telephone: 301-809-4000

Dr. Dunleavy has served as the Company’s Chief Executive Officer since his organization of the Company’s predecessor companies in 1998, as Chairman of the Company Board since the creation of the Company Board in 2006, and as President from the Company’s foundation until May of 2014. Dr. Dunleavy is responsible for the overall execution of the Company’s business plan, strategic relationships, and the identification and realization of the Company’s product strategy and vision.

Dr. Dunleavy has not been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors) and was not a party to any judicial or administrative proceeding during the past five (5) years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws. Dr. Dunleavy is a citizen of the United States.

Each of the Dunleavy Entities, Keith R. Dunleavy Management Trust u/a dated December 22, 2008, as amended, Meritas Holdings, LLC and Meritas Group, Inc., is a trust, Delaware limited liability company and Delaware corporation, respectively, that is controlled by Dr. Dunleavy for the purpose of holding one or more investments of Dr. Dunleavy.

Cape Capital

Cape Capital SCSp. SICAR Inovalon Sub-Fund

Cape Capital Management S.à.r.l.

5 Rue Jean Monnet, L-2180 Luxembourg

Grand Duchy of Luxembourg

+41438886064

Cape Capital SCSp. SICAR Inovalon Sub-Fund is a Luxembourg special limited partnership organized as an investment company in risk capital under Luxembourg law. Cape Capital is managed by an investment team consisting of: Alex Vukajlovic, a citizen of Switzerland who is the founder and CEO of Cape Capital AG and has worked at Cape Capital AG since its formation in 2002; and Vito Schiro, a citizen of Italy who is a member of the capital markets team of Cape Capital AG and has worked at Cape Capital AG since 2017.

Cape Capital is ultimately controlled by Cape Capital Management S.à.r.l., its general partner. The general partner is managed by a board of managers consisting of: (1) Rolf Johan Holgersson, a citizen of Swedish who is a Partner at Cape Capital AG and has worked at Cape Capital AG since 2003; Veronique Trausch, a citizen of Luxembourg who is a Partner at FinDeal Advisors S.A. and has worked at FinDeal Advisors S.A. since 2013; and Daniel Siepmann, a citizen of Germany who is the CEO Credit Suisse Fund Services (Luxembourg) S.A., Luxembourg and has worked at CEO Credit Suisse Fund Services (Luxembourg) S.A., Luxembourg since 2014.

None of the natural persons listed above have been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors) and was not a party to any judicial or administrative proceeding during the past five (5) years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or finding of any violation of federal or state securities laws.

INFORMATION ABOUT THE SPECIAL MEETING

Date, Time and Place

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Company Board for use at the Special Meeting to be held on [            ], 2021, starting at [            ], or at any postponement or adjournment thereof, at the Inovalon Holdings, Inc. corporate headquarters located at 4321 Collington Road, Bowie, MD 20716.

Purpose of the Special Meeting

At the Special Meeting, holders of Shares entitled to vote at the Special Meeting will be asked to approve:

•	the Merger Agreement Proposal;

•	the Golden Parachute Proposal; and

•	the Adjournment Proposal.

Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur. Approval of the Golden Parachute Proposal and approval of the Adjournment Proposal are not conditions to completion of the Merger. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety. We encourage you to read the Merger Agreement carefully in its entirety.

The votes on the Golden Parachute Proposal and the Adjournment Proposal are separate and apart from the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Golden Parachute Proposal and/or Adjournment Proposal and vote not to approve the Merger Agreement Proposal (and vice versa).

Recommendation of the Company Board

Based in part on the unanimous recommendation of the Special Committee, the Company Board (other than Dr. Dunleavy, who recused himself) recommends that you vote:

•	“FOR” the Merger Agreement Proposal;

•	“FOR” the Golden Parachute Proposal; and

•	“FOR” the Adjournment Proposal.

You should read “Special Factors — Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger” for a discussion of the factors that the Special Committee and the Company Board (other than Dr. Dunleavy, who recused himself) considered in deciding to recommend the approval of the Merger Agreement. See also “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger.”

Record Date and Quorum

We have fixed [            ], 2021 as the Record Date for the Special Meeting, and only record holders of Shares as of the close of business on the Record Date are entitled to notice of, and to attend and vote at, the Special Meeting or any adjournment or postponement thereof. You are entitled to receive notice of, and to attend and vote at, the Special Meeting if you are a record holder of the Shares at the close of business on the Record Date.

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Class B Common Stock owned of record on the Record Date. As of the Record Date, there were [            ] shares of Class A Common Stock and [            ] shares of Company Class B Common Stock outstanding and entitled to vote at the Special Meeting.

The representation of the holders of a majority of the outstanding Shares of each of the Class A Common Stock and of the Class B Common Stock as of the Record Date must be present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, in order to constitute a quorum, for the purposes of holding the Special Meeting and conducting business.

The Shares entitled to vote at and represented at the Special Meeting, that are not voted, including the Shares for which a stockholder directs an abstention from voting, if any, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting. Once a Share entitled to vote at the Special Meeting is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, the stockholders who are present at the Special Meeting, attending the Special Meeting virtually or represented by proxy may be asked to vote as to whether the Special Meeting will be adjourned to another time and/or place.

Vote Required

The approval of the Merger Agreement Proposal requires the affirmative vote of: (i) the holders of a majority of the voting power of the outstanding Company Common Stock entitled to vote in accordance with the DGCL, voting together as a single class; (ii) the affirmative vote of holders of a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL; (iii) the affirmative vote of holders of a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL, and (iv) the affirmative vote of holders of a majority of the voting power of the outstanding shares of Company Common Stock held by the Public Stockholders, with holders of Company Class A Common Stock and Company Class B Common Stock voting as a single class. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Golden Parachute Proposal requires the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon. For the Golden Parachute Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon, whether or not a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Class B common stock owned of record on the Record Date.

Voting Intentions of the Company’s Directors and Executive Officers

Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the Shares owned directly by them “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal, and “FOR” the Adjournment Proposal.

As of [            ], 2021, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [            ] shares of Company Class A Common Stock and [            ] shares of Class B Common Stock entitled to vote at the Special Meeting, or collectively approximately [    ]% of the total voting power entitled to vote at the Special Meeting. For purposes of clarity, the Shares directly owned by the directors and executive officers will be (i) included in determining whether the Merger Agreement Proposal has been approved by the vote of (A) a majority of the voting power of all outstanding Shares of Company Common Stock entitled to vote, voting as a single class, (B) a majority of the outstanding shares of Company Class A Common Stock entitled to vote, and (C) a majority of the outstanding shares of Company Class B Common Stock, but (ii) excluded from determining whether the Merger Agreement Proposal has been approved by the vote of a majority of the voting power of all outstanding shares of Company Common Stock, voting as a single class, held by the Public Stockholders.

Concurrently with the execution and delivery of the Merger Agreement, the Dunleavy Entities, who hold approximately 64% of the voting power of the Company’s outstanding capital stock, and Mr. André Hoffmann and Cape Capital, which collectively beneficially own approximately 23% of the voting power of the Company’s outstanding capital stock, separately entered into Support Agreements with Parent, pursuant to which such stockholders agreed to vote their Shares in favor of adoption and approval of the Merger Agreement and the transactions contemplated thereby, including the Merger, subject to, and in accordance with, the terms and conditions of the applicable Support Agreement. The obligations of such stockholders under the Support Agreements will automatically terminate upon the earliest to occur of (i) the mutual agreement of the parties thereto to terminate the applicable Support Agreement, (ii) the Effective Time, and (iii) the termination of the Merger Agreement in accordance with its terms. Copies of the Support Agreements are attached as Annex B to the proxy statement and is incorporated by reference in the proxy statement in its entirety.

As of the date of the filing of this proxy statement, none of Parent, Merger Sub nor any of their respective affiliates (as defined under Rule 405 of the Securities Act) beneficially owns any Shares.

Voting

Stockholders of Record

If your Shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered, with respect to those Shares, the stockholder of record or record holder. This proxy statement and proxy card have been sent to you directly by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote electronically at the Special Meeting. If you have requested printed proxy materials, we have enclosed a proxy card for you to use.

If you do not attend the Special Meeting and fail to vote, either electronically at the Special Meeting or by proxy, your Shares will not be voted at the Special Meeting, and will not be counted as present for purposes of determining whether a quorum exists.

Additionally, if you do not attend the Special Meeting and fail to vote, either electronically at the Special Meeting or by proxy, your failure to vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of holders of (i) a majority of the voting power of the outstanding Company Common Stock entitled to vote in accordance with the DGCL, with holders of Company Class A Common Stock and Company Class B Common Stock voting together as a single class, (ii) a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL, (iii) a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL and (iv) a majority of the voting power of outstanding Company Common Stock, voting as a single class, held by the Public Stockholders, and (b) have no effect on the Golden Parachute Proposal (so long as a quorum is present) or the Adjournment Proposal (regardless of whether a quorum is present).

Beneficial Owners

If your Shares are held through a broker, bank or other nominee, you are considered the beneficial owner of those Shares held in “street name.” In that case, this proxy statement has been forwarded to you by your broker, bank or other nominee who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee as to how to vote your Shares by following their instructions for voting. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote these Shares electronically at the Special Meeting unless you submit a legal proxy from your broker, bank or other nominee.

Your broker, bank or other nominee will be permitted to vote your Shares only if you instruct your broker, bank or other nominee as to how to vote. You should follow the instructions provided by your broker, bank or other nominee regarding the voting of your Shares. Under applicable stock exchange rules, absent your instructions, a broker, bank or other nominee does not have discretionary authority to vote on “non-routine” matters, and all the matters to be considered at the Special Meeting are, under such rules, “non-routine.” As a result, absent specific instructions from the beneficial owner of such Shares, your broker, bank or other nominee is not empowered to vote such Shares.

If you instruct your broker, bank or other nominee on how to vote on at least one, but not all the proposals to be considered at the Special Meeting, your Shares will be voted according to your instructions on those proposals for which you have provided instructions, and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting. In this scenario, a “broker non-vote” will occur with respect to each other proposal for which you did not provide voting instructions to your broker, bank or other nominee.

A failure to provide instructions with respect to any of the proposals or a broker non-vote will (a) have the effect of counting “AGAINST” the Merger Agreement Proposal with respect to the approval threshold requiring the affirmative vote of holders of (i) a majority of the voting power of the outstanding Company Common Stock entitled to vote in accordance with the DGCL, with holders of Company Class A Common Stock and Company Class B Common Stock voting together as a single class, (ii) a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL, (iii) a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL and (iv) a majority of the voting power of outstanding Company Common Stock, voting as a single class, held by the Public Stockholders; (b) have no effect on the Golden Parachute Proposal; and (c) have no effect on the Adjournment Proposal (regardless of whether a quorum is present).

Abstentions

An abstention will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal, the Golden Parachute Proposal and the Adjournment Proposal, but will count for the purposes of determining if a quorum is present at the Special Meeting.

How to Vote

Your vote is important. You may vote via the Internet, by telephone, by mail or by attending the Special Meeting and voting electronically, all as described below. The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your Shares, and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone. If you requested printed materials and choose to vote by telephone or via the Internet, you do not need to return your proxy card or voting instruction form. If you are a stockholder of record, telephone and Internet voting facilities are available now and will be available twenty-four (24) hours a day until 11:59 p.m., Eastern Daylight Time, on [                    ], 2021. If you are the beneficial owner of Shares held in “street name”, your broker, bank or other nominee will provide instructions as to whether you may submit your voting instructions via the Internet or by telephone and any applicable deadlines.

Vote on the Internet. If you are a stockholder of record, you may submit your proxy via the Internet by following the instructions provided set forth on the enclosed proxy card. If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, you will need to go to the website provided on the enclosed voting instruction form. Have your proxy card or voting instruction form in hand when you access the voting website. On the Internet voting site, you can confirm that your instructions have been properly recorded.

Vote by Telephone. If you are a stockholder of record, you can also vote by following the instructions set forth on your enclosed proxy card. If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, you can vote by telephone by dialing the number specified on your enclosed voting instruction form. Voice prompts will allow you to vote your Shares and confirm that your instructions have been properly recorded. Have your proxy card or voting instruction form in hand when you call.

Vote by Mail. If you are a stockholder of record or if, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, and you have requested printed proxy materials, you may choose to vote by mail, by marking your enclosed proxy card or voting instruction form, dating and signing it, and returning in the accompanying prepaid reply envelope. If the envelope is missing and you are a stockholder of record, please mail your completed proxy card to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If the envelope is missing and you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, please mail your completed voting instruction form to the address specified therein. Please allow sufficient time for mailing if you decide to vote by mail.

Voting at the Special Meeting. If you are a stockholder of record, you may vote by attending the Special Meeting on-line and casting your vote electronically. The method or timing of your vote by proxy will not limit your right to vote at the Special Meeting if you attend the Special Meeting online and vote electronically. If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, and you wish to vote electronically at the Special Meeting, you will need to provide proof of ownership, such as a recent account statement or letter from your broker, bank or other nominee, along with proper identification. Please note that if you are a beneficial owner and wish to vote electronically at the Special Meeting online, you must have a legal proxy from your broker, bank or other nominee naming you as the proxy. You should allow yourself enough time prior to the Special Meeting to obtain this proxy from the holder of record.

The Shares voted electronically, telephonically or represented by the proxy cards received, properly marked, dated, signed and not revoked, will be voted at the Special Meeting.

If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee that you must follow in order to have your Shares voted. Those instructions will identify which of the above choices are available to you in order to have your Shares voted.

The control number located on your proxy card is designed to verify your identity, allow you to submit a proxy for your Shares and confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.

Please refer to the instructions on your proxy card or voting instruction form to determine the deadlines for submitting a proxy over the Internet or by telephone. If you choose to submit your proxy by mailing a proxy card, your proxy card must be received by our Corporate Secretary by the time the Special Meeting begins.

If you vote by proxy, regardless of the method by which you choose to submit a proxy, the individuals named on the enclosed proxy card, and each of them, with full power of substitution will vote your Shares in the way you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your Shares should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes indicating how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted “FOR” the Merger Agreement Proposal, “FOR” the Golden Parachute Proposal and “FOR” the Adjournment Proposal.

If you have any questions or need assistance voting your Shares, please call MacKenzie, our proxy solicitor, toll-free at (800) 322-2885.

IT IS IMPORTANT THAT YOU SUBMIT A PROXY FOR YOUR SHARES PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, AS PROMPTLY AS POSSIBLE, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY OVER THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS SET FORTH ON THE ENCLOSED PROXY CARD. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING ONLINE MAY REVOKE THEIR PROXIES AND VOTE ELECTRONICALLY AT THE SPECIAL MEETING.

Proxies and Revocation

Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote by attending the Special Meeting online and casting your vote electronically. If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, you should instruct your broker, bank or other nominee on how to vote your Shares using the instructions provided by your broker, bank or other nominee. If you fail to submit a proxy or to vote electronically at the Special Meeting, or you do not provide your broker, bank or other nominee with instructions, as applicable, your Shares will not be voted at the Special Meeting, which will have the same effect as a vote cast “AGAINST” the Merger Agreement Proposal and will not have any effect on the Golden Parachute Proposal (so long as a quorum is present) and the Adjournment Proposal (regardless of whether a quorum is present).

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised, by (1) submitting another proxy, including a proxy card, at a later date by telephone or on the Internet or by timely delivery of a validly executed, later-dated proxy, (2) giving written notice of revocation to our Corporate Secretary, which must be filed with our Corporate Secretary before the Special Meeting begins, or (3) attending the Special Meeting online and voting electronically. If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee, please refer to the information forwarded by your broker, bank or other nominee for procedures on revoking your proxy.

Only your last submitted proxy will be considered. Please cast your vote “FOR” each of the proposals, following the instructions in your proxy card or voting instruction form provided by your broker, bank or other nominee, as promptly as possible.

Adjournments and Postponements

Any adjournment of the Special Meeting may be made from time to time by the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special meeting virtually or represented by proxy, and entitled to vote thereon, or by the chairman of the meeting, whether or not a quorum is present, without further notice other than by an announcement made at the Special Meeting. If a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal, then our stockholders may be asked to vote on a proposal to approve one or more adjournments of the Special Meeting, including adjournments to solicit additional proxies if there are insufficient votes at the time of the

Special Meeting to adopt the Merger Agreement Proposal (as further described in “Adjournment of the Special Meeting (The Adjournment Proposal - Proposal 3) — The Proposal”). Any adjournment of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow our stockholders who have already sent in their proxies to revoke them at any time with respect to such proposal prior to their use at the reconvened Special Meeting.

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date, and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B Common Stock owned of record on the Record Date on each matter properly brought before the Special Meeting.

Anticipated Date of Completion of the Merger

We are working to complete the Merger as promptly as practicable. Assuming timely satisfaction of necessary closing conditions, we anticipate that the Merger will be completed in the fourth (4th) quarter of 2021. If our stockholders vote to approve the Merger Agreement Proposal, the Merger will become effective as promptly as practicable following the satisfaction or waiver of the other conditions to the Merger as set forth in the Merger Agreement, and, in any event, at the Effective Time.

Appraisal Rights

If the Merger is consummated, stockholders who continuously hold Shares through the Effective Time, who do not vote such Shares in favor of the adoption of the Merger Agreement, who properly demand appraisal of such Shares and who do not effectively withdraw their demands or otherwise lose their rights of appraisal, will be entitled to an appraisal of such Shares in connection with the Merger under Section 262 of the DGCL (“Section 262”). The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL, and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement as Annex F, and is incorporated by reference in this proxy statement in its entirety. The following summary does not constitute any legal or other advice, and does not constitute a recommendation that stockholders exercise their appraisal rights under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of Shares unless otherwise expressly noted herein. Only a holder of record of Shares is entitled to demand appraisal of such Shares registered in that holder’s name. A person having a beneficial interest in Shares held of record in the name of another person, such as a broker, bank or other nominee, must act promptly to cause the record holder to follow the steps set forth in Section 262 (and summarized below) properly and in a timely manner to perfect appraisal rights. If you hold your Shares through a broker, bank or other nominee, and if you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee.

Under Section 262, if the Merger is completed, holders of Shares who: (i) submit a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement; (ii) do not submit a proxy with respect to, or otherwise vote, the Shares for which such holders seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such Shares of record on and from the date of the making of the demand through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL, will be entitled to have such Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the court. The Court of Chancery will dismiss appraisal proceedings with respect to the Company Class A Common Stock unless: (a) the total number of shares of Company Class A Common Stock held by stockholders who have complied with Section 262 and who have become entitled to appraisal rights exceeds 1% of the outstanding shares of Company Class A Common Stock; or (b) the value of the aggregate per Share Merger Consideration in respect of the shares of Company Class A Common Stock held by stockholders who have complied with Section 262 and who have become entitled to appraisal rights exceeds $1,000,000 (conditions (a) and (b) referred to as the “ownership thresholds”). Unless the Delaware Court of Chancery, in its discretion, determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may voluntarily pay to each stockholder entitled to appraisal an amount in cash pursuant to subsection (h) of Section 262, in which case, such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the Shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary cash payment, unless paid at such time. The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment.

Under Section 262, where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, must notify each of its stockholders, who was such on the record date for notice of such meeting with respect to shares for which appraisal rights are available, that appraisal rights are available and include in the notice a copy of Section 262. This proxy statement constitutes the Company’s notice to stockholders that appraisal rights are available in connection with the Merger, and the full text of Section 262 is attached to this proxy statement as Annex F, in compliance with the requirements of Section 262. In connection with the Merger, any holder of Shares who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review Annex F carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder who loses his, her, its or their appraisal rights will be entitled to receive the per Share Merger Consideration described in the Merger Agreement, without interest thereon. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of any Shares, that if a stockholder considers exercising such rights, that stockholder is encouraged to seek the advice of legal counsel. To the extent there are any inconsistencies between the summary of Section 262 contained herein and Section 262, Section 262 will govern.

Stockholders wishing to exercise the right to an appraisal of their Shares must do ALL the following:

•	NOT vote the Shares for which appraisal is sought in favor of the proposal to adopt the Merger Agreement;

•

deliver to the Company a written demand for appraisal of such Shares before the vote on the Merger Agreement at the Special Meeting, which written demand must reasonably inform the Company of the identity of the stockholder who intends to demand appraisal of his, her, its or their Shares, and that such stockholder intends thereby to demand appraisal of such Shares;

•

continuously hold such Shares on and from the date of making the demand through the Effective Time (a stockholder will lose appraisal rights if the stockholder transfers the Shares before the Effective Time);

•

file a petition in the Delaware Court of Chancery requesting a determination of the fair value of such Shares within 120 days after the Effective Time. This may be undertaken by the stockholder (or any person who is the beneficial owner of Shares held either in a voting trust or by a broker, bank or other nominee on behalf of such person) or the Surviving Corporation. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so; and

•	otherwise comply fully with the conditions established by Section 262.

In addition, with respect to the Company Class A Common Stock, one of the ownership thresholds must be met.

Because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, a stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the adoption of the Merger Agreement or abstain from voting.

Making a Written Demand

Any holder of Shares wishing to exercise appraisal rights must deliver to the Company, before the vote on the adoption of the Merger Agreement at the Special Meeting at which the proposal to adopt the Merger Agreement will be submitted to stockholders, a written demand for the appraisal of the stockholder’s Shares, and that stockholder must not vote such Shares or submit a proxy for such Shares in favor of the adoption of the Merger Agreement. A holder of Shares exercising appraisal rights must hold of record the Shares on the date the written demand for appraisal is made and must continue to hold the Shares of record through the Effective Time. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the adoption of the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights for such stockholder’s Shares must submit a proxy containing instructions to vote against the adoption of the Merger Agreement or abstain from voting, with respect to such Shares. Neither voting against the adoption of the Merger Agreement nor abstaining from voting or failing to vote on the proposal to adopt the Merger Agreement will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote against the adoption of the Merger Agreement. A proxy or vote against the adoption of the Merger Agreement will not constitute a demand. A stockholder’s failure to make the written demand prior to the taking of the vote on the adoption of the Merger Agreement at the Special Meeting will constitute a waiver of appraisal rights.

Only a holder of record of Shares is entitled to demand appraisal rights for the Shares registered in that holder’s name. A demand for appraisal in respect of Shares must be executed by or on behalf of the holder of record, and must reasonably inform the Company of the identity of the holder and state that the person intends thereby to demand appraisal of the holder’s Shares in connection with the Merger. If the Shares are owned of record in a fiduciary or representative capacity, such as by a trustee, guardian or custodian, such demand must be executed by or on behalf of the record owner, and if the Shares are owned of record by more than one (1) person, as in a joint tenancy and tenancy in common, the demand must be executed by or on behalf of all joint owners. An authorized agent, including an authorized agent for two (2) or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. A record holder such as a broker, bank or other nominee who holds Shares as nominee for several beneficial owners may exercise appraisal rights with respect to the shares held for one or more beneficial owners. In such case, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned it will be presumed to cover all Shares held in the name of the record owner. If a stockholder holds shares through a broker who in turn holds the shares through a central securities depositary nominee such as Cede & Co., a demand for appraisal of such shares must be made by or on behalf of the depository nominee and must identify the depository nominee as the record holder.

STOCKHOLDERS WHO HOLD THEIR SHARES THROUGH A BROKER, BANK OR OTHER NOMINEE AND WHO WISH TO EXERCISE APPRAISAL RIGHTS SHOULD CONSULT WITH THEIR BROKER, BANK OR OTHER NOMINEE, AS APPLICABLE, TO DETERMINE THE APPROPRIATE PROCEDURES FOR THE BROKER, BANK OR OTHER NOMINEE TO MAKE A DEMAND FOR APPRAISAL OF THOSE SHARES. A PERSON HAVING A BENEFICIAL INTEREST IN SHARES HELD OF RECORD IN THE NAME OF ANOTHER PERSON, SUCH AS A BROKER, BANK OR OTHER NOMINEE, MUST ACT PROMPTLY TO CAUSE THE RECORD HOLDER TO FOLLOW PROPERLY AND IN A TIMELY MANNER THE STEPS NECESSARY TO PERFECT APPRAISAL RIGHTS.

All written demands for appraisal pursuant to Section 262 should be mailed or delivered to the Company at 4321 Collington Road, Bowie, MD 20716, and may not be submitted by electronic submission. Such written demand must be delivered to and received by the Company before the vote on the adoption of the Merger Agreement at the Special Meeting.

Any holder of Shares who has delivered a written demand to the Company and who has not commenced an appraisal proceeding or joined that proceeding as a named party may withdraw his, her, its or their demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to the Company a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than sixty (60) days after the Effective Time will require written approval of the Surviving Corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that this does not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the per Share Merger Consideration, without interest thereon, less any applicable withholding taxes, within sixty (60) days after the Effective Time. If an appraisal proceeding is commenced and the Company, as the Surviving Corporation, does not approve a request to withdraw a demand for appraisal when that approval is required, or, except with respect to any stockholder who withdraws such stockholder’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a stockholder, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the per Share Merger Consideration being offered pursuant to the Merger Agreement.

Notice by the Surviving Corporation

If the Merger is completed, within ten (10) days after the Effective Time, the Surviving Corporation will notify each holder of Shares who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the adoption of the Merger Agreement, that the Merger has become effective and the effective date thereof.

Filing a Petition for Appraisal

Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any holder of Shares who has complied with Section 262 and is otherwise entitled to seek appraisal under Section 262 (including for this purpose any beneficial owner of the relevant Shares) may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a stockholder (or beneficial owner), demanding a determination of the fair value of the Shares held by all dissenting stockholders entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the

Shares. Accordingly, any holders of Shares who desire to have their Shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their Shares within the time and in the manner prescribed in Section 262. The failure of a holder of Shares to file such a petition within the period specified in Section 262 could nullify the stockholder’s previous written demand for appraisal.

Within 120 days after the Effective Time, any holder of Shares who has complied with the requirements of Section 262 and who is otherwise entitled to appraisal rights thereunder will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of Shares not voted in favor of the adoption of the Merger Agreement and with respect to which the Company has received demands for appraisal, and the aggregate number of holders of such Shares. The Surviving Corporation must give this statement to the requesting stockholder within ten (10) days after receipt by the Surviving Corporation of the written request for such a statement or within ten (10) days after the expiration of the period for delivery of demands for appraisal, whichever is later. A beneficial owner of Shares held either in a voting trust or by a broker, bank or other nominee on behalf of such person may, in such person’s own name, file a petition seeking appraisal or request from the Surviving Corporation the foregoing statements. As noted above, however, the demand for appraisal can only be made by a stockholder of record.

If a petition for an appraisal is duly filed by a holder of Shares and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated, within twenty (20) days after such service, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded payment for their Shares and with whom agreements as to the value of their Shares have not been reached. Upon the filing of any such petition, the Delaware Court of Chancery may order that notice of the time and place fixed for the hearing on the petition be mailed to the Surviving Corporation and all of the stockholders shown on the written statement described above at the addresses stated therein. Such notice will also be published at least one (1) week before the day of the hearing in a newspaper of general circulation published in the City of Wilmington, Delaware, or in another publication determined by the court. The costs of these notices are borne by the Surviving Corporation. After notice to stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded payment for their Shares to submit their stock certificates (if any) to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings and, if any stockholder fails to comply with the direction, the Delaware Court of Chancery may dismiss that stockholder from the proceedings. The Delaware Court of Chancery will dismiss appraisal proceedings as to all stockholders who have asserted appraisal rights if neither of the ownership thresholds is met.

Determination of Fair Value

The appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the Shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment will be compounded quarterly and will accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment. However, at any time before the Delaware Court of Chancery enters judgment in the appraisal proceedings, the Surviving Corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case such interest will accrue after the time of such payment only on an amount that equals the difference, if any, between the amount so paid and the “fair value” of the Shares as determined by the Delaware Court of Chancery, in addition to any interest accrued prior to the time of such voluntary payment, unless paid at such time.

In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the Merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the Merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their Shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Merger if they did not seek appraisal of their Shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in a Merger is not an opinion as to, and does not in any manner address, fair value under Section 262. No representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Neither the Company nor Parent anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights, the Company reserves the right to make a voluntary cash payment pursuant to subsection (h) of Section 262 and each of the Company and Parent reserve the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a Share is less than the per Share Merger Consideration. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and charged upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a stockholder, the Delaware Court of Chancery may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, be charged pro rata against the value of all the Shares entitled to be appraised. In the absence of such determination or assessment, each party bears its own expenses.

If any stockholder who demands appraisal of his, her, its or their Shares under Section 262 fails to perfect, or effectively loses or withdraws, such holder’s right to appraisal, the stockholder’s Shares will be deemed to have been converted at the Effective Time into the right to receive the Merger Consideration, without interest thereon, less any applicable withholding taxes, subject to and in accordance with the terms and conditions of the Merger Agreement. A stockholder will fail to perfect, or effectively lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time or if the stockholder delivers to the Surviving Corporation an effective written withdrawal of the holder’s demand for appraisal and an acceptance of the Merger Consideration in accordance with Section 262.

From and after the Effective Time, no stockholder who has demanded appraisal rights will be entitled to vote such Shares for any purpose or to receive payment of dividends or other distributions on the stock, except dividends or other distributions on the holder’s Shares, if any, payable to stockholders as of a time prior to the Effective Time. If no petition for an appraisal is filed or if the stockholder delivers to the Surviving Corporation a written withdrawal of the demand for an appraisal and an acceptance of the Merger, either within sixty (60) days after the Effective Time or thereafter with the written approval of the Surviving Corporation, then the right of such stockholder to an appraisal will cease. Once a petition for appraisal is filed with the Delaware Court of Chancery, however, the appraisal proceeding may not be dismissed as to any stockholder without the approval of the court, and such approval may be conditioned upon such terms as the court deems just; provided, however, that the foregoing will not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within sixty (60) days after the Effective Time.

Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.

Solicitation of Proxies; Payment of Solicitation Expenses

The Company has engaged MacKenzie Partners, Inc. (“MacKenzie”) to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay MacKenzie a fee of approximately $50,000 – $75,000, and to reimburse MacKenzie for certain out-of-pocket fees, charges and expenses. The Company will indemnify MacKenzie and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company also will reimburse brokers, banks, other nominees, custodians and fiduciaries representing beneficial owners of the Shares for their expenses in forwarding soliciting materials to beneficial owners of our Shares and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.

Householding of the Proxy Statement

The SEC rules permit companies and intermediaries such as brokers, banks and other nominees to satisfy delivery requirements with respect to two or more stockholders sharing the same address by delivering a single proxy statement. This process is commonly referred to as “householding” and can result in significant cost savings for the Company. To take advantage of this opportunity, the Company, brokers, banks and other nominees who hold your Shares may deliver only one proxy statement to multiple stockholders who share an address unless one or more of the stockholders has provided contrary instructions. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your bank or broker, and direct your written request to the Company at 4321 Collington Road, Bowie, Maryland 20716, Attention: Corporate Secretary, or contact us by telephone at (301) 809-4000. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their banker or broker. For more information, see “Information about the Special Meeting — Questions and Additional Information” below or “Where You Can Find More Information.”

Questions and Additional Information

If you have additional questions about the Special Meeting, the Merger or this proxy statement, need assistance in submitting your proxy or voting your Shares, or need additional copies of the proxy statement or the enclosed proxy card or voting instructions, please contact the Company’s proxy solicitor in connection with the Special Meeting:

MacKenzie Partners, Inc.

1407 Broadway, 27th Floor

New York, NY 10018

Stockholders and brokers, banks and other nominees may call (800) 322-2885 (toll-free) or (212) 929-5500.

THE MERGER

(THE MERGER PROPOSAL — PROPOSAL 1)

The Proposal

The Company is asking you to approve the Merger Agreement Proposal. A copy of the Merger Agreement is attached as Annex A to this proxy statement and is incorporated by reference in this proxy statement in its entirety.

General

We are asking our stockholders to consider and vote on the approval and adoption of the Merger Agreement and the transactions contemplated thereby, including the Merger. Pursuant to the Merger Agreement, subject to the satisfaction or waiver of certain conditions, Merger Sub will merge with and into the Company with the Company surviving the Merger as a wholly owned subsidiary of Parent. If the Merger is completed, the holders of Shares (other than the holders of Cancelled Shares and except for any Dissenting Shares and Rollover Shares) will have the right to receive the Merger Consideration of $41.00 per share of Company Common Stock in cash, without interest, subject to and in accordance with the terms and conditions set forth in the Merger Agreement. For a detailed description of the Merger Agreement and the transactions contemplated thereby, including the Merger, see “The Merger Agreement.”

As discussed in the section entitled “Special Factors — Purpose and Reasons of the Company for the Merger; Recommendation of the Company Board and the Special Committee; Fairness of the Merger,” the Company Board (other than Dr. Dunleavy, who recused himself) has determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, advisable and in the best interests of the Company and the Company’s stockholders.

Our stockholders must approve the Merger Agreement Proposal in order for the Merger to occur. If our stockholders fail to approve the Merger Agreement Proposal, the Merger will not occur.

Vote Required

The approval of the Merger Proposal requires the affirmative vote of: (i) a majority of the voting power of the outstanding Company Common Stock entitled to vote in accordance with the DGCL, with holders of Company Class A Common Stock and Company Class B Common Stock voting together as a single class, (ii) a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL, (iii) a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL and (iv) the affirmative vote of Public Stockholders holding a majority of the voting power of outstanding Company Common Stock held by the Public Stockholders, with holders of Company Class A Common Stock and Company Class B Common Stock voting as a single class.

Each record holder of Company Class A Common Stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B Common Stock owned of record on the Record Date.

Appraisal Rights

If the Merger is consummated, stockholders who continuously hold Shares through the Effective Time, who do not vote such Shares in favor of the adoption of the Merger Agreement and who properly demand appraisal of such Shares and do not effectively withdraw their demands or otherwise lose their rights to seek appraisal will be entitled to an appraisal of such Shares in connection with the Merger under Section 262 of the DGCL. This means that holders of Shares who perfect their appraisal rights, who do not thereafter effectively withdraw their demand for appraisal, and who follow the procedures in the manner prescribed by Section 262 of the DGCL will be entitled to have such Shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of such Shares, exclusive of any elements of value arising from the accomplishment or expectation of the Merger, together with interest to be paid on the amount determined to be fair value, if any, as determined by the Delaware Court of Chancery (or in certain circumstances described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” on the difference between the amount determined to be the fair value and the amount paid by the Surviving Corporation in the Merger to each stockholder entitled to appraisal prior to the entry of judgment in any appraisal proceeding). Due to the complexity of the appraisal process, stockholders who wish to seek appraisal of their Shares are encouraged to review Section 262 of the DGCL carefully and to seek the advice of legal counsel with respect to the exercise of appraisal rights.

Stockholders considering seeking appraisal should be aware that the fair value of their Shares as determined pursuant to Section 262 of the DGCL could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their Shares.

To exercise your appraisal rights, you must: (i) submit a written demand for appraisal to the Company before the vote is taken on the adoption of the Merger Agreement; (ii) not submit a proxy with respect to, or otherwise vote, the Shares for which you seek appraisal in favor of the proposal to adopt the Merger Agreement; (iii) continue to hold such Shares of record on and from the date of the making of the demand through the Effective Time; and (iv) strictly comply with all other procedures for exercising appraisal rights under Section 262 of the DGCL. Your failure to follow exactly the procedures specified under Section 262 of the DGCL will result in the loss of your appraisal rights. In addition, the Delaware Court of Chancery will dismiss appraisal proceedings in respect of the Merger unless certain stock ownership conditions are satisfied by the stockholders seeking appraisal. The DGCL requirements for exercising appraisal rights are described in further detail in the section of this proxy statement captioned “The Special Meeting — Appraisal Rights,” which is qualified in its entirety by Section 262 of the DGCL, the relevant section of the DGCL regarding appraisal rights. A copy of Section 262 of the DGCL is reproduced and attached as Annex F to this proxy statement and is incorporated by reference in this proxy statement in its entirety. If, as of the Record Date, you are the beneficial owner of Shares held in “street name” by your broker, bank or other nominee and you wish to exercise appraisal rights, you should consult with such broker, bank or other nominee to determine the appropriate procedures for the making of a demand for appraisal by such broker, bank or other nominee.

Vote Recommendation

The Company Board (other than Dr. Dunleavy, who recused himself) recommends that you vote “FOR” the Merger Agreement Proposal.

MERGER RELATED EXECUTIVE COMPENSATION ARRANGEMENTS

(THE GOLDEN PARACHUTE PROPOSAL — PROPOSAL 2)

The Proposal

The Company is asking you to approve the Golden Parachute Proposal.

General

As required by Item 402(t) of Regulation S-K and Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a non-binding, advisory vote to approve certain compensation arrangements for the Company’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the “Golden parachute Compensation” table and the footnotes to that table contained in the section captioned “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Golden Parachute Compensation.”

The Company believes that those certain compensation arrangements for the Company’s named executive officers in connection with the Merger are reasonable and demonstrate that the Company’s executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Company’s named executive officers in connection with the Merger. In addition, this vote is separate and independent from the vote of stockholders to approve the Merger Agreement Proposal. The Company asks that its stockholders vote “FOR” the following resolution:

“RESOLVED, that certain compensation arrangements for the Company’s named executive officers in connection with the Merger, as disclosed pursuant to Item 402(t) of Regulation S-K in the “Golden parachute Compensation” table and the footnotes to that table contained in the section captioned “Special Factors — Interests of Executive Officers and Directors of the Company in the Merger — Golden Parachute Compensation,” is hereby APPROVED on a non-binding, advisory basis.”

This vote is advisory and, therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Company Board (or any committee thereof) to take any action. Accordingly, regardless of the outcome of the advisory vote, the Company’s named executive officers may be or become entitled to certain compensation arrangements in connection with the Merger, as disclosed in this proxy statement. However, the Company Board values the opinions of the Company’s stockholders, and to the extent that there is any significant vote against the Golden Parachute Proposal, the Company Board will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. The Company Board will consider the vote of a majority of the votes cast “FOR” the foregoing resolution as non-binding, advisory approval of certain compensation arrangements for the Company’s named executive officers in connection with the Merger.

Vote Required

The approval of the Golden Parachute Proposal requires the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon.

The holders of Company Class A Common Stock and Company Class B Common Stock vote together as a single class. Each record holder of Company Class A common stock is entitled to one (1) vote for each share of Company Class A common stock owned of record on the Record Date and each record holder of Company Class B common stock is entitled to ten (10) votes for each share of Class B common stock owned of record on the Record Date.

Vote Recommendation

The Company Board (other than Dr. Dunleavy, who recused himself), recommends that you vote “FOR” the Golden Parachute Proposal.

ADJOURNMENT OF THE SPECIAL MEETING

(THE ADJOURNMENT PROPOSAL — PROPOSAL 3)

The Proposal

The Company is asking you to approve the Adjournment Proposal.

General

The Company is asking you to approve a proposal to approve one or more proposals adjournments of the Special Meeting, if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal.

If the Company stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the approval of the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those Shares to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.

Vote Required

The approval of the Adjournment Proposal requires the affirmative vote of a majority of the voting power of the Shares present at the Special Meeting, attending the Special Meeting virtually or represented by proxy, and entitled to vote thereon, whether or not a quorum is present.

The holders of Company Class A Common Stock and Company Class B Common Stock vote together as a single class. Each record holder of Company Class A common stock is entitled to one (1) vote for each share of Company Class A Common Stock owned of record on the Record Date and each record holder of Company Class B Common Stock is entitled to ten (10) votes for each share of Company Class B Common Stock owned of record on the Record Date.

Vote Recommendation

The Company Board (other than Dr. Dunleavy, who recused himself) recommends that you vote “FOR” the Adjournment Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY

Selected Historical Consolidated Financial Data

Set forth below is certain selected historical consolidated financial data relating to the Company. The historical unaudited selected financial data as of and for the three and six month periods ended June 30, 2020 and June 30, 2021 and the audited fiscal years ended December 31, 2019 and December 31, 2020 has been derived from the Company’s consolidated financial information and statements.

This information is only a summary. The selected historical consolidated financial data as of December 31, 2020 and 2019 should be read in conjunction with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2020 and the selected historical consolidated financial data as of an for the three and six months ended June 30, 2021 and 2020 should be read in conjunction with the Company’s quarterly report on Form 10-Qs for the fiscal quarter ended June 30, 2021, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See “Where You Can Find More Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.

Statement of Operations Data and Balance Sheet Data

	Three Months Ended June 30,		Six Months Ended June 30,		Year Ended December 31,
	2021	2020	2021	2020	2020	2019
	(in thousands, except per share information)				(in thousands, except per share information)
Consolidated Statement of Operations Data:
Revenue	$190,439	$162,215	$367,615	$316,402	$667,524	$642,410
Income (Loss) from operations	24,238	15,685	47,568	24,749	71,710	69,487
Net income (loss)	9,580	2,025	18,736	342	22,579	7,775
Net income (loss) attributable to common stockholders	9,333	1,964	18,242	331	21,906	7,538
Basic net income (loss) per share	$0.06	$0.01	$0.12	$—	$0.15	$0.05
Diluted net income (loss) per share	$0.06	$0.01	$0.12	$—	$0.15	$0.05

	June 30,		December 31,
	2021	2020	2020	2019
	(in thousands)		(in thousands)
Consolidated Balance Sheet Data:
Cash and cash equivalents	$117,915	$95,611	$123,880	$93,094
Short-term investments	—	—	—	—
Accounts receivable, net of allowances	161,236	132,279	148,003	139,514
Working capital	189,164	121,019	158,798	126,877
Property, equipment and capitalized software, net	175,423	159,193	168,113	147,741
Goodwill	955,881	955,881	955,881	955,881
Total assets	1,975,603	1,900,276	1,971,398	1,908,634
Long-term debt and finance lease liabilities	898,716	906,988	903,333	896,203
Total liabilities	1,230,094	1,228,740	1,262,684	1,220,475
Total stockholders’ equity	745,509	671,536	708,714	688,159

Book Value per Share

As of June 30, 2021, the book value per Share of Class A and Class B Common Stock was $4.78. Book value per Share is computed by dividing total equity at June 30, 2021 by the total Shares outstanding on that date.

Market Price of Shares and Dividends

Our shares of Company Class A Common Stock trade on the Nasdaq under the symbol “INOV.” As of the close of business on [            ], 2021, the Record Date, there were [            ] shares of Company Class A Common Stock and [            ] shares of Company Class B Common Stock outstanding and entitled to vote, held by approximately [            ] holders of record of Company Class A Common Stock and [            ] holders of record of Company Class B Common Stock, respectively.

The following table sets forth, for the periods indicated, the high and low sales prices of our Shares as reported by the Nasdaq during such period.

	Market Price
Fiscal Year	High	Low
2021
First Quarter	$28.78	$18.42
Second Quarter	$34.08	$29.09
Third Quarter(*)	$40.85	$31.94

2020
First Quarter	$22.27	$13.90
Second Quarter	$20.13	$15.58
Third Quarter	$26.45	$18.67
Fourth Quarter	$27.49	$18.01

2019
First Quarter	$15.42	$12.26
Second Quarter	$14.75	$11.70
Third Quarter	$17.50	$14.40
Fourth Quarter	$18.82	$14.04

(*)	Third Quarter 2021 market price range reflects trading through September 13, 2021.

The Company has not paid any dividends during the periods set forth above. The Merger Agreement prohibits us from declaring or paying any dividends on the Shares until the Effective Time of the Merger or the termination of the Merger Agreement, without Parent’s consent.

The closing price of the Shares on July 26, 2021, the last trading day before the public report of a rumored sale of the Company to Nordic Capital X, was $32.71 per share of Company Class A Common Stock.

On [            ], 2021, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for the Shares on the Nasdaq was $[            ] per share of Company Class A Common Stock. You are encouraged to obtain current market quotations for the Shares in connection with voting your Shares.

If the Merger is completed, there will be no further market for the Shares and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Company’s securities will be delisted from the Nasdaq and deregistered under the Exchange Act.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of the Shares as of September 8, 2021 by:

•	each person known by us to be the beneficial owner of more than 5% of the total outstanding Shares;

•	each of our named executive officers;

•	each of our directors; and

•	all of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares subject to options, RS Awards, RSU Awards, warrants and other rights held by that person that are currently exercisable or become exercisable within sixty (60) days following September 8, 2021 are deemed outstanding. Such Shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each person named in the table has sole voting and investment power with respect to all of the Shares shown as beneficially owned by such person, except as otherwise set forth in the notes to the table.

The percentages reflect beneficial ownership as of September 8, 2021 as determined in accordance with Rule 13d-3 under the Exchange Act. The address for all beneficial owners in the table below is 4321 Collington Road, Bowie, MD 20716, except as otherwise noted.

Name of Beneficial Owner	Class A			Class B			% of Total Voting Power(1)
	Shares		%	Shares		%
Keith R. Dunleavy, M.D.	660,000	(2)	*	54,947,255	(3)	70.4	64.0
Robert A. Wychulis(4)	290,374		*	61,569	(4)	—	*
Jonathan R. Boldt	265,114		*	—		—	*
Jason B. Capitel	472,994		*	—		—	*
Peter De Bock	171,001		*	—		—	*
Denise K. Fletcher	57,412		*	46,260	(4)	*	*
William D. Green	116,204		*	—		—	*
Isaac S. Kohane, M.D., Ph.D.	34,126		*	—		—	*
Mark A. Pulido	263,925		*	—		—	*
Lee D. Roberts	140,532		*	—		—	*
William J. Teuber, Jr.	153,412		*	30,715	(5)	*	*

All executive officers and directors as a group (12 persons)	2,967,014		3.8	74,612,355		95.6	87.1
5% Stockholders
Meritas Group, Inc.	—		—	47,476,820	(3)	60.8	55.3
André S. Hoffmann(6)	341,920		0.4	19,526,556	(6)	25.0	22.8
Vanguard Group, Inc.	7,392,970	(7)	9.4	—		—	*
BlackRock, Inc.	6,388,696	(8)	8.2	—		—	*
Black Creek Investment Management	3,842,578	(9)	4.9	—		—	*
Meritas Holdings, LLC	—		—	7,470,435	(3)	9.6	8.7

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock for the respective class and of voting power.
(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. Holders of our Class B common stock are entitled to ten (10) votes per share and will be convertible at any time into one (1) share of Class A common stock, which will be entitled to one vote per share. For more information about the voting rights of our Class A and Class B common stock, see “Part 8 — Information About the Meeting — Voting Procedures — Voting Rights.”

(2)

The 660,000 shares of Class A common stock held of record by Keith R. Dunleavy, M.D. were purchased in multiple open market transactions on August 27, 2015, August 28, 2015, May 6, 2016, May 9, 2016, December 14, 2016, May 5, 2017, September 13, 2017, May 14-16, 2018, May 10-14, 2019, February 24-25, 2020 and October 30, 2020, as previously reported in Dr. Dunleavy’s Form 4s filed with the SEC on August 31, 2015, May 10, 2016, December 14, 2016, May 8, 2017, September 14, 2017, May 16, 2018, May 14, 2019, February 26, 2020 and November 2, 2020.

(3)

Consists of (i) 47,476,820 shares of Class B common stock held directly by Meritas Group, Inc. and (ii) 7,470,435 shares of Class B common stock held by Meritas Holdings, LLC. Dr. Dunleavy, as the sole officer and sole director of Meritas Group, Inc. and as sole non-member manager of Meritas Holdings, LLC, maintains sole voting and dispositive control over such shares. All ownership interests in Meritas Group, Inc. are owned by an irrevocable trust for the sole benefit of Dr. Dunleavy’s descendants and in which Dr. Dunleavy has no pecuniary interest. A sixty-eight and eighty-one hundredths percent (68.81%) interest in Meritas Holdings, LLC is owned by an irrevocable trust for the sole benefit of Dr. Dunleavy’s descendants and in which Dr. Dunleavy has no pecuniary interest, and the balance of thirty-one and nineteen hundredths percent (31.19%) interest in Meritas Holdings, LLC is owned by Dr. Dunleavy’s revocable trust. The address of Meritas Group, Inc. and Meritas Holdings, LLC is P.O. Box 4937, Annapolis, MD 21403.

(4)

Consists of shares of Class B Common stock issuable upon the exercise of options exercisable within sixty (60) days of September 8, 2021. Effective December 31, 2020, Mr. Wychulis formally transitioned his role from President to a new position as Fellow of the Company’s Payer Business Unit.

(5)	Consists of shares of Class B Common stock issuable upon the exercise of options issuable within sixty (60) days of September 8, 2021.
(6)

Information is based on figures set fourth in the Schedule 13G/A filed by André Hoffmann on February 12, 2021. The address of Mr. Hoffmann is c/o Cape Capital Management S.à.r.l. 5 Rue Jean Monnet, L-2180 Luxembourg Grand Duchy of Luxembourg. Includes shares of Class B common stock held by the beneficial owner in the Cape Capital SCSp, SICAR-Inovalon fund.

(7)

Information is based on figures set forth in the Schedule 13G/A filed by The Vanguard Group (“Vanguard”) on February 8, 2021. According to the Schedule 13G/A, Vanguard, organized in the state of Pennsylvania, has shared voting power with respect to 174,855 shares of Class A common stock, sole dispositive power with respect to 7,165,320 shares of Class A common stock, and shared dispositive power with respect to 227,650 shares of Class A common stock. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA 19355.
(8)

Information is based on figures set forth in the Schedule 13G filed by BlackRock, Inc. (“BlackRock”) on January 29, 2021. According to the Schedule 13G/A, BlackRock, organized in the state of Delaware, has sole voting power with respect to 6,134,573 shares of Class A common stock and sole dispositive power with respect to 6,388,696 shares of Class A common stock. The address of Black Rock is 55 East 52nd Street, New York, NY 10055.

(9)

Information is based on figures set forth in the Schedule 13G/A filed by Black Creek Investment Management Inc. (“Black Creek”) on February 2, 2021. According to the Schedule 13G/A, Black Creek, organized in the country of Canada, has sole voting power with respect to 3,697,578 shares and sole dispositive power with respect to 3,482,578 shares of Class  A common stock. The address of Black Creek is 123 Front Street West, Suite 1200, Toronto, ON M5J 2M2, Canada.

Prior Public Offerings

During the past three (3) years, neither the Company, Parent, Merger Sub nor any of their respective affiliates have made an underwritten public offering of the Shares for cash that was registered under the Securities Act of 1933, as amended, or exempt from registration under Regulation A promulgated thereunder.

Certain Transactions in the Shares

Other than the Merger Agreement and agreements entered into in connection therewith, including the Support Agreement and the separate Rollover Agreement (as described in “The Merger Agreement,” “— Support Agreement” and “— Rollover Agreement”), and certain Share activity related to our equity compensation awards discussed elsewhere in this proxy statement, the Company, Parent, Merger Sub and their respective affiliates have not executed any transactions with respect to the Shares during the past sixty (60) days. In addition, no affiliates of Parent or the Rollover Stockholders have purchased any Shares during the past two years, other than Dr. Dunleavy’s purchase of: (i) 30,071 shares of Company Class A Common Stock in open market transactions on February 24, 2020 for a weighted average price of $20.614 per share (at prices ranging from $20.45 to $20.72, inclusive), (ii) 32,934 shares of Company Class A Common Stock in open market transactions on February 25, 2020 for a weighted average price of $20.077 per share (at prices ranging from $19.89 to $20.40, inclusive), and (iii) 60,000 shares of Company Class A Common Stock in open market transactions on October 30, 2020 for a price of $19.619 per share, all as previously reported in Dr. Dunleavy’s Statements of Changes of Beneficial Ownership on Form 4 filed with the SEC on February 26, 2020 and November 2, 2020.

Past Contracts, Transactions, Negotiations and Agreements

There have been no transactions in excess of $60,000 between the Company and any executive officer, director or affiliate of the Company that is a natural person in the past two (2) years.

Directors and Executive Officers of the Company

The Company Board presently consists of seven (7) members. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement.

The Merger Agreement provides that from and after the Effective Time of the Merger, (i) the directors of Merger Sub immediately prior to the Effective Time will be the directors of the Surviving Corporation, and such directors will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation, and (ii) the officers of the Company immediately prior to the Effective Time will be the officers of the Surviving Corporation, and such officers will serve until their successors have been duly elected or appointed and qualified or until their death, resignation or removal in accordance with the organizational documents of the Surviving Corporation.

Neither the Company, nor any of the Company’s directors or executive officers listed below has, to the knowledge of the Company, been convicted in a criminal proceeding during the past five (5) years (excluding traffic violations or similar misdemeanors). In addition, neither the Company, nor any of the Company’s directors or executive officers listed below has, to the knowledge of the Company, during the past five (5) years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

The name, position, business address, present principal occupation or employment and material occupations, positions, offices or employment for the past five (5) years of each of the Company’s directors and executive officers are set forth below.

All of the Company’s directors and executive officers can be reached c/o Inovalon Holdings, Inc., 4321 Collington Road, Bowie, MD 20716, (301) 809-4000, and each of the directors and executive officers is a citizen of the United States, other than Mr. De Bock, who is a citizen of Belgium. Mr. Roberts is a dual citizen of the United States and the United Kingdom. Dr. Kohane is a dual citizen of the United States and Switzerland.

Directors

Name	Age	Position
Keith R. Dunleavy, M.D.	52	Chief Executive Officer and Chairman of the Board
Denise K. Fletcher	73	Independent Director
William D. Green	68	Independent Director
Isaac S. Kohane, M.D., Ph.D.	61	Independent Director
Mark A. Pulido	69	Independent Director
Lee D. Roberts	68	Independent Director
William J. Teuber, Jr.	69	Independent Director

Keith R. Dunleavy, M.D.

Dr. Dunleavy has served as the Company’s Chief Executive Officer since his organization of the Company’s predecessor companies in 1998, as Chairman of the Board since the creation of the Board in 2006, and as President from the Company’s foundation until May of 2014. Dr. Dunleavy is responsible for the overall execution of the Company’s business plan, strategic relationships, and the identification and realization of the Company’s product strategy and vision. During his tenure building the Company, Dr. Dunleavy has worked extensively with a wide array and number of healthcare organizations, regulatory and oversight bodies, and technology companies examining the growing role of data within healthcare, and its ability to drive meaningful insight and improvement for its constituents. Dr. Dunleavy received a Bachelor’s degree in Biology modified with Engineering with High Honors from Dartmouth College, where his studies and work focused upon the neurosciences, computer sciences and engineering, and his honors thesis focused on the computer simulation of artificial human cerebellar functional units. He earned his doctorate in medicine from Harvard Medical School, completed his medical residency at The Johns Hopkins Hospital in Baltimore, Maryland, and practiced and was board-certified in Internal Medicine.

Denise K. Fletcher

Ms. Fletcher has served as a director on the Company Board since 2012. Ms. Fletcher is a former Executive Vice President, Finance of Vulcan Inc., an investment and project company organized by Microsoft co-founder Paul Allen, a position she held from 2005 to 2008. From 2004 to 2005, she served as Chief Financial Officer of DaVita, Inc., a provider of dialysis services in the United States. From 2000 to 2003, she was Executive Vice President and Chief Financial Officer of MasterCard International, an international payment solutions company. Before joining MasterCard, she served as Chief Financial Officer of Bowne Inc., a global document management and information services provider. Ms. Fletcher is a director of Unisys, a worldwide information technology company, a member of the supervisory board of Mazars Group, an international organization that specializes in audit, accounting, tax, legal, and advisory services, and a director of Enterra Holdings, Ltd., which through its subsidiary, Golder Associates, provides global ground engineering and environmental services. During 2004 and 2005, she served as a director of Sempra Energy and of Orbitz, Inc.

William D. Green

Mr. Green has served as a director on the Company Board since 2016. Mr. Green was previously a member of the board of directors of EMC Corporation from 2013 until September 2016, when EMC Corporation was acquired by Dell Technologies, Inc. Prior to joining the board of directors of EMC Corporation, Mr. Green served as the Chairman of the board of Accenture plc, a global management consulting, technology services, and outsourcing company. Mr. Green joined Accenture plc in 1977 and became a partner in 1986, after which he went on to serve in multiple roles including Chief Operating Officer and the Chief Executive of the resource operating group, and ultimately went on to serve as the company’s Chief Executive Officer from September 2004 through December 2010, and Chairman of the board from 2006 to 2013. Mr. Green is a member of the board of directors of Dell Technologies, Inc., S&P Global, Inc., and GTY Technology Holdings, Inc. Mr. Green holds an MBA degree and an Honorary Doctor of Laws from Babson College. He attended Dean College, where he is a member of the college’s board of trustees.

Isaac S. Kohane, M.D., Ph.D.

Dr. Kohane has served as a director on the Company Board since January 2019. Dr. Kohane is the inaugural Chair of the Department of Biomedical Informatics and the Marion V. Nelson Professor of Biomedical Informatics at Harvard Medical School, a position he has held since 2015. He served as co-author of the Institute of Medicine Report on Precision Medicine that has been the template for national efforts. He is an industry leader in the development and application of computational techniques to address disease at multiple scales, from whole healthcare systems as “living laboratories” to functional genomics. Dr. Kohane leads the Informatics for Integrating Biology and the Bedside (i2b2) project, a National Institute of Health (NIH)-funded National Center for Biomedical Computing (NCBC) initiative based in Boston, which is currently deployed internationally to more than one hundred and twenty (120) major academic health centers. Dr. Kohane also currently leads several NIH-funded projects, including a Center of Excellence in Big Data to Knowledge. Dr. Kohane received his International Baccalaureate from the International School of Geneva. He received a Bachelor of Science in Biology with a concentration in computer science with honors from Brown University, undertook pre-clinical studies at Boston University School of Medicine and undertook his doctoral work at Boston University in the Clinical Decision Making Group of Massachusetts Institute of Technology lab for Computer Science. He received his medical degree and doctorate from Boston University. Dr. Kohane performed his postdoctoral training at Children’s Hospital in Boston, MA. He holds or has held academic appointments at Harvard Medical School, Children’s Hospital Boston, the Dana-Farber Cancer Institute in Boston, and the Brigham and Women’s Hospital in Boston.

Mark A. Pulido

Mr. Pulido has served as a director on the Company Board since April 2018. Prior to joining the Company Board, Mr. Pulido served on the board, from 2011, as Chairman of the board, from 2014, and as Chief Executive Officer, from 2015, of ABILITY Network Inc., a national leader in cloud-based solutions for the healthcare provider marketplace until the Company’s acquisition of ABILITY Network Inc. in April 2018. Prior to his role at ABILITY Network Inc., Mr. Pulido focused on private equity and investing initiatives as an industry executive at Freeman Spogli & Company from 2004 to 2015. From 2000 to 2002, he served as the Chairman of BenefitPoint, Inc., a venture capital-backed employee benefits technology company, where he also served as its President and Chief Executive Officer. Prior to that, Mr. Pulido served as President and Chief Executive Officer of McKesson Corporation, a Fortune 15 healthcare services and information technology company, from 1996 to 1999; President and Chief Executive Officer of Novartis Pharmaceuticals Corporation, USA (formerly Sandoz), a research-based pharmaceutical manufacturer, from 1994 to 1996; and Chairman, President and Chief Executive Officer of Red Line Healthcare Corporation, a specialty long-term care distribution and medical billing company, from 1990 to 1994. Mr. Pulido also previously served as Chairman of the board of directors of Quidel Corporation, a manufacturer of diagnostic testing solutions and as a board member of several healthcare and technology companies, including Sunrise Medical Inc., a medical equipment manufacturer; Smile Brands Group, a dental practice management company; Charles Schwab Corporation, a financial services company; and Imation Corporation, a technology company. Mr. Pulido is currently a board member of EHE Health, a preventive healthcare services company. Mr. Pulido holds a Bachelor of Science degree in Pharmacy from the University of Arizona, College of Pharmacy, and a Masters of Science degree in Pharmacy Administration from the University of Minnesota. He was a National Trustee of Boys & Girls Clubs of America and is past President of the board of trustees, The Bishop’s School, La Jolla, CA, a leading independent school.

Lee D. Roberts

Mr. Roberts has served as a director on the Company Board since 2012. Since 2008, Mr. Roberts has served as President and Chief Executive Officer of Bluewater Consulting, an information technology management consulting company. From 2006 to 2008, Mr. Roberts was the Vice President and General Manager, IBM Document & Content Management for IBM Corporation. In 2006, IBM acquired FileNET Corporation, where Mr. Roberts had served as President and Chief Executive Officer from 1997 through 1999, and as Chairman and Chief Executive Officer from 2000 until its acquisition in 2006. Mr. Roberts currently serves on the boards of QAD, Inc., a publicly-traded provider of enterprise resource planning and supply chain software, and Unisys, a worldwide information technology company. Mr. Roberts has also served on the boards of a number of other public and private companies, including, most recently, Varolii Corporation, a privately-held provider of on-demand communications software services.

William J. Teuber, Jr.

Mr. Teuber has served as a director on the Company Board since 2013. Mr. Teuber is the former Vice Chairman of EMC Corporation, where he held the role from May 2006 until September 2016, when EMC Corporation was acquired by Dell Technologies, Inc. As Vice Chairman of EMC Corporation, Mr. Teuber focused on strategy and business development in emerging markets, assisted with government relations and worked closely with the board of directors. From 2006 to 2012, he oversaw EMC Corporation’s global sales and distribution organization, responsible for driving EMC Corporation’s growth and market leadership worldwide. Before that, he was EMC Corporation’s Chief Financial Officer from 1996 to 2006, responsible for the global financial operations of EMC Corporation’s consolidated business worldwide, including financial planning and reporting, balance sheet management, foreign exchange, audit, tax, treasury, investment banking, governance and investor relations programs. Prior to joining EMC Corporation, Mr. Teuber was a partner in the Audit and Financial Advisory Services practice of Coopers & Lybrand LLP from 1998 to 1995. Mr. Teuber previously served as a member of the board of directors of CRH, a global diversified building materials group based in Ireland from 2016 to 2019, and he also served as a member of the board of directors of Popular Inc., a diversified financial services company based in Puerto Rico that includes Banco Popular as a holding from 2004 to 2019, where he served as Lead Independent Director from 2011 to 2019. He currently serves as a Senior Operating Principal at Bridge Growth Partners, a private equity firm based in New York.

Executive Officers (other than, Keith R. Dunleavy, M.D., who is described above under the heading “— Directors”)

Name	Age	Position
Jonathan R. Boldt, C.P.A.	37	Chief Financial Officer
Jason B. Capitel	50	Chief Commercial Officer
Peter De Bock	58	Chief Administrative Officer

Jonathan R. Boldt

Mr. Boldt has served as the Company’s Chief Financial Officer since January 14, 2019. Mr. Boldt previously served as the Company’s interim Chief Financial Officer and Vice President of Finance for corporate financial planning and analysis since March 16, 2018. As Chief Financial Officer, Mr. Boldt is responsible for the management, planning, implementation and execution of all financial activities, forecasting, reporting, audit, treasury, tax, and related compliance obligations of the Company. Since joining the Company in 2012, Mr. Boldt has served in numerous expanding financial positions playing integral roles in the Company’s initial public offering in 2015, and the acquisitions of Avalere Health, Inc. in 2015, Creehan Holding Co., Inc. in 2016, and ABILITY Network Inc. and its associated term loan financing facility in 2018. Prior to joining the Company in 2012, Mr. Boldt served in a number of escalating roles at Deloitte & Touche, LLP, ultimately holding the position of attestation manager for public and private, domestic and international clients in information technology, government contracting, professional services, and manufacturing industries at various growth stages and scale ranging from $200 million to $20 billion in annual revenue. Mr. Boldt graduated magna cum laude from Loyola University in Maryland with a Bachelor’s degree in accounting and a masters of business administration degree with an information technologies concentration. He serves on the Loyola University of Maryland Sellinger School of Business Joint Advisory Board. Mr. Boldt is an active certified public accountant in the State of Maryland, a status which he has held since 2008.

Jason B. Capitel

Mr. Capitel has served as the Company’s Chief Commercial Officer since August 2020. Mr. Capitel was most recently the Company’s Chief Operating Officer, a position he held since April 2018, and previously Chief Revenue Officer, a position he held since January 2018. As Chief Commercial Officer, Mr. Capitel leads the Company’s go-to-market organization and is responsible for the full span of the achievement of the Company’s commercial expansion goals. As such, Mr. Capitel oversees and is responsible for planning, implementation, execution, and scaling of all marketing, sales, and adoption for the products, solutions, and services of the Company and its affiliates, inclusive of all, channel relationships, strategic partnerships, and alliances, and the ultimate commercial success of the Company. Prior to joining the Company, Mr. Capitel served as the Chief Revenue Officer for SecureWorks, a global leader in the MSSP space and division of Dell Technologies, from January 2017 to October 2017. Prior to this role, Mr. Capitel served in expanding sales and operations roles at EMC Corporation, a global leader in enabling business and service providers to transform their operations and deliver IT as a service, from 2003 through 2017, culminating in his serving as Chief Revenue Officer for EMC’s Enterprise Content Division, where he was responsible for all global go-to-market and revenue generating activities. Prior to this, Mr. Capitel served as Chief Operating Officer for EMC’s Europe, Middle East, and Africa division overseeing the operations of many EMC business units and functions in Europe, Middle East, and Africa, including its RSA security division, the Information Intelligence Group, inside sales, marketing, channel, service provider, and alliance teams. During his tenure, the Europe, Middle East, and Africa was the fastest growing theater in the world for EMC, registering its first $1 billion quarter and $5 billion year. Prior to his service as Chief Operating Officer of the Europe, Middle East, and Africa division, Mr. Capitel served as Divisional Vice President of Alliances & Vertices for the Americas at EMC where he oversaw the achievement of $3 billion in revenue responsibility. Prior to this role, Mr. Capitel served in a number of additional expanding roles within EMC. Prior to EMC, Mr. Capitel served in various roles at Parametric Technology Corp, Inktomi Corp., and Imagetic. Mr. Capitel received his Bachelor’s of Science Degree from Southern Illinois University.

Peter De Bock

Mr. De Bock joined the Company on February 13, 2019 as the Company’s Chief Administrative Officer. As Chief Administrative Officer, Mr. De Bock is responsible for the management, planning, implementation and execution of all administrative departments and responsibilities of the Company, including those of the departments of finance, human resources, legal, facilities, procurement, security, and other such departments and responsibilities. Prior to joining the Company, Mr. De Bock most recently served as the Chief Financial Planning Officer for CA Technologies, Inc., one of the world’s largest software companies with $4.2 billion in annual revenue, 11,000 employees, and operations in 48 countries prior to its acquisition by Broadcom in 2018. In this role, Mr. De Bock led global financial planning and analysis, development of long term planning and budgeting processes, analysis of financial and strategic operational results, and a wide number of administrative and transformation initiatives. Prior to this role, Mr. De Bock served in multiple roles at CA Technologies including Chief Financial Officer of Latin America and Chief Financial Officer of Europe, Middle East, and Africa, where, in addition to his financial responsibilities, he drove a wide array of administrative, strategic, and operational initiatives regarding performance improvement, reporting transparency, and process efficiency. Prior to serving in a Chief Financial Officer position, Mr. De Bock held various ascending roles overseeing responsibilities at multiple individual country-levels and multi-country regional-levels. Mr. De Bock began working at CA Technologies, Inc. in 1990. Preceding to his tenure at CA Technologies, Mr. De Bock held various roles at European Mergers & Acquisitions Corp, the Estee Lauder Companies, and Ernst & Young. Mr. De Bock graduated from the University of Antwerp, Belgium with a Bachelor of science degree in business administration and economics.

DELISTING AND DEREGISTRATION OF COMMON STOCK

If the Merger is completed, there will be no further market for the Shares and, as promptly as practicable following the Effective Time and in compliance with Applicable Law, the Company’s securities will be delisted from the Nasdaq and deregistered under the Exchange Act.

STOCKHOLDER PROPOSALS AND NOMINATIONS

If the Merger is completed, we will not have public stockholders and there will be no public participation in any future meeting of stockholders. However, if the Merger is not completed, or if we are otherwise required to do so under Applicable Law, we will hold a 2022 Annual Meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.

Requirements for Stockholder Proposals to be Considered for Inclusion in Inovalon’s Proxy Materials

If you wish to submit a proposal to be included in the proxy statement for our 2022 Annual Meeting, we must receive it in a form which complies with the applicable securities laws, on or before March 4, 2022. Please address your proposals to: Inovalon Holdings, Inc., 4321 Collington Road, Bowie, MD 20716, Attention: Corporate Secretary. As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

Requirements for Stockholder Proposals to be Brought before the Annual Meeting

In accordance with our bylaws, for any matter to be properly considered before our 2022 Annual Meeting, including nomination of directors, such matter must be submitted to us prior to March 4, 2022 and in a format which complies with the provisions set forth in our bylaws. In the event next year’s Annual Meeting is more than thirty (30) days before or more than thirty (30) days after the anniversary date, to be timely, stockholder notices must be delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by Inovalon. In addition, in the event a stockholder proposal is not submitted to us prior to March 4, 2022, the proxy to be solicited by the Company Board for the 2022 Annual Meeting will confer authority on the holders of the proxy to vote the Shares in accordance with their best judgment and discretion if the proposal is presented at the 2022 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting. Notices of intention to present proposals at the 2022 Annual Meeting should be addressed to Inovalon Holdings, Inc., Collington Road, Bowie, MD 20716, Attention: Corporate Secretary. Inovalon reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements. On request, the Corporate Secretary will provide detailed instructions for submitting proposals.

Requirements for Stockholder Nominations for Company Board Directors

The policy of the Company Board is to have the Company Board consider properly submitted stockholder recommendations for candidates for membership to the Company Board. In evaluating nominees recommended by stockholders, the Company Board will utilize the same criteria used for nominees proposed by the Company Board members. If a stockholder wishes to nominate directors for election to the Company Board at next year’s Annual Meeting, such nominations must comply with Section 1(b) of our bylaws and be submitted in writing to Inovalon Holdings, Inc., Collington Road, Bowie, MD 20716, Attention: Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC website at www.sec.gov. You may also obtain free copies of the documents we file with the SEC, including this proxy statement, by going to our corporate website at www.inovalon.com. The information provided on our website, other than the documents that the Company files with the SEC which are incorporated by reference in this proxy statement in their entirety, is not part of this proxy statement, and therefore is not incorporated herein by reference. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:

Inovalon Holdings, Inc.

4321 Collington Road

Bowie, MD 20716

Attention: Investor Relations

Telephone: (301) 809-4000

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request directed to Inovalon Holdings, Inc., Collington Road, Bowie, MD 20716, Attention: Corporate Secretary, Telephone (301) 809-4000; or from our proxy solicitor, MacKenzie Partners, Inc. toll free at (800) 322-2885; or from the SEC through the SEC website at the address provided above.

We are incorporating by reference specified documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents that are considered part of this proxy statement. We incorporate by reference the documents listed below (provided, that, we are not incorporating by reference any information furnished to, but not filed with, the SEC):

•	our annual report on Form 10-K for the fiscal year ended December 31, 2020;

•	our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2021;

•	our current reports on Form 8-K as filed with the SEC on July 28, 2021 and August 19, 2021; and

•	our definitive proxy statement under Regulation 14A in connection with our Annual Meeting of Stockholders, filed with the SEC on April 12, 2021.

Any statement contained in a document incorporated by reference into this proxy statement will be deemed to be modified or superseded for purposes of this proxy statement to the extent that a statement contained in this proxy statement modifies or supersedes the statement.

Because the Merger is a “going private” transaction, the Company, [Nordic Capital X], Parent and Merger Sub have filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the proposed Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [                    ], 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

OCALA BIDCO, INC.,

OCALA MERGER SUB, INC.

AND

INOVALON HOLDINGS, INC.

August 19, 2021

i

Exhibit A	Guarantors
Exhibit B	Form of Certificate of Merger

ii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 19, 2021, is entered into by and among Inovalon Holdings, Inc., a Delaware corporation (the “Company”), Ocala Bidco, Inc., a Delaware corporation (“Parent”), and Ocala Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”).

RECITALS

WHEREAS, the parties intend that, at the Effective Time and subject to the terms and conditions of this Agreement, Merger Sub merge with and into the Company, with the Company as the surviving corporation (the “Merger”), as more fully provided in this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”);

WHEREAS, the board of directors of Merger Sub and the board of directors of the Company (the “Company Board”) established a special committee thereof consisting only of independent and disinterested directors (the “Company Special Committee”), and the Company Special Committee unanimously determined that this Agreement and the transactions contemplated hereby, including the Merger, are fair, advisable and in the best interests of the Company and the Public Stockholders (as defined below) and recommended that the Company Board approve and declare advisable this Agreement and the transactions contemplated hereby, including the Merger, and, subject to Section 6.02(d) and Section 6.04, submit this Agreement to the Company’s stockholders for approval and adoption;

WHEREAS, the board of directors of Merger Sub and the Company Board have approved and declared advisable and in the best interests of each corporation and its respective stockholders, and the board of directors of Parent has approved and declared advisable and in the best interests of its stockholders, this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the board of directors of Merger Sub has unanimously resolved to recommend that Parent, as the sole stockholder of Merger Sub, approve the adoption of this Agreement and the transactions contemplated hereby, including the Merger;

WHEREAS, the Company Board has approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, and, subject to Section 6.02(d) and Section 6.04, resolved to submit this Agreement to the Company’s stockholders for approval and adoption;

WHEREAS, as an inducement to the Company’s willingness to enter into this Agreement, concurrently with the execution and delivery of this Agreement, each of the parties set forth on Exhibit A (the “Guarantors”) have delivered to the Company a guaranty (the “Guaranty”), pursuant to which the Guarantors have agreed to guarantee certain of the obligations of Parent and Merger Sub hereunder, and the Equity Commitment Letter (as defined below) pursuant to which the Guarantors have agreed to provide to Parent on the Closing Date the Equity Financing (as defined below);

WHEREAS, concurrently or following the execution of this Agreement, as a condition to the willingness of, and material inducement to, Parent to enter into this Agreement, Parent and Keith R. Dunleavy Management Trust u/a dated December 22, 2008, as amended, Meritas Holdings, LLC, a Delaware limited liability company, and Meritas Group, Inc., a Delaware corporation, and certain entities affiliated with Andrè Hoffmann (the “Supporting Stockholders”) shall each have entered into a support agreement (the “Support Agreements”) pursuant to which the Supporting Stockholders are agreeing, among other things to vote their shares of Company Common Stock in favor of the Required Company Stockholder Approval and to take certain other actions in furtherance of the Transactions, in each case, subject to the terms and conditions of the Support Agreements;

WHEREAS, concurrently or following with the execution of this Agreement, as a condition to the willingness of, and material inducement to, Parent to enter into this Agreement, Parent and certain stockholders of the Company (the “Rollover Stockholders”) shall each have entered into one or more rollover agreements (the “Rollover Agreements”) pursuant to which the Rollover Stockholders are, among other things, agreeing to, directly or indirectly, exchange shares of Company Common Stock having an aggregate value equal to the Rollover Amount (the “Rollover Shares”) for equity interests of Ocala Topco, LP, a Delaware limited partnership, in each case, subject to the terms and conditions of the Rollover Agreements (the “Rollover”); and

WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

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AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Parent, Merger Sub and the Company hereby agree as follows:

ARTICLE I.

DEFINITIONS

Section 1.01    Definitions.

(a)    As used in this Agreement, the following terms have the following meanings:

“Acquired Companies” means, collectively, the Company and each of its Subsidiaries.

“Acquisition Proposal” means, other than the Transactions or any other proposal or offer from Parent or any of its Subsidiaries, any proposal or offer from a Third Party relating to (i) any direct or indirect acquisition or purchase, in a single transaction or series of related transactions, by any Third Party, whether from the Company or any other Person(s), of assets that constitute or account for fifteen percent (15%) or more of the consolidated net revenues, net income or net assets of the Acquired Companies, taken as a whole; (ii) any direct or indirect purchase or other acquisition, in a single transaction or series of related transactions, by any Third Party, whether from the Company or any other Person(s), of beneficial ownership (or right to acquire beneficial ownership) of securities representing fifteen percent (15%) or more of the outstanding voting power or fifteen percent (15%) or more of any class of Company Capital Stock of the Company, including pursuant to a tender offer or exchange offer that if consummated would result in any Person other than Parent acquiring beneficial ownership of fifteen percent (15%) or more of the combined voting power or fifteen percent (15%) or more of any class of Company Capital Stock of the Company; (iii) any merger, consolidation, business combination, recapitalization, liquidation, amalgamation, reorganization, dividend, dissolution, share exchange or other transaction involving the Company or any of its Subsidiaries in which a Third Party or its shareholders, if consummated, would acquire fifteen percent (15%) or more of the combined voting power of the Company or the surviving entity or the resulting direct or indirect parent of the Company or such surviving entity; or (iv) any combination of the foregoing.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by Contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

“Affiliated Practices” means each of the professional corporations, professional associations and professional limited liability companies to which the Acquired Companies engage either directly or indirectly for the provision of SMEs.

“Affiliated Professional” means a physician, nurse practitioner or other ancillary licensed professional employed by or under Contract with an Acquired Company or an Affiliated Practice, as applicable.

“Anti-Corruption Laws” means all U.S. and non-U.S. Laws relating to the prevention of corruption, bribery and money laundering, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any successor statute, rules or regulations thereto.

“Antitrust Authorities” means the Antitrust Division of the United States Department of Justice, the United States Federal Trade Commission or the antitrust or competition law authorities of any other jurisdiction (whether U.S., foreign or multinational).

“Applicable Law” means, with respect to any Person, any Law or Governmental Order, in each case, of any Governmental Authority that is binding upon or applicable to such Person, as amended unless expressly specified otherwise.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.

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“Cash-Out Company RS Award” means: (a) with respect to Company RS Awards held by an employee that has signed an Employee Acknowledgement and Release prior to the Closing Date, 30% of any unvested portion of such employee’s Company RS Award, and (b) with respect to Company RS Awards held by any other person, none of the unvested portion of such employee’s Company RS Award.

“CFIUS” means the Committee on Foreign Investment in the United States and each member agency thereof, acting in such capacity.

“CFIUS Authorities” means the Defense Production Act of 1950 (50 U.S.C.§ 4565), and its implementing regulations located at 31 C.F.R. Parts 800-802.

“CFIUS Clearance” means either: (a) CFIUS has concluded that the Transaction is not a “Covered Transaction” and is not subject to review under the CFIUS Authorities; (b) CFIUS has issued a written notice that it has completed a review or investigation of the CFIUS Declaration provided pursuant to the CFIUS Authorities with respect to the Transaction, and has concluded all action under the CFIUS Authorities; (c) CFIUS has informed the parties that it is unable to conclude action under the CFIUS Authorities with respect to the Transaction on the basis of the CFIUS Declaration, but CFIUS has not requested that the parties file a written notice of the Transaction, and the thirty (30) day assessment period established by CFIUS for the assessment of the declaration shall have elapsed; (d) if CFIUS has requested that the parties file a written notice of the Transaction, CFIUS shall have concluded action pursuant to the CFIUS Authorities with respect to such written notice; or (e) if CFIUS has sent a report to the President of the United States (the “President”) requesting the President’s decision and (x) the President has announced a decision not to take any action to suspend or prohibit the proposed action or (y) having received a report from CFIUS requesting the President’s decision, the President has not taken any action after fifteen (15) days from the earlier of the date the President received such report from CFIUS or the end of the investigation period.

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute, rules or regulations thereto.

“Commitment Letters” means the Debt Commitment Letter and the Equity Commitment Letter.

“Company Balance Sheet” means the consolidated audited balance sheet of the Company and its Subsidiaries as of December 31, 2020 and the notes thereto, as contained in the Company SEC Documents.

“Company Balance Sheet Date” means December 31, 2020.

“Company Cash on Hand” shall mean all cash of the Company and its Subsidiaries.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Class A Common Stock” means the Class A common stock, $0.000005 par value per share, of the Company.

“Company Class B Common Stock” means the Class B common stock, $0.000005 par value per share, of the Company.

“Company Common Stock” means the Company Class A Common Stock and Company Class B Common Stock.

“Company Compensatory Award” means each Company Option, Company RSU Award, and Company RS Award.

“Company Credit Agreement” means that certain Credit Agreement dated as of April 2, 2018 among the Company, Morgan Stanley Senior Funding Inc., as Administrative Agent, and the other lenders party thereto.

“Company Disclosure Letter” means the disclosure letter delivered by the Company to Parent and Merger Sub in connection with the execution of this Agreement.

“Company IP” means all Intellectual Property Rights owned, or purported to be owned, by any Acquired Company.

“Company IT Assets” means computers, servers, information technology assets, platforms, systems, and networks (including Software, firmware and hardware) that are owned, leased, or licensed by the Acquired Companies.

“Company Material Adverse Effect” means any effect, change, condition, fact, development, occurrence or event (each, and “Effect”) that, individually or in the aggregate, had, has or would reasonably be expected to (A) prevent the Company

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from performing its obligations under this Agreement or (B) result in a material adverse effect on the business, assets, results of operations or financial condition of the Acquired Companies, taken as a whole; provided, however, that, solely for purposes of a Company Material Adverse Effect under this clause (B), in no event would any of the following, alone or in combination, be deemed to constitute, nor shall any of the following (including the effect of any of the following) be taken into account in determining whether there has been or will be, a “Company Material Adverse Effect”: (a) any change in Applicable Law, GAAP or any applicable accounting standards or any interpretation thereof; (b) general economic, political or business conditions or changes therein, or acts of terrorism, epidemics or pandemics (including COVID-19), disease outbreaks or changes in geopolitical conditions (including commencement, continuation or escalation of war, armed hostilities or national or international calamity) or any escalation or worsening relating to the foregoing, including any escalation or worsening of stoppages, shutdowns or any response of any Governmental Authority (including requirements for business closures or “sheltering-in-place”), related to any of the foregoing; (c) financial and capital markets conditions in the United States, including interest rates and currency exchange rates, and any changes therein; (d) seasonal fluctuations in the business of the Acquired Companies; (e) any change generally affecting the industries in the geographical markets in which the Acquired Companies operate; (f) the negotiation, entry into or announcement of this Agreement, the pendency or consummation of the Transactions or the performance of this Agreement (including (i) the initiation of litigation by any Person with respect to this Agreement or the Transactions, (ii) any termination or loss of, reduction in or similar negative impact on our reputation or relationships, contractual or otherwise, with any actual or potential customers, suppliers, distributors, partners or employees of the Acquired Companies or (iii) any loss or diminution of rights or privileges, or any creation of, increase in or acceleration of obligations, pursuant to Contract or otherwise, on the part of any Acquired Company, in each case, due to the negotiation, entry into, announcement, pendency or performance of this Agreement or identity of the parties to this Agreement or any communication by Parent regarding the plans or intentions of Parent with respect to the conduct of the business of the Acquired Companies); provided, however, that this clause (f) shall not apply to any representation or warranty contained in Section 4.04, Section 4.09 and Section 4.16 to the extent the purpose of such representation or warranty is to address the consequences resulting from this Agreement or the consummation of the Transactions; (g) the compliance with the terms of this Agreement or the taking of any action (or the omission of any action) required or specifically contemplated by this Agreement or requested in writing by Parent; (h) any act of God or natural disaster; (i) any change in the price or trading volume of the Company’s securities or other financial instruments, in and of itself (provided that clause (i) shall not prevent a determination that any change or effect underlying such change has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); (j) any failure of the Acquired Companies to meet any internal or published projections, estimates or forecasts (provided that this clause (j) shall not prevent a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in a Company Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Company Material Adverse Effect)); or (k) any action to which Parent consents in writing; provided, further, that in the case of the foregoing clauses (a), (b), (c), (e) and (h), except to the extent that such matters disproportionately impact the Acquired Companies (taken as a whole) relative to other businesses in the industries in which the Acquired Companies operate.

“Company Option” means an option to purchase Company Common Stock.

“Company Preferred Stock” means the preferred stock, $0.0001 par value per share, of the Company.

“Company Product” means all Software owned or purported to be owned by any Acquired Company that is licensed, sold, marketed, distributed, supplied, hosted, or made available (including as software-as-a-service or a web-based application) by any Acquired Company to third party customers on a commercial basis as of the date hereof or from which any Acquired Company currently derives or recognizes any revenue.

“Company RS Award” means an award of restricted shares of Company Common Stock that is subject to vesting or forfeiture (including performance-vesting conditions).

“Company RSU Award” means an award of restricted stock units, with respect to shares of Company Common Stock, that is subject to vesting or forfeiture.

“Company Stock Plans” means the Inovalon Holdings, Inc. 2015 Employee Stock Purchase Plan (the “ESPP”), the Amended and Restated Inovalon Holdings, Inc. 2015 Omnibus Incentive Plan as approved by the Company’s stockholders on June 5, 2019, and the Inovalon Holdings, Inc. Amended and Restated Long-Term Incentive Plan, as last amended effective October 7, 2010.

“Company Termination Fee” means an amount in cash equal to $ 176,385,000.

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“Confidentiality Agreement” means that certain Confidentiality Agreement between Nordic Capital Epsilon SCA, SICAV-RAIF (acting through its general partner Nordic Capital Epsilon GP SARL) and the Company.

“Continuing Employees” means all employees of the Company or any of its Subsidiaries who, as of the Closing, continue their employment with Parent, the Surviving Corporation or any of their Subsidiaries post-Closing.

“Contract” means any legally binding contract, agreement, subcontract, lease, note, bond, mortgage, indenture, license, permit and purchase order or other instrument or obligation.

“Conversion Company RS Award” means any Company RS Award that is not a Cash-Out Company RS Award.

“Debt Commitment Letter” means the debt commitment letter, dated as of the date hereof, between Parent and the lenders party thereto, (including all exhibits, annexes, schedules, term sheets and executed fee letters related thereto (which fee letters may be redacted to omit fee amounts and economic terms that do not impact the amount or availability of the Debt Financing or expand the conditions to obtaining the Debt Financing on the Closing Date) attached thereto or contemplated thereby), dated as of the date hereof, as the same may be amended, supplemented or replaced in compliance with this Agreement or as required by Section 6.17 following a Financing Failure Event, pursuant to which the financial institutions party thereto have agreed, subject only to the applicable Financing Conditions, to provide or cause to be provided the debt financing set forth therein for the purposes of financing (together with the proceeds of the Equity Financing) the Transactions, including (i) the payment of the aggregate Merger Consideration, Option Consideration, RSU Consideration, and RSA Consideration, (ii) the repayment or refinancing of the Company Credit Agreement and (iii) payment of fees and expenses related to the foregoing.

“Debt Financing” means the debt financing incurred or intended to be incurred pursuant to the Debt Commitment Letter.

“Debt Financing Deliverables” means the following customary documents to be delivered in connection with the Debt Financing: (i) a Payoff Letter with respect to the Company Credit Agreement, and (ii) at least three (3) Business Days prior to the Closing Date, documentation and other information reasonably requested at least ten (10) Business Days prior to the Closing Date by the Debt Financing Sources under applicable “know-your-customer” and anti-money laundering rules and regulations.

“Debt Financing Documents” means the agreements, documents and certificates contemplated by the Debt Financing.

“Disclosure Letter” means the Company Disclosure Letter or the Parent Disclosure Letter, as applicable.

“Employee Acknowledgement and Release” means an employee acknowledgement and release agreement in a form reasonably acceptable to the Company and Parent that includes the terms and conditions set forth in Section 1.01(a)(i) of the Company Disclosure Letter.

“Environmental Laws” means any and all Laws and Governmental Orders relating to pollution, public or worker health or safety, or the protection of the environment, including those relating to the treatment, storage, disposal or release of hazardous or toxic substances.

“Equity Financing” means the equity financing to be provided pursuant to the Equity Commitment Letter.

“Equity Securities” means, with respect to any Person, (i) any shares of capital stock (including any ordinary shares) or other voting securities of, or other ownership interest in, such Person, (ii) any securities of such Person convertible into or exchangeable for cash or shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, (iii) any warrants, calls, options or other rights to acquire from such Person, or other obligations of such Person to issue, any shares of capital or capital stock or other voting securities of, or other ownership interests in, or securities convertible into or exchangeable for shares of capital or capital stock or other voting securities of, or other ownership interests in, such Person or any of its Subsidiaries, or (iv) any restricted shares, stock appreciation rights, restricted units, performance units, contingent value rights, “phantom” stock or similar securities or rights issued by or with the approval of such Person that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital or capital stock or other voting securities of, other ownership interests in, or any business, products or assets of, such Person or any of its Subsidiaries.

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“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“Escrow Account” means the account designated by the Escrow Agent into which the Escrow Amount is to be deposited pursuant to the Escrow Agreement.

“Escrow Agent” means an escrow agent mutually reasonably agreed upon between Parent and the Company.

“Escrow Agreement” means an escrow agreement by and among Parent, the Company and the Escrow Agent in customary form and substance reasonably satisfactory to each of the parties thereto governing the administration of the Escrow Amount in accordance with the terms of this Agreement.

“Escrow Amount” means an amount equal to the value of all Conversion Company RS Awards, to be held in accordance with the Escrow Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Financing” means the Debt Financing and the Equity Financing.

“Financing Conditions” means (i) with respect to the Debt Financing, the conditions precedent set forth in Exhibit C of the Debt Commitment Letter and (ii) with respect to the Equity Financing, the conditions precedent set forth in Section 1.2 of the Equity Commitment Letter.

“Financing Failure Event” means any of the following: (i) the commitments with respect to all or any portion of the Debt Financing expiring or being terminated, (ii) for any reason, all or any portion of the Debt Financing becoming unavailable, or (iii) a breach or repudiation by any party to the Debt Commitment Letter.

“Financing Related Persons” means (i) the Debt Financing Sources, (ii) any Affiliates of the Debt Financing Sources and (iii) the respective stockholders, partners, members, controlling persons and Representatives of each Person identified in clauses (i) and (ii) of this definition.

“Financing Sources” means the Persons that are party to, and have committed to provide or arrange all or any part of the Debt Financing pursuant to, the Debt Commitment Letter and/or any additional or replacement lender, arranger, bookrunner, syndication agent or other entity acting in a similar capacity for the Debt Financing (but excluding, for the avoidance of doubt, Parent and Merger Sub).

“GAAP” means U.S. generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory, tax or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, arbitral body (public or private) or tribunal or any self-regulatory organization (including Nasdaq).

“Governmental Healthcare Program” means any “federal health care program” as defined in 42 U.S.C. § 1320a-7b(f), any health insurance program for the benefit of federal employees, including those under chapter 89 of title 5, United States Code, and any other plan or program that provides health benefits, whether directly, through insurance, or otherwise, and that is funded directly, in whole or in part, by the United States Government or a state.

“Governmental Order” means any order, settlement, stipulation, judgment, injunction, decree, writ, stipulation, determination or award, in each case, issued, promulgated, made, rendered or entered by or with any Governmental Authority (in each case, whether temporary, preliminary or permanent).

“Healthcare Laws” means (a) all healthcare Laws of any Governmental Authority or Governmental Healthcare Program and all such Laws relating to the regulation, provision, management, administration of and payment for healthcare services and items as and to the extent applicable to the business of the Acquired Companies and Affiliated Practices, including, Medicare, Medicaid, CHIP, the TRICARE laws (10 U.S.C. § 1071, et seq.), the False Claims Act (31 U.S.C. § 3729, et seq.), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b), the Stark Law (42 U.S.C. §1395nn), criminal false claims statutes (e.g. 18 U.S.C. §§ 287 and 1001), the Program Fraud Civil

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Remedies Act of 1986 (31 U.S.C. §3801, et seq.), all applicable Laws (including, without limitation those relevant portions of the Affordable Care Act, 42 U.S.C. §§ 1341 et seq.) related to risk adjustment, including those related to risk categorization, scoring and data submission, state corporate practice of medicine prohibitions, fee-splitting, Laws pertaining to the operation of independent practice associations (IPAs), the rules and regulations promulgated under the foregoing statutes, and all similar state Law counterparts to the items set forth in subsection (a) above; and (b) any and all amendments or modifications made from time to time to the items referenced in subsection (a) above.

“Healthcare Permits” means all permits, registrations, accreditations and authorizations of any Governmental Authority and any similar foreign or state Person required for (i) the conduct of the business of the Acquired Companies and Affiliated Practices or (ii) for the provision of professional services by the Affiliated Professionals.

“HIPAA” means the Health Insurance Portability and Accountability Act of 1996, 42 U.S.C. §§ 1320d-1329d-8, as amended by the Health Information Technology for Economic and Clinical Health Act, enacted as Title XIII of the American Recovery and Reinvestment Act of 2009, Public Law 111-5 and the implementing regulations promulgated thereunder (including the Standards for Privacy of Individually Identifiable Health Information, the Security Standards for the Protection of Electronic Protected Health Information and the Standards for Electronic Transactions and Code Sets promulgated thereunder).

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“Intellectual Property Rights” means all intellectual property and proprietary rights throughout the world, including (i) patents and all related continuations, continuations-in-part, divisions, reissues, re-examinations, substitutions and extensions thereof, (ii) trademarks, trade names, service marks, trade dress, logos, slogans, domain names, and other indicia of source, and all goodwill associated therewith, (iii) copyrights, works of authorship (whether or not copyrightable), and moral rights, (iv) software and computer programs in any form or medium, including source code, object code, databases and collections of data, software implementations of algorithms, firmware, application programming interfaces, and all documentation, information and manuals related to any of the foregoing (collectively, “Software”), (v) all registrations and applications of the foregoing, and (vi) trade secrets, know-how, and other rights in confidential or proprietary information, including designs, technologies, processes, techniques, methods, algorithms, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals (collectively, “Trade Secrets”).

“Intervening Event” means any Effect (other than an Acquisition Proposal or Superior Proposal or any inquiry, discussion, proposal, request or offer which constitutes, or would reasonably be expected to facilitate, encourage or lead to an Acquisition Proposal or Superior Proposal) that, individually or in the aggregate, is material to the Acquired Companies, taken as a whole, that is not known to nor reasonably foreseeable by the Company Board or Company Special Committee as of the date of this Agreement, which Effect (or the material consequences of which) becomes known to or by the Company Board or Company Special Committee prior to adoption of this Agreement by the Required Company Stockholder Approval; provided that in no event shall the following constitute, or be taken into account in determining the existence of an Intervening Event: (a) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period, or any changes alone after the date of this Agreement in the market price or trading volume of shares of Company Common Stock or (b) any event, fact or circumstance relating to or involving Parent or its Affiliates.

“IRS” means the United States Internal Revenue Service.

“Knowledge” means, (i) with respect to the Company the actual knowledge, after reasonable inquiry, of each of Keith R. Dunleavy, M.D., Beverly Allen, Jonathan Boldt, Geoff Charron, Monica Keeneth and Ingrid E. Olsen, and (ii) with respect to Parent and Merger Sub, the actual knowledge, after reasonable inquiry, of each of Fredrik Näslund and Aditya Desaraju.

“Law” means any and all domestic (federal, state or local) or national, supranational or foreign laws (whether statutory, common law or otherwise), statutes, rules, regulations, orders, injunctions, rulings, writs, acts, codes, ordinances, judgments, decrees or similar requirements promulgated, issued, entered into or applied by any Governmental Authority.

“Leased Real Property” means all real property leased or subleased by an Acquired Company and which provides for annual base rental payments in excess of $1,000,000.

“Lender Protective Provisions” means Section 8.02, Section 8.03(e), Section 8.03(f), Section 9.04, Section 9.06(a), Section 9.07, Section 9.08 and Section 9.09 of this Agreement.

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“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, security interest or other lien, license or restriction of any kind.

“Nasdaq” means the Nasdaq Stock Market LLC or any successor exchange.

“Owned Real Property” means each parcel of real property owned by an Acquired Company.

“Parent Disclosure Letter” means the disclosure letter delivered by Parent and Merger Sub to the Company in connection with the execution of this Agreement.

“Parent Termination Fee” means an amount in cash equal to $368,805,000.

“Payoff Letter” means, with respect to any indebtedness for money borrowed of any Acquired Company, a customary payoff letter executed by the lenders (or their duly authorized agent or representative) of such indebtedness.

“Permitted Liens” means (i) Liens for Taxes not yet delinquent or that are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (ii) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction or similar Liens or encumbrances arising by operation of Applicable Law for amounts that are not yet due and payable or which are being contested in good faith through appropriate proceedings and for which appropriate reserves have been established in accordance with GAAP, (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other types of social security or foreign equivalents, (iv) zoning, building codes, and other land use Laws regulating the use or occupancy of Real Property or the activities conducted thereon that are imposed by any Governmental Authority having jurisdiction over such Real Property and which are not violated by the current use and operation of such Real Property or the operation of the business of the Acquired Companies, (v) with respect to Real Property, (A) Liens disclosed on existing title reports or existing surveys made available to Parent, (B) Liens that would be shown on a title report, an accurate survey or a personal inspection of the property, (C) Liens encumbering the interest of the fee owner or any superior lessor, sublessor or sublicensor, and (D) any other non-monetary Liens which, in the case of each of the foregoing clauses (A) through (D), would not, individually or in the aggregate, interfere materially with the ordinary conduct of the business of the Acquired Companies at such Real Property or otherwise reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (vi) Liens securing indebtedness or liabilities that are reflected in the Company SEC Documents or incurred in the ordinary course of business since the date of the most recent annual report on Form 10-K filed with the SEC by the Company and Liens securing surety bonds or indebtedness or liabilities that have otherwise been disclosed to Parent in writing, (vii) Liens that will be released on or prior to the Closing Date, (viii) Liens securing acquisition financing with respect to any applicable asset, including refinancings thereof, (ix) Liens described in Section 1.01(a)(ii) to the Company Disclosure Letter and (x) non-exclusive licenses of Intellectual Property Rights entered into in the ordinary course of business.

“Person” means any individual, group (within the meaning of Section 13(d)(3) of the Exchange Act), firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, association, trust, Governmental Authority or instrumentality or other entity of any kind.

“Proceeding” means any claim, action, suit, charge, complaint, administrative proceeding, litigation, mediation, hearing (in each case, whether civil, criminal or administrative), audit, assessment, arbitration or inquiry, or any proceeding or investigation, by or before any Governmental Authority.

“Public Stockholders” means the holders of Company Common Stock other than Keith R. Dunleavy, André Hoffmann, any other director of the Company, any other Person that the Company has determined to be an “officer” of the Company within the meaning of Rule 16a-1(f) of the Exchange Act, Parent, Merger Sub or any other Person having any equity interest in, or any right to acquire any equity interest in, Merger Sub or any Person of which Merger Sub is a direct or indirect Subsidiary or any “immediate family member” (as defined in Item 404 of Regulation S-K) or “affiliate” or “associate” (as defined in Section 12b-2 of the Exchange Act) of any of the foregoing.

“Real Property” means, collectively, the Leased Real Property and the Owned Real Property.

“Registered IP” means all Company IP that is registered, recorded, filed, or applied for with any Governmental Authority or a domain name registrar.

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“Representatives” means, with respect to any Person, (i) such Person’s Affiliates and (ii) such Person’s and each such Affiliate’s respective officers, directors, employees, agents, attorneys, accountants, advisors, consultants and other authorized representatives.

“Required Company Stockholder Approval” means the affirmative vote to adopt this Agreement from the holders (a) of at least a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote in accordance with the DGCL, (b) of at least a majority of the voting power of the outstanding shares of Company Common Stock, voting as a single class, held by the Public Stockholders (clause (b), the “Public Stockholder Approval”), (c) of at least a majority of the outstanding shares of Company Class A Common Stock entitled to vote in accordance with the DGCL and (d) of at least a majority of the outstanding shares of Company Class B Common Stock entitled to vote in accordance with the DGCL.

“Rollover Amount” means $1,300,000,000.

“SEC” means the United States Securities and Exchange Commission (or any successor thereto).

“Sanctioned Country” means any country or region that is (or the government of which is) or has been in the last five (5) years the subject or target of a comprehensive embargo under Sanctions Laws (including, Cuba, Iran, North Korea, Sudan, Syria, Venezuela, and the Crimea region of Ukraine).

“Sanctioned Person” means any Person that is the subject or target of sanctions or restrictions under Sanctions Laws or Ex-Im Laws, including: (i) any Person listed on any applicable U.S. or non-U.S. sanctions- or export-related restricted party list, including OFAC’s Specially Designated Nationals and Blocked Persons List; (ii) any Person that is, in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clause (i); or (iii) any national of a Sanctioned Country.

“Sanctions Laws” means all U.S. and non-U.S. Laws relating to economic or trade sanctions, including the Laws administered or enforced by the United States (including by the U.S. Department of the Treasury, Office of Foreign Assets Control (“OFAC”) or the U.S. Department of State), and the United Nations Security Council.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, or any successor statute, rules or regulations thereto.

“SME” means supplemental member encounter.

“Subsidiary” of a Person means any other Person with respect to which the first Person (i) has the right to elect a majority of the board of directors or other Persons performing similar functions or (ii) beneficially owns more than fifty percent (50%) of the voting stock (or of any other form of voting or controlling equity interest in the case of a Person that is not a corporation), in each case, directly or indirectly through one or more other Persons. For the avoidance of doubt, the term “Subsidiary” does not include any Affiliated Practice.

“Superior Proposal” means an Acquisition Proposal (except the references therein to “fifteen percent (15%)” shall be replaced by “fifty percent (50%)”) made by a Third Party which the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith, after consultation with its financial and outside legal advisors, taking into account such factors as the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee considers to be appropriate, including all financing, legal and regulatory aspects of such Acquisition Proposal and the identity of the Person making such Acquisition Proposal but, for the sake of clarity, not taking into account the fact that such Acquisition Proposal may be subject to a lower threshold for stockholder approval than the Merger, and taking into account any changes to the terms of this Agreement proposed by Parent to the Company in response to such Acquisition Proposal pursuant to Section 6.02(d), is reasonably likely to be consummated in accordance with its terms, and, if such Acquisition Proposal were consummated, would result in a transaction that is more favorable from a financial point of view to the Company’s stockholders than the Transactions.

“Takeover Statutes” mean any “business combination”, “control share acquisition”, “fair price”, “moratorium” or other takeover or anti-takeover statute or similar Law.

“Tax” means any and all U.S. federal, state or local or non-U.S. taxes, levies, duties and other similar charges and fees, whether disputed or not, including any net income, alternative or add-on minimum, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, registration, recording, documentary, gains, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit, custom duty, estimated or other tax, together with any interest, penalty, or addition thereto.

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“Tax Return” means any return, report, declaration, information return or other document (including schedules thereto, other attachments thereto or amendments thereof) filed or required to be filed with any taxing authority in connection with the determination, assessment or collection of any Tax, or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Third Party” means any Person or other than the Company, Parent, Merger Sub and their respective Affiliates.

“Transactions” means the Merger, the Rollover and the other transactions contemplated by this Agreement.

“Transfer Taxes” means all direct and indirect transfer, documentary, sales, use, stamp, court, registration and other similar Taxes (including any real estate transfer Taxes), and all conveyance fees, recording charges and other similar fees and charges incurred in connection with the consummation of the Transactions.

“Willful Breach” means a deliberate act or a deliberate failure to act, taken or not taken with actual knowledge that such act or failure to act would, or would reasonably be expected to, result in or constitute a material breach, regardless of whether breaching was the object of the act or failure to act.

(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Ability Merger Agreement	6.23
Ability Tax Refunds	6.23
Acceptable Confidentiality Agreement	6.02(b)
Adverse Recommendation Change	6.02(c)
Agreement	Preamble
Alternative Acquisition Agreement	6.02(a)(ii)
Antitrust Laws	4.03
Book-Entry Share	3.01(b)
Cancelled Shares	3.01(c)
Capitalization Date	4.05(a)
Certificate	3.01(b)
Certificate of Merger	2.02(a)
Closing	2.01
Closing Date	2.01
COBRA	4.16(d)
Company	Preamble
Company Board	Recitals
Company Board Recommendation	4.02(b)
Company Fundamental Representations	7.02(a)(i)
Company Licenses	4.10(b)
Company Material Contract	4.09(a)
Company Parties	8.03(c)
Company SEC Documents	4.06(a)
Company Stockholder Meeting	6.04(c)
Compensatory Award Fund	3.02(a)
Continuing Employee	6.10(a)
Data Privacy and Security Laws	4.10(g)
Delaware Secretary of State	2.02(a)
DGCL	Recitals
Dissenting Share	3.07
DTC	3.02(d)
DTC Payment	3.02(d)
Effective Time	2.02(a)
End Date	8.01(b)
Enforceability Exceptions	4.02(a)
Equity Commitment Letter	5.08
Exchange Fund	3.02(a)
Forecasts	5.13
Guarantor	Recitals

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Term	Section
Guaranty	Recitals
Insurance Policies	4.14
Merger	Recitals
Merger Consideration	3.01(a)
Merger Sub	Preamble
Multiemployer Plan	4.16(c)
Notice of Adverse Recommendation Change	6.02(d)(i)
Notice of Intervening Event	6.02(d)(ii)
Option Consideration	3.05(a)
Parent	Preamble
Parent Fundamental Representations	7.03(a)(i)
Parent Parties	8.03(e)
Paying Agent	3.02(a)
Personal Information	4.10(g)
Plans	4.16(a)
Proxy Date	6.04(c)
Proxy Statement	6.04(a)
Required Company Stockholder Approval	4.02(a)
RSU Consideration	3.05(b)
Surviving Corporation	2.02(a)
Terminating Company Breach	8.01(e)
Terminating Parent Breach	8.01(f)

Section 1.02    Definitional and Interpretative Provisions.

(a)    Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,”, (vi) the word “or” shall be disjunctive but not exclusive, and (vii) unless the context otherwise requires, “neither,” “nor,” “any,” “either” and “or” are not exclusive.

(b)    The table of contents and headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(c)    Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto (subject to the terms and conditions to the effectiveness of such amendments contained herein and therein).

(d)    Words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(e)    Terms defined in the text of this Agreement have such meaning throughout this Agreement, unless otherwise indicated in this Agreement, and all terms defined in this Agreement shall have the meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(f)    Any Law defined or referred to herein or in any agreement, Contract or instrument that is referred to herein means such Law as from time to time amended, modified or supplemented and (in the case of statutes) to any rules or regulations promulgated thereunder, including (in the case of statutes) by succession of comparable successor Laws (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date).

(g)    The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party.

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(h)    Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified and if the last day of such period is not a Business Day, the period shall end on the next succeeding Business Day.

(i)    The word “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”.

(j)    All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(k)    All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement.

(l)    The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(m)    Unless otherwise specifically indicated, all references to “dollars” or “$” shall refer to the lawful currency of the United States.

(n)    The phrase “made available” with respect to documents shall be deemed to include any documents (x) filed with or furnished to the SEC or (y) provided in a virtual “data room” established by the Company or its Representatives in connection with the Transactions, in the case of each of clauses (x) and (y), at least one (1) Business Day prior to the date hereof.

(o)    References to any Contract are to such Contract as amended, modified or supplemented (including by waiver or consent) from time to time in accordance with the terms hereof and thereof.

ARTICLE II.

THE TRANSACTION

Section 2.01    The Closing. Subject to the terms and conditions of this Agreement, the consummation of the Transactions (the “Closing”) shall take place at the offices of Latham & Watkins LLP, 1271 Avenue of the Americas, New York, NY 10020, at 10:00 a.m. (Eastern time) on the date which is seven (7) Business Days after the date on which all conditions set forth in Section 7.01, Section 7.02 and Section 7.03 shall have been satisfied or waived (if such waiver is permissible hereunder or under Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or such other time and place as Parent and the Company may mutually agree in writing; provided, that if the conditions set forth in Section 7.01, Section 7.02 and Section 7.03 are satisfied or waived (if such waiver is permissible hereunder or under Applicable Law) (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) after December 15, 2021 but before December 22, 2021, then the Closing shall take place on December 30, 2021; provided, further, that notwithstanding the satisfaction or waiver of the closing conditions set forth in Section 7.01, Section 7.02 and Section 7.03, in no event shall Parent or Merger Sub be required to effect the Closing prior to the forty-fifth (45th) day after the date of this Agreement unless otherwise agreed by Parent in writing in its sole discretion. The date on which the Closing actually occurs is referred to in this Agreement as the “Closing Date”.

Section 2.02    The Merger.

(a)    Contemporaneously with, or as promptly as practicable after the Closing the parties shall cause the Merger to be consummated by filing with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) a certificate of merger in substantially the form attached hereto as Exhibit B (the “Certificate of Merger”) and executed in accordance with the relevant provisions of the DGCL, and shall make all other filings or recordings required under the DGCL in order to consummate the Merger. The Merger shall become effective at the time the Certificate of Merger has been filed with the Delaware Secretary of State or such later time as is stated therein (the “Effective Time”). As a result of the Merger, the separate corporate existence of Merger Sub shall automatically cease and the Company shall continue its existence as a wholly owned subsidiary of Parent under the Laws of the State of Delaware. The Company, in its capacity as the corporation surviving the Merger, is sometimes referred to in this Agreement as the “Surviving Corporation.”

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(b)    The Merger shall have the effects set forth in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, from and after the Effective Time, the Surviving Corporation shall possess all rights, privileges, powers, properties and franchises of the Company and Merger Sub, and all of the obligations, liabilities, debts and duties of the Company and Merger Sub shall become the obligations, liabilities and duties of the Surviving Corporation.

(c)    At the Effective Time, (i) the certificate of incorporation of the Company in effect immediately prior to the Effective Time shall be amended and restated in its entirety in the form of the certificate of incorporation attached to the Certificate of Merger attached hereto as Exhibit A, which shall be the form of the certificate of incorporation of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the name of the Company and provisions naming the initial board of directors or relating to the incorporator shall be omitted), and as so amended shall be the certificate of incorporation of the Surviving Corporation, and (ii) the bylaws of the Company in effect immediately prior to the Effective Time shall be amended and restated in their entirety in the form of the bylaws of Merger Sub immediately prior to the Effective Time (except that the name of the Surviving Corporation shall be the name of the Company), and as so amended shall be the bylaws of the Surviving Corporation, in each case, until thereafter amended in accordance with the DGCL and as provided in such certificate of incorporation or bylaws; provided, in each case, that the references to Merger Sub’s name shall be replaced by references to “Inovalon Holdings, Inc.”.

(d)    Subject to Section 6.19, from and after the Effective Time, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation and, unless otherwise determined by Parent prior to the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, in each case, to hold office in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their death, resignation or removal or until their respective successors are duly elected and qualified in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be.

Section 2.03    Escrow Amounts.

(a)    At the Closing, Parent shall deposit, or cause to be deposited, the Escrow Amount into the Escrow Account to be held by the Escrow Agent in accordance with the terms of this Agreement and the Escrow Agreement.

(b)    The amount of cash in the Escrow Account (including any earnings on amounts held in the Escrow Account) shall be available to satisfy any payments due under Conversion Company RS Awards. The terms of and timing of payments from the Escrow Account shall be in accordance with this Agreement and the Escrow Agreement.

(c)    In the event that any Conversion Company RS Awards are forfeited in accordance with their terms, Parent and the Company shall instruct the Escrow Agent to release such portion of the Escrow Amount to the Company.

ARTICLE III.

CONVERSION OF SECURITIES

Section 3.01    Effect of Merger on Capital Stock.

(a)    Conversion of Company Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub or the Company or their respective stockholders, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (but excluding any Rollover Shares, Cancelled Shares and any Dissenting Shares) shall be cancelled and extinguished and automatically converted into and shall thereafter represent the right to receive an amount in cash equal to $41.00 per share of Company Common Stock (such amount of cash, as may be adjusted pursuant to Section 3.01(e), is hereinafter referred to as the “Merger Consideration”), payable to the holder thereof, without interest, in accordance with Section 3.02.

(b)    From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article III shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate (each, a “Certificate”) and each holder of a non-certificated share of Company Common Stock represented by book-entry (each, a “Book-Entry Share”), in each case, outstanding as of immediately prior to the Effective Time previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect to such securities, except the right to receive, upon surrender of such Certificates or Book-Entry Shares in accordance with Section 3.02, the Merger Consideration, without interest.

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(c)    Cancellation of Company Common Stock. At the Effective Time, all shares of Company Common Stock (other than the Rollover Shares) that are owned directly by Parent, Merger Sub or any of their wholly owned Subsidiaries immediately prior to the Effective Time or held in treasury of the Company (the “Cancelled Shares”) shall, by virtue of the Merger, and without any action on the part of the holder thereof, automatically be cancelled and retired without any conversion thereof and shall cease to exist and no payment shall be made in respect thereof.

(d)    Conversion of Merger Sub Common Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

(e)    Adjustments. Notwithstanding anything in this Agreement to the contrary, if at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of Company Capital Stock shall occur by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution thereon with a record date during such period, the Merger Consideration and any other similarly dependent items, as the case may be, shall be equitably adjusted to provide the same economic effect as contemplated by this Agreement. Nothing in this Section 3.01(e) shall be construed to permit any action that is otherwise prohibited or restricted by any other provision of this Agreement (including, for the avoidance of doubt, Section 6.01(a)).

Section 3.02    Surrender and Payment.

(a)    Prior to the Effective Time, Parent shall select a nationally recognized financial institution (the identity and terms of appointment of which shall be reasonably acceptable to the Company) to act as Paying Agent (the “Paying Agent”) for the payment of the Merger Consideration in respect of each share of Company Common Stock outstanding immediately prior to the Effective Time represented by a Certificate and each Book-Entry Share outstanding immediately prior to the Effective Time, in each case, other than the Cancelled Shares and except for any Dissenting Shares and Rollover Shares. At or prior to the Effective Time, Parent shall deposit or cause to be deposited (i) with the Paying Agent, cash in an amount sufficient to pay the aggregate Merger Consideration required to be paid by the Paying Agent in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Exchange Fund”), (ii) with the Company, cash in an amount sufficient to pay the aggregate Option Consideration, RSU Consideration, and RSA Consideration in accordance with this Agreement (such cash shall be referred to in this Agreement as the “Compensatory Award Fund”); provided that the Company shall, and shall cause its Subsidiaries to, at the written request of Parent, deposit with the Paying Agent at the Closing such portion of the Merger Consideration, Option Consideration, RSU Consideration or RSA Consideration from the Company Cash on Hand as specified in such request. In the event the Exchange Fund or the Compensatory Award Fund shall be insufficient to make the payments in connection with the Merger contemplated by Section 3.01 or Section 3.05, respectively, Parent shall promptly deposit or cause to be deposited additional funds with the Paying Agent or the Company, as applicable, in an amount that is equal to the deficiency in the amount required to make the applicable payment. The Paying Agent shall, pursuant to irrevocable instructions, deliver the Merger Consideration contemplated to be issued pursuant to Section 3.01 out of the Exchange Fund. Parent shall cause the Surviving Corporation to pay the Option Consideration, RSU Consideration, and RSA Consideration contemplated to be paid pursuant to Section 3.05 out of the Compensatory Award Fund. The Exchange Fund and the Compensatory Award Fund shall not be used for any other purpose.

(b)    As soon as reasonably practicable after the Effective Time and in any event not later than the second (2nd) Business Day following the Effective Time, Parent will direct the Paying Agent to send to each holder of record of a Certificate or Book-Entry Share that immediately prior to the Effective Time represented shares of Company Common Stock (other than the Cancelled Shares and except for any Dissenting Shares and Rollover Shares) (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates (or customary and effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, to the Paying Agent) in such form as Parent and the Company may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Paying Agent, and (ii) instructions for use in effecting the surrender of Certificates (or customary and effective affidavits of loss in lieu thereof) or Book-Entry Shares, as applicable, in exchange for the Merger Consideration in such form as Parent and the Company may reasonably agree.

(c)    Upon the surrender of a Certificate (or delivery of a customary affidavit of loss in lieu thereof) or Book-Entry Shares, as applicable, for cancellation to the Paying Agent, together with a letter of transmittal duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions or by the Paying Agent, the holder of such Certificate or Book-Entry Share shall be entitled to receive in

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exchange therefor and Parent shall cause the Paying Agent to pay in exchange therefor, as promptly as practicable (but in any event within three (3) Business Days), the Merger Consideration pursuant to the provisions of this Article III, and the Certificates or Book-Entry Shares surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment of the appropriate amount of Merger Consideration may be made to a Person other than the Person in whose name the Certificate or Book-Entry Share so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer (and accompanied by all documents reasonably required by the Paying Agent) or such Book-Entry Share shall be properly transferred. No interest shall be paid or accrue on any cash payable upon surrender of any Certificate or Book-Entry Share.

(d)    Prior to the Effective Time, Parent and the Company shall reasonably cooperate to establish procedures with the Paying Agent and the Depository Trust Company (“DTC”) to ensure that (i) if the Closing occurs at or prior to 2:00 p.m. Eastern time (or such other time as may be mutually agreed in writing by Parent and the Company) on the Closing Date, the Paying Agent will transmit to DTC or its nominees on the Closing Date an amount in cash in immediately available funds equal to the number of shares of Company Common Stock held of record by DTC or such nominee immediately prior to the Effective Time (other than the Cancelled Shares and except for any Dissenting Shares and Rollover Shares) multiplied by the Merger Consideration (such amount, the “DTC Payment”), and (ii) if the Closing occurs after such time on the Closing Date, the Paying Agent will transmit to DTC or its nominee on the first (1st) Business Day after the Closing Date an amount in cash in immediately available funds equal to the DTC Payment.

(e)    Registered Holders. If any cash payment is to be made to a Person other than the Person in whose name the applicable surrendered Certificate or Book-Entry Share is registered, it shall be a condition of such payment that the Person requesting such payment shall pay, or cause to be paid, any Transfer Taxes required by reason of the making of such cash payment to a Person other than the registered holder of the surrendered Certificate or Book-Entry Share or shall establish to the reasonable satisfaction of the Paying Agent that such Taxes have been paid or are not payable.

(f)    No Transfers; No Further Ownership. After the Effective Time, there shall be no further registration of transfers of shares of Company Capital Stock. From and after the Effective Time, the holders of Certificates or Book-Entry Shares representing shares of Company Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Company Common Stock, except as otherwise provided in this Agreement or by Applicable Law. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Paying Agent, the Surviving Corporation or Parent, they shall be automatically cancelled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

(g)    Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of shares of Company Common Stock after the date which is one (1) year following the Effective Time shall be delivered to the Surviving Corporation upon demand. Any holder of shares of Company Common Stock who has not exchanged his, her or its shares of Company Common Stock in accordance with this Section 3.02 prior to that time shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration in respect of such holder’s shares of Company Common Stock. Other than any Transfer Taxes described in Section 3.02(e), Parent shall pay all charges and expenses, including those of the Paying Agent, in connection with the exchange of Certificates or Book-Entry Shares for the Merger Consideration. Notwithstanding the foregoing, none of Parent, Merger Sub, the Paying Agent, the Company or the Surviving Corporation shall be liable to any Person, including any holder of shares of Company Common Stock or Company Compensatory Awards, including for any Merger Consideration, Option Consideration, RSU Consideration, and RSA Consideration that is required to be delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. Any Merger Consideration remaining unclaimed by former holders of Company Common Stock immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Authority shall, to the fullest extent permitted by Applicable Law, become the property of the Surviving Corporation free and clear of any claims or interest of any Person previously entitled thereto.

(h)    Investment of Exchange Fund. The Paying Agent shall invest any cash included in the Exchange Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (i) no such investment shall relieve Parent or the Paying Agent from making the payments required by this Article III, and following any losses Parent shall promptly provide additional funds to the Paying Agent for the benefit of the holders of Company Common Stock in the amount of such losses, (ii) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (iii) such investments shall be direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements

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of such bank that are then publicly available). Any interest, gain or other income produced by such investments will be payable to Parent or its designee as directed by Parent.

(i)    All Merger Consideration, Option Consideration, RSU Consideration, and RSA Consideration issued or paid upon conversion of the Company Common Stock, the Company Options, Company RSU Awards, or the Company RS Awards, as applicable, in accordance with the terms of this Agreement, shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such Company Common Stock, Company Options, Company RSU Awards, or Company RS Awards, as the case may be.

Section 3.03    Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Parent, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, the Paying Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration, without interest, to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article III.

Section 3.04    Withholding Rights. Each of Parent, Merger Sub, the Surviving Corporation, its Subsidiaries and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement, including without limitation consideration payable to any holder or former holder of Company Compensatory Awards, such amounts as it is required to deduct and withhold with respect to the making of such payment pursuant to the Code or under any provision of federal, state, local or foreign Tax Law. Parent and Merger Sub shall use commercially reasonable efforts to provide prior notice to the Company of any such deduction or withholding (other than (i) withholding because of the compensatory nature of the applicable payment or (ii) U.S. backup withholding) and shall reasonably cooperate with the Company to minimize or eliminate such deduction or withholding to the extent permitted by Law. To the extent that amounts are so deducted or withheld and timely and properly paid over to the appropriate Governmental Authority by Parent, Merger Sub, the Surviving Corporation, its Subsidiaries or the Paying Agent, as the case may be, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.05    Treatment of Company Compensatory Awards.

(a)    Company Options. Effective as of immediately prior to the Effective Time:

(i)    Except as otherwise agreed between Parent and the applicable holder of a Company Option in writing, each Company Option that is outstanding and unexercised immediately prior thereto shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right solely to receive an amount in cash, if any and without interest, equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time and (B) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (such amount, the “Option Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation to pay the Option Consideration, less any applicable withholding Taxes, to each holder of such a Company Option through the payroll system of the Surviving Corporation as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation that is at least five (5) Business Days following the Closing Date).

(ii)    For the avoidance of doubt, if the exercise price per share of any Company Option is equal to or greater than the Merger Consideration, then by virtue of the occurrence of the Effective Time and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, the Company Option will automatically terminate and be canceled without payment of any consideration to the holder thereof.

(b)    Company RSU Awards. Except as otherwise agreed between Parent and the applicable holder of a Company RSU Award in writing, effective as of immediately prior to the Effective Time, each Company RSU Award that remains outstanding immediately prior thereto shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right solely to receive an amount in cash, without interest, equal to the product obtained by multiplying (i) the aggregate number of shares of Company Common Stock underlying such Company RSU Award and (ii) the Merger Consideration (such amount, the “RSU Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation to pay the RSU Consideration, less applicable withholding Taxes, to each holder of such a Company RSU Award through the payroll system of the Surviving Corporation as soon as practicable following the Closing

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Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date).

(c)    Company RS Awards. Except as otherwise agreed between Parent and the applicable holder of a Company RS Award in writing, effective as of immediately prior to the Effective Time:

(i)    each Cash-Out Company RS Award that remains outstanding immediately prior thereto shall, by virtue of the Merger, automatically and without any action on the part of Parent, Merger Sub, the Company or the holder thereof, be cancelled and terminated as of immediately prior to the Effective Time and converted into the right solely to receive an amount in cash, without interest, equal to the product obtained by multiplying (A) the aggregate number of shares of Company Common Stock underlying such Cash-Out Company RS Award (with any performance-based goals deemed to be achieved as of the Effective Time at “target” level of performance) and (B) the Merger Consideration (such amount, the “RSA Consideration”), less any applicable withholding Taxes. Parent shall cause the Surviving Corporation to pay the RSA Consideration, less applicable withholding Taxes, to each holder of such a Cash-Out Company RS Award through the payroll system of the Surviving Corporation as soon as practicable following the Closing Date (and in no event later than the next regularly scheduled payroll run of the Surviving Corporation following the Closing Date); and

(ii)    each Conversion Company RS Award that remains outstanding immediately prior to the Effective Time shall be converted into a cash-based retention award, in an amount equal to the RSA Consideration payable in respect thereof, that remains subject to the same vesting schedule that applied immediately prior to the Effective Time, including any performance-based vesting criteria and other vesting requirements (unless otherwise modified by the Employee Acknowledgement and Release or any other similar document).

Section 3.06    Treatment of ESPP. As promptly as reasonably practicable following the date of this Agreement, the Company shall take such actions (to the extent not already taken prior to the date of this Agreement) as may be required to provide that, with respect to the ESPP, (i) participation following the date of this Agreement shall be limited to those employees who participated in the ESPP immediately prior to the execution and delivery of this Agreement, (ii) participants may not increase their payroll deductions or purchase elections from those in effect immediately prior to the execution and delivery of this Agreement (unless otherwise required by the Code), (iii) no new offering period shall commence, nor shall any existing offering period be extended, after the execution and delivery of this Agreement, (iv) each participant’s outstanding right to purchase shares of Company Common Stock under the ESPP shall terminate on the day immediately prior to the day on which the Effective Time occurs (if not earlier terminated pursuant to the terms of the ESPP) (provided that all amounts allocated to each participant’s account under the ESPP as of such date shall be returned to the participant by the Company pursuant to the terms of the ESPP) and (v) the ESPP shall terminate no later than immediately prior to the Effective Time.

Section 3.07    Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, with respect to each share of Company Common Stock held by a holder who has not voted in favor of adoption of this Agreement or consented thereto in writing and who has is entitled to demand and has properly exercised appraisal rights of such shares in accordance with Section 262 of the DGCL and has not effectively withdrawn or lost its rights to appraisal (each such share, a “Dissenting Share”), if any, such Dissenting Shares shall not be converted into a right to receive any portion of the Merger Consideration pursuant to Section 3.01 and the holders thereof shall be entitled to such rights as are granted by Section 262 of the DGCL. Each holder of Dissenting Shares who becomes entitled to payment for such shares pursuant to Section 262 of the DGCL shall receive payment therefor from the Surviving Corporation in accordance with the DGCL; provided, however, that (x) if any holder of Dissenting Shares, under the circumstances permitted by and in accordance with the DGCL, effectively withdraws or loses (through failure to perfect or otherwise) the right to dissent or its right for appraisal of such Dissenting Shares, (y) if any holder of Dissenting Shares fails to establish his, her or its entitlement to appraisal rights as provided in the DGCL or (z) if a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by Section 262 of the DGCL, such holder or holders (as the case may be) shall forfeit the right to appraisal of such shares of Company Common Stock and such shares of Company Common Stock shall thereupon cease to constitute Dissenting Shares, and each such share of Company Common Stock shall, to the fullest extent permitted by Applicable Law, thereafter be deemed to have been automatically converted into and to have become, as of the Effective Time, the right to receive, without interest thereon, the Merger Consideration. The Company will give Parent prompt written notice of all written demands received by the Company for appraisal of any shares of Company Common Stock, withdrawals or attempted withdrawals of such demands and any other instruments, notices or demands served pursuant to pursuant to Section 262 of the DGCL. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, waive any failure to timely deliver a written demand for appraisal under the DGCL, approve any withdrawal of any such demands or propose or otherwise agree to do any of the

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foregoing. Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as (i) set forth in the Company Disclosure Letter (subject to Section 9.05) or (ii) as disclosed in the Company SEC Documents (other than (a) disclosures in the “Risk Factors” or “Quantitative and Qualitative Disclosures About Market Risk” sections of any Company SEC Documents, (b) any disclosure of risks included in any “forward-looking statements” disclaimer in any such Company SEC Documents, to the extent that such statements are non-specific, forward-looking. predictive or cautionary in nature) filed by the Company at least two Business Days prior to the date hereof, the Company represents and warrants to Parent and Merger Sub:

Section 4.01    Corporate Existence and Power.

(a)    The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Prior to the date of this Agreement, the Company has delivered or made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement and the Company is not in material violation of any of their provisions.

(b)    Each of the Subsidiaries of the Company (i) has been duly organized and is validly existing and, where such concept is recognized, in good standing under the Applicable Laws of the jurisdiction of its organization; (ii) is duly qualified to do business and, where such concept is recognized, is in good standing as a foreign entity in all jurisdictions in which the conduct of its business or the activities it is engaged makes such licensing or qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; and (iii) has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. None of the Company’s Subsidiaries are in violation in any material respect of any provision of their certificate of incorporation, bylaws or similar governing documents.

Section 4.02    Corporate Authorization.

(a)    The Company has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the receipt of the Required Company Stockholder Approval, to consummate the Transactions. Assuming the accuracy of the representation set forth in Section 5.07(c), the execution, delivery and performance by the Company of this Agreement have been duly and validly authorized by all necessary corporate action on the part of the Company Board, subject to the receipt of the Required Company Stockholder Approval, and no other corporate proceedings on the part of the Company or any other stockholder vote (other than the Required Company Stockholder Approval) is necessary to authorize the execution and delivery of this Agreement or for the Company to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State) pursuant to the Company’s governing documents, the DGCL and the rules and regulations of the Nasdaq. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub of this Agreement and assuming the accuracy of the representation set forth in Section 5.07(c), constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws, now or hereafter in effect, affecting creditors’ rights and remedies generally and (ii) the remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought (collectively, the “Enforceability Exceptions”).

(b)    On or prior to the date of this Agreement, (i) the Company Special Committee has received from Evercore Group L.L.C. (the “Special Committee Financial Advisor”), its written opinion, subject to the assumptions, limitations,

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qualifications and conditions set forth therein, that the Merger Consideration to be received by Public Stockholders in the Merger is fair, from a financial point of view, to such holders, (ii) the Company Board has received from J.P. Morgan Securities LLC, its written opinion, subject to the assumptions, limitations, qualifications and conditions set forth therein, that the Merger Consideration to be received by Public Stockholders in the Merger is fair, from a financial point of view, to such holders, and (iii) the Company Board (acting on the unanimous recommendation of the Company Special Committee) has, at a meeting duly called and held in which all directors of the Company Special Committee were present, determined that this Agreement and the Transactions, including the Merger, are fair to and in the best interest of the Company and the holders of Company Common Stock, and has duly adopted resolutions by a vote (w) determining that this Agreement and the Transactions are fair to, advisable and in the best interests of the Company and the Company’s stockholders, (x) approving this Agreement and the Transactions, (y) directing that this Agreement be submitted to the stockholders of the Company for their adoption and (z) subject to Section 6.02, recommending adoption of this Agreement by the stockholders of the Company (such recommendation, the “Company Board Recommendation”), which Company Board Recommendation, subject to Section 6.02, has not been subsequently withdrawn or modified in a manner adverse to Parent.

Section 4.03    Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions require no consent, approval or authorization of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State and appropriate documents set forth on Section 4.03 of the Company Disclosure Letter with the relevant authorities of other states in which the Company or any of its Subsidiaries is qualified to do business, (ii) compliance with and filings or notifications under any applicable requirements of the HSR Act and any other applicable U.S. or foreign competition, antitrust, merger control or investment Laws set forth on Section 4.03 of the Company Disclosure Letter (together with the HSR Act, “Antitrust Laws”), (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, including the filing of the Proxy Statement and the related Rule 13E-3 Transaction Statement on Schedule 13E-3 (including any amendments or supplements thereto, the “Schedule 13E-3”), (iv) compliance with any applicable rules of Nasdaq, and (v) where failure to take any such actions or filings would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.04     Non-Contravention. Except as set forth on Section 4.04 of the Company Disclosure Letter, the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions do not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of the Company or any of its Subsidiaries, (ii) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval and assuming the accuracy of the representation set forth in Section 5.07(c), contravene, conflict with or result in a violation or breach of any Applicable Law, or (iii) assuming that the consents, approvals, authorizations and filings referred to in Section 4.03 have been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, and subject to obtaining the Required Company Stockholder Approval, require any consent by or any notice to any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any Company Material Contract, except in the case of clauses (ii) and (iii) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation, loss, consent or notice that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Section 4.05    Capitalization; Subsidiaries.

(a)    As of the close of business on August 13, 2021 (the “Capitalization Date”), the authorized capital stock of the Company consists of: (i) 750,000,000 shares of Company Class A Common Stock, of which 87,423,775 shares are issued and outstanding, inclusive of shares of Company Class A Common Stock held by the Company in treasury, (ii) 150,000,000 shares of Company Class B Common Stock, of which 78,081,076 shares are issued and outstanding, (iii) 100,000,000 shares of Company Preferred Stock, of which 0 shares are issued and outstanding. As of the Capitalization Date, 14,620,175 shares of Company Common Stock were held by the Company in its treasury and (iv) 900,000,000 shares of Common Stock (as defined in the certificate of incorporation of the Company), of which 0 shares are issued and outstanding.

(b)    As of the Capitalization Date, the Company has outstanding: (i) Company Options to purchase an aggregate of 97,932 shares of Company Class A Common Stock (all of which Company Options are fully vested and exercisable in full), (ii) Company RSU Awards covering an aggregate of 14,549 shares of Company Class A Common Stock, (iii) Company RS

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Awards covering an aggregate of 5,484,584 shares of Company Class A Common Stock, of which (A) 4,160,673 shares of Company Class A Common Stock are covered by time-vesting Company RS Awards, and (B) 1,323,911 shares of Company Class A Common Stock are covered by performance-vesting Company RS Awards (and in the case of such performance-vesting Company RS Awards, determined based on achievement of target performance goals, which is the maximum level of achievement at which such Company RS Awards are eligible to be earned).

(c)    As of the Capitalization Date, the Company has reserved (i) 15,797,601 shares of Company Class A Common Stock under the Company Stock Plans (other than the ESPP) for issuance on exercise, vesting or other conversion to Company Class A Common Stock of incentive awards under the Company Stock Plans (other than the ESPP) and (ii) 1,387,336 shares of Company Class A Common Stock for issuance under the ESPP. All outstanding shares of Company Common Stock have been, and all shares that may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the respective terms thereof, duly authorized and validly issued and are fully paid and nonassessable and free of preemptive rights. Section 4.05(c) of the Company Disclosure Letter contains, as of the Capitalization Date, a complete and correct list of each outstanding Company Option, Company RS Award, and Company RSU Award, including, as applicable, the holder, the date of grant, the maximum number of shares of Company Common Stock subject to such Company Compensatory Award as of the date of this Agreement, the exercise price and expiration date (as applicable) and the vesting schedule (including applicable performance periods, in the case of Company RS Awards).

(d)    Except as provided in Section 4.05(a), Section 4.05(b) and for changes since the Capitalization Date resulting from the exercise, vesting or other conversion to Company Class A Common Stock of Company Compensatory Awards outstanding on such date or granted after the date of this Agreement, in each case, as expressly permitted by this Agreement, there are no outstanding (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock, voting securities or other Equity Securities of the Company, (iii) except as provided on Section 4.05(d) of the Company Disclosure Letter, options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company, (iv) warrants, puts, calls, phantom equity, profit participation, equity appreciation, stock appreciation or similar rights, Contracts or commitments (including any bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote)) with respect to the Company or any Equity Securities of the Company.

(e)    Each Subsidiary of the Company on the date hereof, the ownership interest of the Company in each such Subsidiary and the ownership interest of any other Person or Persons in each such Subsidiary is listed on Section 4.05(e) of the Company Disclosure Letter.

(f)    All outstanding shares of capital stock of the Subsidiaries of the Company are validly issued, fully paid (to the extent required under the applicable governing documents) and nonassessable, and all such shares are owned, directly or indirectly, by the Company free and clear of any Liens (other than Permitted Liens). No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments, rights agreements or other agreements calling for it to issue, deliver or sell, or cause to be issued, delivered or sold any of its Equity Securities or any securities convertible into, exchangeable for or representing the right to subscribe for, purchase or otherwise receive any such Equity Security or obligating such Subsidiary to grant, extend or enter into any such subscriptions, options, warrants, calls, commitments, rights agreements or other similar agreements (except, in each case, to or with the Company or any of its Subsidiaries). There are no outstanding contractual obligations of any Subsidiary of the Company to repurchase, redeem or otherwise acquire any of its capital stock or other Equity Securities, and there are no outstanding phantom equity, profit participation, equity appreciation or similar rights with respect to any Subsidiary of the Company.

(g)    No dividends or similar distributions have accrued or been declared but are unpaid on any Equity Securities of the Acquired Companies and no Acquired Company is subject to any obligation (contingent or otherwise) to pay any dividend or otherwise to make any distribution or payment to any current or former holder of any Equity Securities of the Acquired Companies. Except as set forth on Section 4.05(g) of the Company Disclosure Letter, (i) there are no outstanding obligations, Contracts or commitments of any character relating to any shares of Company Common Stock or other Equity Securities of the Company, including any agreements restricting the transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights with respect to any shares of Company Common Stock or other Equity Securities and (ii) no Acquired Company is a party to any voting trust, proxy, voting agreement or other similar agreement with respect to the voting of any Equity Securities of the Acquired Companies. Neither the Company nor any of its Subsidiaries owns any interest or investment (whether equity or debt) in any other Person, corporation, partnership, joint venture, trust or other entity, other than a Subsidiary of the Company.

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Section 4.06    Company SEC Documents; Company Financial Statements; Disclosure Controls.

(a)    Since the Company Balance Sheet Date, the Company has filed or otherwise furnished (as applicable) with the SEC all material forms, documents and reports required to be filed or furnished prior to the date hereof by it with the SEC (such forms, documents and reports so filed or furnished by the Company or any of its Subsidiaries with the SEC since such date, as have been supplemented, modified or amended since the time of filing, collectively, the “Company SEC Documents”). As of its respective filing date, or, if amended, as of the date of the last such amendment, each Company SEC Document complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder applicable to such Company SEC Document, and none of the Company SEC Documents at the time it was filed contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made not misleading (or, in the case of a Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements made therein not misleading); provided, however, that no representation is made as to the accuracy of any financial projections or forward-looking statements or the completeness of any information furnished by the Company to the SEC solely for the purposes of complying with Regulation FD promulgated under the Exchange Act.

(b)    The consolidated financial statements (including all related notes and schedules thereto) of the Company included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and interim financial statements included in the Company SEC Documents since December 31, 2020 (i) complied as to form in all material respects with the applicable accounting requirements and the published rules and regulations of the SEC with respect thereto in effect at the time of such filing, (ii) have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto, none of which, if presented, would materially differ from those in the audited consolidated financial statements) and (iii) fairly present in all material respects the consolidated financial position and the consolidated results of operations, cash flows and changes in stockholders’ equity of the Company and its consolidated Subsidiaries as of the dates and for the periods referred to therein (subject, in the case of unaudited interim statements, to normal year-end audit adjustments, to the absence of notes and to any other adjustments described therein, including in any notes thereto, none of which, if presented, would, individually or in the aggregate, be material to the Acquired Companies, taken as a whole).

(c)    The Acquired Companies maintain “disclosure controls and procedures” and “internal control over financial reporting” (as such terms are defined in paragraphs (e) and (f), respectively, of Rules 13a-15 and 15d-15 of the Exchange Act) as required by Rules 13a-15 and 15d-15 promulgated under the Exchange Act. Such disclosure controls and procedures are reasonably designed to ensure that material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act. Since the Company Balance Sheet Date, the Company has not identified or been made aware of (i) any significant deficiencies in the design or operation of internal control over financial reporting which could adversely affect the Company’s ability to record, process, summarize and report financial data and any material weaknesses in internal control over financial reporting and (ii) any fraud or allegation thereof, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d)    As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC or its staff. To the Knowledge of the Company, as of the date hereof, none of the Company SEC Documents is the subject of ongoing SEC review, outstanding SEC comment or outstanding SEC investigation.

Section 4.07    Absence of Certain Changes. Between the Company Balance Sheet Date and the date of this Agreement, except as otherwise contemplated or permitted by this Agreement, (i) a Company Material Adverse Effect has not occurred, (ii) the business of the Acquired Companies has been conducted, in all material respects, in the ordinary course and (iii) no Acquired Company has taken any action which would have required the prior written consent of Parent pursuant to clauses (i), (iii), (v), (vii), (ix), (xii), (xiii), (xv), (xvii) and (xviii) of Section  6.01 had such actions been taken after the date of this Agreement.

Section  4.08    No Undisclosed Liabilities. There is no liability, debt or obligation of or claim against an Acquired Company any nature, whether or not accrued, contingent, absolute, determined, determinable or otherwise of a type required

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to be reflected or reserved for on a consolidated balance sheet prepared in accordance with GAAP, except for liabilities and obligations (a) reflected, disclosed or reserved for on the Company Balance Sheet or disclosed in the notes thereto included in the Company SEC Documents, (b) that have arisen since the Company Balance Sheet Date in the ordinary course of the operation of business of the Acquired Companies (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement, violation of Law or misappropriation), (c) incurred in connection with this Agreement or the Transactions, (d) disclosed on Section 4.08 of the Company Disclosure Letter or (e) which would not have a Company Material Adverse Effect. There are no off-balance sheet arrangements of any type pursuant to any off-balance sheet arrangement required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Company SEC Documents. Section 4.08 of the Company Disclosure Letter sets forth the aggregate value (in U.S. dollars) of principal outstanding under all indebtedness for borrowed money of the Company and its Subsidiaries as of the date hereof.

Section 4.09    Company Material Contracts.

(a)    Section 4.09(a) of the Company Disclosure Letter sets forth, as of the date hereof, a true and complete list of each Contract, excluding any Plans that are set forth on Section 4.16(a) of the Company Disclosure Letter or not required to be scheduled thereon, to which an Acquired Company is a party, and which falls within any of the following categories:

(i)    any joint venture, strategic alliance, partnership or similar agreement that is material to the operation of the Acquired Companies, taken as a whole;

(ii)    any Contract that involves annual future expenditures or receipts by an Acquired Company of more than $5,000,000;

(iii)    except with respect to indebtedness between or among any Acquired Companies, any Contract relating to (A) indebtedness for borrowed money or evidenced by promissory notes or debt securities, (B) any financial guaranty or (c) any interest rate, currency or other swap, forward, future, collar, put, call, floor, cap, option or other similar Contract, in each case of clauses (A) and (B) in excess of $5,000,000 individually;

(iv)    any Contract relating to an acquisition, investment, asset purchase, divestiture, merger or similar transaction (A) which the Company has entered into in the past three years or (B) that has continuing indemnification, guarantee, “earn-out” or other contingent payment obligations on an Acquired Company;

(v)    any material lease, sublease or other Contract with respect to the Leased Real Property;

(vi)    any Contract between or among the Company, on the one hand, and any directors, executive officers (as such term is defined in the Exchange Act) or any beneficial owner of five percent (5%) or more of any class of Company Capital Stock (other than the Company) or any Affiliate of the foregoing (or, to the Knowledge of the Company, any immediate family member of any of the foregoing), on the other hand;

(vii)    any Contract that by its terms limits the payment of dividends or other distributions to shareholders by the Company or any Subsidiary of the Company;

(viii)    any Contract with a Material Customer or Material Supplier;

(ix)    any material Contract (A) under which any Acquired Company grants any license or other right to any Person with respect to material Company IP (other than non-exclusive licenses granted to customers or service providers of any Acquired Company in the ordinary course), or receives any license or other right from any Person with respect to any material Intellectual Property Right (other than non-exclusive licenses received by any Acquired Company with respect to commercially available, off-the-shelf Software or Contracts with employees and contractors of any Acquired Company in the ordinary course under which any Acquired Company receives ownership of Intellectual Property Rights), or (B) otherwise affecting in any material respect any Acquired Company’s ability to enforce, own, register, license, use, disclose, transfer or otherwise exploit any material Company IP in any material respect (including any material covenant not to sue, or co-existence or settlement agreement with respect to Company IP);

(x)    each Contract that is a settlement, conciliation or similar agreement with any Governmental Authority or pursuant to which the Company or its Subsidiaries will have any material outstanding obligation after the date of this Agreement; and

(xi)    any other “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act).

Each Contract of the type described in this Section 4.09(a), other than this Agreement, is referred to herein as a “Company Material Contract.” True and complete copies of each Company Material Contract (including all material

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amendments thereto, but excluding any purchase orders issued under a Company Material Contract in the ordinary course of business), as of the date of this Agreement, have been made available by the Company to Parent, or publicly filed with the SEC.

(b)    Except as set forth on Section 4.09(b) of the Company Disclosure Letter, (i) each Company Material Contract is a valid, binding and enforceable obligation of the Company or one of its Subsidiaries and, to the Knowledge of the Company, of the other party or parties thereto, in accordance with its terms, subject to the Enforceability Exceptions; (ii) each Company Material Contract is in full force and effect, except to the extent any Company Material Contract expires or terminates in accordance with its terms in the ordinary course of business; (iii) none of the Company or any of its Subsidiaries has received written notice of any violation or default under any Company Material Contract; and (iv) each Acquired Company has in all material respects performed all obligations required to be performed by it under each Company Material Contract, except, in each case, as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Since the Company Balance Sheet Date through the date of this Agreement, no counterparty to a Company Material Contract has notified the Acquired Companies in writing (or, to the Knowledge of the Company, otherwise) that it intends to terminate or not renew a Company Material Contract.

Section 4.10    Compliance with Applicable Laws; Company Licenses; Data Privacy & Security.

(a)    Except with respect to matters set forth on Section 4.10(a) of the Company Disclosure Letter and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Acquired Companies are, and for the past three (3) years have been, in compliance with all Applicable Laws (including Healthcare Laws), (ii) during the past three (3) years no Acquired Company has received any written notice from any Governmental Authority alleging any material noncompliance by such Acquired Company with respect to any such Applicable Law, and (iii) no investigation by any Governmental Authority regarding a violation of any such Applicable Law is pending or, to the Knowledge of the Company threatened in writing.

(b)    Except as set forth on Section 4.10(b) of the Company Disclosure Letter, the Acquired Companies hold all regulatory permits, approvals, licenses and other authorizations, including franchises and ordinances issued or granted to the Acquired Companies by a Governmental Authority, including Healthcare Permits (the “Company Licenses”) that are required for the Acquired Companies to conduct their business, as presently conducted, except where the failure to hold such Company Licenses would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(c)    Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Company License is valid and in full force and effect and has not, during the past three (3) years, been suspended, revoked, cancelled or adversely modified, (ii) the Acquired Companies are and during the past three (3) years have been, in compliance with all such Company Licenses; and (iii) to the Knowledge of the Company, there are no actions or Proceedings pending or threatened that would reasonably be expected to result in the revocation or termination of any Company License, and during the past three (3) years, there has not been any event, condition or circumstance that would preclude any Company License from being renewed in the ordinary course (to the extent that such Company License is renewable by its terms).

(d)    Except with respect to matters set forth on Section 4.10(d) of the Company Disclosure Letter, no Acquired Company: (i) is a party to a corporate integrity agreement with the Office of Inspector General of the Department of Health and Human Services or a deferred prosecution agreement with the United States Department of Justice, (ii) has a reporting obligation pursuant to any settlement agreement entered into with any Governmental Authority or other Person, or (iii) has been served as a defendant in any qui tam/False Claims Act (31 U.S.C. §3729 et. seq.) litigation during the past three (3) years.

(e)    During the past three (3) years, no Acquired Company nor any director, officer, employee or, to the Knowledge of the Company, agent or Affiliated Professional thereof, with respect to actions taken on behalf of any Acquired Company, has been (i) excluded or suspended from participating in any Governmental Healthcare Program, nor, to the Knowledge of the Company, is any such exclusion threatened or pending, or (ii) listed on the System for Award Management published list of parties excluded from federal procurement programs and non-procurement programs. No Acquired Company nor any of their respective directors, officers, employees or, to the Knowledge of the Company, agents or Affiliated Professionals thereof, with respect to actions taken on behalf of any Acquired Company, has been sanctioned pursuant to 42 U.S.C. §1320a-7a or 1320a-8 or been convicted of a crime described at 42 U.S.C. §1320a-7b during the past three (3) years.

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(f)    The Acquired Companies have implemented (i) appropriate physical, technical and administrative safeguards to protect Protected Health Information or “PHI” (as defined under HIPAA), (ii) written policies and procedures as required by HIPAA, and (iii) appropriate corrective action to address any material vulnerabilities identified as a result of assessments undertaken by the Acquired Companies as required by HIPAA, during the past three (3) years. Except as set forth on Section 4.10(f) of the Company Disclosure Letter, during the past three (3) years, no Acquired Company has experienced a reportable “breach” of “unsecured PHI” (as defined by HIPAA). During the past three (3) years, no Acquired Company has received written notice from any Governmental Authority or other Person of any allegation regarding its failure to comply with HIPAA. The Acquired Companies have: (x) de-identified all PHI in accordance with HIPAA regulations and (y) only de-identified PHI to the extent permitted under applicable client agreements, except in the case of (x) or (y), where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g)    Except as set forth on Section 4.10(g) of the Company Disclosure Letter, the Acquired Companies, including in connection with their collection, storage, transfer, disposition, protection, processing and/or other use of any personally identifiable information, personal information, or personal data (as each term is defined under any applicable Data Privacy and Security Laws, collectively, “Personal Information”), during the past three (3) years, have complied with, and currently is in compliance with, applicable requirements under Applicable Laws relating to Personal Information or otherwise relating to privacy, security, or security breach notification requirements, including HIPAA, the California Consumer Privacy Act and the General Data Protection Regulation, each as applicable to the Acquired Companies and as amended, and regulations implemented thereunder and applicable similar state Laws, privacy policies publicly published by the Acquired Companies, and the requirements of any Contract to which any Acquired Company is a party (collectively, the “Data Privacy and Security Laws”), in each case except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Acquired Companies have commercially reasonable physical, technical, organizational and administrative security measures and policies in place designed to protect all Personal Information they collect from and against unauthorized access, use and/or disclosure. To the Knowledge of the Company, none of the Acquired Companies have received written communication from any Governmental Authority or other Person that alleges that such Acquired Company is not in compliance with any Data Privacy and Security Laws, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, there have been no material unauthorized uses of or accesses to Personal Information in any Acquired Company’s possession or control.

(h)    The Company and its Subsidiaries are, as of the date of this Agreement, and have in the past five (5) years been in compliance with all Anti-Corruption Laws, except as would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any Subsidiary, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any Subsidiary has at any time made any unlawful payment or given, offered, promised, or authorized or agreed to give, any money or thing of value, directly or indirectly, to any governmental official or other Person in violation of Anti-Corruption Laws.

(i)    Neither the Company nor any Subsidiary, nor any of their respective officers, directors or employees, nor to the Knowledge of the Company, any agent or other third party representative acting on behalf of the Company or any Subsidiary is currently, or has been in the past five (5) years: (i) a Sanctioned Person, (ii) organized, resident or located in a Sanctioned Country, (iii) engaging in any dealings or transactions with or for the benefit of any Sanctioned Person or in any Sanctioned Country, or (iv) otherwise in violation of applicable Sanctions Laws, Ex-Im Laws, or U.S. anti-boycott Applicable Laws (collectively, “Trade Control Laws”).

(j)    In the past five (5) years, neither the Company nor any Subsidiary has (i) received from any Governmental Authority or any Person any notice, inquiry, or internal or external allegation; (ii) made any voluntary or involuntary disclosure to a Governmental Authority; or (iii) conducted any internal investigation or audit, in each case (i)-(iii) concerning any actual or potential violation or wrongdoing related to Anti-Corruption Laws or Trade Control Laws.

Section 4.11    Litigation. Except as set forth on Section 4.11 of the Company Disclosure Letter, for the past (3) years, there have been no pending or, to the Knowledge of the Company, threatened, lawsuits, actions, suits, claims or other Proceedings at law or in equity or, to the Knowledge of the Company, investigations before or by any Governmental Authority against an Acquired Company or affecting any of their respective assets or any present or former officer, director, manager or employee of the Company or any of its Subsidiaries (in such individuals’ capacity as such) that would reasonably be expected to have, individually or in the aggregate. a Company Material Adverse Effect. There is no unsatisfied judgment, Governmental Order or any open injunction binding upon an Acquired Company or any Acquired Company’s assets or properties which would have, individually or in the aggregate, a Company Material Adverse Effect.

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Section 4.12    Real Property.

(a)    Section 4.12(a) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all Owned Real Property. Except as set forth on Section 4.12(a) of the Company Disclosure Letter, as of the date of this Agreement, an Acquired Company owns such Owned Real Property in fee (or the equivalent interest in the applicable jurisdiction), subject only to Permitted Liens.

(b)    Section 4.12(b) of the Company Disclosure Letter contains a complete and correct list, as of the date of this Agreement, of all leases relating to Leased Real Property (the “Real Property Leases”). The Company has delivered or made available to Parent, a true, complete and correct copy of each Real Property Lease (including all amendments, renewals, guaranties and other agreements with respect thereto). Except as set forth on Section 4.12(b) of the Company Disclosure Letter or except as would not reasonably be expected to have a Company Material Adverse Effect, (i) an Acquired Company has a legal, valid, binding and enforceable leasehold estate in all Leased Real Property, subject to the Enforceability Exceptions and any Permitted Liens, (ii) no Acquired Company has received any written notice from any lessor of such Leased Real Property of, nor does the Company have Knowledge of the existence of, any breach or default, event or circumstance that, with notice or lapse of time, or both, would constitute a breach or default by the party that is the lessee or lessor of such Leased Real Property and (iii) no Acquired Company has collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein. The Owned Real Property and the Leased Real Property comprise all of the real property used or intended to be used in, or otherwise related to, the business of the Acquired Companies.

Section 4.13    Intellectual Property.

(a)    The Acquired Companies exclusively own and possess all right, title and interest to and in the Company IP free and clear of any Liens (other than Permitted Liens) and, to the Knowledge of the Company, have the valid and enforceable right to use all other Intellectual Property Rights used in, or necessary for, the conduct the business of the Acquired Companies as currently conducted (together with all Company IP, collectively, the “Business IP”) except where the failure to so own or have the right to use the applicable Intellectual Property Right would not reasonably be expected to have a Company Material Adverse Effect. None of the material Registered IP is subject to any pending challenge received by any Acquired Company in writing relating to the ownership, registrability, patentability, validity, or enforceability of such Registered IP (excluding ordinary course office actions at the U.S. Patent & Trademark Office or similar Governmental Authorities). Except as would not reasonably be expected to have a Company Material Adverse Effect, the consummation of the Transactions will not impair any right of any Acquired Company in or to any Business IP or Company IT Asset.

(b)    To the Knowledge of the Company, no Acquired Company is currently, or was in the past three (3) years, infringing or misappropriating any Intellectual Property Right of any other Person and no Proceeding is pending or, during the three (3) years prior to the date of this Agreement, has been threatened in writing and remains outstanding against any Acquired Company alleging any infringement, misappropriation or other violation by such Acquired Company of any Intellectual Property Rights of another Person, except for any infringement, misappropriation or Proceeding that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the Knowledge of the Company, no Person is infringing, misappropriating, or otherwise violating any Company IP.

(c)    The Acquired Companies take commercially reasonable measures to protect, safeguard and maintain all of the material Company IP (including the confidentiality and value of any Company IP which the Acquired Companies holds as a material Trade Secret). Each of the Acquired Companies has and uses commercially reasonable efforts to enforce a policy requiring employees and contractors who have access to material confidential information or material Trade Secrets of the Company or contribute to the development of material Intellectual Property Rights on behalf of the Company to execute agreements containing confidentiality and Intellectual Property Right assignment provisions in favor of the Acquired Companies.

(d)    The Acquired Companies take and have taken commercially reasonable steps to prevent the introduction of bugs, disabling codes, spyware, Trojan horses, worms and other malicious code (collectively, “Malicious Code”) into the Company IT Assets that would have a material adverse effect on the operation or use of such Company IT Assets. To the Knowledge of the Company, during the twelve months prior to the date of this Agreement, there have not been any unauthorized use, access to, intrusions or breaches of security with respect to the Company IT Assets, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Acquired Companies own or otherwise have the valid and enforceable right to use all Company IT Assets. The Acquired Companies have implemented and maintain commercially reasonable security, disaster recovery and business continuity plans and procedures.

(e)    To the Knowledge of the Company, no Company Product is subject to any “copyleft” or other obligation or condition (including any obligation or condition under any “open source” license) that would (i) require, or condition the use

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or distribution of any Company Product, on the disclosure, licensing, or distribution of any source code for any portion of Company Product, (ii) require that any Company Product be disclosed, licensed or distributed for the purpose of making derivative works, or (iii) require any Company Product to be redistributed at no or minimal charge, except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, (A) all Company Products operate in all material respects in accordance with their documentation except as would not reasonably be expected to have a Company Material Adverse Effect and (B) there are no defects in any of the Company Products that would prevent the same from performing substantially in accordance with the Acquired Companies’ obligations under written customer Contracts, and (C) there is no Malicious Code in any Company Product, in each case except as would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no source code for any material Company Product has been delivered, licensed, or made available to any escrow agent or other Person who is not an employee or contractor of the Acquired Companies who is subject to confidentiality obligations, and no Acquired Company has any duty or obligation (whether present, contingent, or otherwise) to do so.

(f)    Section 4.13(f) contains a complete and accurate list of all (i) Registered IP and (ii) material Company Products owned or purported to be owned by any Acquired Company.

Section 4.14    Insurance Coverage. The Company has made available to Parent true and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Acquired Companies (the “Insurance Policies”). Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (a) the Company and its Subsidiaries maintain insurance, underwritten by financially reputable insurance companies, in such amounts and against such risks as is sufficient to comply with Applicable Law and all Company Material Contracts; (b) each of the Insurance Policies is in full force and effect, all premiums due thereon have been paid in full and the Acquired Companies are in compliance in all respects with the terms and conditions of such Insurance Policies; (c) no event has occurred which, with or without notice or lapse of time or both, would constitute a breach of or default under, or permit the termination of any Insurance Policy, and neither the Company nor any of its Subsidiaries has received any written notice or, to the Knowledge of the Company, oral notice, regarding any cancellation or invalidation, premium increase with respect to, or material alteration of coverage under, any Insurance Policy; (d) the Company has filed claims as required under the respective Insurance Policies with insurers with respect to all matters and occurrences for which it has coverage, including those which fall within any self-insured retentions or deductibles; and (e) there are no pending claims submitted by the Company or any of its Subsidiaries as to which coverage has been denied, rejected or disputed by the applicable insurer.

Section 4.15    Tax Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:

(a)    all Tax Returns required to be filed by or with respect to an Acquired Company have been timely filed (taking into account any extension of time within which to file) and all such Tax Returns are true, correct and complete in all respects;

(b)    all Taxes of each Acquired Company (whether or not shown to be due and payable on any such Tax Return) have been paid; each Acquired Company has withheld all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party;

(c)    no deficiency for any amount of Taxes has been asserted in writing or assessed by any Governmental Authority against any Acquired Company, except for deficiencies that have been satisfied by payment, settled, withdrawn or otherwise resolved;

(d)    there are no audits or examinations by any Governmental Authority ongoing or pending or, to the Knowledge of the Company, threatened with respect to any Taxes of any Acquired Company;

(e)    there are no waivers or extensions of any statute of limitations currently in effect with respect to Taxes of any Acquired Company (other than extensions that arise as a result of filing Tax Returns by the extended due date therefor);

(f)    there are no Liens for Taxes upon any property or assets of any Acquired Company, except for Permitted Liens

(g)    none of the Acquired Companies have, within the past two (2) years, been a party to any transaction purported or intended to qualify under Section 355 of the Code (or under so much of Section 356 of the Code as relates to Section 355 of the Code);

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(h)    no Acquired Company (i) is a party to, is bound by or has any obligation under any Tax sharing, Tax allocation or Tax indemnity agreement or similar Contract (other than Contracts entered into in the ordinary course of business a principal purpose of which is not related to Taxes), (ii) is or has been a member of any consolidated, combined, unitary or similar group for purposes of filing Tax Returns or paying Taxes (other than any such group of which the Company is the common parent), or (iii) has any liability for any Tax of any Person (other than an Acquired Company) under Treasury Regulations Section 1.1502-6 (or similar provision of state, local or non-U.S. Law), by Contract (other than Contracts entered into in the ordinary course of business a principal purpose of which is not related to Taxes) or as a transferee or successor;

(i)    no Acquired Company has been a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2); and

(j)    the Company is not, and has not been in the period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code.

Section 4.16    Employees and Employee Benefit Plans.

(a)    Section 4.16(a) of the Company Disclosure Letter sets forth a complete list of each material Plan. For purposes of this Agreement, Plan shall mean each (i) “employee benefit plan” as that term is defined in Section 3(3) of ERISA, whether or not subject to ERISA, and (ii) employment, consulting, pension, retirement, profit sharing, deferred compensation, stock option, change in control, retention, equity or equity-based compensation, stock purchase, employee stock ownership, severance pay, bonus or other incentive, medical, vision, dental, welfare, post-employment welfare, vacation, paid time off or other compensation or benefit plan, program, policy, agreement or arrangement, in each case, sponsored, maintained or contributed to by the Company or any of its Subsidiaries, required to be sponsored, maintained or contributed to by the Company of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has any actual or contingent liability (collectively, the “Plans”). The Company has made available to Parent true and complete copies of the following, as applicable, with respect to each Plan: (A) current plan and trust documents (including all amendments thereto), (B) the most recent summary plan description and all summaries of material modifications thereto, (C) the current determination or opinion letter received from the Internal Revenue Service and (D) the most recent financial statements and annual reports on Form 5500 (including all attachments and schedules thereto).

(b)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Plan that is intended to be qualified under Section 401(a) of the Code either has received a favorable determination letter from the IRS or may rely upon a favorable prototype opinion letter from the IRS as to its qualified status, and, to the Knowledge of the Company, nothing has occurred since the date of the latest favorable determination letter or prototype opinion letter, as applicable, that would reasonably be expected to cause the loss of qualification of any such Plan. Except as would not reasonably result in a material liability to the Acquired Companies, each Plan has been established, funded, maintained and administered in accordance with its terms and in compliance with ERISA, the Code and other Applicable Laws. Neither the Company nor any Subsidiary has incurred (whether or not assessed) any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 or the Code and no circumstances exist nor have any events occurred that could reasonably be expected to result in the imposition of any such penalties or Taxes.

(c)    No Plan is or was a “multiemployer plan” (as defined in Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”) or other pension plan subject to Title IV of ERISA or Section 412 of the Code, and the Company does not sponsor, maintain or contribute to, and has not, within the past six (6) years, sponsored, maintained or contributed to, or had any liability with respect to, a Multiemployer Plan or other pension plan subject to Title IV of ERISA or Section 412 of the Code, including as a consequence of at any time having been considered a single employer, with any other Person, under Section 414 of the Code or Section 4001(b) of ERISA. No Plan is or was a “multiple employer plan” (as such term is defined under Section 413(c) of the Code) or a “multiple employer welfare arrangement” (as such term is defined under Section 3(40) of ERISA).

(d)    No Plan provides for post-employment welfare benefits, other than (i) health care continuation coverage required by Section 4980B of the Code (“COBRA”) or other Applicable Law, with the covered individual paying the full premium cost (except to the extent the Company or its Subsidiaries are required to subsidize such coverages under Applicable Law), (ii) coverage through the end of the calendar month in which a termination of employment occurs (in accordance with applicable Plan documents and insurance policies) or (iii) pursuant to an applicable agreement, plan or policy set forth on Section 4.16(a) of the Company Disclosure Letter requiring the Company or any Subsidiary to pay or subsidize COBRA premiums for a terminated employee following the employee’s termination.

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(e)    Except as set forth on Section 4.16(e) of the Company Disclosure Letter, neither the execution by the Company of this Agreement nor the consummation of the Transactions will (either alone or upon occurrence of any additional or subsequent events): (i) materially increase the amount of compensation or benefits due to any current or former employee, officer, consultant, director or other service provider; (ii) accelerate the vesting, funding or time of payment of any compensation, equity award or other benefit or require the Company or any Subsidiary to fund amounts due under any Plan; or (iii) give rise to the payment of any amount or provision of any benefit that could, individually or in combination with any other such payment or benefit, result in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code.

(f)    Each Plan that is, in whole or in part, a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has at all times been operated all material respects in in operational and documentary compliance with Section 409A of the Code and applicable guidance thereunder, and no amount thereunder is, has been or is reasonably expected to be subject to Tax under Section 409A of the Code. Neither the Company nor any of its Subsidiaries has any obligation to “gross-up” or otherwise indemnify any current or former employee or other service provider for the imposition of Tax under Section 409A or Section 4999 of the Code.

(g)    Except as would not, individually or in the aggregate, reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is the subject of any pending or, to the Knowledge of the Company, threatened Proceeding alleging that the Company or any of its Subsidiaries has engaged in any unfair labor practice under any Law. There is, and in the past three (3) years has been, no pending or, to the Knowledge of the Company, threatened labor strike, dispute, walkout, work stoppage, slowdown, lockout, picketing, material grievance, material labor-related arbitration, or other material labor dispute against or affecting the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to, nor bound by, any collective bargaining agreement or other similar Contract with any labor union, labor organization, or works council (each a “CBA”), and, in the past three (3) years, there have been no labor unions or other organizations representing, or, to the Knowledge of the Company purporting to represent or attempting to represent, any employee of the Company or any of its Subsidiaries. To the Knowledge of the Company, in the past three (3) years, there have been no labor organizing activities with respect to any employees of the Company or any of its Subsidiaries.

(h)    Neither the Company nor any of its Subsidiaries is party to a settlement agreement with any employee of the Company or any of its Subsidiaries that involves material allegations of sexual harassment by any employee of Company or any of its Subsidiaries at the level of Senior Vice President or above.

(i)    Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each Acquired Company is in compliance with all Applicable Laws relating to employment, including Laws relating to discrimination, hours of work and the payment of wages or overtime wages.

Section 4.17    Environmental Matters. Except as set forth on Section 4.17 of the Company Disclosure Letter, the Acquired Companies are and have been in compliance with all Environmental Laws, except for any such instance of non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter, the Acquired Companies have obtained (and are and have been in compliance with) all Company Licenses required under applicable Environmental Laws to permit the Acquired Companies to operate their assets (including in the manner in which they are now operated and maintained) and to conduct the business of the Acquired Companies (including as currently conducted), except where the absence of any such Company License (or failure to so comply) would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as set forth on Section 4.17 of the Company Disclosure Letter there are no written claims or notices received by (or pending or, to the Knowledge of the Company, threatened against) the Company or any of its Subsidiaries alleging violations of or liability under any Environmental Law, except for any such claim or notice that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There has been no release or disposal of, contamination by, or exposure of any Person to any substance, material or waste that would reasonably be expect to have, individually or in the aggregate, a Company Material Adverse Effect.

Section 4.18    Required Vote. Assuming the accuracy of the representation in Section 5.07(c), the Required Company Stockholder Approval is the only vote of the holders of any of the Company Capital Stock necessary to adopt this Agreement and approve the Merger and the other Transactions.

Section 4.19    No Brokers. Except for J.P. Morgan Securities LLC and the Special Committee Financial Advisor, there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on

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behalf of the Company or any of its Subsidiaries who will be entitled to any fee or commission from the Company or any of its Subsidiaries in connection with the Transactions. The Company has disclosed to Parent on Section 4.19 of the Company Disclosure Letter the reasonably estimated fee, as of the date hereof, paid or to be paid by the Company in connection with its engagement of J.P. Morgan Securities LLC and the Special Committee Financial Advisor.

Section 4.20    Related Party Transactions. As of the date hereof, except as disclosed in the Company SEC Documents, in the past three (3) years, no event has occurred and no relationship exists that would be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC.

Section 4.21    Affiliated Practices.

(a)    Section 4.21(a) of the Company Disclosure Letter sets forth a true and complete list of each Affiliated Practice, including its name and jurisdiction of organization or formation. To the Knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Affiliated Practice, (A) is a corporation or other legal entity duly organized or formed, validly existing and in good standing (or the equivalent thereof, where such concept is recognized) under the laws of its state of formation, organization or incorporation, as applicable, and (B) has all requisite corporate or other entity power and authority to own, lease and operate its material properties and to carry on its business as it is now being conducted.

(b)    To the Knowledge of the Company and except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Affiliated Professional has all required Healthcare Permits necessary to perform the functions that he or she currently performs for an Affiliated Practice or Acquired Company, as applicable and for such Acquired Company or Affiliated Practice to obtain reimbursement from third-party payors and related fiscal intermediaries with respect to the services provided by such Affiliated Professional on behalf of such Affiliated Practice or Acquired Company.

(c)    Section 4.21(c) of the Company Disclosure Letter sets forth a true and complete list of each professional employer organization (PEO).

Section 4.22    Material Customers and Suppliers.

(a)    Section 4.22(a) of the Company Disclosure Letter sets forth a true and correct list of the Acquired Companies’ Material Customers. Except as would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, since the Company Balance Sheet Date, no Acquired Company has received any written or, to Knowledge of the Company, oral notice from any Material Customer of its intention to terminate or not renew its business relationship with the Acquired Companies or to decrease materially purchasing services or products from or otherwise materially change or modify the terms of its business relationship with the Acquired Companies in a manner materially adverse to the Acquired Companies. As used herein, “Material Customer” means, on a consolidated basis, the Acquired Companies’ top ten (10) customers based on the dollar amount of total revenue for the 12-month period ended June 30, 2021 for each of the Company’s provider, pharmacy and insight verticals.

(b)    Section 4.22(b) of the Company Disclosure Letter sets forth a true and correct list of the Acquired Companies’ Material Suppliers. Since the Company Balance Sheet Date through the date hereof, no Acquired Company has received any written or, to the Company’s Knowledge, oral notice from any Material Supplier of its intention to terminate or not renew its business relationship with the Acquired Companies or to decrease materially providing services or products to or otherwise materially change or modify the terms of its business relationship with the Acquired Companies in a manner materially adverse to the Acquired Companies. As used herein, “Material Supplier” means, on a consolidated basis, the Acquired Companies’ top ten (10) vendors based on the dollar amount of total payments for the 12-month period ended June 30, 2021.

Section 4.23    No Additional Representations or Warranties. Except as provided in this Article IV or in any certificate to be delivered by the Company in connection with this Agreement, neither the Company nor any other Person on behalf of the Company makes any express or implied representation or warranty with respect to the Company, any of its Subsidiaries, or with respect to any other information provided to Parent, Merger Sub or their respective Affiliates in connection with the Transactions, including the accuracy, completeness or timeliness thereof. Other than claims with respect to fraud, neither the Company nor any other Person will have or be subject to any claim, liabilities or any other obligation to Parent, Merger Sub or any other Person resulting from the distribution or failure to distribute to Parent or Merger Sub, or Parent’s or Merger Sub’s use of, any such information, including any information, documents, projections, estimates,

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forecasts or other material made available to Parent or Merger Sub in the electronic data room maintained by the Company for purposes of the Transactions or management presentations in expectation of the Transactions, unless and to the extent any such information is expressly included in a representation or warranty contained in this Article IV.

ARTICLE V.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Except as set forth in the Parent Disclosure Letter, Parent and Merger Sub each represent and warrant to the Company:

Section 5.01    Corporate Existence and Power. Each of Parent and Merger Sub is a legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has all corporate power and authority required to carry on its business as currently conducted, except where the failure to have such power and authority would not reasonably be expected to impair the ability of Parent or Merger Sub to consummate the Transactions. Each of Parent and Merger Sub is duly qualified to do business as a foreign corporation and, where such concept is recognized, is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified and in good standing would not reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions.

Section 5.02    Corporate Authorization.

(a)    Each of Parent and Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement have been duly and validly authorized by all necessary action on the part of Parent and Merger Sub (subject, with respect to Merger Sub, only to approval by its sole stockholder, which will be effected by written consent immediately following the execution of this Agreement), and no other corporate proceedings on the part of Parent and Merger Sub are necessary to authorize the execution and delivery of this Agreement or for each of Parent and Merger Sub to consummate the Transactions (other than, with respect to the Merger, the filing of the Certificate of Merger with the Delaware Secretary of State). Assuming the due authorization, execution and delivery by the Company of this Agreement, this Agreement has been duly and validly executed and delivered by Parent and Merger Sub and constitutes the legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(b)    The board of directors or similar governing body of each of Parent and Merger Sub has duly adopted resolutions (i) determining that this Agreement and the Transactions are advisable and in the best interests of Parent, Merger Sub and their respective stockholders or other equityholders, as applicable and (ii) adopting this Agreement and the Transactions. Parent, acting in its capacity as the sole stockholder of Merger Sub, will immediately after execution hereof approve and adopt this Agreement.

(c)    No vote of, or consent by, the holders of any Equity Securities of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation of the Transactions or otherwise required by Parent’s organizational documents, Applicable Law or any Governmental Authority.

Section 5.03    Governmental Authorization. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement and the consummation by Parent and Merger Sub of the Transactions require no action by or in respect of, or filing with, any Governmental Authority other than (i) the filing of the Certificate of Merger with the Delaware Secretary of State, (ii) compliance with and filings or notifications under any applicable requirements of the Antitrust Laws, (iii) compliance with any applicable requirements of the Securities Act, the Exchange Act and any other applicable U.S. state or federal securities, takeover or “blue sky” Laws, including the filing of the Proxy Statement and the Schedule 13E-3, (iv) compliance with any applicable rules of Nasdaq, (v) the filing of the CFIUS Declaration and (vi) where failure to take any such actions or filings would not reasonably be expected to materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

Section 5.04    Non-Contravention. The execution, delivery and performance by each of Parent and Merger Sub of this Agreement, the consummation by each of Parent or Merger Sub of the Transactions and the compliance by each of Parent or Merger Sub with any of the provisions of this Agreement does not and will not (i) contravene, conflict with or result in any violation or breach of any provision of the certificate of incorporation or bylaws (or comparable organizational documents) of Parent or Merger Sub, (ii) assuming the consents, approvals, authorizations and filings referred to in Section 5.03 have

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been obtained or made, any applicable waiting periods referred to therein have terminated or expired and any condition precedent to any such consent has been satisfied or waived, contravene, conflict with or result in a violation or breach of any Applicable Law or (iii) assuming compliance with the matters referred to in Section 5.03, require any consent by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any Contract, except in the case of clauses (ii) and (iii) above, any such violation, breach, default, right, termination, amendment, acceleration, cancellation or loss that would not reasonably be expected to, individually or in the aggregate, materially impair or delay the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

Section 5.05    Litigation. As of the date of this Agreement, there are no pending or threatened, lawsuits, actions, suits, claims or other proceedings at law or in equity or investigations before or by any Governmental Authority against Parent or any of its Subsidiaries that would reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement. There is no unsatisfied judgment or any open injunction binding upon Parent or any of its Subsidiaries which would reasonably be expected to materially impair the ability of Parent or Merger Sub to consummate the Transactions or perform their respective obligations under this Agreement.

Section 5.06    No Brokers. Except for Goldman Sachs and Citibank, there is no investment banker, broker, finder or other financial intermediary that has been retained by or is authorized to act on behalf of any of Parent or its Subsidiaries who will be entitled to any fee or commission from Parent or its Subsidiaries, including Merger Sub, in connection with the Transactions.

Section 5.07    Ownership of Company Capital Stock.

(a)    Parent and Merger Sub and their respective Subsidiaries do not beneficially own (as such term is used in Rule 13d-3 promulgated under the Exchange Act) any shares of Company Common Stock or other securities of the Company or any options, warrants or other rights to acquire Company Common Stock or other securities of, or any other economic interest (through derivative securities or otherwise) in, the Company except pursuant to this Agreement.

(b)    Except as set forth on Section 5.07 of the Parent Disclosure Letter, the Support Agreements or the Rollover Agreements, neither Parent nor any of its Affiliates has entered into any Contract, arrangement or understanding (in each case, whether oral or written), or authorized, committed or agreed to enter into any Contract, arrangement or understanding (in each case, whether oral or written), pursuant to which: (i) any stockholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration, or (ii) any stockholder of the Company (A) agrees to vote to adopt this Agreement or the Merger or (B) agrees to vote against, or not to tender its shares of Company Common Stock in, any Acquisition Proposal.

(c)    Neither Parent, Merger Sub nor any “affiliate” or “associate” (as such terms are used in Section 203 of the DGCL) thereof “own” (within the meaning of Section 203 of the DGCL) or have, within the last three (3) years, “owned” any shares of Company Common Stock (or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock).

Section 5.08    Financial Capacity. Parent has delivered to the Company true and complete copies of (a) the executed equity commitment letter dated as of the date hereof (the “Equity Commitment Letter”) from the Guarantors to provide to Parent on the Closing Date the Equity Financing in cash in an aggregate amount of at least $3,175,000,000 which Equity Commitment Letter provides that the Company is an express third party beneficiary thereto and (b) the executed Debt Commitment Letter. None of the Commitment Letters have been amended or modified prior to the date of this Agreement. The aggregate proceeds of the Debt Financing, the Equity Financing, Company Cash on Hand and the Rollover Amount will be sufficient to consummate the Transactions, including (i) the payment of the aggregate Merger Consideration, Option Consideration and RSU Consideration to which holders of Company Common Stock, Company Options, Company RSU Awards, and Company RS Awards will be entitled at the Effective Time pursuant to this Agreement, (ii) the repayment or refinancing of the Company Credit Agreement and (iii) the payment of all fees and expenses required to be paid by Parent or Merger Sub at Closing in connection with the Transactions. The commitments contained in the Commitment Letters have not been withdrawn or rescinded in any respect. The Commitment Letters are in full force and effect and, to the Knowledge of Merger Sub, represent valid, binding and enforceable obligations of Parent and each other party thereto (subject to the Enforceability Exceptions) to provide the financing contemplated thereby subject only to the satisfaction or waiver of the Financing Conditions. Parent has fully paid (or caused to be paid) any and all commitment fees and other amounts that are

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due and payable on or prior to the date of this Agreement in connection with the Financing. As of the date of this Agreement, no event has occurred which, with or without notice, lapse of time or both, would constitute a material breach or default on the part of Parent or any other party thereto under any term of the Commitment Letters which would reasonably be expected to materially impair or adversely affect the Debt Financing. Parent has no reason to believe that it or any other party thereto will be unable to satisfy on a timely basis any term of any of the Commitment Letters. Except as set forth in the Debt Commitment Letter, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing other than the Financing Conditions. The only conditions precedent or other contingencies related to the funding of the Debt Financing on the Closing Date that will be included in the Debt Financing Documents shall be the Financing Conditions contained in the Debt Commitment Letter. As of the date of this Agreement, Parent has no reason to believe that (i) any of the Financing Conditions will not be satisfied or (ii) the Financing will not be made available to Parent on the Closing Date. Parent and Merger Sub expressly agree and acknowledge that their obligations hereunder, including Parent’s and Merger Sub’s obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of financing.

Section 5.09    Solvency. Neither Parent nor Merger Sub is entering into the Transactions with the actual intent to hinder, delay or defraud either present or future creditors of any Acquired Company. Each of Parent and Merger Sub is solvent as of the date of the Closing Date, assuming (a) the truth and accuracy of the representations and warranties contained in Article IV (without giving effect to any “material”, “materiality”, “Company Material Adverse Effect”, “knowledge” or similar qualifiers or exceptions contained therein), (b) that any estimates, projections or forecasts of the Company and its Subsidiaries have been prepared by them in good faith based upon assumptions that were, and continue to be, reasonable, (c) the Company complies in all material respects with its obligations under this Agreement, (d) the Company and its Subsidiaries, taken as a whole, are solvent immediately prior to the Effective Time, and (e) satisfaction of the conditions to the Parent and Merger Sub’s obligation to consummate the Merger, and each of Parent and the Surviving Corporation will, after giving effect to all of the Transactions, including the payment of any amounts required to be paid in connection with the consummation of the Transactions and the payment of all related fees and expenses, be solvent at and immediately after the Effective Time. As used in this Section 5.09, the term “solvent” means, with respect to a particular date, that on such date, (a) the sum of the assets, at a fair valuation, of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries will exceed their debts, (b) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries have not incurred debts beyond its ability to pay such debts as such debts mature and become absolute, and (c) each of Parent and Merger Sub and, after the Merger, Parent and the Surviving Corporation and its Subsidiaries, has sufficient capital and liquidity with which to conduct its business. For purposes of this Section 5.09, “debt” means any liability on a claim, and “claim” means any (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, and (ii) any right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

Section 5.10    Ownership of Merger Sub; No Prior Activities. All of the authorized capital stock of Merger Sub consists of 1,000 shares, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding shares of stock of Merger Sub are, and at the Effective Time will be, owned directly by Parent. Merger Sub was formed solely for the purpose of engaging in the Transactions. Except for obligations or liabilities incurred in connection with its formation and the Transactions, Merger Sub has not and will not prior to the Effective Time have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

Section 5.11    Company Arrangements. Other than as contemplated by this Agreement, the Confidentiality Agreement, the Support Agreements and the Rollover Agreements, as of the date hereof, none of Parent or Merger Sub, or their respective executive officers, directors or Affiliates, has entered into any agreement, arrangement or understanding with any of the executive officers, directors or Affiliates of the Company relating in any way to the Transactions or the operations of the Company.

Section 5.12    Investment Intention. Parent is acquiring through the Transactions the shares of capital stock of the Surviving Corporation for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act) thereof. Parent understands that the shares of capital stock of the Surviving Corporation have not been registered under the Securities Act or any “blue sky” Laws and cannot be sold unless subsequently registered under the Securities Act, any applicable “blue sky” Laws or pursuant to an exemption from any such registration.

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Section 5.13    No Additional Representations and Warranties. Except for the representations and warranties contained in Article IV, Parent and Merger Sub acknowledge that neither the Company nor any of its Subsidiaries or Representatives makes, and Parent and Merger Sub acknowledge that they have not relied upon or otherwise been induced by, any other express or implied representation or warranty by or on behalf of the Company or any of its Subsidiaries or with respect to any other information provided or made available to Parent or Merger Sub by or on behalf of any of the Company in connection with the Transactions, including any information, documents, projections, forecasts or other material made available to Parent, Merger Sub or their respective Representatives in certain “data rooms” or management presentations in expectation of the Transactions.

ARTICLE VI.

COVENANTS OF THE PARTIES

Section 6.01    Conduct of the Company Pending the Merger.

(a)    The Company agrees that, from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.01, except as (w) set forth on Section 6.01(a) of the Company Disclosure Letter (x) as required by Applicable Law, (y) expressly required by this Agreement or (z) otherwise with the prior written consent of Parent (which shall not be unreasonably withheld, conditioned or delayed), the Company will, and will cause each of its Subsidiaries to, (i) conduct its operations, in all material respects, in the ordinary course of business, and (ii) use its commercially reasonable efforts to preserve the goodwill and current relationships of the Acquired Companies with employees, customers, suppliers and other Persons with which the Company or any of its Subsidiaries has significant business relations; provided, however, that no action by the Acquired Companies with respect to matters specifically addressed by any provision of the following sentence shall be deemed a breach of the covenants contained in this sentence unless such action would constitute a breach of such specific provision in the following sentence; provided, further, that the failure by an Acquired Company to take any action prohibited by any clause in the following sentence shall not be deemed to be a breach of the covenants contained in this sentence. Without limiting the foregoing, and as an extension thereof, except (A) as set forth on Section 6.01(a) of the Company Disclosure Letter, (B) as required by Applicable Law, (C) expressly required in this Agreement, or (D) otherwise with the prior written consent of Parent (such shall not be unreasonably withheld, conditioned or delayed), the Company shall not, and shall not permit any of its Subsidiaries to, and shall use reasonable efforts to cause each Affiliated Practice not to (as applicable), from the date of this Agreement until the earlier of the Effective Time or the valid termination of this Agreement in accordance with Section 8.01:

(i)    amend the certificate of incorporation, bylaws or other organizational documents of the Acquired Companies;

(ii)    issue, sell, grant options or rights to purchase or receive, pledge, or authorize or propose the issuance, sale, grant of options or rights to purchase or pledge, any Company Capital Stock or other Equity Securities, other than (i) shares of Company Common Stock issuable (x) upon exercise of the Company Options set forth on Section 4.05(b) of the Company Disclosure Letter in accordance with their terms or (y) in connection with the vesting and/or settlement of Company RSU Awards set forth on Section 4.05(b) of the Company Disclosure Letter in accordance with their terms, or (ii) grants of Company Options, Company RS Awards and/or Company RSU Awards to new hires or in connection with promotions (with the aggregate and individual grant date fair values of such grants not to exceed the amounts set forth on Section 6.01(a)(ii) of the Company Disclosure Letter);

(iii)    establish a record date for, authorize, declare, pay or make any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any Company Common Stock or other Equity Securities of the Company or any of its Subsidiaries;

(iv)    other than in the ordinary course of business (x) modify or terminate (excluding terminations or renewals upon expiration of the term thereof in accordance with the terms thereof) any Company Material Contract, (y) enter into any Contract that would be a Company Material Contract or a Real Property Lease if in existence on the date hereof, or (z) waive, release or assign any material rights, claims or benefits under any Company Material Contract or Real Property Lease; provided, that the foregoing shall not restrict any such action with respect to any Company Material Contract taken in the ordinary course of business;

(v)    sell, assign, transfer, convey, lease or otherwise dispose or create any material Lien on any of the Company’s or its Subsidiaries’ assets or properties, except in the ordinary course of business, or disclose any material Trade Secret (except pursuant to a written confidentiality agreement in the ordinary course of business with reasonable protections);

(vi)    except as required by (x) Applicable Law or (y) the terms (as in effect on the date hereof) of a Plan in existence as of the date hereof and set forth on Section 4.16(a) of the Company Disclosure Letter: (i) grant any material

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change in control or severance or termination or similar pay to (or amend any such existing arrangement with) any current or former employee, director, officer or other individual service provider of any Acquired Company, (ii) modify, extend, or enter into any CBA, or recognize or certify any labor union, labor organization, works council, or group of employees of the Acquired Companies as the bargaining representative for any employees of the Acquired Companies, (iii) establish, enter into, adopt, or materially amend or terminate any Plan or any plan, program, policy, agreement or arrangement that would be a Plan if in effect on the date hereof (which, for the avoidance of doubt, excludes offer letters for “at will” employment with employees with total annual compensation less than $300,000 that do not deviate in any material respect from the standard form offer letter previously provided to Parent, do not provide for any severance, change in control or similar benefits, are terminable upon notice without liability and are entered into in the ordinary course of business consistent with past practice), (iv) accelerate the timing of vesting, payment or funding of, or materially increase, any compensation (including any Company Compensatory Award), bonus, commission or other benefits payable or provided to any current or former employee, director, officer or any individual service provider of any Acquired Company, or (v) hire or terminate any individual with total annual compensation greater than $300,000;

(vii)    other than the Merger contemplated hereby, merge or consolidate any Acquired Company with any Person or adopt a plan of complete or partial liquidation or resolutions providing for a complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization of any Acquired Company, except with respect to any wholly owned Subsidiary of the Company;

(viii)    make any material loans or material advances of money to any Person (other than for transactions among the Acquired Companies), except for (A) advances to employees or officers of the Acquired Companies for expenses or (B) extensions of credit to customers, in each case, incurred in the ordinary course of business;

(ix)    implement any employee layoffs, plant closings, reductions in force, furloughs, temporary layoffs, salary or wage reductions, work schedule changes or other similar action, to the extent such actions implicate the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar Laws;

(x)    waive or release any noncompetition, nonsolicitation, nondisclosure, noninterference, nondisparagement, or other restrictive covenant obligation of any current or former employee or independent contractor;

(xi)    (A) make, change or rescind any material Tax election, file any amended Tax Return with respect to any material Tax (except as contemplated pursuant to Section 6.23), adopt or change any annual Tax accounting period or method of Tax accounting, enter into any material closing agreement with respect to Taxes, settle any material Tax claim or assessment, surrender any right to claim, or knowingly take or fail to take any action that would reasonably be expected to delay receipt by the Acquired Companies of, a material Tax refund or credit, or consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment (other than an extension in the ordinary course), in each case, to the extent such action would reasonably be expected to have an adverse and material effect on Parent or the Acquired Companies or (B) except as required or permitted by GAAP, change any material accounting principles, methods or practices;

(xii)    split, combine or reclassify any Equity Securities of the Company or any of its Subsidiaries, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Equity Securities of the Company or any of its Subsidiaries, other than ordinary course repurchases in connection with the termination of any employee or service provider;

(xiii)    make or commit to any capital expenditures in excess of $5,000,000 in any individual payment, or $10,000,000 in the aggregate, except as disclosed on Section 6.01(a)(xiii) of the Company Disclosure Letter or pursuant to the Company’s annual capital expenditures budget;

(xiv)    make any acquisition (whether by merger, consolidation or acquisition of stock or assets) of any interest in any Person or any division or assets thereof or any divestiture of any of the Company’s Subsidiaries or any material assets thereof;

(xv)    incur, issue, become liable for, amend or modify in any material respect the terms of any indebtedness or assume, guarantee or endorse, or otherwise become responsible for or grant any Lien on any assets of the Acquired Companies with respect to, the obligations of any Person for indebtedness (in each case, for the avoidance of doubt, excluding trade payables, immaterial capital lease obligations incurred in the ordinary course of business, or obligations issued or assumed as consideration for services or property, including inventory), in each case in excess of $2,500,000;

(xvi)    except as required by GAAP, make any material changes to any Acquired Company’s accounting policies or principles;

(xvii)    compromise, settle or agree to settle any claims (A) involving amounts in excess of $250,000 individually or $1,500,000 in the aggregate or (B) (x) with respect to any obligations of criminal wrongdoing, (y) that would impose

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any material non-monetary obligations on the Company or its Subsidiaries that would continue after the Effective Time or (z) involving an admission of guilt or liability by the Company or any of its Subsidiaries;

(xviii)    enter into any new line of business material to the Company and its Subsidiaries, taken as a whole;

(xix)    (x) fail, cancel, reduce, terminate or fail to maintain insurance coverage under material insurance policies (other than replacements thereof providing similar coverage on substantially similar terms) or (y) fail to file claims in a timely manner as required under the Insurance Policies with respect to all material matters and material occurrences for which it has coverage; or

(xx)    commit, enter into any agreement, or otherwise become obligated, to do any action prohibited under this Section 6.01(a).

Notwithstanding anything to the contrary in this Agreement: (i) any action taken, or omitted to be taken, by any of the Acquired Companies in good faith pursuant to any Applicable Law or any other directive, pronouncement or guideline issued by a Governmental Authority providing for business closures, “sheltering-in-place” or other similar restrictions that relate to or arise out of COVID-19 shall in no event be deemed to constitute a breach of this Section 6.01(a). The Acquired Companies shall, to the extent practicable under the circumstances, notify Parent in writing before taking any such action and reasonably consult with Parent with respect thereto.

(b)    Nothing contained in this Agreement shall give Parent, directly or indirectly, any right to control or direct the operations of the Acquired Companies prior to the Closing. Prior to the Closing, each of the Company and Parent shall exercise, consistent with the other terms and conditions of this Agreement, complete control and supervision over their respective businesses.

Section 6.02    Non-Solicitation

(a)    Except as otherwise expressly permitted by this Section 6.02, the Company shall, and shall cause its Subsidiaries and each of its and their respective directors, officers and employees to, and shall instruct and direct, and use its reasonable best efforts to cause, its other Representatives to:

(i)    from the execution of this Agreement (x) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal and (y) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of this Agreement, of the obligations set forth in this Section 6.02(a) and (z) promptly (and in any event within two (2) Business Days of the date hereof), request in writing that each Third Party that has previously executed a confidentiality or similar agreement promptly return or destroy all confidential information concerning the Company and its Subsidiaries provided by the Company and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto and ensure that no such Third Party has any continued access to any electronic data room; and

(ii)    from and after the execution of this Agreement until the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Article VIII, not to, directly or indirectly (A) solicit, initiate, seek, propose, or knowingly facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any non-public information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal; provided, that notwithstanding the foregoing, the Company shall be permitted to grant a waiver of or terminate any “standstill” or similar bona fide agreement or obligation of any Third Party with respect to the Acquired Companies to allow such Third Party to submit an Acquisition Proposal if the Company Special Committee has determined that failure to so waive or terminate would be inconsistent with the Company’s directors’ fiduciary duties under Applicable Law, (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other definitive agreement or Contract with respect to or relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement) or requiring the Company to abandon, terminate, breach or fail to consummate the Transactions (an “Alternative Acquisition Agreement”), or (E) resolve, commit or agree to do any of the foregoing.

(b)    Notwithstanding anything to the contrary contained in Section 6.02(a) but subject to compliance with the other provisions of this Section 6.02, if, after the date of this Agreement and prior to the receipt of the Required Company

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Stockholder Approval (i) the Company has received a written Acquisition Proposal from a Third Party that did not result from a breach of Section 6.02(a) and that is not withdrawn and (ii) the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee determines in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), that (x) such Acquisition Proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (y) the Company Special Committee determines in good faith, after consultation with outside counsel, that failure to take the actions contemplated by clauses (A) and (B) below would be inconsistent with the directors’ fiduciary duties under Applicable Law, then the Company and its Representatives may, subject to the execution of a customary confidentiality agreement with such Third Party that contains provisions that in the aggregate are no less favorable to the Company than those contained in the Confidentiality Agreement and that does not contain any provision that would prevent the Company from complying with its obligation to provide any disclosure to Parent required pursuant to this Section 6.02 (each, an “Acceptable Confidentiality Agreement”) (A) furnish non-public information, and afford access to the books or records or officers of the Acquired Companies, to such Third Party and (B) engage in discussions and negotiations with such Third Party with respect to the Acquisition Proposal; provided, that any non-public information concerning the Acquired Companies made available to any Third Party shall, to the extent not previously made available to Parent, be made available to Parent as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after it is made available to such Third Party. Notwithstanding anything to the contrary set forth in this Section 6.02 or elsewhere in this Agreement, the Company, its Subsidiaries and its Representatives may, in any event (without the Company Board (upon the recommendation of the Company Special Committee) or the Company Special Committee having to make the determination in clause (ii) of the preceding sentence), contact any Third Party to (i) seek to clarify and understand the terms and conditions of any inquiry or proposal made by such Third Party solely to, and only to the extent necessary to, determine whether such inquiry or proposal constitutes, or would reasonably be expected to lead to, a Superior Proposal and (ii) inform such Third Party that has made or, to the Knowledge of the Company, is considering making an Acquisition Proposal of the provisions of this Section 6.02.

(c)    Except as expressly permitted by this Section 6.02(or Section 6.02(d), neither the Company Board nor the Company Special Committee, as applicable, shall (i) withhold, withdraw, modify, or propose publicly to withhold, withdraw or modify, in a manner adverse to Parent, the Company Board Recommendation; (ii) fail to include the Company Board Recommendation in the Proxy Statement or fail to recommend against any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 within ten (10) Business Days after the commencement of a tender offer providing for such Acquisition Proposal; (iii) authorize, adopt, approve or recommend, or publicly propose to authorize, adopt, approve or recommend, or otherwise declare advisable (publicly or otherwise) any Acquisition Proposal; (iv) following receipt by the Company of an Acquisition Proposal, fail to reaffirm publicly the Company Board Recommendation within five (5) Business Days after Parent requests in writing that the Company Board Recommendation be reaffirmed publicly, provided that, other than any reaffirmation following receipt of an Acquisition Proposal, Parent may only request one (1) reaffirmation (provided that any Acquisition Proposal that is modified in any material respect shall be considered a new and separate Acquisition Proposal for purposes of this Section 6.02(c)); (v) make any recommendation or public statement in connection with a tender offer or exchange offer other than a recommendation against such offer or a customary “stop, look and listen” communication by the Board of Directors of the Company (or the Company Special Committee, if applicable) pursuant to Rule 14d-9(f) of the Exchange Act provided that the Company does not make any recommendation or public statement in connection therewith other than a recommendation against any Acquisition Proposal (any of the actions described in clauses (i) through (v) of this Section 6.02(c), an “Adverse Recommendation Change”), or (vi) authorize, cause or permit the Company to enter into any Alternative Acquisition Agreement. Notwithstanding anything to the contrary set forth in this Agreement, at any time prior to the receipt of the Required Company Stockholder Approval, but not after, the Company Board (upon the recommendation of the Company Special Committee) shall be permitted, so long as the Company is not in material violation of this Section 6.02 and subject to compliance with Section 6.02(d), (x) to terminate this Agreement to concurrently enter into a definitive Alternative Acquisition Agreement with respect to a Superior Proposal pursuant to Section 8.01(h) and/or (y) to effect an Adverse Recommendation Change or Notice of Adverse Recommendation Change in connection with such Superior Proposal.

(d)    The Company Board or the Company Special Committee, as applicable, shall only be entitled to effect an Adverse Recommendation Change or terminate this Agreement pursuant to Section 8.01(h) if, prior to the time the Required Company Stockholder Approvals are obtained, but not after:

(i)    (A) the Company has provided, at least three (3) Business Days advance written notice (a “Notice of Adverse Recommendation Change”) to Parent that the Company intends to take such action in response to a Superior Proposal pursuant to Section 6.02(c) (it being understood that the delivery of a Notice of Adverse Recommendation Change and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes, as applicable, written notice of the

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material terms of such Superior Proposal which enabled the Company Board or the Company Special Committee, as applicable, to make the determination that the Acquisition Proposal is a Superior Proposal, the identity of the Person who made such Superior Proposal and which notice shall attach the most current version of the relevant transaction agreement, and, if applicable, copies of all relevant documents relating thereto including any related financing commitments, (B) during the three (3) Business Day period following the time of Parent’s receipt of the Notice of Adverse Recommendation Change, the Company shall have, and shall have caused its directors, officers, employees and Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement and the Commitment Letters and Guaranty so that such Superior Proposal ceases to constitute a Superior Proposal; and (C) following the end of the three (3) Business Day period described in the preceding clause (B), the Company Board (upon the recommendation of the Company Special Committee) shall have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), taking into account any changes to this Agreement and the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Adverse Recommendation Change or otherwise, that the Superior Proposal giving rise to the Notice of Adverse Recommendation Change continues to constitute a Superior Proposal; provided, however, that in the event that the Acquisition Proposal to which this provision applies is thereafter modified in any material respect by the party making such Acquisition Proposal, the Company shall provide written notice of and the material terms with respect to such modified Acquisition Proposal to Parent and shall again comply with this Section 6.02(d) and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change or effecting a termination pursuant to Section 8.01(h) (and shall do so for each such subsequent amendment or modification).

(ii)    (A) an Intervening Event has occurred; (B) the Company Board (upon the recommendation of the Company Special Committee) has determined in good faith, after consultation with the Company’s financial and outside legal counsel (including the Special Committee Financial Advisor), that the failure to effect an Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; (C) prior to effecting an Adverse Recommendation Change, the Company Board (or the Company Special Committee, if applicable) has provided, at least three (3) Business Days’ advance written notice (a “Notice of Intervening Event”) to Parent that the Company intends to take such action (it being understood that the delivery of a Notice of Intervening Event and any amendment or update thereto and the determination to so deliver such notice, amendment or update will not, by itself, constitute an Adverse Recommendation Change), which notice includes reasonably detailed information describing the Intervening Event and the reasons for the Company taking such action; (D) during such three (3) Business Day period following the time of Parent’s receipt of the Notice of Intervening Event, the Company shall have, and shall have caused its directors, officers, employees and Representatives to, and shall have used reasonable best efforts to cause its other Representatives to, negotiate with Parent in good faith (to the extent Parent desires to negotiate) to make such adjustments in the terms and conditions of this Agreement, the Commitment Letters and Guaranty in response to such Intervening Event; (E) following the end of such three (3) Business Day period described in the preceding clause (D), the Company Board (upon the recommendation of the Company Special Committee) shall have determined in good faith, after consultation with its financial and outside legal advisors (including the Special Committee Financial Advisor), taking into account any changes to this Agreement, the Commitment Letters and Guaranty irrevocably offered in writing by Parent in response to the Notice of Intervening Event, that the failure to make such Adverse Recommendation Change would be inconsistent with its fiduciary duties under Applicable Law; provided that if the Intervening Event to which this provision applies thereafter changes in any material respect or another Intervening Event occurs, the Company shall provide written notice of such modified or other Intervening Event to Parent and shall again comply with this Section 6.02(d)(ii) and provide Parent with an additional two (2) Business Days’ notice prior to effecting any Adverse Recommendation Change.

(e)    From and after the execution of this Agreement until the Effective Time or the date, if any, on which this Agreement is terminated in accordance with Article VIII, (i) as promptly as reasonably practicable (and in any event within twenty-four (24) hours) after (x) receipt of any Acquisition Proposal by the Company or any of its Subsidiaries or Representatives or (y) any request for non-public information or inquiry or any discussions or negotiations are sought to be initiated with, the Company or any of its Subsidiaries or Representatives in connection with a potential Acquisition Proposal, the Company shall provide Parent with written notice, which notice shall include, in the case of clause (x), the identity of the Person making the Acquisition Proposal and the material terms and conditions thereof (including, if applicable, copies of any written documentation constituting the Acquisition Proposal, including proposed Alternative Acquisition Agreements and any related financing commitments), and in the case of (y) the identity of the Person seeking such information or discussions or negotiations, and (ii) in the event that any such party modifies its Acquisition Proposal in any material respect, the Company shall provide Parent with written notice within twenty-four (24) hours after receipt of such modified Acquisition Proposal of the fact that such Acquisition Proposal has been modified and the terms of such modification or proposed

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modification (including, if applicable, copies of any written documentation reflecting such modification or proposed modification). The Company shall keep Parent reasonably informed of the status of the discussions or negotiations referenced in clauses (i) and (ii) above.

(f)    Nothing contained in this Agreement shall prohibit the Company or the Company Board (upon the recommendation of the Company Special Committee), directly or indirectly through its Representatives, from (i) taking and disclosing to the Company’s stockholders a position with respect to a tender or exchange offer by a Third Party pursuant to Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act (or any similar communication to the Company’s stockholders), or (ii) making any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act or a factually accurate public statement by the Company that describes the Company’s receipt of an Acquisition Proposal and the operation of this Agreement with respect thereto; provided that the foregoing shall in no way eliminate or modify the effect that any such statement or disclosure would otherwise have under this Agreement.

(g)    Any breach of this Section 6.02 by any director, officer or Subsidiary of the Company or any action by any Representative acting on the Company’s behalf in breach of this Section 6.02 will be deemed to be a breach of this Agreement by the Company.

Section 6.03    Appropriate Action; Consents; Filings.

(a)    The Company, Parent and Merger Sub shall use their reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under Applicable Law, including Antitrust Law and the CFIUS Authorities, or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained by Parent, Merger Sub or the Company, or any of their respective Subsidiaries, or to avoid any action or Proceeding by any Governmental Authority (including those in connection with the Antitrust Laws and the CFIUS Authorities), in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions and (iii)(A) as promptly as reasonably practicable, and in any event within ten (10) Business Days after the date hereof, make, and use commercially reasonable efforts to cause its direct or indirect shareholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under the HSR Act, (B) as promptly as reasonably practicable after the date hereof, make, and use commercially reasonable efforts to cause its direct or indirect shareholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other applicable Antitrust Laws and the CFIUS Authorities, and (C) as promptly as reasonably practicable after the date hereof, make, and use commercially reasonable efforts to cause its direct or indirect shareholders to make (to the extent required by Applicable Law), all necessary filings, and thereafter make any other required submissions, with respect to this Agreement required under any other Applicable Law. The Company and Parent shall furnish to each other all information required for any application or other filing under the rules and regulations of any Applicable Law in connection with the Transactions.

(b)    Without limiting the generality of anything contained in this Section 6.03, each party hereto shall: (i) give the other parties prompt notice of the making or commencement of any request, inquiry, investigation, action or Proceeding by or before any Governmental Authority with respect to the Merger or any of the other Transactions; (ii) keep the other parties reasonably informed as to the status of any such request, inquiry, investigation, action or Proceeding; (iii) promptly inform the other parties of any communication to or from any Governmental Authority regarding the approval of the Merger or any of the other Transactions; (iv) respond as promptly as practicable to any additional requests for information received by any party from any Antitrust Authority any other Governmental Authority with respect to the Transactions or filings contemplated by Section 6.03(a); and (v) use reasonable best efforts to (A) obtain termination or expiration of the waiting period under the HSR Act, CFIUS Clearance and such other approvals, consents and clearances as may be necessary, proper or advisable under any Applicable Laws, including any other applicable Antitrust Laws and (B) prevent the entry in any action or Proceeding brought by a Governmental Authority or any other Person of any Governmental Order which would prohibit, make unlawful or delay the consummation of the Transactions. Parent shall take the lead with respect to (w) the scheduling of, and strategic planning for, any meeting with any Governmental Authority under the HSR Act or any other Applicable Law, (x) the making of any filings under the HSR Act or any other Applicable Law, (y) the process for the receipt of any necessary approvals and (z) the resolution of any investigation or other inquiry of any such Governmental Authority. Each party hereto will consult and reasonably cooperate with the other parties and will consider in good faith the views of the other parties in connection with any filing, analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with the Merger or any of the other Transactions. In addition, except as may be

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prohibited by any Governmental Authority or by Applicable Law, in connection with any such request, inquiry, investigation, action or Proceeding, each party hereto will permit Representatives of the other parties to be present at each meeting or conference relating to such request, inquiry, investigation, action or Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Authority in connection with such request, inquiry, investigation, action or Proceeding.

(c)    Notwithstanding anything to the contrary in this Agreement, in connection with obtaining any approval or consent related to any Applicable Law, Parent shall cooperate in good faith with the Governmental Authorities and shall undertake promptly any and all action to complete lawfully the Transactions as soon as practicable (but in any event prior to the End Date) and any and all action reasonably necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any Proceeding in any forum by or on behalf of any Governmental Authority or the issuance of any Governmental Order that would (or to obtain the agreement or consent of any Governmental Authority to the Transactions the absence of which would) delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Merger, including (i) proffering and consenting and/or agreeing to a Governmental Order or other agreement providing for the sale, licensing or other disposition, or the holding separate of, or other limitations or restrictions on, or limiting any freedom of action with respect to, particular assets, categories of assets or lines of business (a “Regulatory Remedy Action”) and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the End Date. Notwithstanding anything to the contrary in this Agreement, Parent shall be entitled to make additional commitments to, or agreements with, Governmental Authorities to delay the Closing following the expiration or termination of the waiting period under the HSR Act or any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date (but in no event to delay the Closing beyond the End Date) if such delay is reasonably necessary in order to prevent a Governmental Authority from continuing to investigate the Transactions, imposing conditions or remedies with respect to the Transactions or commencing a Proceeding.

(d)    Parent shall be solely responsible for and pay all costs incurred in connection with obtaining any consents or approvals of the type described in this Section  6.03.

Section 6.04    Proxy Statement; Company Stockholder Meeting.

(a)    As promptly as reasonably practicable (and in any event within twenty (20) Business Days) following the date of this Agreement, the Company shall use reasonable best efforts to prepare and cause to be filed with the SEC a proxy statement in preliminary form, as required by the Exchange Act, relating to the Company Stockholder Meeting (together with any amendments or supplements thereto, the “Proxy Statement”) and the Company and Parent shall jointly prepare and file a Schedule 13E-3 with the SEC. Except as contemplated by Section 6.02, the Proxy Statement shall include the Company Board Recommendation with respect to the Merger. The Proxy Statement shall include all material disclosure relating to the Special Committee Financial Advisor as required by Applicable Law. The Company shall promptly notify Parent upon the receipt of any comments from the SEC (or the staff of the SEC) with respect to the Proxy Statement or Schedule 13E-3 or any request from the SEC (or the staff of the SEC) for amendments or supplements to the Proxy Statement or Schedule 13E-3, and shall promptly provide Parent with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC (or the staff of the SEC), on the other hand. Each of the parties hereto shall use their commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC (or the staff of the SEC) with respect to the Proxy Statement or Schedule 13E-3. The Company shall use its commercially reasonable efforts so that the Proxy Statement and Schedule 13E-3 will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to cause the definitive Proxy Statement to be mailed to the Company’s stockholders as of the record date established for the Company Stockholder Meeting as promptly as reasonably practicable after the date of this Agreement, and in no event more than ten (10) Business Days after the date on which the SEC confirms that it has no further comments on the Proxy Statement. Prior to filing or mailing the Proxy Statement or Schedule 13E-3 (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, the Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response to the extent permitted by Applicable Law and shall include any such comments reasonably proposed by Parent; provided, however, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent in the event of an Adverse Recommendation Change.

(b)    Parent shall, as promptly as practicable, use reasonable best efforts to furnish to the Company all information concerning Parent and Merger Sub as may be requested in writing by the Company in connection with the Proxy Statement, including such information that is required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement, and shall otherwise assist and reasonably cooperate with the Company in the preparation of

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the Proxy Statement and the resolution of comments from the SEC (or the staff of the SEC). Parent will, upon written request of the Company, reasonable best efforts to confirm and/or supplement the information relating to Parent or Merger Sub supplied by it for inclusion in the Proxy Statement, such that at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Stockholder Meeting, such information shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)    In accordance with the Company’s organizational documents and the requirements of the NASDAQ, the Company shall use reasonable best efforts to, as promptly as reasonably practicable (but subject to the last sentence of this Section 6.04(c) and the timing contemplated in Section 6.04(a)), (x) conduct a “broker search” in accordance with Rule 14a-13 of the Exchange Act and establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (including any adjournment or postponement thereof, the “Company Stockholder Meeting”) and (y) mail to the holders of Company Common Stock as of the record date established for the Company Stockholder Meeting a Proxy Statement and all other proxy material (such date, the “Proxy Date”) and if necessary to comply with applicable securities Laws, after the Proxy Statement shall have been so mailed, promptly circulate amended, supplemental, or supplemented proxy material, and, if required in connection there with, re-solicit proxies. The Company shall use reasonable best efforts to duly call, convene and hold the Company Stockholder Meeting as promptly as reasonably practicable after the Proxy Date (and in no event later than the thirtieth (30th) day following the first mailing of the Proxy Statement to the stockholders of the Company); provided, however, that the Company may, with the written consent of Parent, postpone, recess or adjourn the Company Stockholder Meeting (and shall postpone, recess or adjourn the Company Stockholder Meeting at the request of Parent in the event of clauses (ii), (iii) or (iv) of this Section 6.04(c)): (i) with the consent of Parent, (ii) for the absence of a quorum, (iii) to solicit additional proxies for the purpose of obtaining the Required Company Stockholder Approval, or (iv) after consultation with Parent to allow reasonable additional time for the filing and distribution of any supplemental or amended disclosure which the Company Board (acting on the recommendation of the Company Special Committee) has determined in good faith (after consultation with its outside legal counsel) is necessary under Applicable Laws or fiduciary duty and for such supplemental or amended disclosure to be disseminated to and reviewed by the Company’s stockholders prior to the Company Stockholder Meeting. Once the Company has established the record date for the Company Stockholder Meeting, the Company shall not change such record date or establish a different record date without the prior written consent of Parent, unless required to do so by applicable Law. In the event that the date of the Company Stockholder Meeting as originally called is for any reason adjourned or postponed or otherwise delayed, the Company agrees that unless Parent shall have otherwise approved in writing, it shall implement such adjournment or postponement or other delay in such a way that the Company does not establish a new record date for the Company Stockholders Meeting, as so adjourned, postponed or delayed, except as required by applicable Law. Unless the Company Board (acting on the recommendation of the Company Special Committee) shall have effected an Adverse Recommendation Change, the Company shall use its commercially reasonable efforts to solicit proxies in favor of the adoption of this Agreement and to solicit the Required Company Stockholder Approval. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last ten (10) Business Days prior to the date of the Company Stockholders Meeting, as to the aggregate tally of the proxies received by the Company with respect to the Required Company Stockholder Approval. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not be required to hold the Company Stockholder Meeting if this Agreement is validly terminated. Notwithstanding any Adverse Recommendation Change, unless this Agreement is validly terminated pursuant to, and in accordance, with Article VIII, this Agreement shall be submitted to the holders of Company Capital Stock for the purpose of obtaining the Required Company Stockholder Approval. Without the prior written consent of Parent (which consent shall not be unreasonably withheld, conditioned or delayed), (i) the adoption of this Agreement, (ii) the stockholder advisory vote contemplated by Rule 14a-21(c) under the Exchange Act and (iii) adjournment of the Company Stockholder Meeting shall be the only matters (other than procedural matters) which the Company shall propose to be acted on by the holders of Company Capital Stock at the Company Stockholder Meeting.

(d)    If at any time prior to the Effective Time any event or circumstance relating to the Company or Parent or any of the Company’s or Parent’s Subsidiaries, or their respective officers or directors, is discovered by the Company or Parent, respectively, which, pursuant to the Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement or Schedule 13E-3, such party shall promptly inform the others. Each of Parent, Merger Sub and the Company agrees to correct any information provided by it for use in the Proxy Statement or Schedule 13E-3 which shall have become false or misleading.

(e)    The Company covenants and agrees that the Proxy Statement (including the letter to stockholders, notice of meeting and form of proxy and any other document incorporated or referenced therein, in each case including any amendments or supplements thereto) at the date mailed to the Company’s stockholders and at the time of any meeting of the

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Company’s stockholders to be held in connection with the Merger or Schedule 13E-3, when it is filed with the SEC, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to (i) statements therein relating to Parent and its Affiliates, including Merger Sub, or based on information supplied by Parent or Merger Sub for inclusion in the Proxy Statement or (ii) any financial projections or forward-looking statements. The Proxy Statement and Schedule 13E-3 (and any amendment thereof or supplement thereto) will comply as to form in all material respects with the provisions of the Exchange Act and any other applicable federal securities Laws.

(f)    Parent covenants and agrees that the information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement (and any amendment thereof or supplement thereto) will not, at the date mailed to the Company’s stockholders and at the time of the meeting of the Company’s stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

Section 6.05    Access to Information. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Acquired Companies by Third Parties that may be in the Acquired Companies’ possession from time to time, from the date hereof until the earlier of the Effective Time and the valid termination of this Agreement pursuant to Article VIII, the Company shall, and shall cause its Subsidiaries to, afford to Parent and its Representatives and Debt Financing Sources reasonable access, during normal business hours, in such manner as to not interfere in any material respect with the normal operation of the Acquired Companies, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Acquired Companies, and shall furnish such Representatives with existing financial and operating data and other information concerning the affairs of the Acquired Companies as such Representatives may reasonably request; provided, that such investigation shall only be upon reasonable notice and shall be at Parent’s sole cost and expense; provided, further, that nothing herein shall require the Acquired Companies to disclose any information to Parent or its Representatives if such disclosure would, in the reasonable judgment of the Company, (i) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (ii) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party or (iii) jeopardize any attorney-client or other legal privilege, in each case, so long as that the Company provides Parent written notice of any information so withheld and reasonably cooperates with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to violate Applicable Law, breach such confidentiality obligations, cause such competitive harm, breach such confidentiality obligations or jeopardize such attorney-client or other legal privilege; provided, further, that nothing herein shall authorize Parent or its Representatives to undertake any environmental testing involving sampling of soil, groundwater or building materials, or other similar invasive techniques at any of the Acquired Companies’ properties. All information obtained by Parent, Merger Sub and their respective Representatives shall be subject to the Confidentiality Agreement. No investigation or access permitted pursuant to this Section 6.05 shall affect or be deemed to modify any representation or warranty made by the Company hereunder.

Section 6.06    Confidentiality; Public Announcements. Except as otherwise expressly contemplated by Section 6.02(f) (and, for the avoidance of doubt, nothing herein shall limit the rights of the Company, the Company Special Committee or the Company Board under Section 6.02), prior to any Adverse Recommendation Change, the Company, Parent and Merger Sub shall consult with each other before issuing any press release or public announcement with respect to this Agreement or the Transactions, and none of the parties or their Affiliates shall issue any such press release or public announcement prior to obtaining the other parties’ consent (which consent shall not be unreasonably withheld or delayed), except that no such consent shall be necessary to the extent disclosure may (in the opinion of outside counsel) be required by Applicable Law, Governmental Order or applicable stock exchange rule or any listing agreement of any party hereto. Notwithstanding anything to the contrary set forth therein or herein, the parties agree that the Confidentiality Agreement shall continue in full force and effect until the Closing, at which time it shall automatically terminate effective as of the Closing and will be of no further force or effect. Before any document or other written communication prepared by or on behalf of the Company or any of its Subsidiaries to be publicly disclosed, posted or made accessible on the website of the Company (whether in written, video or oral form via webcast, hyperlink or otherwise), that is related to any of the transactions contemplated by this Agreement and, if reviewed by a stockholder of the Company, could reasonably be deemed to constitute a “solicitation” of “proxies” (in each case, as defined in Rule 14a-1 of the Exchange Act) with respect to the Merger (a “Merger Communication”) is (i) disseminated to any investor, analyst, member of the media, employee, client, customer or other Third Party or otherwise made accessible on the website of the Company or such participant (whether in written, video or oral form via webcast, hyperlink or otherwise), or (ii) utilized by any executive officer, key employee or advisor of the Company or any such participant, as a script in discussions or meetings with any such Third Parties, the

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Company shall (or shall cause any such participant to) reasonably determine in good faith whether that communication constitutes “soliciting material” that is required to be filed by Rule 14a-6(b) or Rule 14a-12(b) of the Exchange Act and shall promptly inform Parent of such determination. The Company shall (or shall cause any such participant to) give reasonable and good faith consideration to any comments made by Parent and its counsel on any such Merger Communication.

Section 6.07    Indemnification of Officers and Directors.

(a)    From and after the Effective Time, Parent agrees that it shall cause the Surviving Corporation to indemnify and hold harmless each present and former director, officer and employee of the Acquired Companies against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, Proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Acquired Companies, as the case may be, would have been permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, indemnification agreements as in effect on the date of this Agreement and that have been made available to Parent (an “Indemnification Agreement”) or other organizational documents of the Company and its Subsidiaries in effect on the date of this Agreement to indemnify such person. Parent also agrees to promptly advance expenses as incurred by each present and former director, officer and employee of the Acquired Companies to the fullest extent permitted under or required by Applicable Law and their respective certificates of incorporation, bylaws, Indemnification Agreements or other organizational documents of the Company and its Subsidiaries in effect on the date of this Agreement to advance expenses incurred by such Person upon receipt of a written undertaking by such Person or on such Person’s behalf to repay the amount paid or reimbursed if it is ultimately determined that such Person is not permitted to be indemnified under applicable Law, organizational documents of the Company and its Subsidiaries or Indemnification Agreement. Without limiting the foregoing, Parent shall cause the Surviving Corporation (i) to maintain for a period of not less than six (6) years from the Effective Time provisions in the Acquired Companies’ respective certificates of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of the Acquired Companies’ former and current officers, directors, employees, and agents that are no less favorable to those Persons than the provisions of Applicable Law and the certificates of incorporation, bylaws, Indemnification Agreements, and other organizational documents of the Acquired Companies, as applicable, in each case, as of the date of this Agreement and (ii) not to amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Applicable Law.

(b)    For a period of six (6) years from the Effective Time, Parent shall cause the Surviving Corporation to maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on terms not less favorable than the terms of such current insurance coverage; provided, however, that (i) the Company may and (if the Company does not) Parent and the Surviving Corporation shall cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining at or prior to the Closing Date a prepaid, non-cancelable six (6)-year “tail” policy (containing terms not less favorable than the terms of such current insurance coverage) with respect to matters existing or occurring at or prior to the Effective Time and (ii) if any Proceeding is asserted or made against those Persons who are currently covered by the Acquired Companies’ directors’ and officers’ liability insurance policies on or prior to the sixth (6th) year anniversary of the Effective Time, any insurance required to be maintained under this Section 6.07 shall be continued in respect of such claim until the final disposition thereof; provided, further, that in no event shall Parent or the Surviving Corporation be required to expend for such policies pursuant to this sentence an aggregate or total premium amount in excess of 350% of the amount per annum the Company paid for such coverage in its last full fiscal year.

(c)    Notwithstanding anything contained in this Agreement to the contrary, this Section 6.07 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on all successors and assigns of Parent and the Surviving Corporation. In the event that Parent or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.07. In addition, Parent and the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 6.07.

Section 6.08    Section 16 Matters. Prior to the Effective Time, the Company shall take such actions as are required to cause the disposition of Company Common Stock, Company Options, Company RS Awards, Company RSU Awards or

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other securities in connection with the Transactions by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act.

Section 6.09    Stockholder Litigation. The Company shall keep Parent reasonably informed on a current basis regarding any stockholder litigation or similar Proceeding against the Company or its directors or officers relating to the Transactions (the “Merger Litigation”), whether commenced prior to or after the execution and delivery of this Agreement. The Company shall give Parent (a) the right to review and comment on all filings or responses to be made before such filings or responses are made by the Company in connection with the Merger Litigation (and the Company shall in good faith take such comments into account) and (b) the opportunity to participate, at its expense, in the defense or settlement of any such Merger Litigation, and the Company shall not settle, or offer to settle, any such Merger Litigation without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed).

Section 6.10    Employee Matters.

(a)    Prior to the Closing Date, the Company shall use commercially reasonable efforts to obtain an Employee Acknowledgement and Release from each employee holding any Company RS Awards, which release, for the avoidance of doubt, shall include a release of all applicable claims against the Company and its Subsidiaries and Affiliates. The Company shall, within a reasonable period of time, provide Parent with a copy of each such executed Employee Acknowledgement and Release once obtained.

(b)    In event the Closing Date occurs prior to the payment of annual bonuses under the Company’s 2021 annual bonus program, Parent and its Affiliates shall cause each Continuing Employee to be paid such Continuing Employee’s 2021 annual bonus pursuant to the terms and conditions set forth in such 2021 annual bonus program previously made available to Parent and set forth on Section 4.16(a) of the Company Disclosure Letter. Such 2021 annual bonuses shall be paid no later than the earlier of the date on which such 2021 annual bonuses would have otherwise been paid in accordance with the terms of the 2021 Bonus Program and the date required by Code Section 409A, subject to the Continuing Employee’s continued employment through the payment date; provided, however, that a Continuing Employee shall remain entitled to such Continuing Employee’s 2021 annual bonus if such Continuing Employee is terminated without “cause” or resigns for “good reason” (each, as defined in the employee’s employment agreement, the Executive Change in Control Severance Plan or the Company Stock Plans, as applicable), in either event, prior to the payment date, subject to such Continuing Employee’s execution and non-revocation of a general release of claims in favor of the Company, Parent and each of their respective Subsidiaries and Affiliates.

(c)    The provisions of this Section 6.10 are solely for the benefit of the parties to this Agreement, and no Continuing Employee (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Section 6.10 shall create such rights in any such Persons. Nothing herein shall (i) guarantee employment for any period of time or preclude the ability of Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to terminate the employment of any Continuing Employee at any time and for any reason; (ii) require Parent, the Surviving Corporation or any of their respective Affiliates, as applicable, to continue any Plans, or other compensation or benefit plans or arrangements or prevent the amendment, modification or termination thereof after the Effective Time; or (iii) amend any Plans or other employee benefit plans or arrangements.

Section 6.11    Third Party Consents. Notwithstanding anything to the contrary in this Agreement, in no event shall the Company or any of its Subsidiaries be obligated to bear any expense or pay any fee or grant any concession in connection with obtaining any consents, authorizations or approvals required in order to consummate the Transactions pursuant to the terms of any Contract or any Company License to which the Company or any of its Subsidiaries is a party. Prior to the Closing, at the written request of Parent, the Company will use its commercially reasonable efforts to obtain consent under any Contract to which the Company or its Subsidiaries is a party to the extent required so that no default (or right of termination) exists or arises thereunder in connection with or as a result of or following the Merger.

Section 6.12    Notices of Certain Events. The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with this Agreement or the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, if the subject matter of such communication or the failure of such party to obtain such consent could be material to the Company, the Surviving Corporation or Parent, (ii) any written notice from any Person alleging that the approval or consent of such Person is or may be required in connection with this Agreement or the Transactions, and (iii) any Proceedings commenced or, to such party’s Knowledge, threatened against,

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relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to this Agreement or the Transactions; provided, however, that delivery of any notice pursuant to this Section 6.12 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to any party.

Section 6.13    Stock Exchange Delisting. The Surviving Corporation shall cause the Company’s securities to be de-listed from Nasdaq and de-registered under the Exchange Act as promptly as practicable following the Effective Time in compliance with Applicable Law, and prior to the Effective Time the Company shall reasonably cooperate with Parent with respect thereto.

Section 6.14    Merger Sub. Parent will take all actions necessary to (a) cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement and (b) ensure that, prior to the Effective Time, Merger Sub shall not conduct any business, or incur or guarantee any indebtedness or make any investments, other than as specifically contemplated by this Agreement.

Section 6.15    Conduct of Business by Parent Pending the Merger. Parent and Merger Sub covenant and agree that, between the date of this Agreement and the earlier of the Effective Time and the date, if any, on which this Agreement is validly terminated pursuant to Section 8.01, Parent and Merger Sub:

(a)    shall not amend or otherwise change, in any material respect, any of Parent’s organizational documents, except as may be agreed in writing by the Company;

(b)    shall not acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business of any Person or other business organization or division thereof, or otherwise acquire or agree to acquire any assets if such business competes in any line of business of the Acquired Companies and the entering into of a definitive agreement relating to, or the consummation of, such acquisition, merger or consolidation would reasonably be expected to (i) impose any delay in the obtaining of, or increase the risk of not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of any Governmental Authority entering a Governmental Order prohibiting the consummation of Transactions, (iii) increase the risk of not being able to remove any such Governmental Order on appeal or otherwise or (iv) delay or prevent the consummation of the Transactions; and

(c)    shall not prior to the End Date, enter or agree to enter into any definitive agreement for the acquisition of any business or Person or take or agree to take any other action which, in either case, would reasonably be expected to materially interfere with their ability to pay or make available to the Paying Agent and the Company immediately prior to the Effective Time funds sufficient for the satisfaction of all of Parent’s and Merger Sub’s obligations under this Agreement, including the payment of the aggregate Merger Consideration, any amounts payable pursuant to Section 3.05, the payment of all associated costs and expenses, or that otherwise would prevent, materially delay or materially impede the performance by Parent or Merger Sub of its obligations under this Agreement or the consummation of the Transactions.

Section 6.16    Financing Cooperation.

(a)    Prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, the Company shall, and shall cause its Subsidiaries to, use its commercially reasonable efforts to provide (or cause its Subsidiaries to provide) such cooperation in connection with the arrangement of the Financing as is reasonably requested by Parent; provided, that the Company shall in no event be required to provide (or cause its Subsidiaries to provide) such assistance that in the good faith judgment of the Company shall unreasonably interfere with its or its Subsidiaries’ business operations. Such assistance shall include using its commercially reasonable efforts to assist Parent in connection with arranging the Debt Financing, including using commercially reasonable efforts to do the following, each of which shall be at Parent’s written request with reasonable prior notice and at Parent’s sole cost and expense:

(i)    deliver to Parent the Debt Financing Deliverables; and

(ii)    facilitate and assist in the preparation and negotiation of the Debt Financing Documents, including one or more credit agreements, pledge and security agreements, guarantees, certificates (including a solvency certificate) and other definitive financing documents as may be reasonably requested by Parent (including furnishing all (A) information relating to the Company and its Subsidiaries and their respective businesses to be included in any schedules thereto or in any perfection certificates and (B) stock certificates and any other pledged collateral to the extent held by the Company

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and its Subsidiaries); provided that (x) the foregoing documentation (or, as applicable, the pledge of such pledged collateral) shall be subject to the occurrence of the Closing Date and become effective no earlier than the Closing Date, (y) cooperating in satisfying the conditions precedent set forth in any definitive agreements relating to the Debt Financing to the extent satisfaction thereof requires the cooperation, or is within the control of, the Company, its Subsidiaries or their respective representative and (z) in no event shall the Company or any of its officers, director or employees be required to approve, ratify or execute any of the Debt Financing Documents prior to consummation of the Merger (unless contingent on the consummation of the Merger);

provided that (v) neither the Company nor any of its Affiliates will be required to make any filings with the SEC in connection with the Financing (other than the Proxy Statement and Schedule 13E-3), (w) nothing in this Section 6.16 shall require any such action to the extent it would (1) unreasonably interfere with the business or operations of the Acquired Companies or require the Acquired Companies to agree to pay any fees, reimburse any expenses or give any indemnities, in any case prior to the Closing, for which Parent does not promptly reimburse or indemnify it, as the case may be, under this Agreement or (2) require the Company, any Company Party or their respective Representatives or financing sources to execute, deliver or enter into, or perform any Debt Financing Document prior to the Closing, (x) none of the board of directors (or other similar governing body) of any Acquired Company shall be required to adopt resolutions approving the Debt Financing Documents prior to the Closing and consummation of the Merger (and any such adoption or approval at Closing shall be performed by such board of directors (or other similar governing body) as constituted after the Effective Time and Closing), (y) the Company’s obligations under this Section 6.16 shall be subject to the Financing Related Persons (as applicable) being bound by confidentiality agreements in accordance with customary market practice, and (z) none of the Acquired Companies shall be required to provide any information to the extent it would (1) cause significant competitive harm to any Acquired Company if the Transactions are not consummated, (2) violate Applicable Law or the provisions of any Contract (including any confidentiality agreement or similar agreement or arrangement) to which any Acquired Company is a party, (3) jeopardize any attorney-client or other legal privilege or (4) violate any applicable confidentiality obligation of any Acquired Company so long as that the Company provides Parent written notice of any information so withheld and reasonably cooperates with Parent in seeking to allow disclosure of such information in a manner that is not reasonably likely to cause such competitive harm, violate Applicable Law or Contract, jeopardize such attorney-client or other legal privilege or violate any such confidentiality obligation.

(b)    The Company shall have the right to review and comment on marketing materials used in connection with the arrangement of the Debt Financing prior to the dissemination of such materials to potential lenders or other counterparties to any proposed financing transaction (or filing with any Governmental Authority) and no such materials shall contain information that would result in the requirement to make any filing with the SEC; provided, that the Company shall communicate in writing its comments, if any, to Parent and its counsel within a reasonable period of time under the circumstances and consistent with the time accorded to other participants who were asked to review and comment on such marketing materials. The Company shall not be required to agree to any contractual obligation relating to the Financing that is not conditioned upon the Closing and that does not terminate without liability to the Company and its Affiliates upon the termination of this Agreement. The Company shall not be required to deliver or cause the delivery of any legal opinions, authorization and representation letters or take any action that (in its good faith determination) could result in liability to it or its officers or directors in connection with the Financing.

(c)    Parent shall indemnify and hold harmless the Acquired Companies, and each of their respective directors, officers and employees, from and against any and all losses incurred in connection with the Financing or any information, assistance or activities provided in connection therewith, except to the extent arising from (i) any material inaccuracy of any historical information furnished in writing by or on behalf of the Acquired Companies, including financial statements or (ii) the gross negligence, bad faith, willful misconduct or intentional misrepresentation of the Acquired Companies or any of their respective employees or Representatives. Parent shall reimburse the Acquired Companies for any reasonable, documented out-of-pocket third party costs and expenses incurred by the Acquired Companies and each of their respective directors, officers and employees in connection with the Financing or such assistance.

(d)    Notwithstanding anything to the contrary herein, it is understood and agreed that the condition precedent set forth in Section 7.02(b), as applied to the Company’s obligations under this Section 6.16, shall be deemed to be satisfied unless the Debt Financing has not been obtained as a direct result of the Company’s Willful Breach of its obligations under this Section 6.16.

Section 6.17    Financing.

(a)    Prior to the earlier of the Effective Time and the valid termination of this Agreement in accordance with Article VIII, Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all

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things necessary or advisable to arrange and obtain and consummate the Debt Financing on or prior to the Closing Date, including, but not be limited to, using commercially reasonable efforts with respect to the following items: (i) maintaining in effect the Commitment Letters; (ii) [reserved]; (iii) satisfying on a timely basis (or if available, obtain waivers of) all Financing Conditions applicable to Parent and Merger Sub (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing); (iv) negotiating, executing and delivering Debt Financing Documents that reflect the terms contained in the Debt Commitment Letter or on such other terms acceptable to Parent and the Financing Sources; (v) in the event that the conditions set forth in Section 7.01 and Section 7.02 and the Financing Conditions have been satisfied or, upon funding would be satisfied, use commercially reasonable efforts to cause the Financing Sources to fund the full amount of the Debt Financing and the Guarantors to fund the full amount of the Equity Financing; and (vi) enforcing Parent’s rights under the Debt Commitment Letter in the event of a Financing Failure Event (including by seeking damages or taking other enforcement actions, including seeking an order of specific performance).

(b)    Parent shall give the Company prompt notice of any breach or repudiation by any party to any Commitment Letter of which Parent or its Affiliates becomes aware. Without limiting Parent’s other obligations under this Section 6.17, if a Financing Failure Event occurs, Parent shall (i) promptly notify the Company of such Financing Failure Event and the reasons therefor, (ii) in consultation with the Company, use its commercially reasonable efforts to obtain alternative financing from the original Financing Sources or alternative Financing Sources (on terms containing no new or additional conditions to the consummation of such financing; provided that the Parent and Merger Sub shall not be required to (x) pay any fees in excess of those contemplated by the Debt Commitment Letter or (y) agree to economic terms that are materially less favorable (taken as a whole) than those contemplated by the Debt Commitment Letter as in effect of the date hereof), in an amount after giving effect to all other sources then available sufficient to pay the aggregate Merger Consideration, Option Consideration and RSU Consideration pursuant to this Agreement, refinance the Company Credit Agreement and consummate the other Transactions, as promptly as practicable following the occurrence of such event, and (iii) use its commercially reasonable efforts to obtain, and when obtained, provide the Company with a true and complete copy of, a new financing commitment that provides for such alternative financing subject only to the Financing Conditions. Neither Parent nor any of its Affiliates shall, without the prior consent of the Company, amend, modify, supplement, restate, assign, substitute or replace any of the Commitment Letters or any Debt Financing Document except for substitutions and replacements pursuant to the immediately preceding sentence. Parent shall consult with and keep the Company informed on a reasonably current basis and in reasonable detail of the status of Parent’s efforts to arrange the Debt Financing. Parent shall not take any action that would reasonably be expected to materially delay past the End Date or prevent the consummation of the Transactions, including the Debt Financing. Parent and Merger Sub expressly acknowledge and agree that their obligations under this Agreement, including their obligations to consummate the Merger, are not subject to, or conditioned on, Parent’s or Merger Sub’s receipt of financing.

Section 6.18    Termination of Company Credit Agreement.

(a)    At least two (2) Business Day prior to Closing, the Company shall deliver to Parent an executed Payoff Letter in customary form for the Company Credit Agreement and customary Lien releases and other security release and termination documentation (collectively, in form and substance reasonably satisfactory to Parent and its Financing Sources, the “Payoff Documentation”), to allow for the payoff, discharge and termination of such indebtedness and the security interests and guarantees thereto no later than Closing.

(b)    Contemporaneously with the Closing, Merger Sub shall pay (or cause to be paid) to the lenders under the Company Credit Agreement the amount specified in the Payoff Letter with respect thereto (including after giving effect to any per diem amount specified therein, to the extent applicable) in cash in immediately available funds to the bank account(s) specified therein to discharge all obligations of the Acquired Companies outstanding under the Company Credit Agreement and to terminate the commitments thereunder.

Section 6.19    Resignation of Directors and Officers. At the Closing, except as otherwise may be agreed in writing by Parent, the Company shall deliver to Parent the resignation of all of the members of the Board of Directors of the Company who are in office immediately prior to the Effective Time (and to the extent requested by Parent, from any member of the board of directors (or any equivalent) of each Subsidiary of the Company), which resignations shall be effective at the Effective Time.

Section 6.20    Termination of Contracts. At the Closing, except as otherwise may be agreed in writing by Parent, the Company shall deliver to Parent customary documentary evidence of the termination of the Contracts set forth on Section 6.20 of the Company Disclosure Letter.

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Section 6.21    Takeover Statutes. The parties shall use their respective reasonable best efforts (a) to take all action necessary so that no Takeover Statute is or becomes applicable to the Merger or any other transaction contemplated hereby and (b) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the Merger and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Statute and Section 203 of the DGCL on the Merger and the Transaction. Unless this Agreement is otherwise terminated pursuant to Section 9.1, no Adverse Recommendation Change shall change, or be deemed to change, the approval of the Company Special Committee for purposes of causing any Takeover Statute to be inapplicable to the Merger or the other transactions contemplated hereby.

Section 6.22    CFIUS Matters.

(a)    Within ten (10) Business Days of the date of this Agreement, unless otherwise agreed by the parties in writing, the parties shall file with CFIUS a declaration as contemplated under 31 C.F.R. §800.401 (the “CFIUS Declaration”) in accordance with the CFIUS Authorities.

(b)    The parties shall supply, as promptly as practicable (and in any event, within the timeframe required by CFIUS, including any extensions) any certification, additional information, documents or other materials in respect of the CFIUS Declaration or the Transactions that may be requested by CFIUS in connection with its assessment process.

(c)    The parties shall cooperate with each other in connection with resolving any investigation or other inquiry of CFIUS or any other Governmental Authority related to the review processes for the CFIUS Clearance, including by (i) allowing each other to have a reasonable opportunity to review in advance and comment on drafts of filings and submissions to CFIUS (subject to redactions to preserve business confidential information), (ii) promptly informing each other of any communication received by the parties, or proposed to be given by the parties to CFIUS, by promptly providing copies to the other party of any such written communication, and (iii) permitting each other to review in advance any written or oral communication that the parties propose to give to CFIUS, and consulting with each other in advance of any meeting, telephone call or conference with CFIUS, and to the extent not prohibited by CFIUS, giving each other the opportunity to attend and participate in any telephonic conferences or in-person meetings with CFIUS.

Section 6.23    Transaction Tax Deductions. Prior to Closing, the Acquired Companies (i) shall use commercially reasonable efforts to promptly obtain any material income Tax refunds or credits to which they may be entitled, including any such Tax refunds or credits (A) described in Sections 15.5(a) and 15.5(b) of that certain Agreement and Plan of Merger, dated as of March 6, 2018, by and between the Company, New Heights Merger Corporation, Butler Group Holdings, Inc. and Shareholder Representative Services, LLC (the “Ability Merger Agreement” and such Tax refunds or credits, the “Ability Tax Refunds”) and (B) arising from the carryback of net operating losses or other Tax attributes of the Acquired Companies permitted under the Coronavirus Aid, Relief, and Economic Security Act (CARES Act), and (ii) shall not make any Tax Benefit Payments (as defined in the Ability Merger Agreement) in respect of any Ability Tax Refund until actual receipt thereof by the Acquired Companies, and shall otherwise not make any Tax Benefit Payments until the latest date permitted under the Ability Merger Agreement.

ARTICLE VII.

CONDITIONS TO THE TRANSACTION

Section 7.01    Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by all parties and in the case of the Company, upon the approval of the Company Special Committee, if permissible under Applicable Law and other than the condition set forth in Section 7.01(a), which may not be waived by any party) at or prior to the Effective Time of each of the following conditions:

(a)    Required Company Stockholder Approval. The Required Company Stockholder Approval shall have been obtained in accordance with Applicable Law and the certificate of incorporation and bylaws of the Company.

(b)    Regulatory Approvals. (i) the waiting period (and any extension thereof) applicable to the consummation of the Transactions under the HSR Act shall have expired or been terminated and any commitment to, or agreement with, any Governmental Authority not to close the Transactions before a certain date, shall have been terminated or expired and (ii) the CFIUS Clearance shall have been obtained.

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(c)    No Injunction. The consummation of the Merger shall not then be enjoined, restrained or prohibited by any Proceeding, Governmental Order, judgment, decree, injunction or ruling (whether temporary, preliminary or permanent) of any Governmental Authority. No Law shall have been enacted, issued, entered, promulgated or enforced by any Governmental Authority that prohibits or makes illegal consummation of the Merger and shall continue to be in effect.

Section 7.02    Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the Merger are subject to the satisfaction (or written waiver by each of Parent and Merger Sub, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a)    Representations and Warranties.

(i)    Each of the representations and warranties made by the Company in Sections 4.01(a) (Corporate Existence and Power), 4.02 (Corporate Authorization) and Section 4.18 (Required Vote) (collectively, the “Company Fundamental Representations”) shall be true and correct in all material respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date;

(ii)    Each of the representations and warranties made by the Company in this Agreement other than the Company Fundamental Representations (without giving effect to any references to any “Company Material Adverse Effect” or other “materiality” qualifications) and the representations and warranties made by the Company in Section 4.05, 4.07(i) and 4.19 shall be true and correct in all respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing, in each case, (A) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date, and (B) except where the failure to be so true and correct has not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(iii)    Each of the representations and warranties made by the Company in Sections 4.05 and 4.19 shall be true and correct in all respects, except for de minimis inaccuracies, in each case at and as of the date hereof and at and as of the Closing as if made at and as of the Closing, except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date; and

(iv)    The representation and warranty made by the Company in Section 4.07(i) shall be true and correct in all respects.

(b)    Covenants. Each of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)    No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.

(d)    Company Closing Certificate. Parent shall have received a certificate executed on behalf of the Company by its authorized representative to the effect that the conditions set forth in Sections 7.02(a), 7.02(b) and 7.02(c) have been satisfied.

Section 7.03    Conditions to the Obligations of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction (or written waiver by the Company, if permissible under Applicable Law), at or prior to the Closing, of the following further conditions:

(a)    Representations and Warranties. Each of the representations and warranties made by Parent and Merger Sub in this Agreement (without giving effect to any references to materiality qualifications) shall be true and correct in all respects, in each case, at and as of the date hereof and at and as of the Closing as if made at and as of the Closing, in each case, (i) except for representations and warranties that speak as of a particular date, which shall be true and correct in all respects as of such date and (ii) except where the failure to be so true and correct has not had and would not reasonably be expected to have a material adverse effect on the ability of Parent and Merger Sub to consummate the Merger or perform their respective obligations under this Agreement.

(b)    Covenants. Each of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

(c)    Parent Closing Certificate. The Company shall have received a certificate executed on behalf of Parent by its authorized representative and to the effect that the conditions set forth in Sections 7.03(a) and 7.03(b) have been satisfied.

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Section 7.04    Frustration of Closing Conditions. Neither Parent nor Merger Sub may rely on the failure of any condition set forth in Section 7.01 or Section 7.02 to be satisfied if such failure was primarily caused by the failure of Parent or Merger Sub to perform any of its material obligations under this Agreement. The Company may not rely on the failure of any condition set forth in Section 7.01 or Section 7.03 to be satisfied if such failure was primarily caused by its failure to perform any of its material obligations under this Agreement.

ARTICLE VIII.

TERMINATION

Section 8.01    Termination. Notwithstanding anything contained in this Agreement to the contrary, this Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time notwithstanding receipt of the Required Company Stockholder Approval (except as expressly noted below), only as follows:

(a)    by mutual written agreement of the Company (upon approval of the Company Special Committee) and Parent;

(b)    by either the Company (upon approval of the Company Special Committee) or Parent, if the Closing shall not have occurred on or before 5:00 p.m. (Eastern time) on January 16, 2022 (the “End Date”), whether such date is before or after the date of the receipt of Required Company Stockholder Approval; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(b) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the failure of the Closing to have occurred on or before the End Date; provided, further, that if any of the conditions to the Closing set forth in Section 7.01(b) (solely as it relates to the HSR Act or the CFIUS Clearance) or Section 7.01(c) (solely with respect to any Proceeding, Governmental Order, judgment, decree, injunction or ruling relating to the HSR Act or the CFIUS Clearance) has not been satisfied or waived on or prior to January 16, 2022, but all other conditions to Closing set forth in Article VII have been satisfied or validly waived (other than those conditions that by their nature are to be satisfied at the Closing, so long as such conditions are reasonably capable of being satisfied if the Closing were to occur on the End Date), then the End Date shall automatically and without the need for any further action by any Person become 5:00 p.m. (New York Time) on April 16, 2022;

(c)    by either the Company (upon approval of the Company Special Committee) or Parent, if any Governmental Authority shall have issued, promulgated or enacted prior to the Effective Time (i) any Law that prohibits or makes illegal the consummation of the Merger or (ii) any Governmental Order, decree or ruling permanently enjoining or otherwise prohibiting the consummation of the Merger, and such Governmental Order, decree or ruling shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.01(c) may not be exercised by any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of, or resulted in, the issuance of such order, decree or ruling;

(d)    by either the Company (upon approval of the Company Special Committee) or Parent, if the Company Stockholder Meeting (including any adjournments and postponements thereof) shall have been held and the Required Company Stockholder Approval shall not have been obtained;

(e)    by Parent, (i) if there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 7.02(a) and Section 7.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), (ii) Parent shall have delivered written notice to the Company of such Terminating Company Breach, and (iii) such Terminating Company Breach is not capable of cure prior to the End Date or at least 30 days shall have elapsed since the date of delivery of such written notice to the Company and such Terminating Company Breach shall not have been cured during such period or prior to the End Date; provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.01(e) if Parent or Merger Sub is then in material breach of any of its material obligations under this Agreement such that the Company has the right to terminate this Agreement pursuant to Section 8.01(f);

(f)    by the Company (upon approval of the Company Special Committee), (i) if there is any breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, such that the conditions specified in Section 7.03(a) and 7.03(b) would not be satisfied at the Closing (a “Terminating Parent Breach”), (ii) the Company shall have delivered written notice to Parent of such Terminating Parent Breach, and (iii) such Terminating Parent Breach is not capable of cure prior to the End Date or at least 30 days shall have elapsed since the date of delivery of such written notice to Parent and such Terminating Parent Breach shall not have been cured during such period or prior to the End Date; provided, however, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.01(f) if the Company is then in material breach of any of its material obligations under this Agreement such that Parent has the right to terminate this Agreement pursuant to Section 8.01(e);

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(g)    by Parent, if, prior to receipt of the Required Company Stockholder Approval, an Adverse Recommendation Change shall have occurred; provided that Parent’s right to terminate this Agreement pursuant to this Section 8.01(g) shall expire upon receipt of the Required Company Stockholder Approval;

(h)    by the Company (upon approval from the Company Special Committee), at any time prior to the receipt of the Required Company Stockholder Approval, in order to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal; provided, that, prior to any such termination (i) the Company Board (or Company Special Committee, as applicable) authorizes the Company to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal to the extent permitted by, and subject to the terms and conditions of, Section 6.02, (ii) substantially concurrently with the termination of this Agreement, the Company enters into an Alternative Acquisition Agreement providing for such Superior Proposal, (iii) the Company has complied in all material respects with, and is not in material breach of, the provisions of Section 6.02 and (iv) that the Company pays to Parent (or one or more of its designees) the Company Termination Fee prior to or concurrently with such termination; or

(i)    by the Company (upon approval from the Company Special Committee), if (i) all of the conditions set forth in Section 7.01 and Section 7.02 (other than conditions which are to be satisfied by actions taken at the Closing, but which shall then be capable of satisfaction if the Closing were to occur on such date) have been and continue to be satisfied, (ii) the Company has notified Parent in writing that all of the conditions set forth in Section 7.01 and Section 7.02 have been satisfied or, with respect to the conditions set forth in Section 7.02, validly waived (or would be satisfied or validly waived if the Closing were to occur on the date of such notice and other than the conditions set forth in Section 7.01(a) which may not be waived by any party) and it stands ready, willing and able to consummate the Merger at such time, (iii) the Company shall have given Parent written notice at least three (3) Business Days prior to such termination stating that the Company’s intention is to terminate this Agreement pursuant to this Section 8.01(i) and (iv) Parent fails to consummate the Closing at the end of such three (3) Business Day period;

(j)    The party desiring to terminate this Agreement pursuant to this Section 8.01 (other than pursuant to Section 8.01(a)) shall give a written notice of such termination to the other party setting forth the basis on which such party is terminating this Agreement.

Section 8.02    Effect of Termination. Except as otherwise expressly set forth in this Section 8.02 and Section 8.03, in the event of the valid termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or the Financing Related Persons or any of their respective Affiliates, officers, directors or stockholders, other than (subject to Section 8.03) liability of the Company, Parent or Merger Sub, as the case may be, for fraud or any Willful Breach of this Agreement occurring prior to such termination; provided, that notwithstanding anything in this Agreement to the contrary (including, for clarity, anything set forth in this Section 8.02), in no event shall the Parent Parties have any monetary liability or obligation under this Agreement in the event this Agreement is validly terminated pursuant to Section 8.01 (including any monetary liability or obligation pursuant to Section 6.16(c), Section 6.17, this Section 8.02 or Section 8.03) in an aggregate amount greater than the sum of (i) the amount of the Parent Termination Fee and (ii) $7,500,000 (such sum, the “Parent Liability Limit”). Subject to the previous sentence, in determining losses or damages recoverable upon termination by a party hereto for the other party’s breach, the parties hereto acknowledge and agree that such losses and damages shall not be limited to reimbursement of expenses or out-of-pocket costs and may include the benefit of the bargain lost by such party or, in the case of the Company, the holders of Company Common Stock (taking into consideration relevant matters, including the total amount payable to such holders under this Agreement, lost stockholder premium, and the time value of money), which shall be deemed to be damages payable to such party. The provisions of Sections 6.06, 6.16(c), 8.02, 8.03, Article IX and the Confidentiality Agreement, shall survive any termination of this Agreement.

Section 8.03    Expenses; Termination Fee.

(a)    Except as set forth in Section 6.03 and this Section 8.03, each party hereto shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers and accountants; provided, however, that in the event that the Transactions are not consummated, Parent shall pay all fees and expenses in connection with any financing arrangements, regardless of whether such financing fees and expenses were to be incurred by the Company or any of its Subsidiaries; provided, further, that except as set forth in Section 3.02(e), Parent shall bear and timely pay all Transfer Taxes and shall prepare and timely file, at its expense, all Tax Returns and other documentation with respect to such Transfer Taxes.

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(b)    Company Termination Fee. If, but only if, this Agreement is validly terminated:

(i)    (x) by Parent or the Company pursuant to Section 8.01(b) before obtaining the Required Company Stockholder Approval or Section 8.01(d) or by Parent pursuant to Section 8.01(e) and (y) (A) an Acquisition Proposal has been made to the Company after the date hereof and, if public, has not been withdrawn prior to the earlier of (1) the date of the Company Stockholder Meeting (including any adjournments and postponements thereof) and (2) the date of such termination, and (B) within twelve (12) months of the termination of this Agreement, the Company enters into a definitive agreement for the consummation of any Acquisition Proposal and such Acquisition Proposal is subsequently consummated (regardless of whether such consummation occurs within the twelve (12)-month period), then the Company shall pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee on the date of the consummation of such transaction involving any Acquisition Proposal (provided, however, that for purposes of this Section 8.03(b)(i), the references to “fifteen percent (15%)” in the definition of Acquisition Proposal shall be deemed to be references to “fifty percent (50%)”);

(ii)    by Parent pursuant to Section 8.01(g), then the Company shall pay, or cause to be paid, to Parent (or one or more of its designees), the Company Termination Fee within five (5) Business Days following such termination;

(iii)    by the Company pursuant to Section 8.01(h), then the Company shall pay, or cause to be paid, to Parent (or one or more of its designees) the Company Termination Fee prior to or substantially concurrently with such termination; or

(iv)    by the Company or Parent pursuant to Section 8.01(d), then the Company shall pay to Parent (or one or more of its designees) by wire transfer of immediately available funds an amount equal to that required to reimburse Parent, Merger Sub and their respective Affiliates of all fees and expenses incurred in connection with this Agreement and the Transactions (including all fees and expenses of financing sources, counsel, accountants, investment banks, advisors and consultants to Parent and Merger Sub) at or prior to the time of such termination, up to $10,000,000 (the “Reimbursement Payment”). If, following the payment of any Reimbursement Payment, the Company Termination Fee becomes payable to Parent, the amount of the Reimbursement Payment actually paid prior to such time shall offset the amount of the Company Termination Fee payable by the Company to Parent.

(c)    Notwithstanding anything to the contrary in this Agreement, but subject to Section 9.02, Parent’s right to receive from the Company the Company Termination Fee and Enforcement Expenses shall, in circumstances in which the Company Termination Fee is owed, constitute the sole and exclusive remedy of Parent and Merger Sub against (i) the Company and (ii) any of the Company’s former, current and future Affiliates, assignees, stockholders, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i) and (ii), collectively, the “Company Parties”) for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Company Termination Fee and such other amounts, if any, referenced in Section 8.03(g), no Person shall have any rights or claims against the Company Parties under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise, and the Company Parties shall not have any other liability relating to or arising out of this Agreement or the Transaction. If the Company becomes obligated to pay the Company Termination Fee pursuant to Section 8.03(b), upon payment of the Company Termination Fee, neither the Company nor any Company Party shall have any liability or obligation to Parent or Merger Sub relating to or arising out of this Agreement or the transactions contemplated hereby. Nothing in this Section 8.03(c) shall in any way expand or be deemed or construed to expand the circumstances in which the Company or any other Company Party may be liable under this Agreement or the Transaction (including the Financing). For the avoidance of doubt, while Parent or Merger Sub may pursue both a grant of specific performance of the type contemplated by Section 9.02 and the payment of the Company Termination Fee pursuant to Section 8.03(b), as the case may be, under no circumstances shall Parent or Merger Sub be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 9.02 and monetary damages, including all or any portion of the Company Termination Fee or Enforcement Expenses. Parent shall have right to assign the right to receive all or any portion of the Company Termination Fee to one or more Persons in its sole discretion.

(d)    Parent Termination Fee. If, but only if, this Agreement is validly terminated by the Company pursuant to Section 8.01(f) or Section 8.01(i), or is otherwise terminated when terminable pursuant to Section 8.01(f) or Section 8.01(i), then Parent shall pay, or cause to be paid, to the Company the Parent Termination Fee within five (5) Business Days following such termination.

(e)    Notwithstanding anything to the contrary in this Agreement (other than Section 6.16(c)), the Company’s right to receive from Parent the Parent Termination Fee and Enforcement Expenses shall, in circumstances in which the Parent Termination Fee is owed, constitute the sole and exclusive remedy of the Company against (i) Parent, (ii) Merger Sub,

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(iii) any of Parent’s and Merger Sub’s former, current and future Affiliates, assignees, stockholders, limited partners, controlling persons, directors, officers, employees, agents, attorneys and other Representatives (the Persons described in clauses (i) and (ii), collectively, the “Parent Parties”) and (iv) any Financing Related Person, in each case for any breach, loss or damage suffered as a result of the failure of the Transactions to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of the Parent Termination Fee and Enforcement Expenses and such other amounts, if any, referenced in Section 8.03(g), no Person shall have any rights or claims against the Parent Parties or any Financing Related Person under this Agreement or otherwise, whether at law or equity, in contract in tort or otherwise (including in the event of fraud or Willful Breach), and the Parent Parties and the Financing Related Persons shall not have any other liability relating to or arising out of this Agreement or the Transaction, except in respect of the obligations set forth in Section 6.16(c). If Parent becomes obligated to pay the Parent Termination Fee pursuant to Section 8.03(d), upon payment of the Parent Termination Fee, neither Parent nor any Parent Party or any Financing Related Person shall have any liability or obligation to the Company relating to or arising out of this Agreement or the transactions contemplated hereby. Nothing in this Section 8.03(e) shall in any way expand or be deemed or construed to expand the circumstances in which Parent, any other Parent Party or any Financing Related Person may be liable under this Agreement or the Transaction. For the avoidance of doubt, while the Company may pursue both a grant of specific performance of the type contemplated by Section 9.02 and the payment of the Parent Termination Fee pursuant to Section 8.03(d), as the case may be, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the type contemplated by Section 9.02 and monetary damages, including all or any portion of the Parent Termination Fee or Enforcement Expenses. Notwithstanding anything to the contrary in this Agreement, the maximum aggregate liability of the Parent Parties and any Financing Related Person in the event Parent or Merger Sub fails to consummate the Transactions or otherwise fails to comply with or breaches any covenant or other obligation or representation and warranty in this Agreement shall not exceed the Parent Liability Limit. In no event will the Company or any other Company Party seek or obtain, nor will they permit any of their Representatives to seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award against any Parent Party or any Financing Related Person with respect to this Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Guaranty, the Confidentiality Agreement or the Transactions (including any breach by any Guarantor or Parent Party), the termination of this Agreement, the failure to consummate the Transactions or thereby or any claims, Proceedings or actions under Applicable Laws arising out of any such breach, termination or failure (including in the event of a fraud or Willful Breach), other than from Parent or Merger Sub to the extent expressly provided for in this Agreement or any Guarantor to the extent expressly provided for in the Guaranty.

(f)    Each of the Company, Parent and Merger Sub acknowledge and agree that the agreements contained in Sections 8.02 and 8.03 are an integral part of the Transactions, and that, without these agreements, neither Parent nor Merger Sub nor the Company would enter into this Agreement. The Company, Parent and Merger Sub acknowledge and agree that neither the Company Termination Fee, the Parent Termination Fee or the Reimbursement Payment is a penalty, but rather is liquidated damages in a reasonable amount that will compensate Parent and Merger Sub, on the one hand, and the Company, on the other hand, in the circumstances in which such fee is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the Merger. The parties hereto acknowledge and hereby agree that in no event shall (x) the Company be required to pay the Company Termination Fee on more than one occasion or (y) Parent be required to pay the Parent Termination Fee on more than one occasion.

(g)    Any amounts payable pursuant to Section 8.03(b), Section 8.03(e) or this Section 8.03(g) shall be paid by wire transfer of same day funds in accordance with this Section 8.03 to an account designated by Parent or the Company, as applicable (at least two (2) Business Days prior to the date such fee is to be paid). If the Company or Parent, as applicable, fails to pay when due any amount payable under Section 8.03(b) or Section 8.03(e), as applicable, and in order to collect such amount, Parent or the Company, as applicable, commences a Proceeding that results in a judgment against the Company for the Company Termination Fee, Parent for the Parent Termination Fee or Reimbursement Payment, as applicable, then such party shall reimburse the other for all reasonable, documented out-of-pocket costs and expenses (including fees and disbursements of counsel) incurred in connection with such suit (any such amount, the “Enforcement Expenses”); provided that in no event shall the Enforcement Expenses payable by the Company, on the one hand, or the Enforcement Expenses payable by Parent and Merger Sub, on the other hand, exceed $7,500,000 in the aggregate.

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ARTICLE IX.

MISCELLANEOUS

Section 9.01    Notices. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the U.S. mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by nationally recognized overnight delivery service, or (iv) when delivered by facsimile or email (in each case in this clause (iv), solely if receipt via email is confirmed via return email from the primary recipient acknowledging receipt), addressed as follows:

if to Parent or Merger Sub, to:

Nordic Capital Epsilon SCA, SICAV-RAIF

8 Rue Lou Hemmer

L-1748 Senningerberg

Grand Duchy of Luxembourg

Attention:     The Directors

Email: admin@nordiccapital.je

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention: Constantine N. Skarvelis, P.C.

                  David Feirstein, P.C.

                  Joshua Ayal

Email:       constantine.skarvelis@kirkland.com;

                   david.feirstein@kirkland.com;

                   joshua.ayal@kirkland.com

and

Kirkland & Ellis LLP

200 Clarendon Street

Boston, MA 02116

Attention: Armand A. Della Monica, P.C.

Email:     adellamonica@kirkland.com

with a copy to (which shall not constitute notice)

Insight Partners

1114 Avenue of the Americas, 36th Fl.

New York, NY 10036

Attention: Andrew Prodromos

Email: AProdromos@insightpartners.com

with a copy to (which shall not constitute notice)

Willkie Farr & Gallagher LLP

787 7th Avenue

New York, NY 10019

Attention: Morgan D. Elwyn; Danielle Scalzo

Email: melwyn@willkie.com; dscalzo@willkie.com

if to the Company, to:

Inovalon Holdings, Inc.

4321 Collington Road

Bowie, MD 20716

Attention: Legal Department

Email: legal@inovalon.com

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with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: David Allinson; Peter Harwich; Leah Sauter

Email: David.Allinson@lw.com; Peter.Harwich@lw.com;

            Leah.Sauter@lw.com

if to the Company Special Committee, to:

Special Committee of the Board of Directors of Inovalon Holdings, Inc.

4321 Collington Road

Bowie, MD 20716

Attention: William J. Teuber, Jr.

Email: bill.teuber@bridgegrowthpartners.com

with a copy to (which shall not constitute notice):

Latham & Watkins LLP

1271 Avenue of the Americas

New York, NY 10020

Attention: David Allinson; Peter Harwich; Leah Sauter

Email: David.Allinson@lw.com; Peter.Harwich@lw.com;

            Leah.Sauter@lw.com

or to such other address, electronic mail address or facsimile number for a party as shall be specified in a notice given in accordance with this Section 9.01; provided that any notice received by facsimile transmission or electronic mail or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) or on any day that is not a Business Day shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this Section 9.01 shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is one (1) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section  9.01.

Section 9.02    Remedies Cumulative; Specific Performance. The parties hereto agree that irreparable damage would occur, and that the parties would not have any adequate remedy at law, in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached (including failing to take such actions as are required of it hereunder to consummate the Transactions). It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, without proof of actual damages or otherwise, in addition to any other remedy to which any party is entitled at law or in equity. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that any other party has an adequate remedy at law or that any award of specific performance is not an appropriate remedy for any reason at law or in equity. Any party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction. The parties further agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that a remedy of monetary damages would provide an adequate remedy. Notwithstanding the foregoing, it is explicitly agreed that the right of the parties to seek an injunction, specific performance or other equitable remedies in connection with the Company’s enforcing Parent’s and Merger Sub’s obligations to effect the Closing shall be subject to the following requirements: (a) all conditions in Section 7.01 and Section 7.02 have been and continue to be satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing and will be satisfied at the Closing), (b) the Debt Financing has been funded or will be funded at the Closing in accordance with the terms of the Debt Commitment Letter if the Equity Financing is funded, (c) the Company has irrevocably confirmed in a written notice that (i) the Company is ready, willing and able to consummate the Closing and (ii) all of the conditions set forth in Section 7.01 and Section 7.03 have been satisfied or irrevocably waived (other than conditions that are to be satisfied by actions taken at the Closing, which shall be capable of being satisfied at the Closing and will be satisfied at the Closing) and that the if specific performance is granted and the Equity Financing and the Debt Financing are funded, then the Company would take such actions required of it by this

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Agreement to cause the Closing to occur, and (d) Parent and Merger Sub have failed to consummate the Closing prior to the third Business Day following the delivery of such confirmation specified in clause (c) above (it being understood that the conditions to the obligations of Parent and Merger Sub to consummate the transactions contemplated hereby set forth in Section 7.01 and Section 7.03 (other than those conditions that by their terms are to be satisfied by actions taken at the Closing, each of which shall be capable of being satisfied and will be satisfied at the Closing) shall remain satisfied at the close of business on such third (3rd) Business Day).

Section 9.03    No Survival of Representations and Warranties. The representations and warranties and covenants and agreements (to the extent such covenant or agreement contemplates or requires performance prior to the Closing) in this Agreement and in any certificate delivered pursuant hereto by any Person shall terminate at the Effective Time or, except as provided in Section 8.02, upon the valid termination of this Agreement pursuant to Section 8.01, as the case may be, except that this Section 9.03 shall not limit any covenant or agreement of the parties which by its terms expressly contemplates performance after the Effective Time or after termination of this Agreement, including those contained in Section 6.07 and Section 6.10 following the Effective Time.

Section 9.04    Amendments and Waivers.

(a)    Any provision of this Agreement may be amended or waived prior to the Effective Time (except for Section 7.01(a), which may not be waived by any party) if, but only if, the Company Special Committee approves of such amendment or waiver and such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided, however, that the requirement that the Required Company Stockholder Approval include the Public Stockholder Approval shall not be amended or waived; provided further, that (i) no amendment or waiver shall be made subsequent to receipt of the Required Company Stockholder Approval or receipt of approval of this Agreement by Parent as the sole stockholder of Merger Sub which requires further approval of the stockholders of the Company or of the sole stockholder of Merger Sub pursuant to the DGCL or otherwise without such further stockholder approval and (ii) any amendment or waiver with respect to the Company must first be approved by the Company Special Committee. Notwithstanding anything to the contrary contained herein, the Lender Protective Provisions (or any defined term used in any such Lender Protective Provision, to the extent of the application of such defined term to such Lender Protective Provision) contained in this Agreement may not be amended, waived or otherwise modified in any manner that adversely affects the Debt Financing or any Financing Related Person without the prior written consent of the Financing Sources.

(b)    No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 9.05    Disclosure Letter References. The parties hereto agree that any reference on a particular Section of the Company Disclosure Letter or Parent Disclosure Letter, as the case may be, shall only be deemed to be an exception to (or, as applicable, a disclosure for purposes of) (a) the representations and warranties (or covenants, as applicable) of the relevant party that are contained in the corresponding Section of this Agreement and (b) any other representations and warranties (or covenant, as applicable) of such party that are contained in this Agreement, but only if the relevance of that reference as an exception to (or a disclosure for purposes of) such representations and warranties (or covenant, as applicable) is reasonably apparent on the face of such disclosure. Any matter disclosed in any Company SEC Document shall be deemed to be disclosed in a section of the Company Disclosure Letter only to the extent that it is reasonably apparent from such disclosure in such Company SEC Document that such disclosure is applicable to such section of the Company Disclosure Letter. The listing of any matter on a party’s Disclosure Letter shall not be deemed to constitute an admission by such party, or to otherwise imply, that any such matter is material. No disclosure in a party’s Disclosure Letter relating to any possible breach or violation by such party of any Contract or Applicable Law shall be construed as an admission or indication that any such breach or violation exists or has actually occurred. In no event shall the listing of any matter in a party’s Disclosure Letter be deemed or interpreted to expand the scope of such party’s representations, warranties and/or covenants set forth in this Agreement.

Section 9.06    Binding Effect; Benefit; Assignment.

(a)    This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement; provided,

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however, that, notwithstanding the foregoing, (i) the past, present and future officers, directors and employees of the Acquired Companies (and their successors, heirs and representatives) are intended third-party beneficiaries of, and may enforce, Section 6.07, (ii) from and after the Effective Time and the holders of shares of Company Common Stock shall be intended third-party beneficiaries of, and may enforce, Articles II and III, (iii) the Financing Related Persons shall be intended third-party beneficiaries of, and may enforce, the Lender Protective Provisions and the rights of the Parent Parties hereunder may be pledged to the Financing Related Provisions pursuant to the Debt Financing, (iv) the Parent Parties shall be shall be intended third-party beneficiaries of, and may enforce, Section 8.03(b) and (v) the Company Parties shall be shall be intended third-party beneficiaries of, and may enforce, Section 8.03(d).

(b)    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of Law or otherwise without the prior written consent of the other parties; provided that each of Parent and Merger Sub may transfer or assign its rights and obligations under this Agreement, in whole or from time to time in part, to (a) one or more of its Affiliates at any time and (b) after the Effective Time, to any Person; provided that any assignment by Parent or Merger Sub shall not relieve Parent or Merger Sub of its obligations hereunder. Any purported assignment in violation of this Section 9.06(b) shall be null and void.

Section 9.07    Governing Law. This Agreement and all Proceedings (whether based on contract, tort or otherwise) arising out of, or related to this Agreement, the Transactions, or the actions of Parent, Merger Sub or the Company in the negotiation, administration, performance and enforcement thereof (including as it relates to (a) the interpretation of the definition of Company Material Adverse Effect (and whether or not a Company Material Adverse Effect has occurred) and (b) the determination of whether the Closing has been consummated in accordance with the terms hereof, which will, in each case, be governed by and construed in accordance with the Law of the State of Delaware, regardless of the Laws that might otherwise govern under applicable principles of Laws thereof), shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. Notwithstanding the foregoing, each party hereto agrees that any Proceeding of any kind or description, whether in law or in equity, in contract, tort or otherwise, against any Financing Related Persons in any way relating to this Agreement, the Debt Financing or any of the Transactions, including any dispute arising out of or relating in any way to the Debt Commitment Letter, shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any conflict of laws provision thereof that would cause the application of the Laws of another jurisdiction.

Section 9.08    Jurisdiction. Each of the parties hereto hereby expressly, irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any Federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any Proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the Transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (i) agrees not to commence any such Proceeding except in such courts, (ii) agrees that any claim in respect of any such Proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Applicable Law, in such Federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Proceeding in the Court of Chancery of the State of Delaware or such Federal court and (iv) waives, to the fullest extent permitted by Applicable Law, the defense of an inconvenient forum to the maintenance of such Proceeding in the Court of Chancery of the State of Delaware or such Federal court. Each of the parties hereto agrees that a final judgment in any such action or Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party to this Agreement irrevocably consents to service of process outside the territorial jurisdiction of the courts referred to in this Section 9.08 in any such Proceeding by mailing copies thereof by registered or certified U.S. mail, postage prepaid, return receipt requested, to its address as specified in or pursuant to Section 9.01. However, nothing in this Agreement will affect the right of any party to this Agreement to serve process on the other party in any other manner permitted by law. Notwithstanding anything herein to the contrary, each of the parties hereto agrees (i) that any Proceeding of any kind or nature, whether at law or in equity, in contract, tort or otherwise, against a Financing Related Person in connection with this Agreement, the Financing or the Transactions, shall be subject to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan, New York, New York and any appellate court thereof and each party hereto submits for itself and its property with respect to any such Proceeding to the exclusive jurisdiction of such courts, (ii) not to bring or permit any of its Affiliates or Representatives to bring or support anyone else in bringing any such action or proceeding in any other courts, (iii) that a final judgment in any such Proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law, and (iv) to waive and hereby irrevocably waives, to the fullest extent permitted by Law, any objection which it may

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now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such Proceeding in any such court.

Section 9.09    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH, THE DEBT FINANCING, THE DEBT COMMITMENT LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.09.

Section 9.10    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

Section 9.11    Entire Agreement. This Agreement, the Confidentiality Agreement, the Rollover Agreements, the Support Agreements and each of the other documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

Section 9.12    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible. Notwithstanding the foregoing, the parties intend that the remedies and limitations contained in Section 8.03(f) and Section 8.03(g) be construed as an integral provision of this Agreement and that such remedies and limitations shall not be severable in any manner that increases a party’s liability or obligations hereunder or under the Debt Commitment Letter, Equity Commitment Letter or Guaranty.

Section 9.13     Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no Parent Party (other than the Guarantors to the extent set forth in the Guaranty or Equity Commitment Letter) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. Without limiting the rights of the Company against Parent or Merger Sub hereunder, in no event shall the Company or any of its Affiliates, and the Company agrees not to and to cause its Affiliates not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Party (other than the Guarantors to the extent set forth in the Guaranty or Equity Commitment Letter).

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first written above.

OCALA BIDCO, INC.

By:	/s/ Aditya Desaraju
Name: Aditya Desaraju
Title: President

OCALA MERGER SUB, INC

By:	/s/ Aditya Desaraju
Name: Aditya Desaraju
Title: President

[Signature to Agreement and Plan of Merger]

INOVALON HOLDINGS, INC.

By:	/s/ Keith R. Dunleavy, M.D.
Name: Keith R. Dunleavy, M.D.
Title: Chairman & Chief Executive Officer

[Signature to Agreement and Plan of Merger]

Annex B

PROPOSED FORM FINAL

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated as of August 19, 2021, is entered into by and between Ocala Bidco, Inc., a Delaware corporation (“Parent”) and the undersigned shareholders of the Company (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, prior to the execution of this Agreement, the Company Board (acting on the recommendation of the Special Committee) has unanimously (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (b) determined that the Merger Agreement and the transactions contemplated thereby is in the best interests of the Company and its stockholders and declared it advisable to enter into the Merger Agreement, (c) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions contained therein, (d) resolved to recommend that the Company’s stockholders approve the Merger and adopt the Merger Agreement and (e) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption;

WHEREAS, prior to or concurrently with the execution of this Agreement, Inovalon Holdings, Inc., a Delaware corporation (the “Company”), Parent, and Ocala Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Ocala Topco, LP, a Delaware limited partnership, Ocala Topco, Inc., a Delaware corporation and Meritas Group, Inc., a Delaware corporation, will enter into a Rollover Agreement, dated as of the date hereof (as the same may be amended or supplemented, the “Rollover Agreement”);

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement;

WHEREAS, as of the date hereof, the Shareholder is the beneficial owner of 341,920 shares of Company Class A Common Stock and 19,526,556 shares of Company Class B Common Stock as set forth on Annex A (such shares of Company Common Stock, together with any other shares of Company Common Stock acquired by Shareholder or the Controlled Affiliates (as defined below) and any additional shares of Company Common Stock that such Shareholder and Controlled Affiliates may acquire record and/or beneficial ownership of after the date hereof (including any shares of Common Stock acquired through the vesting or exercise of Company Options, Company RSU Awards, Company RS Awards or otherwise) being collectively referred to herein as the “Shareholder Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required Shareholders to enter into this Agreement, and each Shareholder has agreed and is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Agreements of Shareholder.

(a)    Voting. From the date hereof until the Agreement Termination Date, at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, Shareholder shall vote (or cause to be voted) all Shareholder Shares or (as appropriate) execute written consents in respect thereof, (i) in favor of the Merger, the Merger Agreement (to the extent required), and the transactions contemplated thereby (the “Supported Matters”) and (ii) against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to prevent or delay the consummation of the Transactions, including the Merger; provided, however, that, in the event the Company makes an Adverse Recommendation Change prior to receiving Required Company Stockholder Approval of the Merger, then at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, in each case prior to Agreement Termination Date, Shareholder will have the right, in its sole discretion, to vote (or cause to be voted) all Shareholder Shares or (as appropriate) execute written consents in respect thereof, either (x) as provided in clause (i) above; or (y) in the same proportion as votes cast (or written consents executed) by the shareholders of the Company other than Shareholder with respect to the applicable matter (such proportion determined without inclusion of the votes cast by Shareholder) on any matter presented for approval by the Company’s shareholders regarding (A) the Merger, the Merger Agreement, and the transactions contemplated thereby and (B) any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to prevent or delay the consummation of the Transactions, including the Merger. Any such vote shall be cast (or consent shall be given) by Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). Notwithstanding the foregoing, the obligations in this Section 1 shall only apply with respect to (A) sub-section (i) to the extent that the Supported Matters are submitted for a vote at any such meeting or are the subject of any such written consent and (B) sub-section (ii) to the extent that any Alternative Acquisition Proposal or any matter contemplated by Section 1(a)(ii) is submitted for a vote at any such meeting or is the subject of any such written consent.

(b)    Restriction on Transfer; Proxies; Non-Interference; etc. From the execution of this agreement until the Agreement Termination Date no Shareholder or its Controlled Affiliates shall directly or indirectly (for the avoidance of doubt, including by way of transfer or disposition (other than to Shareholders or Controlled Affiliates or another subsidiary of Shareholder) of the securities or assets of any subsidiary of Shareholder holding shares of Company Common Stock such that such subsidiary ceases to be a subsidiary of Shareholder (subject to the proviso of this Section 1(b))) (i) except for an Exempt Transfer or pursuant to the Rollover Agreement, sell, transfer, give, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Shareholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Shareholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Shareholder Shares, (iii) take any action that would make any representation or warranty of Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or delaying Shareholder from performing any of its obligations under this Agreement (except to the extent otherwise permitted by this Agreement) or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(b). Notwithstanding anything to the contrary in this Agreement, the Shareholders and Controlled Affiliates may Transfer any or all of the Shares to Controlled Affiliates or pursuant to an Exempt Transfer; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Shares or any interest in any of such Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement and Exhibit A shall be updated accordingly. For purposes of this Agreement, an “Exempt Transfer” means any transfer of any Shareholder Shares (or any right, title or interest thereto or therein) by the Shareholders or Controlled Affiliates for estate and tax planning purposes (a) to any immediate family member of each Shareholder (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (b) any of the foregoing individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees, any private foundation or similar charitable structure that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individuals are the donor, and (c) any trust, partnership, corporation, limited liability company or other bona fide estate planning vehicle the primary beneficiaries of which are any of the foregoing individuals and/or entities, or (d) any other entity in which a Shareholder (x) owns directly or indirectly 50% or more of the equity of such entity (by value), (y) has directly or indirectly 50% or more of the voting power of such entity, in each case, where the Shareholder has the right (contractually or otherwise) to control such entity (the “Controlled Affiliates”); provided, that each Shareholder shall control, directly or indirectly, all voting rights with respect to any shares transferred in connection with an Exempt Transfer. For the avoidance of doubt, the Company shall not be considered a Controlled Affiliate.

(c)    No Solicitation. Subject to Section 7(a) hereof, upon the execution of this Agreement, Shareholder shall, and shall cause each Controlled Affiliate and each of its and their respective directors, officers and employees to, and shall instruct and direct, and use its reasonable best efforts to cause, its other Representatives:

(i)    to (x) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal, (y) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of this Agreement, of the obligations set forth in this Section 1(c) and (z) promptly (and in any event within two (2) Business Days of the date hereof), request in writing that each Third Party that has previously executed a confidentiality or similar agreement (if any) with Shareholder or any Controlled Affiliate with respect to the Transactions to promptly return or destroy all confidential information concerning the Acquired Companies provided by the Shareholder or the Company and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto; and

(ii)    from and after the execution of this Agreement until the Effective Time or the date, if any, on which the Merger Agreement is validly terminated, not to, directly or indirectly (A) solicit, initiate, seek propose, or knowingly facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any non-public information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal, (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute any Alternative Acquisition Agreement, or (E) resolve, commit or agree to do any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Required Company Stockholder Approval, if (and only if) the Company is permitted, pursuant to Section 6.02 of the Merger Agreement, to have discussions or negotiations with a Third Party in response to a proposal related to an Acquisition Proposal, the Shareholders, their Controlled Affiliates and their Representatives, including in their capacity as beneficial owners of the Shareholder Shares, shall be permitted to participate in such discussions or negotiations with such Third Party making such proposal to the same extent as the Company is permitted to do so under Section 6.02 of the Merger Agreement.

(d)    Information for Proxy Statement; Publication. Shareholder consents to the Company and Parent publishing and disclosing in any filing required under Applicable Law, including the filings contemplated by the Merger Agreement, Shareholder’s identity and ownership of Company Common Stock and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement. The Shareholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the Transactions contemplated thereby (including, without limitation, Schedule 13e-3) the Shareholder’s identity and beneficial ownership of the Shares and the nature of the Shareholder’s commitments under this Agreement to the extent required by applicable Law, provided that (i) the any such disclosure in the Proxy Statement or any other filing to or submission with the SEC (including, without limitation, Form 8-K and Schedule 13E-3) shall, in each instance, be subject to the Shareholder’s prior review, comment and written approval, and (ii) the Company shall not publish or disclose Schedule 13e-3 in the Proxy Statement, any filing to or submission with the SEC or otherwise prior to the Shareholder approving the form thereof and executing the same, and provided, further, that in the case of each of clauses (i) and (ii), such approval shall not be unreasonably withheld, conditioned or delayed. Shareholder shall not issue any press release or make any other public statement with respect to this Agreement, the Transactions, the Merger Agreement or the transactions contemplated thereby without the prior written consent of the Company and Parent (which consent will not be unreasonably withheld, conditioned or delayed), except as may be required by Applicable Law (which includes, for the avoidance of doubt, any filing by Shareholder on Schedule 13D and any other filings required pursuant to applicable securities laws).

(e)    Waiver of Appraisal Rights. The Shareholder hereby irrevocably and unconditionally waives, and agrees not to exercise, all appraisal rights under Section 262 of the DGCL (and any other appraisal, dissenters’ or similar rights) related to the transactions contemplated by the Merger Agreement with respect to the Shareholder Shares to the fullest extent permitted by Law.

2.    Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent as follows:

(a)    Authority. Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Shareholder and, assuming due and valid authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

(b)    Consents and Approvals; No Violations. Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by Shareholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by Shareholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Shareholder from, any Governmental Authority or any other person or entity, in connection with the execution and delivery of this Agreement by Shareholder. The execution, delivery and performance of this Agreement by Shareholder does not, and the consummation by Shareholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which Shareholder is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of the assets or properties of Shareholder (other than the Shareholder Shares), except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent or delay the performance by Shareholder of any of its obligations under this Agreement.

(c)    If the Shareholder is not a natural person, (a) the Shareholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and (b) the execution and delivery of this Agreement, the performance of the Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.

(d)    Ownership of Shareholder Shares. As of the date of this Agreement, the Shareholders own, beneficially and of record, all of the Shareholder Shares, free and clear of any proxy, voting restriction, adverse claim or other Lien (other than restrictions under (i) this Agreement, (ii) any Permitted Lien and (iii) U.S. federal and state securities laws). Without limiting the foregoing, as of the date hereof, except for restrictions in favor of the Company and Parent pursuant to this Agreement, each of the Shareholders has sole voting power and sole power of disposition with respect to all Shareholder Shares, with no restrictions on Shareholder’s rights of voting or disposition pertaining thereto (except as provided in this Section 2(c)) and no person other than Shareholder has any right to direct or approve the voting or disposition of any Shareholder Shares. As of the date hereof, none of Shareholder or any of its subsidiaries owns, beneficially or of record, any securities of the Company other than the Company Common Stock which constitute Shareholder Shares. Other than the Rollover Agreement, no Shareholder has entered into any Contract to transfer any Shareholder Shares.

(e)    Ownership of Company Common Stock. Shareholders (i) have not acquired after the date of the Merger Agreement any Company Common Stock and do not have as of the date hereof, and will not enter into during the period beginning on the date hereof through and including the Closing Date, any agreement, Contract, understanding, arrangement, or substantial negotiations to acquire any Company Common Stock and (ii) are not, and will not become during the period beginning on the date hereof and ending on the Closing Date, a member of any “coordinating group” (as defined in Section 1.355-7(h)(4) of the U.S. Treasury Regulations) for the purpose of taking any of the actions described in clause (i) of this sentence.

(f)    Brokers. Except as set forth in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by t Parent or any of its respective subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of Shareholder.

(g)    Affiliates. As of the date of this Agreement and subject to Section 1(b), a true and complete list of the number and class of Shareholder Shares owned by each Shareholder is set forth on Exhibit A hereto.

3.    Representations and Warranties of Parent. The Parent hereby represents and warrants to Shareholders as follows:

(a)    Authority. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding obligation of Parent, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b)    Consents and Approvals; No Violations. Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay its performance of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Authority or any other person or entity, in connection with the execution and delivery of this Agreement by Parent. The execution, delivery and performance of this Agreement by it does not, and the consummation by Parent of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which it is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of its assets or properties, except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent or delay the performance by such party of any of its obligations under this Agreement. As of the date hereof, there are no pending or threatened, lawsuits, actions, suits, claims or other proceedings at law or in equity or investigations before or by any Governmental Authority against it or any of its Subsidiaries that would reasonably be expected to materially impair the ability of it, its Subsidiaries or Shareholders to exercise their rights or perform their respective obligations under this Agreement.

4.    Termination. This Agreement shall terminate, and no party hereunder will have any further obligation to the other parties hereto upon and following such termination, on the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the End Date, (c) the Effective Time, and (d) the entry, without the prior written consent of the Shareholders, into any amendment, waiver, modification or other change to any provision of the Merger Agreement (including any exhibits, annexes or schedules thereto) that reduces the amount or changes the form of the consideration that would be payable to any holder of Company Common Stock or is otherwise adverse in any material respect to the Shareholders (such earliest date being referred to herein as the “Agreement Termination Date”). Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination and (ii) the provisions of this Section 4, Section 5 and Section 7 (other than 7(c), 7(d), 7(n) and 7(o)) of this Agreement shall survive any termination of this Agreement.

5.    No Legal Action. The Shareholders shall not, and shall cause its Representatives and the Controlled Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Shareholders (or their performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that each Shareholders has (or may be alleged to have) to the Company or to the other holders of the Company Common Stock; provided, however, that nothing in this Section 5 shall restrict or prohibit the Shareholders, their Representatives or the Controlled Affiliates from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement.

6.    Notice of Certain Events. The Shareholders shall promptly notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties of such Shareholder under this Agreement or (b) the receipt by such Shareholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement. During the term of this Agreement, the Shareholders shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Class A Common Stock or Class B Common Stock by the Shareholders after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Shares and be subject to the terms of this Agreement as though owned by such acquiring Shareholder on the date hereof.

7.    Miscellaneous.

(a)    Action in Shareholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Shareholder solely in its capacity as direct or indirect owner of the Shareholder Shares and that nothing in this Agreement shall in any way restrict or limit the ability of such Shareholder or any Affiliate of such Shareholder who is a director of the Company from taking any action in his capacity as a director of the Company, including the exercise of fiduciary duties to the Company and its shareholders.

(b)    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c)    Additional Shares. Until the Agreement Termination Date, Shareholders shall promptly notify the Company and Parent of the number of Shareholder Shares, if any, as to which Shareholder and/or the Controlled Affiliates acquires record or beneficial ownership after the date hereof. Any Shareholder Shares as to which Shareholder and/or the Controlled Affiliates acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall become Shareholder Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any share split, share dividend or other change in the capital structure of the Company affecting the Company Common Stock, the number of shares of Company Common Stock constituting Shareholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to Shareholders in connection therewith.

(d)    Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, without regard to the 60-day limitation in Rule 13d-3(d)(1)(i).

(e)    Further Assurances. From time to time, at the request of Parent, and without further consideration, Shareholder shall promptly execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)    Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement, the Rollover Agreements and each of the documents, instruments and agreements delivered in connection with the Transactions constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights hereunder.

(g)    Assignment; Binding Effect. Except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7 shall be null and void.

(h)    Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Shareholders under or with respect to this Agreement without first obtaining the approval of the Company and the Special Committee.

(i)    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(j)    Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

(k)    Descriptive Headings. Headings of sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(l)    Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:

if to the Parent, to:

8 Rue Lou Hemmer

L-1748 Senningerberg

Grand Duchy of Luxembourg

Attention: The Directors

Email: admin@nordiccapital.je

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:    Constantine N. Skarvelis, P.C.; David Feirstein, P.C.; Joshua Ayal

E-mail:        constantine.skarvelis@kirkland.com

                         david.feirstein@kirkland.com

                         joshua.ayal@kirkland.com

if to Cape Capital SCSp, SICAR – Inovalon Sub-Fund, to:

Cape Capital Management S.à.r.l.

5 Rue Jean Monnet, L-2180 Luxembourg

Grand Duchy of Luxembourg

Attention : Alex Vukajlovic

E-Mail : alex@capecapital.com

with a copy (which shall not constitute notice) to:

Cape Capital AG, Schipfe 2, 8001 Zurich, Switzerland

Attention: Sabine Bartenschlager

if to André Hoffmann, to:

4 Place du Casino

Case postale 738

CH-1110, Morges

Attention : Alex Vukajlovic

E-Mail : alex@capecapital.com

with a copy (which shall not constitute notice) to:

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178-0060

Attention: Gary Rothstein

E-mail: gary.rothstein@morganlewis.com

or to such other address or facsimile number as the parties hereto may from time to time designate in writing.

(m)    Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(n)    Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

(II)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN (INCLUDING ANY LEGAL PROCEEDING AGAINST OR INVOLVING ANY DEBT FINANCING SOURCES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF THE MERGER AGREEMENT OR THE DEBT FINANCING). EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7(N).

(iii)    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in clause (iv) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that remedy of monetary damages would provide an adequate remedy for any such breach.

(iv)    In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement in any court other than any Delaware state court or any federal court sitting in the State of Delaware (except for actions brought to enforce the judgment of any such Delaware court). Notwithstanding anything to the contrary contained in this Agreement, each of the parties agrees (A) that any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, involving any of the Debt Financing Sources or any of their respective Affiliates arising out of or relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, the transactions contemplated by the Debt Financing, or the performance of services thereunder shall be subject to the exclusive jurisdiction of a state or federal court sitting in the Borough of Manhattan within the City of New York and the appellate courts thereof, (B) not to bring or permit any of their affiliates to bring or support anyone else in bringing any such Action in any other courts, other than a state or federal court sitting in the Borough of Manhattan within the City of New York, (C) to waive and hereby waive, to the fullest extent permitted by Applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, and (D) that any such claim, controversy or dispute shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law rules of such state that would result in the Applicable Law of any other state. Notwithstanding anything to the contrary contained in this Agreement, except for claims by Parent against the Debt Financing Sources or any of their respective Affiliates pursuant to the Debt Commitment Letter and any definitive documents related thereto, (A) none of the parties hereto nor any of their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall have any rights or claims against any Debt Financing Sources or any of their respective Affiliates, in any way relating to this Agreement, the Merger Agreement, or any of the transactions contemplated by the Merger Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (B) no Debt Financing Source or any of their respective Affiliates shall have any liability (whether in contract, in tort or otherwise) to any party hereto or any of their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise.

(o)    No Ownership Interest. All rights and ownership of and relating to the Shareholder Shares shall remain vested in and belong to each Shareholder and its subsidiaries and Controlled Affiliates, and neither the Company nor Parent will have any authority to exercise any power or authority to direct any Shareholder in the voting of any Shareholder Shares, except as otherwise specifically provided herein.

(p)    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

(q)    No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until this Agreement is executed and delivered by all parties hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

OCALA BIDCO, INC.

By:	/s/ Aditya Desaraju
Name: Aditya Desaraju
Title: President

[Signature Page to Voting and Support Agreement]

SHAREHOLDER

For and on behalf of the Cape Capital SCSp, SICAR – Inovalon Sub-Fund
By the General Partner Cape Capital Management S.à.r.l

By:	/s/ Rolf Johan Holgersson

Rolf Johan Holgersson
Member of the Board of Managers

By:	/s/ Véronique Trausch

Véronique Trausch
Member of the Board of Managers

[Signature Page to Voting and Support Agreement]

SHAREHOLDER

By:	/s/ André Hoffmann

André Hoffmann

Exhibit A

Shareholder	Shareholder Shares
Cape Capital SCSp, SICAR – Inovalon Sub-Fund	19,526,556 shares of Class B Common Stock
André Hoffmann	341,920 shares of Company Class A Common Stock

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated as of August 19, 2021, is entered into by and between Ocala Bidco, Inc., a Delaware corporation (“Parent”) and the undersigned shareholders of the Company (each, a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, prior to the execution of this Agreement, the Company Board (acting on the recommendation of the Special Committee) has unanimously (a) determined that the terms of the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, the Company and its stockholders, (b) determined that the Merger Agreement and the transactions contemplated thereby is in the best interests of the Company and its stockholders and declared it advisable to enter into the Merger Agreement, (c) approved the execution and delivery by the Company of the Merger Agreement, the performance by the Company of its covenants and agreements contained therein and the consummation of the transactions contemplated by the Merger Agreement, including the Merger, upon the terms and subject to the conditions contained therein, (d) resolved to recommend that the Company’s stockholders approve the Merger and adopt the Merger Agreement and (e) directed that the Merger Agreement be submitted to the Company’s stockholders for its adoption;

WHEREAS, prior to or concurrently with the execution of this Agreement, Inovalon Holdings, Inc., a Delaware corporation (the “Company”), Parent, and Ocala Merger Sub, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or supplemented, the “Merger Agreement”);

WHEREAS, concurrently with the execution of this Agreement, Ocala Topco, LP, a Delaware limited partnership, Ocala Topco, Inc., a Delaware corporation and Meritas Group, Inc., a Delaware corporation, will enter into a Rollover Agreement, dated as of the date hereof (as the same may be amended or supplemented, the “Rollover Agreement”);

WHEREAS, capitalized terms used but not defined in this Agreement have the meanings ascribed to them in the Merger Agreement;

WHEREAS, as of the date hereof, the Shareholders are the beneficial owners of 660,000 shares of Company Class A Common Stock and 54,947,255 shares of Company Class B Common Stock as set forth on Annex A (such shares of Company Common Stock, together with any other shares of Company Common Stock acquired by Shareholder or the Controlled Affiliates (as defined below) and any additional shares of Company Common Stock that such Shareholder and Controlled Affiliates may acquire record and/or beneficial ownership of after the date hereof (including any shares of Common Stock acquired through the vesting or exercise of Company Options, Company RSU Awards, Company RS Awards or otherwise) being collectively referred to herein as the “Shareholder Shares”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has required Shareholders to enter into this Agreement, and each Shareholder has agreed and is willing to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.    Agreements of Shareholder.

(a)    Voting. From the date hereof until the Agreement Termination Date, at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, Shareholder shall vote (or cause to be voted) all Shareholder Shares or (as appropriate) execute written consents in respect thereof, (i) in favor of the Merger, the Merger Agreement (to the extent required), and the transactions contemplated thereby (the “Supported Matters”) and (ii) against any Alternative Acquisition Agreement and any other action or agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to prevent or delay the consummation of the Transactions, including the Merger; provided, however, that, in the event the Company makes an Adverse Recommendation Change prior to receiving Required Company Stockholder Approval of the Merger, then at any meeting of the shareholders of the Company however called (or any action by written consent in lieu of a meeting) or any adjournment or postponement thereof, in each case prior to Agreement Termination Date, Shareholder will have the right, in its sole discretion, to vote (or cause to be voted) all Shareholder Shares or (as appropriate) execute written consents in respect thereof, either (x) as provided in clause (i) above; or (y) in the same proportion as votes cast (or written consents executed) by the shareholders of the Company other than Shareholder with respect to the applicable matter (such proportion determined without inclusion of the votes cast by Shareholder) on any matter presented for approval by the Company’s shareholders regarding (A) the Merger, the Merger Agreement, and the transactions contemplated thereby and (B) any agreement (including, without limitation, any amendment of any agreement), amendment of the Company’s organizational documents or other action that is intended or would reasonably be expected to prevent or delay the consummation of the Transactions, including the Merger. Any such vote shall be cast (or consent shall be given) by Shareholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining that a quorum is present and for purposes of recording the results of such vote (or consent). Notwithstanding the foregoing, the obligations in this Section 1 shall only apply with respect to (A) sub-section (i) to the extent that the Supported Matters are submitted for a vote at any such meeting or are the subject of any such written consent and (B) sub-section (ii) to the extent that any Alternative Acquisition Proposal or any matter contemplated by Section 1(a)(ii) is submitted for a vote at any such meeting or is the subject of any such written consent.

(b)    Restriction on Transfer; Proxies; Non-Interference; etc. From the execution of this agreement until the Agreement Termination Date no Shareholder or its Controlled Affiliates shall directly or indirectly (for the avoidance of doubt, including by way of transfer or disposition (other than to Shareholders or Controlled Affiliates or another subsidiary of Shareholder) of the securities or assets of any subsidiary of Shareholder holding shares of Company Common Stock such that such subsidiary ceases to be a subsidiary of Shareholder (subject to the proviso of this Section 1(b))) (i) except for an Exempt Transfer or pursuant to the Rollover Agreement, sell, transfer, give, pledge, encumber, assign or otherwise dispose of (collectively, “Transfer”), or enter into any contract, option or other arrangement or understanding with respect to the Transfer of, any Shareholder Shares (or any right, title or interest thereto or therein), (ii) deposit any Shareholder Shares into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any Shareholder Shares, (iii) take any action that would make any representation or warranty of Shareholder set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling or delaying Shareholder from performing any of its obligations under this Agreement (except to the extent otherwise permitted by this Agreement) or (iv) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (i), (ii) or (iii) of this Section 1(b). Notwithstanding anything to the contrary in this Agreement, the Shareholders and Controlled Affiliates may Transfer any or all of the Shares to Controlled Affiliates or pursuant to an Exempt Transfer; provided, that prior to and as a condition to the effectiveness of such Transfer, each Person to whom any of such Shares or any interest in any of such Shares is or may be transferred shall have executed and delivered to Parent a counterpart of this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement and Exhibit A shall be updated accordingly. For purposes of this Agreement, an “Exempt Transfer” means any transfer of any Shareholder Shares (or any right, title or interest thereto or therein) by the Shareholders or Controlled Affiliates for estate and tax planning purposes (a) to any immediate family member of Dr. Keith R. Dunleavy (for purposes of this Agreement, “immediate family” shall mean any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin), (b) any of the foregoing individual’s estate (or an executor or administrator acting on its behalf), heirs or legatees, any private foundation or similar charitable structure that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individuals are the donor, and (c) any trust, partnership, corporation, limited liability company or other bona fide estate planning vehicle the primary beneficiaries of which are any of the foregoing individuals and/or entities, or (d) any other entity in which a Shareholder (x) owns directly or indirectly 50% or more of the equity of such entity (by value), (y) has directly or indirectly 50% or more of the voting power of such entity, in each case, where the Shareholder has the right (contractually or otherwise) to control such entity (the “Controlled Affiliates”); provided, that Dr. Keith R. Dunleavy shall control, directly or indirectly, all voting rights with respect to any shares transferred in connection with an Exempt Transfer. For the avoidance of doubt, the Company shall not be considered a Controlled Affiliate.

(c)    No Solicitation. Subject to Section 7(a) hereof, upon the execution of this Agreement, Shareholder shall, and shall cause each Controlled Affiliate and each of its and their respective directors, officers and employees to, and shall instruct and direct, and use its reasonable best efforts to cause, its other Representatives:

(i)    to (x) immediately cease and cause to be terminated any existing solicitation, encouragement, discussion or negotiation with any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal, (y) take the necessary steps to promptly inform any Third Parties with whom discussions and negotiations are then occurring or who make an Acquisition Proposal after the execution of this Agreement, of the obligations set forth in this Section 1(c) and (z) promptly (and in any event within two (2) Business Days of the date hereof), request in writing that each Third Party that has previously executed a confidentiality or similar agreement (if any) with Shareholder or any Controlled Affiliate with respect to the Transactions to promptly return or destroy all confidential information concerning the Acquired Companies provided by the Shareholder or the Company and its Subsidiaries or Representatives to such Third Party or any of its Representatives with respect thereto; and

(ii)    from and after the execution of this Agreement until the Effective Time or the date, if any, on which the Merger Agreement is validly terminated, not to, directly or indirectly (A) solicit, initiate, seek propose, or knowingly facilitate or encourage any inquiry, discussion, offer or request that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) enter into, continue, initiate or otherwise participate in any discussions or negotiations with, or furnish any non-public information or data relating to the Acquired Companies to, or afford access to the properties, books, records, officers or personnel of the Acquired Companies to, any Third Party with respect to an Acquisition Proposal or any inquiry, discussion or request that would reasonably be expected to lead to an Acquisition Proposal, (C) approve, endorse, recommend or enter into, or publicly propose to approve, endorse, recommend or execute any Alternative Acquisition Agreement, or (E) resolve, commit or agree to do any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, prior to obtaining the Required Company Stockholder Approval, if (and only if) the Company is permitted, pursuant to Section 6.02 of the Merger Agreement, to have discussions or negotiations with a Third Party in response to a proposal related to an Acquisition Proposal, the Shareholders, their Controlled Affiliates and their Representatives, including in their capacity as beneficial owners of the Shareholder Shares, shall be permitted to participate in such discussions or negotiations with such Third Party making such proposal to the same extent as the Company is permitted to do so under Section 6.02 of the Merger Agreement.

(d)    Information for Proxy Statement; Publication. Shareholder consents to the Company and Parent publishing and disclosing in any filing required under Applicable Law, including the filings contemplated by the Merger Agreement, Shareholder’s identity and ownership of Company Common Stock and the nature of Shareholder’s commitments, arrangements and understandings under this Agreement. The Shareholder hereby agrees to permit the Company to publish and disclose in the Proxy Statement or any other disclosure document required in connection with the Merger Agreement or the Transactions contemplated thereby (including, without limitation, Schedule 13e-3) the Shareholder’s identity and beneficial ownership of the Shares and the nature of the Shareholder’s commitments under this Agreement to the extent required by applicable Law, provided that (i) the any such disclosure in the Proxy Statement or any other filing to or submission with the SEC (including, without limitation, Form 8-K and Schedule 13E-3) shall, in each instance, be subject to the Shareholder’s prior review, comment and written approval, and (ii) the Company shall not publish or disclose Schedule 13e-3 in the Proxy Statement, any filing to or submission with the SEC or otherwise prior to the Shareholder approving the form thereof and executing the same, and provided, further, that in the case of each of clauses (i) and (ii), such approval shall not be unreasonably withheld, conditioned or delayed. Shareholder shall not issue any press release or make any other public statement with respect to this Agreement, the Transactions, the Merger Agreement or the transactions contemplated thereby without the prior written consent of the Company and Parent (which consent will not be unreasonably withheld, conditioned or delayed), except as may be required by Applicable Law (which includes, for the avoidance of doubt, any filing by Shareholder on Schedule 13D and any other filings required pursuant to applicable securities laws).

(e)    Waiver of Appraisal Rights. The Shareholder hereby irrevocably and unconditionally waives, and agrees not to exercise, all appraisal rights under Section 262 of the DGCL (and any other appraisal, dissenters’ or similar rights) related to the transactions contemplated by the Merger Agreement with respect to the Shareholder Shares to the fullest extent permitted by Law.

2.    Representations and Warranties of Shareholder. Shareholder hereby represents and warrants to Parent as follows:

(a)    Authority. Shareholder has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Shareholder and, assuming due and valid authorization, execution and delivery hereof by Parent, constitutes a valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, subject to the Enforceability Exceptions.

(b)    Consents and Approvals; No Violations. Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by Shareholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by Shareholder with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Shareholder from, any Governmental Authority or any other person or entity, in connection with the execution and delivery of this Agreement by Shareholder. The execution, delivery and performance of this Agreement by Shareholder does not, and the consummation by Shareholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which Shareholder is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of the assets or properties of Shareholder (other than the Shareholder Shares), except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent or delay the performance by Shareholder of any of its obligations under this Agreement.

(c)    If the Shareholder is not a natural person, (a) the Shareholder is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation, as applicable, and (b) the execution and delivery of this Agreement, the performance of the Shareholder’s obligations hereunder, and the consummation of the transactions contemplated hereby have been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement.

(d)    Ownership of Shareholder Shares. As of the date of this Agreement, the Shareholders own, beneficially and of record, all of the Shareholder Shares, free and clear of any proxy, voting restriction, adverse claim or other Lien (other than restrictions under (i) this Agreement, (ii) any Permitted Lien and (iii) U.S. federal and state securities laws). Without limiting the foregoing, as of the date hereof, except for restrictions in favor of the Company and Parent pursuant to this Agreement, each of the Shareholders has sole voting power and sole power of disposition with respect to all Shareholder Shares, with no restrictions on Shareholder’s rights of voting or disposition pertaining thereto (except as provided in this Section 2(d)) and no person other than Shareholder has any right to direct or approve the voting or disposition of any Shareholder Shares. As of the date hereof, none of Shareholder or any of its subsidiaries owns, beneficially or of record, any securities of the Company other than the Company Common Stock which constitute Shareholder Shares. Other than the Rollover Agreement, no Shareholder has entered into any Contract to transfer any Shareholder Shares.

(e)    Ownership of Company Common Stock. Shareholders (i) have not acquired after October 20, 2020 any Company Common Stock and do not have as of the date hereof, and will not enter into during the period beginning on the date hereof through and including the Closing Date, any agreement, Contract, understanding, arrangement, or substantial negotiations to acquire any Company Common Stock and (ii) are not, and will not become during the period beginning on the date hereof and ending on the Closing Date, a member of any “coordinating group” (as defined in Section 1.355-7(h)(4) of the U.S. Treasury Regulations) for the purpose of taking any of the actions described in clause (i) of this sentence.

(f)    Brokers. Except as set forth in the Merger Agreement, no broker, investment banker, financial advisor or other person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission that is payable by t Parent or any of its respective subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of Shareholder.

(g)    Affiliates. As of the date of this Agreement and subject to Section 11(b), a true and complete list of the number and class of Shareholder Shares owned by each Shareholder is set forth on Exhibit A hereto.

3.    Representations and Warranties of Parent. The Parent hereby represents and warrants to Shareholders as follows:

(a)    Authority. Parent has all necessary power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming due and valid authorization, execution and delivery hereof by the other parties hereto, constitutes a valid and binding obligation of Parent, enforceable against it in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).

(b)    Consents and Approvals; No Violations. Other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay its performance of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by Parent with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any Governmental Authority or any other person or entity, in connection with the execution and delivery of this Agreement by Parent. The execution, delivery and performance of this Agreement by it does not, and the consummation by Parent of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of notice or the passage of time or both) under any contract, agreement, arrangement or commitment to which it is a party or which is binding on it or its assets and will not result in the creation of any Lien on any of its assets or properties, except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent or delay the performance by such party of any of its obligations under this Agreement. As of the date hereof, there are no pending or threatened, lawsuits, actions, suits, claims or other proceedings at law or in equity or investigations before or by any Governmental Authority against it or any of its Subsidiaries that would reasonably be expected to materially impair the ability of it, its Subsidiaries or Shareholders to exercise their rights or perform their respective obligations under this Agreement.

4.    Termination. This Agreement shall terminate, and no party hereunder will have any further obligation to the other parties hereto upon and following such termination, on the first to occur of (a) the valid termination of the Merger Agreement in accordance with its terms, (b) the End Date, (c) the Effective Time, and (d) the entry, without the prior written consent of the Shareholders, into any amendment, waiver, modification or other change to any provision of the Merger Agreement (including any exhibits, annexes or schedules thereto) that reduces the amount or changes the form of the consideration that would be payable to any holder of Company Common Stock or is otherwise adverse in any material respect to the Shareholders (such earliest date being referred to herein as the “Agreement Termination Date”). Notwithstanding the foregoing, (i) nothing herein shall relieve any party from liability for any breach of this Agreement occurring prior to such termination and (ii) the provisions of this Section 4, Section 5 and Section 7 (other than 7(c), 7(d), 7(n) and 7(o)) of this Agreement shall survive any termination of this Agreement.

5.    No Legal Action. The Shareholders shall not, and shall cause its Representatives and the Controlled Affiliates not to, bring, commence, institute, maintain, prosecute or voluntarily aid any claim, appeal, or proceeding which (a) challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) alleges that the execution and delivery of this Agreement by the Shareholders (or their performance hereunder solely in the capacity as a stockholder of the Company) breaches any fiduciary duty of the Company Board (or any member thereof) or any duty that each Shareholders has (or may be alleged to have) to the Company or to the other holders of the Company Common Stock; provided, however, that nothing in this Section 5 shall restrict or prohibit the Shareholders, their Representatives or the Controlled Affiliates from participating as a defendant or asserting counterclaims or defenses, in any action or proceeding brought or claims asserted against it or any of its Affiliates relating to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby, or from enforcing its rights under this Agreement.

6.    Notice of Certain Events. The Shareholders shall promptly notify Parent in writing promptly of (a) any fact, event or circumstance that would cause, or reasonably be expected to cause or constitute, a breach of the representations and warranties of such Shareholder under this Agreement or (b) the receipt by such Shareholder of any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with this Agreement. During the term of this Agreement, the Shareholders shall notify Parent and the Company promptly in writing of the direct or indirect acquisition of record or beneficial ownership of additional shares of Class A Common Stock or Class B Common Stock by the Shareholders after the date hereof (including pursuant to a stock split, reverse stock split, stock dividend or distribution or any change in Company Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), all of which shall be considered Shares and be subject to the terms of this Agreement as though owned by such acquiring Shareholder on the date hereof.

7.    Miscellaneous.

(a)    Action in Shareholder Capacity Only. The parties acknowledge that this Agreement is entered into by each Shareholder solely in its capacity as direct or indirect owner of the Shareholder Shares and that nothing in this Agreement shall in any way restrict or limit the ability of such Shareholder or any Affiliate of such Shareholder who is a director of the Company from taking any action in his capacity as a director of the Company, including the exercise of fiduciary duties to the Company and its shareholders.

(b)    Expenses. Except as otherwise expressly provided in this Agreement, all costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.

(c)    Additional Shares. Until the Agreement Termination Date, Shareholders shall promptly notify the Company and Parent of the number of Shareholder Shares, if any, as to which Shareholder and/or the Controlled Affiliates acquires record or beneficial ownership after the date hereof. Any Shareholder Shares as to which Shareholder and/or the Controlled Affiliates acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement shall become Shareholder Shares for purposes of this Agreement. Without limiting the foregoing, in the event of any share split, share dividend or other change in the capital structure of the Company affecting the Company Common Stock, the number of shares of Company Common Stock constituting Shareholder Shares shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to Shareholders in connection therewith.

(d)    Definition of “Beneficial Ownership”. For purposes of this Agreement, “beneficial ownership” with respect to (or to “own beneficially”) any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing, without regard to the 60-day limitation in Rule 13d-3(d)(1)(i).

(e)    Further Assurances. From time to time, at the request of Parent, and without further consideration, Shareholder shall promptly execute and deliver such additional documents and take all such further action as may be reasonably required to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(f)    Entire Agreement; No Third Party Beneficiaries. This Agreement, the Merger Agreement, the Rollover Agreements and each of the documents, instruments and agreements delivered in connection with the Transactions constitute the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement is not intended to and shall not confer upon any person other than the parties hereto any rights hereunder.

(g)    Assignment; Binding Effect. Except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section 7 shall be null and void.

(h)    Amendments; Waiver. This Agreement may not be amended or supplemented, except by a written agreement executed by the parties hereto. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Shareholders under or with respect to this Agreement without first obtaining the approval of the Company and the Special Committee.

(i)    Severability. If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Applicable Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by Applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

(j)    Counterparts. This Agreement may be executed in two or more separate counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other parties hereto.

(k)    Descriptive Headings. Headings of sections and subsections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

(l)    Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:

if to the Parent, to:

8 Rue Lou Hemmer

L-1748 Senningerberg

Grand Duchy of Luxembourg

Attention: The Directors

Email: admin@nordiccapital.je

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, NY 10022

Attention:    Constantine N. Skarvelis, P.C.; David Feirstein, P.C.; Joshua Ayal

E-mail:        constantine.skarvelis@kirkland.com

            david.feirstein@kirkland.com

            joshua.ayal@kirkland.com

if to Shareholders, to:

Arnold & Porter Kaye Scholer LLP

601 Massachusetts Ave, NW

Washington, DC 20001-3743

Attention:    Thomas W. Richardson

E-mail:        thomas.richardson@arnoldporter.com

with a copy (which shall not constitute notice) to:

PO Box 4937, Annapolis, MD, 21403, attention Keith Dunleavy

and

Morgan, Lewis & Bockius LLP

101 Park Avenue

New York, NY 10178-0060

Attention: Gary Rothstein

E-mail: gary.rothstein@morganlewis.com

or to such other address or facsimile number as the parties hereto may from time to time designate in writing.

(m)    Drafting. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(n)    Governing Law; Enforcement; Jurisdiction; Waiver of Jury Trial.

(i)    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under any applicable principles of conflicts of laws thereof.

(II)    EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN (INCLUDING ANY LEGAL PROCEEDING AGAINST OR INVOLVING ANY DEBT FINANCING SOURCES OR ANY OF THEIR RESPECTIVE AFFILIATES ARISING OUT OF THE MERGER AGREEMENT OR THE DEBT FINANCING). EACH PARTY (A) MAKES THIS WAIVER VOLUNTARILY AND (B) ACKNOWLEDGES THAT SUCH HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7(N).

(iii)    The parties acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement in any court referred to in clause (iv) below, without proof of actual damages (and each party hereby waives any requirement for the securing or posting of any bond in connection with such remedy), this being in addition to any other remedy to which they are entitled at law or in equity. The parties further agree not to assert that a remedy of specific performance is unenforceable, invalid, contrary to law or inequitable for any reason, nor to assert that remedy of monetary damages would provide an adequate remedy for any such breach.

(iv)    In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Delaware state court or any federal court located in the State of Delaware in the event any dispute arises out of this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement, the Merger Agreement, the Transactions or any of the other transactions contemplated by the Merger Agreement in any court other than any Delaware state court or any federal court sitting in the State of Delaware (except for actions brought to enforce the judgment of any such Delaware court). Notwithstanding anything to the contrary contained in this Agreement, each of the parties agrees (A) that any Action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, involving any of the Debt Financing Sources or any of their respective Affiliates arising out of or relating to the Merger Agreement or any of the transactions contemplated by the Merger Agreement, the transactions contemplated by the Debt Financing, or the performance of services thereunder shall be subject to the exclusive jurisdiction of a state or federal court sitting in the Borough of Manhattan within the City of New York and the appellate courts thereof, (B) not to bring or permit any of their affiliates to bring or support anyone else in bringing any such Action in any other courts, other than a state or federal court sitting in the Borough of Manhattan within the City of New York, (C) to waive and hereby waive, to the fullest extent permitted by Applicable Law, any objection which any of them may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court, and (D) that any such claim, controversy or dispute shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law rules of such state that would result in the Applicable Law of any other state. Notwithstanding anything to the contrary contained in this Agreement, except for claims by Parent against the Debt Financing Sources or any of their respective Affiliates pursuant to the Debt Commitment Letter and any definitive documents related thereto, (A) none of the parties hereto nor any of their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders shall have any rights or claims against any Debt Financing Sources or any of their respective Affiliates, in any way relating to this Agreement, the Merger Agreement, or any of the transactions contemplated by the Merger Agreement, or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise and (B) no Debt Financing Source or any of their respective Affiliates shall have any liability (whether in contract, in tort or otherwise) to any party hereto or any of their respective subsidiaries, affiliates, directors, officers, employees, agents, partners, managers, members or stockholders for any obligations or liabilities of any party hereto under this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to have been made in connection herewith or therewith, including any dispute arising out of or relating in any way to the Debt Commitment Letter or the performance thereof or the financings contemplated thereby, whether at law or equity, in contract, in tort or otherwise.

(o)    No Ownership Interest. All rights and ownership of and relating to the Shareholder Shares shall remain vested in and belong to each Shareholder and its subsidiaries and Controlled Affiliates, and neither the Company nor Parent will have any authority to exercise any power or authority to direct any Shareholder in the voting of any Shareholder Shares, except as otherwise specifically provided herein.

(p)    Non-Recourse. This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party.

(q)    No Agreement Until Executed. Irrespective of negotiations among the parties or the exchanging of drafts of this Agreement, this Agreement shall not constitute or be deemed to evidence a contract, agreement, arrangement or understanding between the parties hereto unless and until this Agreement is executed and delivered by all parties hereto.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each party has duly executed this Agreement as of the date first written above.

OCALA BIDCO, INC.

By:	/s/ Aditya Desaraju
Name: Aditya Desaraju
Title: President

[Signature Page to Voting and Support Agreement]

SHAREHOLDERS

Keith R. Dunleavy Management Trust u/a dated December 22, 2008, as amended

By:	/s/ Keith R. Dunleavy
Keith R. Dunleavy, Trustee

Meritas Holdings, LLC, a Delaware limited liability company

By:	/s/ Keith R. Dunleavy
Keith R. Dunleavy, Manager

Meritas Group, Inc., a Delaware corporation

By:	/s/ Keith R. Dunleavy
Keith R. Dunleavy, President

[Signature Page to Voting and Support Agreement]

Exhibit A

Shareholder	Shareholder Shares
Keith R. Dunleavy Management Trust u/a dated December 22, 2008, as amended	660,000 shares of Company Class A Common Stock
Meritas Holdings, LLC, a Delaware limited liability company	7,470,435 shares of Company Class B Common Stock
Meritas Group, Inc., a Delaware corporation	47,476,820 shares of Company Class B Common Stock

Annex C

EXECUTION VERSION

ROLLOVER AGREEMENT

This Rollover Agreement (this “Agreement”) is entered into as of August 19, 2021 by and among Ocala Topco, LP, a Delaware limited partnership (“Topco LP”), Ocala Topco, Inc., a Delaware corporation (“Topco Inc.”), and the Persons listed on the Schedule A attached hereto (the “Rollover Stockholder”). Any capitalized term used herein without definition shall have the meaning ascribed to it in the Merger Agreement (as defined below).

WHEREAS, the Rollover Stockholder holds shares of Company Common Stock in Inovalon Holdings, Inc., a Delaware corporation (the “Company”);

WHEREAS, prior to or concurrently with the execution of this Agreement, the Company, Topco LP, and Ocala Merger Sub, Inc., a Delaware corporation (“Merger Sub”), shall enter into that certain Agreement and Plan of Merger (as amended, amended and restated or otherwise modified from time to time, the “Merger Agreement”), dated as of August 19, 2021;

WHEREAS, subject to the terms of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”), and the Company will thereupon be a direct subsidiary of Ocala Bidco, Inc., a Delaware corporation (“Bidco”) and an indirect subsidiary of Topco LP and Topco Inc.;

WHEREAS, in connection with the Merger, subject to the exceptions for certain shares of Company Common Stock (including the Rollover Shares (as defined below)) set forth in the Merger Agreement, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the consideration payable with respect to shares of Company Common Stock pursuant to Article 3 of the Merger Agreement;

WHEREAS, immediately prior to the Effective Time (but subject to the consummation and the closing of the Merger (the “Closing”)), (i) the Rollover Stockholder desires to contribute a number of shares of Company Common Stock (the “Rollover Shares”) having an aggregate value equal to the dollar amount set forth opposite his, her or its name on Annex A (such amount, the “Rollover Value”), to Topco Inc. in exchange for a number of shares of common stock of Topco Inc. having an aggregate value equal to such Rollover Value (“Topco Stock”) and (ii) Topco Inc. desires to accept the Rollover Shares from the Rollover Stockholder and issue the Topco Stock to the Rollover Stockholder (collectively, the “Topco Inc. Contribution”);

WHEREAS, immediately following the Topco Inc. Contribution, (i) the Rollover Stockholder desires to contribute the Topco Stock received in the Topco Contribution to Topco LP in exchange for a number of Class A Units of Topco LP set forth opposite the Rollover Stockholder’s name on Annex A having an aggregate value equal to such Rollover Value (the “New Topco Units”) and (ii) Topco LP desires to accept the shares of Topco Stock from the Rollover Stockholder and issue the New Topco Units to the Rollover Stockholder (collectively, the “Topco LP Contribution”);

WHEREAS, immediately following the Topco Inc. Contribution, Topco Inc. will contribute the Rollover Shares received in the Topco Inc. Contribution to Ocala Midco, Inc., a Delaware corporation (“Midco”), and Midco shall contribute such Rollover Shares to Bidco (together “MidCo and BidCo Contributions”); and

WHEREAS, at the Closing, Topco LP, the Rollover Stockholder and certain other Persons shall enter into an amended and restated agreement of limited partnership of Topco LP.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Contributions.

(a)    Topco Inc. Contribution. Immediately prior to the Effective Time (but subject to the consummation of the Closing), the Rollover Stockholder shall contribute, transfer, and assign to Topco Inc. all of its right, title, and interest in and to the Rollover Shares (other than the exclusive right to vote or direct the voting of such shares), free and clear of all Liens of any nature whatsoever (other than restrictions under applicable federal and state securities Laws) in exchange for duly authorized and validly issued, and fully paid Topco Stock issuable to the Rollover Stockholder.

(b)    Topco LP Contribution. Immediately following the Topco Inc. Contribution and immediately prior to the Effective Time (but subject to the consummation of the Closing), the Rollover Stockholder shall contribute, transfer, and assign to Topco LP all of its right, title, and interest in and to the Topco Stock, free and clear of all Liens of any nature whatsoever (other than restrictions under applicable federal and state securities Laws) in exchange for a number of duly authorized and validly issued, and fully paid New Topco Units set forth opposite the Rollover Stockholder’s name on Annex A issuable to the Rollover Stockholder. The closing (the “Contribution Closing”) of the Topco Inc. Contribution and the Topco LP Contribution shall take place on the Closing Date immediately prior to the Closing at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or such other place determined by the parties hereto.

(c)    Topco LP Agreement. Prior to the Contribution Closing, Topco LP and the Rollover Stockholder shall negotiate in good faith and enter into the amended and restated agreement of limited partnership of Topco LP in form and substance reasonably acceptable to Topco LP and the Rollover Stockholder, which agreement shall reflect the terms as set forth on Annex B hereto (the “Topco LP Agreement”).

2.    Representations and Warranties of Topco LP. Topco LP hereby represents and warrants to the Rollover Stockholder as follows:

(a)    Topco LP is a limited partnership duly organized, existing and in good standing, under the Laws of the State of Delaware.

(b)    Topco LP has full limited partnership power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Topco LP has been duly and validly approved by Topco LP. This Agreement has been duly executed and delivered by Topco LP and constitutes a legal, valid and binding agreement of Topco LP, enforceable against Topco LP in accordance with its terms (subject to the Enforceability Exceptions).

(c)    When issued and delivered in accordance with the terms of this Agreement, the New Topco Units will be duly authorized, validly issued and fully paid and will be free of all preemptive rights and any other Liens other than restrictions under the Topco LP Agreement and applicable federal and state securities Laws.

(d)    At the Contribution Closing, Topco LP will have an adequate amount of authorized equity interests to effect the issuance of the New Topco Units in accordance with the terms of this Agreement. At the Contribution Closing, all outstanding units of Topco LP, including the New Topco Units, will be duly authorized, validly issued and fully paid, will be issued in compliance with applicable securities Laws or exemptions therefrom and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the Revised Uniform Limited Partnership Act of the State of Delaware, the certificate of limited partnership of Topco LP or any contract to which Topco LP is otherwise bound.

(e)    Topco LP and each of its direct or indirect Subsidiaries (i) were formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, (ii) have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the transactions contemplated by the Merger Agreement and this Agreement and (iii) prior to the Effective Time, will not have engaged in any business activities other than those relating to the transactions contemplated by the foregoing agreements.

3.    Representations and Warranties of Topco Inc. Topco Inc. hereby represents and warrants to the Rollover Stockholder as follows:

(a)    Topco Inc. is a corporation duly organized, existing and in good standing, under the Laws of the State of Delaware.

(b)    Topco Inc. has full corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Topco Inc. has been duly and validly approved by Topco Inc. This Agreement has been duly executed and delivered by Topco Inc. and constitutes a legal, valid and binding agreement of Topco Inc., enforceable against Topco Inc. in accordance with its terms (subject to the Enforceability Exceptions).

(c)    When issued and delivered in accordance with the terms of this Agreement, the Topco Stock will be duly authorized, validly issued and fully paid and will be free of all preemptive rights and any other Liens other than restrictions under applicable federal and state securities Laws.

(d)    At the Contribution Closing, Topco Inc. will have an adequate amount of authorized equity interests to effect the issuance of the Topco Stock in accordance with the terms of this Agreement. At the Contribution Closing, all outstanding shares of Topco Inc., including the Topco Stock, will be duly authorized, validly issued and fully paid, will be issued in compliance with applicable securities Laws or exemptions therefrom and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation of Topco Inc. or any contract to which Topco Inc. is otherwise bound.

(e)    Topco Inc. and each of its direct or indirect Subsidiaries (i) were formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, (ii) have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the transactions contemplated by the Merger Agreement and this Agreement and (iii) prior to the Effective Time, will not have engaged in any business activities other than those relating to the transactions contemplated by the foregoing agreements.

4.    Representations and Warranties of the Rollover Stockholder. The Rollover Stockholder hereby represents and warrants to Topco LP and Topco Inc. as follows:

(a)    The Rollover Stockholder (i) has all requisite power and authority to enter into and perform this Agreement, and (ii) the execution, delivery and performance of this Agreement by the Rollover Stockholder has been duly and validly approved. This Agreement has been duly executed and delivered by the Rollover Stockholder and constitutes a legal, valid and binding agreement of the Rollover Stockholder, enforceable against the Rollover Stockholder in accordance with its terms (subject to the Enforceability Exceptions).

(b)    At the Contribution Closing, the Rollover Stockholder will be the record and beneficial owner of such Rollover Shares opposite the Rollover Stockholder’s name on Annex A, free and clear of any and all Liens other than restrictions under applicable federal and state securities Laws. Upon the closing of the Topco Contribution as contemplated hereunder, Topco LP will acquire good title to such Rollover Shares, free and clear of all Liens other than restrictions under applicable federal and state securities law.

(c)    The Rollover Stockholder represents that it is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act.

(d)    The Rollover Stockholder has had an opportunity to fully evaluate an investment in the New Topco Units, is in a financial position to hold the New Topco Units for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the Rollover Stockholder’s investment in the New Topco Units.

(e)    The New Topco Units to be received by the Rollover Stockholder at the Contribution Closing pursuant to the terms of this Agreement will be acquired by it for investment only for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities Laws. The Rollover Stockholder has no current intention of selling, granting participation in or otherwise distributing the New Topco Units in violation of applicable U.S. federal or state or foreign securities Laws.

(f)    The Rollover Stockholder understands that the offer and sale of the New Topco Units and Topco Stock, as applicable, have not been registered under the Securities Act or any applicable U.S. state or foreign securities Laws, and that the New Topco Units and Topco Stock, as applicable, are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Rollover Stockholder’s representations as expressed herein.

(g)    The Rollover Stockholder understands that there will be substantial restrictions on the transferability of the New Topco Units and that on the date of the Closing and for an indefinite period thereafter there will be no public market for the New Topco Units and, accordingly, the Rollover Stockholder will not be able to transfer the New Topco Units in case of emergency, if at all (except as permitted by the Topco LP Agreement). In addition, the Rollover Stockholder understands that the Topco LP Agreement will contain restrictions on the transferability of the New Topco Units and will provide that, in the event that the conditions relating to the transfer of any New Topco Units in such document have not been satisfied, the Rollover Stockholder will not be able to transfer any such New Topco Units, and unless otherwise specified, Topco LP will not recognize the transfer of any such New Topco Units on its books and records or issue any certificates representing any such New Topco Units, and any purported transfer not in accordance with the terms of the Topco LP Agreement shall be void. As such, the Rollover Stockholder understands that: (A) if the New Topco Units are certificated, a restrictive legend or legends will be placed on the certificates representing the New Topco Units; (B) a notation will be made in the appropriate records of Topco LP indicating that the New Topco Units are subject to restrictions on transfer and, if Topco LP should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the New Topco Units; and (C) the Rollover Stockholder will sell, transfer or otherwise dispose of the New Topco Units only in a manner consistent with its representations and warranties set forth herein and then only in accordance with the Topco LP Agreement and applicable Laws.

5.    Conditions to Obligations of Topco LP, Topco, Inc. and the Rollover Stockholder.

(a)    The obligations of Topco Inc. to issue the Topco Stock to the Rollover Stockholder are subject to the satisfaction or waiver by Topco Inc. of the following conditions: (i) the representations and warranties of the Rollover Stockholder contained in Section 4 of this Agreement shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (ii) the Rollover Stockholder shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by the Rollover Stockholder under this Agreement at or prior to the Contribution Closing.

(b)    The obligations of Topco LP to issue the New Topco Units to the Rollover Stockholder are subject to the satisfaction or waiver by Topco LP of the following conditions: (i) the representations and warranties of the Rollover Stockholder contained in Section 4 of this Agreement shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (ii) the Rollover Stockholder shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by the Rollover Stockholder under this Agreement at or prior to the Contribution Closing.

(c)    The obligations of the Rollover Stockholder to contribute its Rollover Shares are subject to the satisfaction or waiver by the Rollover Stockholder of the following conditions: (i) the representations and warranties of Topco LP and Topco Inc. contained in Section 2 and Section of this Agreement, as applicable, shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (ii) Topco LP and Topco Inc. shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by Topco LP and Topco Inc. under this Agreement at or prior to the Contribution Closing.

(d)    The obligations of the Rollover Stockholder, Topco LP and Topco Inc. pursuant to this Agreement are subject in all respects to, and are expressly contingent upon, the receipt of (i) the Required Company Stockholder Approval pursuant to the terms of the Merger Agreement and (ii) the approval of the Company Board, acting upon the recommendation of the Special Committee, with respect to the Merger Agreement, the Merger and the transactions contemplated herein and therein. In the event such approvals are not obtained for any reason, this Agreement shall be of no force and effect and shall terminate as set forth in Section 6(l) hereto.

(e)    The obligations of the Rollover Stockholders under this Agreement shall be subject to the New Topco Units being the same class of units and at the same price per unit as the equity investments made by the other parties to the Topco LP Agreement at Closing to finance the transactions contemplated by the Merger Agreement.

(f)    No later than one (1) Business Day prior to the Contribution Closing, the Rollover Stockholder shall deliver to Topco Inc. any Certificates representing the Rollover Shares for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Topco Inc. or any agent authorized by Topco Inc. until the Contribution Closing. To the extent that any Rollover Shares of a Rollover Stockholder are held in street name, book entry or otherwise, such Rollover Stockholder shall execute such instruments and take such other actions, in each case, as are reasonably requested by Topco Inc. to reflect or give effect to the contribution of such Rollover Shares in accordance with this Agreement.

(g)    Rollover Stockholder agrees and covenants that it shall promptly notify the other parties hereto of any new Equity Securities of the Company with respect to which beneficial ownership is acquired by it (to the extent permitted under the Merger Agreement, the Support Agreements or any other Contract or agreement with respect to the Transactions), including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof.

6.    Miscellaneous.

(a)    Amendments and Waivers. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Rollover Stockholder under or with respect to this Agreement without first obtaining the approval of the Special Committee.

(b)    Binding Effect; Benefit; Assignment. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of Law or otherwise without the prior written consent of the other parties, provided that the Rollover Stockholder may assign its rights hereunder without consent of the other parties in connection with the transfer of the New Topco Units in compliance with the terms and conditions of Annex B hereto; provided, that no such assignment shall relieve any party hereto of its obligations set forth in this Agreement to the extent not performed by the successor or permitted assign, as applicable. Any purported assignment in violation of this Section 6(b) shall be null and void.

(c)    Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. All Annexes hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(d)    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(e)    Entire Agreement. This Agreement, the Merger Agreement, the Support Agreements and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

(f)    Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably necessary or desirable and as reasonably requested by any other party hereto to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

(g)    Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 9.07, 9.08 and 9.09 of theMerger Agreement are hereby incorporated herein by reference, mutatis mutandis.

(h)    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.

(i)    Survival. The representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby indefinitely.

(j)    Tax Treatment. The parties to this Agreement intend that for U.S. federal and applicable state and local income tax purposes, (i) the Topco Inc. Contribution, together with certain cash contributions made by Topco LP to Topco Inc. in connection with the transactions contemplated by this Agreement and the Merger Agreement, shall constitute a single integrated transaction that qualifies under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the Topco LP Contribution shall be treated as a transaction described under Section 721(a) of the Code. The parties to this Agreement agree to report such transactions for U.S. federal and applicable state and local income tax purposes in accordance with, and will not take any position for tax purposes inconsistent with, such intended tax treatment, unless required by applicable law.

(k)    Specific Performance. The Rollover Stockholder acknowledges and agrees that the breach of this Agreement by it would cause irreparable damage to Topco LP and Topco Inc. and their respective affiliates and that Topco LP and Topco Inc. will not have an adequate remedy under applicable Laws, and each of Topco LP and Topco Inc. acknowledge and agree that the breach of this Agreement by Topco LP and Topco Inc. would cause irreparable damage to the Rollover Stockholder and that the Rollover Stockholder will not have an adequate remedy under applicable Laws. Therefore, the obligations of the parties hereto under this Agreement shall be enforceable by a decree of specific performance if issued by the courts specified in Section 6(g) above, and appropriate injunctive relief may be applied for and granted in connection therewith. Any party seeking an injunction, a decree or order of specific performance or other equitable remedy shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition to and not in substitution for any other remedy to which such party is entitled at law or in equity.

(l)     Irrevocability; Termination. Each party hereto acknowledges and agrees that it shall not be permitted to terminate or rescind this Agreement; provided, however, that this Agreement shall automatically terminate if, at any time prior to the Contribution Closing, the Merger Agreement shall have been validly terminated for any reason by any of the parties thereto in accordance with its terms and conditions. In the event of any termination of this Agreement as provided in this Section 6(l), this Agreement shall forthwith become wholly void ab initio and of no further force or effect and there shall be no liability on the part of any parties hereto or their respective officers or directors. In the event the Closing does not occur immediately following the Topco Inc. Contribution, Topco LP Contribution or MidCo and BidCo Contributions in accordance with the terms of this Agreement, the Topco Inc. Contribution, Topco LP Contribution or MidCo and BidCo Contributions shall be null and void and the parties shall cooperate and take all such actions as are necessary to unwind the transactions that were consummated in connection with the Topco Inc. Contribution, Topco LP Contribution or MidCo and BidCo Contributions.

(m)    Incorporation of Recitals. The Recitals set forth above are hereby incorporated into this Agreement and shall be deemed binding provisions hereof.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

TOPCO LP:

OCALA TOPCO, LP

/s/ Aditya Desaraju
Name: Aditya Desaraju
Title: Authorized Signatory

TOPCO INC:

OCALA TOPCO, INC.

/s/ Aditya Desaraju
Name: Aditya Desaraju
Title: President

Address:	8 Rue Lou Hemmer
L-1748 Senningerberg
Grand Duchy of Luxembourg
Attention: The Directors
Email: admin@nordiccapital.je

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Constantine N. Skarvelis, P.C.
David Feirstein, P.C.
Joshua Ayal

Email:	constantine.skarvelis@kirkland.com;
david.feirstein@kirkland.com;
joshua.ayal@kirkland.com;

and

Kirkland & Ellis LLP
200 Clarendon Street
Boston, MA 02116
Attention:	Armand A. Della Monica, P.C.
Email:	adellamonica@kirkland.com

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

For and on behalf of the Cape Capital SCSp, SICAR – Inovalon Sub-Fund By the General Partner Cape Capital Management S.à.r.l

By:	/s/ Rolf Johan Holgersson

Rolf Johan Holgersson
Member of the Board of Managers

By:	/s/ Véronique Trausch

Véronique Trausch
Member of the Board of Managers

Address:	Cape Capital Management S.à.r.l.
5 Rue Jean Monnet, L-2180 Luxembourg
Grand Duchy of Luxembourg
Attention : Alex Vukajlovic
E-Mail : alex@capecapital.com

with a copy (which shall not constitute notice) to:

Address:	Cape Capital AG, Schipfe 2, 8001 Zurich, Switzerland Attention: Sabine Bartenschlager

ANNEX A

Rollover Stockholder	Value of Rollover Shares and Value of New Topco Units	Number of Rollover Shares to be Contributed	Number of New Topco Units
Cape Capital SCSp, SICAR – Inovalon Sub-Fund	$600,000,027	14,634,147 shares of Company Class B Common Stock	14,634,147 Topco Class A-1 Units

ANNEX B

Terms and Conditions of the Topco LP Agreement

[See attached]

EXECUTION VERSION

ROLLOVER AGREEMENT

This Rollover Agreement (this “Agreement”) is entered into as of August 19, 2021 by and among Ocala Topco, LP, a Delaware limited partnership (“Topco LP”), Ocala Topco, Inc., a Delaware corporation (“Topco Inc.”), and the Persons listed on the Schedule A attached hereto (the “Rollover Stockholder”). Any capitalized term used herein without definition shall have the meaning ascribed to it in the Merger Agreement (as defined below).

WHEREAS, the Rollover Stockholder holds shares of Company Common Stock in Inovalon Holdings, Inc., a Delaware corporation (the “Company”);

WHEREAS, prior to or concurrently with the execution of this Agreement, the Company, Topco LP, and Ocala Merger Sub, Inc., a Delaware corporation (“Merger Sub”), shall enter into that certain Agreement and Plan of Merger (as amended, amended and restated or otherwise modified from time to time, the “Merger Agreement”), dated as of August 19, 2021;

WHEREAS, subject to the terms of the Merger Agreement, at the Effective Time, Merger Sub will merge with and into the Company, with the Company surviving (the “Merger”), and the Company will thereupon be a direct subsidiary of Ocala Bidco, Inc., a Delaware corporation (“Bidco”) and an indirect subsidiary of Topco LP and Topco Inc.;

WHEREAS, in connection with the Merger, subject to the exceptions for certain shares of Company Common Stock (including the Rollover Shares (as defined below)) set forth in the Merger Agreement, each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive the consideration payable with respect to shares of Company Common Stock pursuant to Article 3 of the Merger Agreement;

WHEREAS, immediately prior to the Effective Time (but subject to the consummation and the closing of the Merger (the “Closing”)), (i) the Rollover Stockholder desires to contribute a number of shares of Company Common Stock (the “Rollover Shares”) having an aggregate value equal to the dollar amount set forth opposite his, her or its name on Annex A (such amount, the “Rollover Value”), to Topco Inc. in exchange for a number of shares of common stock of Topco Inc. having an aggregate value equal to such Rollover Value (“Topco Stock”) and (ii) Topco Inc. desires to accept the Rollover Shares from the Rollover Stockholder and issue the Topco Stock to the Rollover Stockholder (collectively, the “Topco Inc. Contribution”);

WHEREAS, immediately following the Topco Inc. Contribution, (i) the Rollover Stockholder desires to contribute the Topco Stock received in the Topco Contribution to Topco LP in exchange for a number of Class A Units of Topco LP set forth opposite the Rollover Stockholder’s name on Annex A having an aggregate value equal to such Rollover Value (the “New Topco Units”) and (ii) Topco LP desires to accept the shares of Topco Stock from the Rollover Stockholder and issue the New Topco Units to the Rollover Stockholder (collectively, the “Topco LP Contribution”);

WHEREAS, immediately following the Topco Inc. Contribution, Topco Inc. will contribute the Rollover Shares received in the Topco Inc. Contribution to Ocala Midco, Inc., a Delaware corporation (“Midco”), and Midco shall contribute such Rollover Shares to Bidco (together “MidCo and BidCo Contributions”); and

WHEREAS, at the Closing, Topco LP, the Rollover Stockholder and certain other Persons shall enter into an amended and restated agreement of limited partnership of Topco LP.

NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.    Contributions.

(a)    Topco Inc. Contribution. Immediately prior to the Effective Time (but subject to the consummation of the Closing), the Rollover Stockholder shall contribute, transfer, and assign to Topco Inc. all of its right, title, and interest in and to the Rollover Shares (other than the exclusive right to vote or direct the voting of such shares), free and clear of all Liens of any nature whatsoever (other than restrictions under applicable federal and state securities Laws) in exchange for duly authorized and validly issued, and fully paid Topco Stock issuable to the Rollover Stockholder.

(b)    Topco LP Contribution. Immediately following the Topco Inc. Contribution and immediately prior to the Effective Time (but subject to the consummation of the Closing), the Rollover Stockholder shall contribute, transfer, and assign to Topco LP all of its right, title, and interest in and to the Topco Stock, free and clear of all Liens of any nature whatsoever (other than restrictions under applicable federal and state securities Laws) in exchange for a number of duly authorized and validly issued, and fully paid New Topco Units set forth opposite the Rollover Stockholder’s name on Annex A issuable to the Rollover Stockholder. The closing (the “Contribution Closing”) of the Topco Inc. Contribution and the Topco LP Contribution shall take place on the Closing Date immediately prior to the Closing at the offices of Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, or such other place determined by the parties hereto.

(c)    Topco LP Agreement. Prior to the Contribution Closing, Topco LP and the Rollover Stockholder shall negotiate in good faith and enter into the amended and restated agreement of limited partnership of Topco LP in form and substance reasonably acceptable to Topco LP and the Rollover Stockholder, which agreement shall reflect the terms as set forth on Annex B hereto (the “Topco LP Agreement”).

2.    Representations and Warranties of Topco LP. Topco LP hereby represents and warrants to the Rollover Stockholder as follows:

(a)    Topco LP is a limited partnership duly organized, existing and in good standing, under the Laws of the State of Delaware.

(b)    Topco LP has full limited partnership power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Topco LP has been duly and validly approved by Topco LP. This Agreement has been duly executed and delivered by Topco LP and constitutes a legal, valid and binding agreement of Topco LP, enforceable against Topco LP in accordance with its terms (subject to the Enforceability Exceptions).

(c)    When issued and delivered in accordance with the terms of this Agreement, the New Topco Units will be duly authorized, validly issued and fully paid and will be free of all preemptive rights and any other Liens other than restrictions under the Topco LP Agreement and applicable federal and state securities Laws.

(d)    At the Contribution Closing, Topco LP will have an adequate amount of authorized equity interests to effect the issuance of the New Topco Units in accordance with the terms of this Agreement. At the Contribution Closing, all outstanding units of Topco LP, including the New Topco Units, will be duly authorized, validly issued and fully paid, will be issued in compliance with applicable securities Laws or exemptions therefrom and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the Revised Uniform Limited Partnership Act of the State of Delaware, the certificate of limited partnership of Topco LP or any contract to which Topco LP is otherwise bound.

(e)    Topco LP and each of its direct or indirect Subsidiaries (i) were formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, (ii) have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the transactions contemplated by the Merger Agreement and this Agreement and (iii) prior to the Effective Time, will not have engaged in any business activities other than those relating to the transactions contemplated by the foregoing agreements.

3.    Representations and Warranties of Topco Inc. Topco Inc. hereby represents and warrants to the Rollover Stockholder as follows:

(a)    Topco Inc. is a corporation duly organized, existing and in good standing, under the Laws of the State of Delaware.

(b)    Topco Inc. has full corporate power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement by Topco Inc. has been duly and validly approved by Topco Inc. This Agreement has been duly executed and delivered by Topco Inc. and constitutes a legal, valid and binding agreement of Topco Inc., enforceable against Topco Inc. in accordance with its terms (subject to the Enforceability Exceptions).

(c)    When issued and delivered in accordance with the terms of this Agreement, the Topco Stock will be duly authorized, validly issued and fully paid and will be free of all preemptive rights and any other Liens other than restrictions under applicable federal and state securities Laws.

(d)    At the Contribution Closing, Topco Inc. will have an adequate amount of authorized equity interests to effect the issuance of the Topco Stock in accordance with the terms of this Agreement. At the Contribution Closing, all outstanding shares of Topco Inc., including the Topco Stock, will be duly authorized, validly issued and fully paid, will be issued in compliance with applicable securities Laws or exemptions therefrom and will not be subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right or any similar right under any provision of the General Corporation Law of the State of Delaware, the certificate of incorporation of Topco Inc. or any contract to which Topco Inc. is otherwise bound.

(e)    Topco Inc. and each of its direct or indirect Subsidiaries (i) were formed solely for the purpose of engaging in the transactions contemplated by the Merger Agreement, (ii) have no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to the transactions contemplated by the Merger Agreement and this Agreement and (iii) prior to the Effective Time, will not have engaged in any business activities other than those relating to the transactions contemplated by the foregoing agreements.

4.    Representations and Warranties of the Rollover Stockholder. The Rollover Stockholder hereby represents and warrants to Topco LP and Topco Inc. as follows:

(a)    The Rollover Stockholder (i) has all requisite power and authority to enter into and perform this Agreement, and (ii) the execution, delivery and performance of this Agreement by the Rollover Stockholder has been duly and validly approved. This Agreement has been duly executed and delivered by the Rollover Stockholder and constitutes a legal, valid and binding agreement of the Rollover Stockholder, enforceable against the Rollover Stockholder in accordance with its terms (subject to the Enforceability Exceptions).

(b)    At the Contribution Closing, the Rollover Stockholder will be the record and beneficial owner of such Rollover Shares opposite the Rollover Stockholder’s name on Annex A, free and clear of any and all Liens other than restrictions under applicable federal and state securities Laws. Upon the closing of the Topco Contribution as contemplated hereunder, Topco LP will acquire good title to such Rollover Shares, free and clear of all Liens other than restrictions under applicable federal and state securities law.

(c)    The Rollover Stockholder represents that it is an “accredited investor” as defined in Rule 501(a) promulgated under Regulation D of the Securities Act.

(d)    The Rollover Stockholder has had an opportunity to fully evaluate an investment in the New Topco Units, is in a financial position to hold the New Topco Units for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of the Rollover Stockholder’s investment in the New Topco Units.

(e)    The New Topco Units to be received by the Rollover Stockholder at the Contribution Closing pursuant to the terms of this Agreement will be acquired by it for investment only for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities Laws. The Rollover Stockholder has no current intention of selling, granting participation in or otherwise distributing the New Topco Units in violation of applicable U.S. federal or state or foreign securities Laws.

(f)    The Rollover Stockholder understands that the offer and sale of the New Topco Units and Topco Stock, as applicable, have not been registered under the Securities Act or any applicable U.S. state or foreign securities Laws, and that the New Topco Units and Topco Stock, as applicable, are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Rollover Stockholder’s representations as expressed herein.

(g)    The Rollover Stockholder understands that there will be substantial restrictions on the transferability of the New Topco Units and that on the date of the Closing and for an indefinite period thereafter there will be no public market for the New Topco Units and, accordingly, the Rollover Stockholder will not be able to transfer the New Topco Units in case of emergency, if at all (except as permitted by the Topco LP Agreement). In addition, the Rollover Stockholder understands that the Topco LP Agreement will contain restrictions on the transferability of the New Topco Units and will provide that, in the event that the conditions relating to the transfer of any New Topco Units in such document have not been satisfied, the Rollover Stockholder will not be able to transfer any such New Topco Units, and unless otherwise specified, Topco LP will not recognize the transfer of any such New Topco Units on its books and records or issue any certificates representing any such New Topco Units, and any purported transfer not in accordance with the terms of the Topco LP Agreement shall be void. As such, the Rollover Stockholder understands that: (A) if the New Topco Units are certificated, a restrictive legend or legends will be placed on the certificates representing the New Topco Units; (B) a notation will be made in the appropriate records of Topco LP indicating that the New Topco Units are subject to restrictions on transfer and, if Topco LP should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the New Topco Units; and (C) the Rollover Stockholder will sell, transfer or otherwise dispose of the New Topco Units only in a manner consistent with its representations and warranties set forth herein and then only in accordance with the Topco LP Agreement and applicable Laws.

5.    Conditions to Obligations of Topco LP, Topco, Inc. and the Rollover Stockholder.

(a)    The obligations of Topco Inc. to issue the Topco Stock to the Rollover Stockholder are subject to the satisfaction or waiver by Topco Inc. of the following conditions: (i) the representations and warranties of the Rollover Stockholder contained in Section 4 of this Agreement shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (ii) the Rollover Stockholder shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by the Rollover Stockholder under this Agreement at or prior to the Contribution Closing.

(b)    The obligations of Topco LP to issue the New Topco Units to the Rollover Stockholder are subject to the satisfaction or waiver by Topco LP of the following conditions: (i) the representations and warranties of the Rollover Stockholder contained in Section 4 of this Agreement shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (ii) the Rollover Stockholder shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by the Rollover Stockholder under this Agreement at or prior to the Contribution Closing.

(c)    The obligations of the Rollover Stockholder to contribute its Rollover Shares are subject to the satisfaction or waiver by the Rollover Stockholder of the following conditions: (i) the representations and warranties of Topco LP and Topco Inc. contained in Section 2 and Section of this Agreement, as applicable, shall be true and correct on and as of the date hereof and the Effective Time in all material respects (except for such representations and warranties that speak as of an earlier date, which shall be true and correct in all respects as of such date), and (ii) Topco LP and Topco Inc. shall have performed all of the agreements and covenants contained in or contemplated by this Agreement that are required to be performed by Topco LP and Topco Inc. under this Agreement at or prior to the Contribution Closing.

(d)    The obligations of the Rollover Stockholder, Topco LP and Topco Inc. pursuant to this Agreement are subject in all respects to, and are expressly contingent upon, the receipt of (i) the Required Company Stockholder Approval pursuant to the terms of the Merger Agreement and (ii) the approval of the Company Board, acting upon the recommendation of the Special Committee, with respect to the Merger Agreement, the Merger and the transactions contemplated herein and therein. In the event such approvals are not obtained for any reason, this Agreement shall be of no force and effect and shall terminate as set forth in Section 6(l) hereto.

(e)    The obligations of the Rollover Stockholders under this Agreement shall be subject to the New Topco Units being the same class of units and at the same price per unit as the equity investments made by the other parties to the Topco LP Agreement at Closing to finance the transactions contemplated by the Merger Agreement.

(f)    No later than one (1) Business Day prior to the Contribution Closing, the Rollover Stockholder shall deliver to Topco Inc. any Certificates representing the Rollover Shares for disposition in accordance with the terms of this Agreement; such certificates and documents shall be held by Topco Inc. or any agent authorized by Topco Inc. until the Contribution Closing. To the extent that any Rollover Shares of a Rollover Stockholder are held in street name, book entry or otherwise, such Rollover Stockholder shall execute such instruments and take such other actions, in each case, as are reasonably requested by Topco Inc. to reflect or give effect to the contribution of such Rollover Shares in accordance with this Agreement.

(g)    Rollover Stockholder agrees and covenants that it shall promptly notify the other parties hereto of any new Equity Securities of the Company with respect to which beneficial ownership is acquired by it (to the extent permitted under the Merger Agreement, the Support Agreements or any other Contract or agreement with respect to the Transactions), including, without limitation, by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof.

6.    Miscellaneous.

(a)    Amendments and Waivers. Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law. Notwithstanding anything to the contrary herein, no amendment or waiver of any provision of this Agreement and no action shall be taken by or on behalf of the Rollover Stockholder under or with respect to this Agreement without first obtaining the approval of the Special Committee.

(b)    Binding Effect; Benefit; Assignment. This Agreement shall be binding upon, inure solely to the benefit of and be enforceable by each party hereto and their respective permitted successors and assigns. Nothing in this Agreement, express or implied is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto by operation of Law or otherwise without the prior written consent of the other parties, provided that the Rollover Stockholder may assign its rights hereunder without consent of the other parties in connection with the transfer of the New Topco Units in compliance with the terms and conditions of Annex B hereto; provided, that no such assignment shall relieve any party hereto of its obligations set forth in this Agreement to the extent not performed by the successor or permitted assign, as applicable. Any purported assignment in violation of this Section 6(b) shall be null and void.

(c)    Construction. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; (iv) the terms “Article” or “Section” refer to the specified Article or Section of this Agreement; (v) whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the phrase “without limitation,” and (vi) the word “or” shall be disjunctive but not exclusive. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against any party. All Annexes hereto are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The word “party” shall, unless the context otherwise requires, be construed to mean a party to this Agreement. Any reference to a party to this Agreement or any other agreement or document contemplated hereby shall include such party’s successors and permitted assigns.

(d)    Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other parties hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in .PDF format or by facsimile shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(e)    Entire Agreement. This Agreement, the Merger Agreement, the Support Agreements and each of the documents, instruments and agreements delivered in connection with the Transactions, including each of the Exhibits, the Company Disclosure Letter and the Parent Disclosure Letter, constitute the entire agreement of the parties and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

(f)    Further Assurances. Each party hereto shall execute and deliver all such further and additional instruments and agreements and shall take such further and additional actions, as may be reasonably necessary or desirable and as reasonably requested by any other party hereto to evidence or carry out the provisions of this Agreement or to consummate the transactions contemplated hereby.

(g)    Governing Law; Jurisdiction; Waiver of Jury Trial. Sections 9.07, 9.08 and 9.09 of theMerger Agreement are hereby incorporated herein by reference, mutatis mutandis.

(h)    Severability. If any term or other provision of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the end that the Transactions are consummated as originally contemplated to the fullest extent possible.

(i)    Survival. The representations and warranties set forth in this Agreement shall survive the consummation of the transactions contemplated hereby indefinitely.

(j)    Tax Treatment. The parties to this Agreement intend that for U.S. federal and applicable state and local income tax purposes, (i) the Topco Inc. Contribution, together with certain cash contributions made by Topco LP to Topco Inc. in connection with the transactions contemplated by this Agreement and the Merger Agreement, shall constitute a single integrated transaction that qualifies under Section 351(a) of the Internal Revenue Code of 1986, as amended (the “Code”) and (ii) the Topco LP Contribution shall be treated as a transaction described under Section 721(a) of the Code. The parties to this Agreement agree to report such transactions for U.S. federal and applicable state and local income tax purposes in accordance with, and will not take any position for tax purposes inconsistent with, such intended tax treatment, unless required by applicable law.

(k)    Specific Performance. The Rollover Stockholder acknowledges and agrees that the breach of this Agreement by it would cause irreparable damage to Topco LP and Topco Inc. and their respective affiliates and that Topco LP and Topco Inc. will not have an adequate remedy under applicable Laws, and each of Topco LP and Topco Inc. acknowledge and agree that the breach of this Agreement by Topco LP and Topco Inc. would cause irreparable damage to the Rollover Stockholder and that the Rollover Stockholder will not have an adequate remedy under applicable Laws. Therefore, the obligations of the parties hereto under this Agreement shall be enforceable by a decree of specific performance if issued by the courts specified in Section 6(g) above, and appropriate injunctive relief may be applied for and granted in connection therewith. Any party seeking an injunction, a decree or order of specific performance or other equitable remedy shall not be required to provide any bond or other security in connection therewith and any such remedy shall be in addition to and not in substitution for any other remedy to which such party is entitled at law or in equity.

(l)     Irrevocability; Termination. Each party hereto acknowledges and agrees that it shall not be permitted to terminate or rescind this Agreement; provided, however, that this Agreement shall automatically terminate if, at any time prior to the Contribution Closing, the Merger Agreement shall have been validly terminated for any reason by any of the parties thereto in accordance with its terms and conditions. In the event of any termination of this Agreement as provided in this Section 6(l), this Agreement shall forthwith become wholly void ab initio and of no further force or effect and there shall be no liability on the part of any parties hereto or their respective officers or directors. In the event the Closing does not occur immediately following the Topco Inc. Contribution, Topco LP Contribution or MidCo and BidCo Contributions in accordance with the terms of this Agreement, the Topco Inc. Contribution, Topco LP Contribution or MidCo and BidCo Contributions shall be null and void and the parties shall cooperate and take all such actions as are necessary to unwind the transactions that were consummated in connection with the Topco Inc. Contribution, Topco LP Contribution or MidCo and BidCo Contributions.

(m)    Incorporation of Recitals. The Recitals set forth above are hereby incorporated into this Agreement and shall be deemed binding provisions hereof.

* * * * *

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

TOPCO LP:

OCALA TOPCO, LP

/s/ Aditya Desaraju
Name: Aditya Desaraju
Title: Authorized Signatory

TOPCO INC:

Ocala TOPCO, Inc.

/s/ Aditya Desaraju
Name: Aditya Desaraju
Title: President

Address:	8 Rue Lou Hemmer
L-1748 Senningerberg
Grand Duchy of Luxembourg
Attention: The Directors
Email: admin@nordiccapital.je

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention:	Constantine N. Skarvelis, P.C.
David Feirstein, P.C.
Joshua Ayal

Email:	constantine.skarvelis@kirkland.com;
david.feirstein@kirkland.com;
joshua.ayal@kirkland.com;

and

Kirkland & Ellis LLP
200 Clarendon Street
Boston, MA 02116
Attention:	Armand A. Della Monica, P.C.
Email:	adellamonica@kirkland.com

[Signature Page to Rollover Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly and validly executed as of the date first set forth above.

ROLLOVER STOCKHOLDER:

Meritas Group, Inc., a Delaware corporation

By:	/s/ Keith R. Dunleavy

Keith R. Dunleavy, President

By:	/s/ Véronique Trausch

Véronique Trausch
Member of the Board of Managers

Address:
Arnold & Porter Kaye Scholer LLP 601 Massachusetts Ave, NW Washington, DC 20001-3743
Attention: Thomas W. Richardson
E-mail: thomas.richardson@arnoldporter.com

with a copy (which shall not constitute notice) to:

PO Box 4937, Annapolis, MD, 21403 Attention: Keith Dunleavy

and

Morgan, Lewis & Bockius LLP 101 Park Avenue
New York, NY 10178-0060 Attention: Gary Rothstein E-mail: gary.rothstein@morganlewis.com

[Signature Page to Rollover Agreement]

ANNEX A

Rollover Stockholder	Value of Rollover Shares and Value of New Topco Units	Number of Rollover Shares to be Contributed	Number of New Topco Units
Meritas Group, Inc.	$700,000,011	17,073,171 shares of Company Class B Common Stock	17,073,171 shares of Topco Class A-1 Units

ANNEX B

Terms and Conditions of the Topco LP Agreement

[See attached]

Annex D

August 19, 2021

The Board of Directors

Inovalon Holdings, Inc.

4321 Collington Road

Bowie, Maryland 20716

Members of the Board of Directors:

You have requested our opinion as to the fairness, from a financial point of view, to the Public Stockholders (as defined in the Agreement) of Class A common stock, par value $0.000005 per share (the “Company Class A Common Stock”), and Class B common stock, par value $0.000005 per share (the “Company Class B Common Stock” and, together with the Company Class A Common Stock, the “Company Common Stock”), of Inovalon Holdings, Inc. (the “Company”) of the consideration to be paid to such holders in the proposed merger (the “Transaction”) of the Company with a wholly-owned subsidiary of Ocala Bidco, Inc. (the “Acquiror”). Pursuant to the Agreement and Plan of Merger, dated as of August 19, 2021 (the “Agreement”), among the Company, the Acquiror and its subsidiary (“Merger Sub”), the Company will become a wholly-owned subsidiary of the Acquiror, and each outstanding share of Company Common Stock, other than shares of Company Common Stock held in treasury or owned by the Acquiror and its affiliates and Dissenting Shares and Rollover Shares (each as defined in the Agreement), will be converted into the right to receive $41.00 per share in cash (the “Consideration”).

In connection with preparing our opinion, we have (i) reviewed the Agreement; (ii) reviewed certain publicly available business and financial information concerning the Company and the industries in which it operates; (iii) compared the proposed financial terms of the Transaction with the publicly available financial terms of certain transactions involving companies we deemed relevant and the consideration paid for such companies; (iv) compared the financial and operating performance of the Company with publicly available information concerning certain other companies we deemed relevant and reviewed the current and historical market prices of the Company Class A Common Stock and certain publicly traded securities of such other companies; (v) reviewed certain internal financial analyses and forecasts prepared by or at the direction of the management of the Company relating to its business; and (vi) performed such other financial studies and analyses and considered such other information as we deemed appropriate for the purposes of this opinion.

In addition, we have held discussions with certain members of the management of the Company and the Acquiror with respect to certain aspects of the Transaction, and the past and current business operations of the Company, the financial condition and future prospects and operations of the Company, and certain other matters we believed necessary or appropriate to our inquiry.

In giving our opinion, we have relied upon and assumed the accuracy and completeness of all information that was publicly available or was furnished to or discussed with us by the Company or otherwise reviewed by or for us. We have not independently verified any such information or its accuracy or completeness and, pursuant to our engagement letter with the Company, we did not assume any obligation to undertake any such independent verification. We have not conducted or been provided with any valuation or appraisal of any assets or liabilities, nor have we evaluated the solvency of the Company or the Acquiror under any state or federal laws relating to bankruptcy, insolvency or similar matters. In relying on financial analyses and forecasts provided to us or derived therefrom, we have assumed that they have been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments by management as to the expected future results of operations and financial condition of the Company to which such analyses or forecasts relate. We express no view as to such analyses or forecasts or the assumptions on which they were based. We have also assumed that the Transaction and the other transactions contemplated by the Agreement will have the tax consequences described in discussions with, and materials furnished to us by, representatives of the Company, and will be consummated as described in the Agreement and pursuant to the certificate of incorporation. We have also assumed that the representations and warranties made by the Company and the Acquiror in the Agreement and the related agreements are and will be true and correct in all respects material to our analysis. We are not legal, regulatory or tax experts and have relied on the assessments made by advisors to the Company with respect to such issues. We have further assumed that all material governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the contemplated benefits of the Transaction.

Our opinion is necessarily based on economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise, or reaffirm this opinion. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be paid to the Public Stockholders in the proposed Transaction and we express no opinion as to the fairness of any consideration paid in connection with the Transaction to the holders of any other class of securities, creditors or other constituencies of the Company or as to the underlying decision by the Company to engage in the Transaction. Furthermore, we express no opinion with respect to the amount or nature of any compensation to any officers, directors, or employees of any party to the Transaction, or any class of such persons relative to the Consideration to be paid to the Public Stockholders in the Transaction or with respect to the fairness of any such compensation.

We have acted as financial advisor to the Company with respect to the proposed Transaction and will receive a fee from the Company for our services, a substantial portion of which will become payable only if the proposed Transaction is consummated. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. Please be advised that during the two years preceding the date of this letter, neither we nor our affiliates have had any other material financial advisory or other material commercial or investment banking relationships with the Company, the Acquiror, Meritas Group, Inc., which holds approximately 30% of the capital stock of the Company, GIC Pte. Ltd., Insight Venture Partners, L.P. or 22C Capital LLC. During the two years preceding the date of this letter, we and our affiliates have had, and continue to have, commercial or investment banking relationships with certain affiliates of the Acquiror as well as certain affiliates of each of GIC Pte. Ltd., Insight Venture Partners, L.P. and 22C Capital LLC, for which we and such affiliates have received, or will receive, customary compensation. In addition, J.P. Morgan’s commercial banking affiliate is an agent bank and a lender under outstanding credit facilities of certain affiliates of GIC Pte. Ltd. and certain affiliates of Insight Venture Partners, L.P., for which it receives customary compensation or other financial benefits. In addition, we and our affiliates hold, on a proprietary basis, less than 1% of the outstanding common stock of the Company. In the ordinary course of our businesses, we and our affiliates may actively trade the debt and equity securities or financial instruments (including derivatives, bank loans or other obligations) of the Company for our own account or for the accounts of customers and, accordingly, we may at any time hold long or short positions in such securities or other financial instruments.

On the basis of and subject to the foregoing, it is our opinion as of the date hereof that the Consideration to be paid to the Public Stockholders in the proposed Transaction is fair, from a financial point of view, to such holders.

The issuance of this opinion has been approved by a fairness opinion committee of J.P. Morgan Securities LLC. This letter is provided to the Board of Directors of the Company (in its capacity as such) in connection with and for the purposes of its evaluation of the Transaction. This opinion does not constitute a recommendation to any shareholder of the Company as to how such shareholder should vote with respect to the Transaction or any other matter. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval. This opinion may be reproduced in full in any proxy or information statement mailed to shareholders of the Company but may not otherwise be disclosed publicly in any manner without our prior written approval.

Very truly yours,

/s/ J.P. Morgan Securities LLC

J.P. MORGAN SECURITIES LLC

Annex E

August 18, 2021

Special Committee of the Board of Directors (the “Special Committee”)

Inovalon Holdings, Inc.

4321 Collington Road

Bowie, Maryland, 20716

Members of the Special Committee:

We understand that Inovalon Holdings, Inc. (the “Company”) proposes to enter into an Agreement and Plan of Merger (the “Merger Agreement”), with Ocala Bidco, Inc. (the “Acquiror”), an affiliate of Nordic Capital Epsilon GP SARL (“Nordic”), GIC Private Limited (“GIC”) and Insight Partners, LLC (“Insight”), and Ocala Merger Sub, Inc., a wholly owned subsidiary of the Acquiror ( “Merger Sub”). Pursuant to the Merger Agreement, Merger Sub will merge with and into the Company, with the Company being the surviving corporation as a wholly owned subsidiary of the Acquiror (the “Merger”). As a result of the Merger, each outstanding share of Class A common stock, $0.000005 par value per share (the “Company Class A Common Stock”), and Class B common stock, $0.000005 par value per share (the “Company Class A Common Stock”), of the Company (such Class A Common Stock and Class B Common Stock, together, the “Company Common Stock”), other than shares of the Company Common Stock owned by the Acquiror, Merger Sub or any of their subsidiaries, shares of the Company Common Stock held by the Company as treasury stock, Rollover Shares (as defined in the Merger Agreement) and Dissenting Shares (as defined in the Merger Agreement), will be converted into the right to receive $41.00 per share in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

The Special Committee has asked us whether, in our opinion, the Merger Consideration to be received by Public Stockholders (as defined in the Merger Agreement) in the Merger is fair, from a financial point of view, to such holders.

In connection with rendering our opinion, we have, among other things:

(i)	reviewed certain publicly available business and financial information relating to the Company that we deemed to be relevant, including publicly available research analysts’ estimates;

(ii)	reviewed certain internal projected financial data relating to the Company prepared and furnished to us by management of the Company, as approved for our use by the Company (the “Forecasts”);

(iii)

discussed with management of the Company their assessment of the past and current operations of the Company, the current financial condition and prospects of the Company, and the Forecasts (including their views on the risks and uncertainties of achieving the Forecasts);

(iv)	reviewed the reported prices and the historical trading activity of shares of the Company Common Stock;

(v)	compared the financial performance of the Company and its stock market trading multiples with those of certain other publicly traded companies that we deemed relevant;

(vi)

compared the financial performance of the Company and the valuation multiples relating to the Merger with the financial terms, to the extent publicly available, of certain other transactions that we deemed relevant;

(vii)	reviewed the financial terms and conditions of a draft, dated August 18, 2021, of the Merger Agreement; and

(viii)	performed such other analyses and examinations and considered such other factors that we deemed appropriate.

For purposes of our analysis and opinion, we have assumed and relied upon the accuracy and completeness of the financial and other information publicly available, and all of the information supplied or otherwise made available to, discussed with, or reviewed by us, without any independent verification of such information (and have not assumed responsibility or liability for any independent verification of such information), and have further relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading. With respect to the Forecasts, we have assumed with your consent that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby. We express no view as to the Forecasts or the assumptions on which they are based.

The Special Committee of the Board of Directors

Inovalon Holdings, Inc.

For purposes of our analysis and opinion, we have assumed, in all respects material to our analysis, that the final executed Merger Agreement will not differ from the draft Merger Agreement reviewed by us, that the representations and warranties of each party contained in the Merger Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Merger Agreement and that all conditions to the consummation of the Merger will be satisfied without waiver or modification thereof. We have further assumed, in all respects material to our analysis, that all governmental, regulatory or other consents, approvals or releases necessary for the consummation of the Merger will be obtained without any delay, limitation, restriction or condition that would have an adverse effect on the Company or the consummation of the Merger or reduce the contemplated benefits to the Public Stockholders of the Merger.

We have not conducted a physical inspection of the properties or facilities of the Company and have not made or assumed any responsibility for making any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or other off-balance sheet assets and liabilities) of the Company, nor have we been furnished with any such valuations or appraisals, nor have we evaluated the solvency or fair value of the Company under any state or federal laws relating to bankruptcy, insolvency or similar matters. Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and as can be evaluated on the date hereof. It is understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

We have not been asked to pass upon, and express no opinion with respect to, any matter other than the fairness to the Public Stockholders, from a financial point of view, of the Merger Consideration. We do not express any view on, and our opinion does not address, the fairness of the proposed transaction to, or any consideration received in connection therewith by the holders of any other class of securities, creditors or other constituencies of the Company, nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or any class of such persons, whether relative to the Merger Consideration or otherwise. We have not been asked to, nor do we express any view on, and our opinion does not address, any other term or aspect of the Merger Agreement or the Merger, including, without limitation, the structure or form of the Merger, or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Merger Agreement. Our opinion does not address the relative merits of the Merger as compared to other business or financial strategies that might be available to the Company, nor does it address the underlying business decision of the Company to engage in the Merger. We were not requested to, and we did not, participate in the negotiation of the terms of the Merger, nor were we requested to, and we did not, provide any advice or services in connection with the Merger other than the delivery of this opinion. We express no view or opinion as to any such matters. Our opinion does not constitute a recommendation to the Special Committee or to any other persons in respect of the Merger, including as to how any holder of shares of the Company Common Stock should vote or act in respect of the Merger. We are not expressing any opinion as to the prices at which shares of the Company Common Stock will trade at any time, as to the potential effects of volatility in the credit, financial and stock markets on the Company or the Merger or as to the impact of the Merger on the solvency or viability of the Company or the ability of the Company to pay its obligations when they come due. We are not legal, regulatory, accounting or tax experts and have assumed the accuracy and completeness of assessments by the Company and its advisors with respect to legal, regulatory, accounting and tax matters.

We have acted as financial advisor to the Special Committee in connection with the Merger and have received and will receive a fee for our services, a portion of which was payable upon the execution of the engagement letter among the Special Committee, the Company and us, a portion of which is payable upon rendering this opinion, and a portion of which is payable in the sole discretion of the Special Committee and a portion of which is payable if the Special Committee and we mutually agree to expand the scope of our services. The Company has also agreed to reimburse our expenses and to indemnify us against certain liabilities arising out of our engagement. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have not been engaged to provide financial advisory or other services to the Company and we have not received any compensation from the Company during such period. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to Nordic and certain of its affiliates and received fees for the rendering of these services. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to GIC and certain of its affiliates and received fees for the rendering of these services. During the two year period prior to the date hereof, Evercore Group L.L.C. and its affiliates have provided financial advisory services to Insight and certain of its affiliates and received fees for

The Special Committee of the Board of Directors

Inovalon Holdings, Inc.

the rendering of these services. We may provide financial advisory or other services to the Company and the Acquiror and their respective affiliates, including Nordic, GIC, Insight and their respective affiliates, in the future, and in connection with any such services we may receive compensation.

Evercore Group L.L.C. and its affiliates engage in a wide range of activities for our and their own accounts and the accounts of customers, including corporate finance, mergers and acquisitions, equity sales, trading and research, private equity, placement agent, asset management and related activities. In connection with these businesses or otherwise, Evercore Group L.L.C. and its affiliates and/or our or their respective employees, as well as investment funds in which any of them may have a financial interest, may at any time, directly or indirectly, hold long or short positions and may trade or otherwise effect transactions for their own accounts or the accounts of customers, in debt or equity securities, senior loans and/or derivative products or other financial instruments of or relating to the Company, the Acquiror, potential parties to the Merger and/or any of their respective affiliates, including Nordic, GIC, Insight and their respective affiliates, or persons that are competitors, customers or suppliers of the Company, the Acquiror or their respective affiliates, including Nordic, GIC, Insight and their respective affiliates.

Our financial advisory services and this opinion are provided for the information and benefit of the Special Committee (in its capacity as such) in connection with its evaluation of the proposed Transaction. The issuance of this opinion has been approved by an Opinion Committee of Evercore Group L.L.C.

This opinion may not be disclosed, quoted, referred to or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written approval, except the Company may reproduce this opinion in full in any document that is required to be filed with the U.S. Securities and Exchange Commission and required to be mailed by the Company to its stockholders relating to the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be received by the Public Stockholders in the Merger is fair, from a financial point of view, to such holders.

Very truly yours, EVERCORE GROUP L.L.C.

By:	/s/ Mark Hanson
Mark Hanson

Annex F

SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§262 Appraisal rights

(a)    Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to §228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation, the words “stock” and “share” mean and include what is ordinarily meant by those words and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in one (1) or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b)    Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to §§251 (other than a merger effected pursuant to §251(g) of this title), 252, 254, 255, 256, 257, 258, 263 or 264 of this title:

(1)    Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to §251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in §251(f) of this title.

(2)    Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a.    Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b.    Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c.    Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d.    Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3)    In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under §253 or §267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4)    [Repealed.]

(c)    Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e) and (g) of this section, shall apply as nearly as is practicable.

(d)    Appraisal rights shall be perfected as follows:

(1)    If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than twenty (20) days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with §255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if one (1) of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within ten (10) days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2)    If the merger or consolidation was approved pursuant to §228, §251(h), §253 or §267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within ten (10) days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if one (1) of the constituent corporations is a nonstock corporation, a copy of §114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within twenty (20) days after the date of giving such notice or, in the case of a merger approved pursuant to §251(h) of this title, within the later of the consummation of the offer contemplated by §251(h) of this title and twenty (20) days after the date of giving such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within ten (10) days after such effective date; provided, however, that if such second notice is sent more than twenty (20) days following the sending of the first notice or, in the case of a merger approved pursuant to §251(h) of this title, later than the later of the consummation of the offer contemplated by §251(h) of this title and twenty (20) days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than ten (10) days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e)    Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within sixty (60) days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to §251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in §251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in §251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such statement shall be given to the stockholder within ten (10) days after such stockholder’s request for such a statement is received by the surviving or resulting corporation or within ten (10) days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall, within twenty (20) days after such service, file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by one (1) or more publications at least one (1) week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g)    At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal; (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1,000,000; or (3) the merger was approved pursuant to §253 or §267 of this title.

(h)    After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court; and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k)    From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within sixty (60) days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within sixty (60) days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION VOTE BY INTERNET-www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on [TBD], 2021 for shares (R) held directly and by 11:59 P.M. Eastern Time on [TBD], 2021 for shares held in the ESPP. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. INOVALON HOLDINGS, INC. 4321 COLLINGTON ROAD ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS BOWIE, MD 20716 If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE-1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on [TBD], 2021 for shares held directly and by 11:59 P.M. Eastern Time on [TBD], 2021 for shares held in the ESPP. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: D60681-TBD KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY INOVALON HOLDINGS, INC. PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION The independent members of the Board of Directors recommend you vote FOR the following proposal: For Against Abstain 1. To approve and adopt the Agreement and Plan of Merger, dated as of August 19, 2021 (the "Merger Agreement") by and among Inovalon Holdings, Inc. (the "Company"), Ocala Bidco, Inc., and Ocala Merger Sub, Inc. ("Merger Sub") pursuant to which Merger Sub will merge with and into the Company ! ! ! (the "Merger"). The independent members of the Board of Directors recommend you vote FOR the following proposal: For Against Abstain 2. To approve, by a non-binding, advisory vote, certain compensation arrangements for the Company's named executive officers in connection with the ! ! ! Merger. The independent members of the Board of Directors recommend you vote FOR the following proposal: For Against Abstain 3. To approve one or more adjournments of the Special Meeting if there are insufficient votes at the time of the Special Meeting to approve and adopt ! ! ! the Merger Agreement. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement are available at www.proxyvote.com. ------------------------------------------------------------------- D28349-P46782 PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION INOVALON HOLDINGS, INC. Special Meeting of Stockholders [TBD], 2021 [TBD] This proxy is solicited by the Board of Directors The undersigned hereby appoints Jonathan Boldt and Kamyar Daneshvar, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of INOVALON HOLDINGS, INC. that the undersigned is entitled to vote at the Special Meeting of Stockholders to be held virtually at [TBD] on [TBD], 2021, at [TBD] and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side